Exhibit 4.1




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             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                   Depositor


                  KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                                Master Servicer


                            LENNAR PARTNERS, INC.,
                               Special Servicer


                       WELLS FARGO BANK MINNESOTA, N.A.,
                                    Trustee


                        POOLING AND SERVICING AGREEMENT


                        Dated as of September 11, 2003


                                $1,339,373,693
                 Commercial Mortgage Pass-Through Certificates
                                Series 2003-C4





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
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                               TABLE OF CONTENTS

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Section                                                                                     Page
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
                                   ARTICLE I

     DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN RESPECT OF THE
                                 MORTGAGE POOL

SECTION 1.01.    Defined Terms...................................................................2
SECTION 1.02.    General Interpretive Principles................................................77
SECTION 1.03.    Certain Calculations in Respect of the Mortgage Loans..........................77
SECTION 1.04.    Crossed Trust Mortgage Loans...................................................80

                                  ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Original Trust Mortgage Loans....................................81
SECTION 2.02.    Acceptance by Trustee..........................................................84
SECTION 2.03.    Representations, Warranties and Covenants of the Depositor;
                   Repurchase and Substitution of Trust Mortgage Loans by the
                   Mortgage Loan Sellers for Defects in Mortgage Files and
                   Breaches of Representations and Warranties...................................86
SECTION 2.04.    Creation of REMIC I; Issuance of the REMIC I Regular Interests
                   and the REMIC I Residual Interest; Certain Matters Involving
                   REMIC I......................................................................93
SECTION 2.05.    Conveyance of the REMIC I Regular Interests; Acceptance of the
                   REMIC I Regular Interests by Trustee.........................................96
SECTION 2.06.    Creation of REMIC II; Issuance of the REMIC II Regular Interests
                   and the REMIC II Residual Interest; Certain Matters Involving
                   REMIC II.....................................................................97
SECTION 2.07.    Conveyance of the REMIC II Regular Interests; Acceptance of the
                   REMIC II Regular Interests by Trustee.......................................100
SECTION 2.08.    Creation of REMIC III; Issuance of the REMIC III Regular Interest
                   Certificates, the Group A-X REMIC III Regular Interests, the
                   Group A-SP REMIC III Regular Interests and the REMIC III
                   Residual Interest; Certain Matters Involving REMIC III......................100
SECTION 2.09.    Acceptance of Grantor Trusts; Issuance of the Class V and Class R
                   Certificates................................................................106

                                  ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Master Servicer to Act as Master Servicer; Special Servicer to
                   Act as Special Servicer; Administration of the Mortgage Loans...............108
SECTION 3.02.    Collection of Mortgage Loan Payments..........................................112



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SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts....................................................................112
SECTION 3.04.    The Collection Account, Distribution Account, Excess Interest
                   Distribution Account, Excess Liquidation Proceeds Account,
                   Mayfair Mall Custodial Account and A/B Mortgage Loan
                   Combination Custodial Accounts..............................................117
SECTION 3.05.    Permitted Withdrawals from the Collection Account and the
                   Distribution Account........................................................125
SECTION 3.06.    Investment of Funds in the Collection Account, Mortgage Loan
                   Combination Custodial Accounts, Servicing Accounts, Cash
                   Collateral Accounts, Lock-Box Accounts, the Interest Reserve
                   Account, Distribution Account, Excess Liquidation Proceeds
                   Account, Excess Interest Distribution Account and the
                   REO Account.................................................................129
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and
                   Fidelity Coverage...........................................................131
SECTION 3.08.    Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses;
                   Assumption Agreements; Defeasance Provisions; Other Provisions..............136
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans.....................................141
SECTION 3.10.    Trustee to Cooperate; Release of Mortgage Files...............................143
SECTION 3.11.    Servicing Compensation........................................................145
SECTION 3.12.    Reports to the Trustee........................................................150
SECTION 3.13.    Annual Statement as to Compliance.............................................155
SECTION 3.14.    Reports by Independent Public Accountants.....................................155
SECTION 3.15.    Access to Certain Information.................................................156
SECTION 3.16.    Title to REO Property; REO Account............................................159
SECTION 3.17.    Management of REO Property....................................................160
SECTION 3.18.    Fair Value Purchase Option; Sale of REO Properties............................163
SECTION 3.19.    Additional Obligations of the Master Servicer and Special
                   Servicer; Inspections; Appraisals...........................................167
SECTION 3.20.    Modifications, Waivers, Amendments and Consents...............................170
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping; Series 2003-C4 Directing
                   Certificateholder...........................................................174
SECTION 3.22.    Sub-Servicing Agreements......................................................177
SECTION 3.23.    Representations, Warranties and Covenants of the Master Servicer..............179
SECTION 3.24.    Representations, Warranties and Covenants of the Special Servicer.............180
SECTION 3.25.    Limitation on Liability of the Series 2003-C4 Directing
                   Certificateholder...........................................................182
SECTION 3.26.    Filings with the Securities and Exchange Commission...........................182
SECTION 3.27.    Lock-Box Accounts, Cash Collateral Accounts and Servicing
                   Accounts....................................................................186
SECTION 3.28.    Interest Reserve Account......................................................187
SECTION 3.29.    Limitations on and Authorizations of the Master Servicer and
                   Special Servicer with Respect to Certain Mortgage Loans.....................187
SECTION 3.30.    Master Servicer and Special Servicer May Own Certificates.....................189
SECTION 3.31.    Certain Matters Regarding the Mayfair Mall Mortgage Loan
                   Combination.................................................................189


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                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions.................................................................197
SECTION 4.02.    Statements to Certificateholders; Certain Other Reports.......................208
SECTION 4.03.    P&I Advances..................................................................210
SECTION 4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses..............212
SECTION 4.05.    Calculations..................................................................214

                                   ARTICLE V

                               THE CERTIFICATES

SECTION 5.01.    The Certificates..............................................................215
SECTION 5.02.    Registration of Transfer and Exchange of Certificates.........................215
SECTION 5.03.    Book-Entry Certificates.......................................................223
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.............................224
SECTION 5.05.    Persons Deemed Owners.........................................................225
SECTION 5.06.    Certification by Certificateholders and Certificate Owners....................225

                                  ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.    Liability of the Depositor, the Master Servicer and the Special
                   Servicer....................................................................226
SECTION 6.02.    Merger, Consolidation or Conversion of the Depositor, the Master
                   Servicer or the Special Servicer............................................226
SECTION 6.03.    Limitation on Liability of the Trustee, the Depositor, the Master
                   Servicer, the Special Servicer and Others...................................226
SECTION 6.04.    Master Servicer and Special Servicer Not to Resign............................229
SECTION 6.05.    Rights of the Depositor in Respect of the Master Servicer and the
                   Special Servicer............................................................229

                                  ARTICLE VII

                                    DEFAULT

SECTION 7.01.    Events of Default; Master Servicer and Special Servicer
                   Termination.................................................................231
SECTION 7.02.    Trustee to Act; Appointment of Successor......................................235
SECTION 7.03.    Notification to Certificateholders............................................236
SECTION 7.04.    Waiver of Events of Default...................................................236
SECTION 7.05.    Trustee Advances..............................................................237



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                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee.............................................................238
SECTION 8.02.    Certain Matters Affecting the Trustee.........................................239
SECTION 8.03.    Trustee Not Liable for Validity or Sufficiency of Certificates or
                   Trust Mortgage Loans........................................................240
SECTION 8.04.    Trustee May Own Certificates..................................................241
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of and by Trustee...............241
SECTION 8.06.    Eligibility Requirements for Trustee..........................................242
SECTION 8.07.    Resignation and Removal of the Trustee........................................242
SECTION 8.08.    Successor Trustee.............................................................243
SECTION 8.09.    Merger or Consolidation of Trustee............................................244
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee.................................244
SECTION 8.11.    Access to Certain Information.................................................245
SECTION 8.12.    Appointment of Custodians.....................................................247
SECTION 8.13.    Representations, Warranties and Covenants of the Trustee......................247

                                  ARTICLE IX

                                  TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Trust Mortgage
                   Loans.......................................................................249
SECTION 9.02.    Additional Termination Requirements...........................................251

                                   ARTICLE X

                           ADDITIONAL TAX PROVISIONS

SECTION 10.01.   Tax Administration............................................................252
SECTION 10.02.   Depositor, Master Servicer and Special Servicer to Cooperate with
                   Trustee.....................................................................255

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

SECTION 11.01.   Amendment.....................................................................256
SECTION 11.02.   Recordation of Agreement; Counterparts........................................257
SECTION 11.03.   Limitation on Rights of Certificateholders and Non-Trust
                   Companion Loan Holders......................................................258
SECTION 11.04.   Governing Law.................................................................259
SECTION 11.05.   Notices.......................................................................259
SECTION 11.06.   Severability of Provisions....................................................259
SECTION 11.07.   Grant of a Security Interest..................................................260
SECTION 11.08.   Successors and Assigns; Beneficiaries.........................................260



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SECTION 11.09.   Article and Section Headings..................................................260
SECTION 11.10.   Notices to Rating Agencies....................................................260

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                                     -v-

                                   EXHIBITS


A-1              Form of Class A-X and Class A-SP Certificates
A-2              Form of Class A-1, Class A-2, Class A-3, Class A-4, Class B,
                   Class C, Class D and Class E Certificates
A-3              Form of Class A-1-A, Class F, Class G, Class H, Class J,
                   Class K, Class L, Class M, Class N, Class O, Class P and Class MM Certificates
A-4              Form of Class V Certificates
A-5              Form of Class R Certificates
B-1              Schedule of Column Trust Mortgage Loans
B-2              Schedule of KeyBank Trust Mortgage Loans
C-1              List of Additional Collateral Trust Mortgage Loans
C-2              List of Mezzanine Loans
D-1              Form of Master Servicer Request for Release
D-2              Form of Special Servicer Request for Release
E                Form of Trustee Report
F-1A             Form I of Transferor Certificate for Transfers of Non-
                   Registered Certificates
F-1B             Form  II of Transferor Certificate for Transfers of Non-
                   Registered Certificates
F-1C             Form I of Transferor Certificate for Transfers of Interests
                   in Global Certificates for Classes of Non-Registered Certificates
F-1D             Form II of Transferor Certificate for Transfers of Interests
                   in Global Certificates for Classes of Non-Registered Certificates
F-2A             Form I of Transferee Certificate for Transfers of Non-
                   Registered Certificates Held in Physical Form
F-2B             Form II of Transferee Certificate for Transfers of Non-
                   Registered Certificates Held in Physical Form
F-2C             Form I of Transferee Certificate for Transfers of Interests in
                   Non-Registered Certificates Held in Book-Entry Form
F-2D             Form II of Transferee Certificate for Transfers of Interests
                   in Non-Registered Certificates Held in Book-Entry Form
G-1              Form of Transferee Certificate in Connection with ERISA
                   (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered, Certificated Form)
G-2              Form of Transferee Certificate in Connection with ERISA
                   (Non-Registered Certificates Held in Book-Entry Form)
H-1              Form of Residual Transfer Affidavit for Transfers of Class R
                   Certificates
H-2              Form of Transferor Certificate for Transfers of Class R
                   Certificates
I                Form of Acknowledgement of a Proposed Special Servicer
J                Form of Affidavit of Lost Note
K                Form of Notice Regarding Defeasance of Trust Mortgage Loan
L                Schedule of Reference Rates
M                Form of Sarbanes-Oxley Certification
N                Schedule of Designated Sub-Servicers
O                Form of Custodial Certification
P                Trust Mortgage Loans Covered by Environmental Insurance Policy

               This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of September 11, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                            PRELIMINARY STATEMENT:

               Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of September 11, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1 (such mortgage loans, the "Original Column Trust Mortgage Loans").

               KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of September 11, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-2 (such mortgage loans, the "Original KeyBank Trust Mortgage Loans").

               The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Trust Mortgage Loans and the Original KeyBank Trust Mortgage Loans (collectively, the "Original Trust Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of a series of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Trust Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

               Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; KeyCorp Real Estate Capital Markets, Inc. (together with its successors in interest, "KRECM") desires to act as "Master Servicer" hereunder; and Lennar Partners, Inc. (together with its successors in interest, "Lennar") desires to act as "Special Servicer" hereunder.

               In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                 DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
             CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL


          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with Section 1.04.

          "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

          "30/360 Trust Mortgage Loan": A Trust Mortgage Loan that is a 30/360 Mortgage Loan.

          "A-Note Trust Mortgage Loan": Any of the Trust Mortgage Loans secured by the Mortgaged Properties identified on the Trust Mortgage Loan Schedule as Princeton Square Apartments, Ryan's Pointe Apartments and Canyon Woods Apartments, respectively.

          "A/B Intercreditor Agreement": With respect to each A/B Mortgage Loan Combination, the related Intercreditor Agreement Among Note Holders by and between Column or KeyBank, as applicable, as the initial holder of the related A-Note Trust Mortgage Loan, and CBA-Mezzanine Capital Finance, LLC, as the initial holder of the related B-Note Non-Trust Companion Loan.

          "A/B Material Default": With respect to any A/B Mortgage Loan Combination, a "Material Default" under, and within the meaning of, the related A/B Intercreditor Agreement.

          "A/B Mortgage Loan Combination": Any A-Note Trust Mortgage Loan, together with the related B-Note Non-Trust Companion Loan.

          "A/B Mortgage Loan Combination Custodial Account": With respect to any A/B Mortgage Loan Combination, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Master Servicer pursuant to Section 3.04(e) in the name of the Trustee on behalf of the Certificateholders and the related B-Note Non-Trust Companion Loan Holder, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], as Master Servicer, in trust for [name of Trustee], on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 and [name of the related B-Note Non-Trust Companion Loan Holder], as their interests may appear". Each A/B Mortgage Loan Combination Custodial Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the subject A-Note Trust Mortgage Loan, shall be part of REMIC I.

          "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan Documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged

Property and (b) the related Borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located or (ii) such insurance is not available at any rate.

          "Accountant's Statement": As defined in Section 3.14.

          "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and REMIC I within the meaning of Treasury regulations section 1.856-6(b)(1), which is the first day on which REMIC I is treated as the owner of such REO Property for federal income tax purposes.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Actual/360 Trust Mortgage Loan": A Trust Mortgage Loan that is an Actual/360 Mortgage Loan.

          "Additional Collateral": With respect to each Additional Collateral Trust Mortgage Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Trust Mortgage Loan.

          "Additional Collateral Trust Mortgage Loan": Any of the Trust Mortgage Loans identified on Exhibit C-1 attached hereto.

          "Additional Trust Fund Expense": Any expense (other than Master Servicing Fees and Trustee Fees) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

          "Additional Yield Amount": As defined in Section 4.01(d).

          "Adjusted REMIC II Remittance Rate": With respect to any REMIC II Regular Interest (other than REMIC II Regular Interest MM), for any Interest Accrual Period, the rate per annum specified below:

          (a) with respect to REMIC II Regular Interest A-1-1, for any Interest Accrual Period, 2.6110% per annum;

          (b) with respect to REMIC II Regular Interest A-1-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the

     August 2004 Interest Accrual Period, an annual rate equal to the greater of (A) 2.6110% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2004 Interest Accrual Period, 2.6110% per annum;

          (c) with respect to REMIC II Regular Interest A-1-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2005 Interest Accrual Period, an annual rate equal to the greater of (A) 2.6110% per annum and
     (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2005 Interest Accrual Period, 2.6110% per annum;

          (d) with respect to REMIC II Regular Interest A-2-1, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2005 Interest Accrual Period, an annual rate equal to the greater of (A) 3.9080% per annum and
     (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2005 Interest Accrual Period, 3.9080% per annum;

          (e) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2006 Interest Accrual Period, an annual rate equal to the greater of (A) 3.9080% per annum and
     (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2006 Interest Accrual Period, 3.9080% per annum;

          (f) with respect to REMIC II Regular Interest A-2-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate equal to the greater of (A) 3.9080% per annum and
     (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, 3.9080% per annum;

          (g) with respect to REMIC II Regular Interest A-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate equal to the greater of (A) 4.7000% per annum and
     (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, 4.7000% per annum;

          (h) with respect to REMIC II Regular Interest A-4-1, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-1 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-1 for such Interest Accrual Period;

          (i) with respect to REMIC II Regular Interest A-4-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2008 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-2 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2008 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-2 for such Interest Accrual Period;

          (j) with respect to REMIC II Regular Interest A-4-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2009 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-3 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2009 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-3 for such Interest Accrual Period;

          (k) with respect to REMIC II Regular Interest A-4-4, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-4 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-4 for such Interest Accrual Period;

          (l) with respect to REMIC II Regular Interest A-1-A-1, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.8570% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-1 for such Interest Accrual Period;

          (m) with respect to REMIC II Regular Interest A-1-A-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2004 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-2 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2004 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-2 for such Interest Accrual Period;

          (n) with respect to REMIC II Regular Interest A-1-A-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2005 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-3 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2005 Interest

     Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-3 for such Interest Accrual Period;

          (o) with respect to REMIC II Regular Interest A-1-A-4, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2006 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-4 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2006 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-4 for such Interest Accrual Period;

          (p) with respect to REMIC II Regular Interest A-1-A-5, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-5 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-5 for such Interest Accrual Period;

          (q) with respect to REMIC II Regular Interest A-1-A-6, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2008 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-6 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2008 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-6 for such Interest Accrual Period;

          (r) with respect to REMIC II Regular Interest A-1-A-7, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2009 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-7 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2009 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-7 for such Interest Accrual Period;

          (s) with respect to REMIC II Regular Interest A-1-A-8, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II

     Remittance Rate in effect for REMIC II Regular Interest A-1-A-8 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and
     (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-8 for such Interest Accrual Period;

          (t) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest B for such Interest Accrual Period) equal to the greater of (A) 5.2530% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.2530% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest B for such Interest Accrual Period;

          (u) with respect to REMIC II Regular Interest C, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest C for such Interest Accrual Period) equal to the greater of (A) 5.3160% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.3160% per annum and
     (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest C for such Interest Accrual Period;

          (v) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.3530% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest D for such Interest Accrual Period;

          (w) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.4420% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest E for such Interest Accrual Period;

          (x) with respect to each of REMIC II Regular Interest F, REMIC II Regular Interest G and REMIC II Regular Interest H, for any Interest Accrual Period, an annual rate equal to the REMIC II Remittance Rate in effect for the subject REMIC II Regular Interest for such Interest Accrual Period; and

          (y) with respect to each of REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.3220% per annum and (ii) the REMIC II Remittance Rate in effect for the subject REMIC II Regular Interest for such Interest Accrual Period.

          "Administrative Fee Rate": With respect to each Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

          "Advance": Any P&I Advance or Servicing Advance.

          "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.03(d) or Section 4.03(d), as applicable.

          "Adverse Grantor Trust Event": Either (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

          "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

          "Adverse REMIC Event": Either (i) any impairment of the status of any REMIC Pool as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

          "AICPA": As defined in Section 3.14.

          "Alternative Adjusted REMIC II Remittance Rate": With respect to any REMIC II Regular Interest that constitutes a Corresponding REMIC II Regular Interest as to any Group A-SP REMIC III Regular Interest, for any Interest Accrual Period, a rate per annum equal to the Pass-Through Rate in effect during such Interest Accrual Period for the Corresponding Class of Principal Balance Certificates in respect of such REMIC II Regular Interest.

          "A.M. Best": A.M. Best Company or its successor in interest.

          "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Maturity Date for such Mortgage Loan.

          "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.
225.64 by an Appraiser selected by the Master Servicer or Special Servicer, as applicable.

          "Appraisal Reduction Amount": For any Distribution Date and for any Trust Mortgage Loan (other than the Mayfair Mall Trust Mortgage Loan) as to which an Appraisal Reduction Event has occurred, an amount calculated monthly by the Special Servicer as of (and reported to the Master Servicer and the Trustee no later than) the related Determination Date equal to the excess, if any, of (1) the Stated Principal Balance of the subject Trust Mortgage Loan over (2) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (I) with respect to any Trust Mortgage Loan with an outstanding principal balance equal to or greater than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or (II) with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which may be applied to payments on the subject Trust Mortgage Loan, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the subject Trust Mortgage Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of the subject Trust Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to the subject Trust Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to the subject Trust Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c), the subject Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of the subject Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that if the related Mortgaged Property has become an REO Property, then the above references to "Trust Mortgage Loan" in this definition shall mean the related REO Trust Mortgage Loan.

          For any Distribution Date and for the Mayfair Mall Trust Mortgage Loan (if an Appraisal Reduction Event has occurred with respect thereto), an amount calculated by the Special Servicer as of (and reported to the Master Servicer and the Trustee no later than) the related Determination Date equal to the excess, if any, of (1) the Stated Principal Balance of the Mayfair Mall Trust Mortgage Loan over (2) the excess, if any, of (i) 25% of the sum of (A) 90% of the Appraised Value of the Mayfair Mall Mortgaged Property as determined by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance), plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which may be applied to payments on the Mayfair Mall Mortgage Loan Combination, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the Mayfair Mall Trust Mortgage Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances made in respect of and allocable to the Mayfair Mall Trust Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) 25% of all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to the Mayfair Mall Mortgage Loan Combination (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if a required Appraisal has not been obtained within the period required under Section 3.19(c) with respect to the Mayfair Mall Trust Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c), the subject Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of the Mayfair Mall Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that if the Mayfair Mall Mortgaged Property has become an REO Property, then the above references to "Mayfair Mall Trust Mortgage Loan" in this definition shall mean the related REO Trust Mortgage Loan, and the above references to "Mayfair Mall Mortgage Loan Combination" shall mean all of the related REO Mortgage Loans.

          Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Trust Mortgage Loan or the related REO Property will be reduced to zero as of the date such Trust Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund. For the avoidance of doubt, it is hereby agreed and understood that no amount due under any B-Note Non-Trust Companion Loan shall affect the calculation of the Appraisal Reduction Amount with respect to any A/B Mortgage Loan Combination.

          "Appraisal Reduction Event": With respect to the Mayfair Mall Non-Trust Companion Loan or any Trust Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed for the Borrower of the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after the related Mortgaged Property becomes an REO Property; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Principal Balances of all Classes of Principal Balance Certificates (other than the Class A-P&I Certificates) have been reduced to zero; and provided, further, that an Appraisal Reduction Event shall not be deemed to occur with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan (other than the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto) at any time on and after the dates when the aggregate Certificate Principal Balances of all Classes of Principal Balance Certificates (other than the Class A-P&I and Class MM Certificates) have been reduced to zero. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events.

          "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal.

          "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

          "ARD Mortgage Loan": Any Mortgage Loan that provides for the accrual of Excess Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

          "ARD Trust Mortgage Loan": A Trust Mortgage Loan that is an ARD Mortgage Loan.

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Scheduled Payment": For any Collection Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (and any successor REO Mortgage Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of:
(a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such Mortgage Loan (or REO Mortgage Loan) immediately prior to the related Distribution Date (or, in the case of a Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate. For any Collection Period and any REO Mortgage Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of:
(a) the principal portion of the Monthly Payment that would have been due on the related Mortgage Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate, less any applicable Excess Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such REO Mortgage Loan immediately prior to the related Distribution Date (or, in the case of an REO Non-Trust Companion Loan, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate (less any applicable Excess Rate).

          "ASTM": The American Society for Testing and Materials.

          "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

          (a) the aggregate amount received on or with respect to the Mortgage Pool and on deposit in the Collection Account as of the close of business on the related Determination Date, exclusive of the following amounts (without duplication):

               (i) all Monthly Payments collected but due on a Due Date after the end of the related Collection Period;

               (ii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
          (ii) through (xix), inclusive, of Section 3.05(a);

              (iii) all amounts that are payable or reimbursable to any Person pursuant to clauses (iii) through (vii), inclusive, of
          Section 3.05(b);

               (iv)  all Yield Maintenance Charges;

               (v)   all amounts deposited in the Collection Account in error;

               (vi) any net interest or net investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested;

               (vii) if such Distribution Date occurs in February of 2004 or any year thereafter or in January of 2005 or any year thereafter that is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

              (viii) Excess Interest; and

               (ix)  Excess Liquidation Proceeds;

          (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Trust Mortgage Loans from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

          (c) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) from the Mayfair Mall Custodial Account to the Collection Account, or with respect to any A-Note Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) from the related A/B Mortgage Loan Combination Custodial Account to the Collection Account, in any event for such Distribution Date pursuant to Section 3.04;

          (d) the aggregate amount of any P&I Advances made in respect of the Trust Mortgage Loans by the Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Master Servicing Fees or Workout Fees);

          (e) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

          (f) any payments required to be made by the Master Servicer and/or the Special Servicer pursuant to Section 3.02(c) in respect of such Distribution Date; and

          (g) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred (pursuant to Section 3.04(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date.

          "B-Note Non-Trust Companion Loan": With respect to each A-Note Trust Mortgage Loan, the other mortgage loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A-Note Trust Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and
(iii) is secured by the same Mortgage on the same Mortgaged Property as such A-Note Trust Mortgage Loan.

          "B-Note Non-Trust Companion Loan Holder": With respect to any B-Note Non-Trust Companion Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B-Note Non-Trust Companion Loan.

          "Balloon Mortgage Loan": Any Mortgage Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization until its Maturity Date.

          "Balloon Trust Mortgage Loan": A Trust Mortgage Loan that is a Balloon Mortgage Loan.

          "Balloon Payment": With respect to any Balloon Mortgage Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Mortgage Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Base Prospectus": That certain prospectus dated September 2, 2003, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

          "Borrower": With respect to any Mortgage Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

          "Breach": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Collection Account, Distribution Account, Trustee, Master Servicer or Special Servicer are located and are authorized or obligated by law or executive order to remain closed.

          "Carryforward Interest Distribution Amount": As defined:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, in Section 2.04(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, in Section 2.06(g);

          (c) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest for any Distribution Date, in
     Section 2.08(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, in Section 2.08(g).

          "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Mortgage Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to Borrower as required by the related loan documents, as applicable. To the extent not inconsistent with the terms of the related Mortgage Loan Documents, each such Cash Collateral Account shall be an Eligible Account.

          "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

          "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-C4, as executed by the Trustee or Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Factor": With respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.21, 3.31 and 7.01(c)), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports": Collectively, the Trustee Report and the CMSA Investor Reporting Package.

          "Certificate Notional Amount": With respect to any Interest Only Certificate, as of any date of determination, the then notional amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register": The register maintained pursuant to Section 5.02.

          "Certificate Registrar": Wells Fargo, in its capacity as certificate registrar, or any successor certificate registrar appointed as herein provided.

          "Certification Parties": As defined in Section 3.26(b)

          "Certifying Person": As defined in Section 3.26(b)

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 5.01(a).

          "Class A-1": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1 Certificates.

          "Class A-1 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1".

          "Class A-1-A": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1-A Certificates.

          "Class A-1-A Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1-A".

          "Class A-2": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-2 Certificates.

          "Class A-2 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2".

          "Class A-3": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-3 Certificates.

          "Class A-3 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-3".

          "Class A-4": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-4 Certificates.

          "Class A-4 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-4".

          "Class A-P&I Certificates": Collectively, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates.

          "Class A-SP": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-SP Certificates.

          "Class A-SP Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-SP".

          "Class A-X": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-X Certificates.

          "Class A-X Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-X".

          "Class B": When combined with any other capitalized term defined in this Agreement, of or relating to the Class B Certificates.

          "Class B Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B".

          "Class C": When combined with any other capitalized term defined in this Agreement, of or relating to the Class C Certificates.

          "Class C Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C".

          "Class D": When combined with any other capitalized term defined in this Agreement, of or relating to the Class D Certificates.

          "Class D Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D".

          "Class E": When combined with any other capitalized term defined in this Agreement, of or relating to the Class E Certificates.

          "Class E Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E".

          "Class F": When combined with any other capitalized term defined in this Agreement, of or relating to the Class F Certificates.

          "Class F Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F".

          "Class G": When combined with any other capitalized term defined in this Agreement, of or relating to the Class G Certificates.

          "Class G Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G".

          "Class H": When combined with any other capitalized term defined in this Agreement, of or relating to the Class H Certificates.

          "Class H Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H".

          "Class J": When combined with any other capitalized term defined in this Agreement, of or relating to the Class J Certificates.

          "Class J Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J".

          "Class K": When combined with any other capitalized term defined in this Agreement, of or relating to the Class K Certificates.

          "Class K Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K".

          "Class L": When combined with any other capitalized term defined in this Agreement, of or relating to the Class L Certificates.

          "Class L Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L".

          "Class M": When combined with any other capitalized term defined in this Agreement, of or relating to the Class M Certificates.

          "Class M Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M".

          "Class MM": When combined with any other capitalized term defined in this Agreement, of or relating to the Class MM Certificates.

          "Class MM Available Distribution Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date that is equal to the lesser of (i) the amount deemed distributed to REMIC II with respect to REMIC I Regular Interest MM-2 on such Distribution Date pursuant to clauses fourth, fifth and sixth of the first paragraph of Section 4.01(l) and (ii) the total of the Interest Distribution Amount, the Class MM Principal Distribution Amount and the Loss Reimbursement Amount with respect to the Class MM Certificates for such Distribution Date.

          "Class MM Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "MM".

          "Class MM Directing Certificateholder": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Class MM Certificates selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Class MM Certificates representing more than 50% of the Percentage Interests in the Class MM Certificates; provided, however, that until a Class MM Directing Certificateholder is so selected or after receipt of a notice from the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Class MM Certificates representing more than 50% of the Percentage Interests in the Class MM Certificates, that a Class MM Directing Certificateholder is no longer designated, the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Class MM Certificates representing the largest aggregate Percentage Interest in the Class MM Certificates will be the Class MM Directing Certificateholder.

          "Class MM Principal Distribution Amount" With respect to any Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC II with respect to REMIC I Regular Interest MM-2 on such Distribution Date pursuant to clause fifth of the first paragraph of Section 4.01(l).

          "Class N": When combined with any other capitalized term defined in this Agreement, of or relating to the Class N Certificates.

          "Class N Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N".

          "Class Notional Amount": The aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with Section 2.08(e); provided that, for reporting purposes, the Class Notional Amount of the Class A-SP Certificates shall be calculated in accordance with the Prospectus Supplement.

          "Class O": When combined with any other capitalized term defined in this Agreement, of or relating to the Class O Certificates.

          "Class O Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O".

          "Class P": When combined with any other capitalized term defined in this Agreement, of or relating to the Class P Certificates.

          "Class P Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "P".

          "Class Principal Distribution Amount": With respect to the Class MM Certificates for any Distribution Date, the Class MM Principal Distribution Amount for such Distribution Date; and, with respect to any other Class of Subordinate Principal Balance Certificates for any Distribution Date, the lesser of (a) the Class Principal Balance outstanding immediately prior to such Distribution Date of such Class of Certificates and (b) the excess, if any, of (i) the Net Total Principal Distribution Amount for such Distribution Date, over (ii) the aggregate Certificate Principal Balance outstanding immediately prior to such Distribution Date of the Class A-P&I Certificates and each other Class of Subordinate Principal Balance Certificates (exclusive of the Class MM Certificates), if any, with an earlier alphabetical Class designation than (i.e., that is in accordance with Section 4.01(b) senior in right of payment to) the subject Class of Subordinate Principal Balance Certificates.

          "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.08(e).

          "Class R": When combined with any other capitalized term defined in this Agreement, of or relating to the Class R Certificates.

          "Class R Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R".

          "Class V": When combined with any other capitalized term defined in this Agreement, of or relating to the Class V Certificates.

          "Class V Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V".

          "Clearstream": Clearstream Banking, societe anonyme or any successor.

          "Closing Date": September 29, 2003.

          "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Series 2003-C4 Directing Certificateholder.

          "CMSA Bond Level File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally. For the purposes of the production by Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or
(x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

          "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Investor Reporting Package": Collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File,
     (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

          (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

          "CMSA Loan Periodic Update File": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Mortgage Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, could be applied to the Trust or the Certificates.

          "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Collection Account". The Collection Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, except for the Excess Interest held therein, shall be part of REMIC I.

          "Collection Period": With respect to any Distribution Date, the period commencing on the date immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

          "Column": As defined in the Preliminary Statement to this Agreement.

          "Column Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

          "Column Performance Guarantee": The Guarantee dated as of September 11, 2003, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 7 of the Column Mortgage Loan Purchase Agreement.

          "Column Performance Guarantor": Credit Suisse First Boston acting through the Cayman Branch, its successor in interest or any successor guarantor under the Column Performance Guarantee.

          "Column Trust Mortgage Loan": Any Trust Mortgage Loan that is either an Original Column Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Trust Mortgage Loan.

          "Commission": The Securities and Exchange Commission.

          "Component": Any of the components of the Class A-X or Class A-SP Certificates, which components are: (a) in the case of the Class A-X Certificates, the respective Group A-X REMIC III Regular Interests; and (b) in the case of the Class A-SP Certificates, the respective Group A-SP REMIC III Regular Interests.

          "Component Notional Amount": The hypothetical or notional amount on which any Group A-X REMIC III Regular Interest or Group A-SP REMIC III Regular Interest accrues interest from time to time, as calculated in accordance with
Section 2.08(e).

          "Confidential Offering Circular": The final Confidential Offering Circular dated September 11, 2003, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to CSFB LLC as of the Closing Date.

          "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates (exclusive of the Class MM Certificates) with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates (exclusive of the Class MM Certificates) has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates (exclusive of the Class MM Certificates) with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the respective Classes of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class P Certificates.

          "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) for Certificate transfer purposes, at Sixth and Marquette, Minneapolis, Minnesota 55479-0113,
Attention: Credit Suisse First

Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4.

          "Corrected Mortgage Loan": Any Corrected Trust Mortgage Loan or, to the extent serviced hereunder, any Non-Trust Companion Loan as to which the related Trust Mortgage Loan is a Corrected Mortgage Loan.

          "Corrected Trust Mortgage Loan": Any Trust Mortgage Loan that had been a Specially Serviced Trust Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

          "Corresponding Class of Principal Balance Certificates": With respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetic or alphanumeric class designation that is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest; provided that (i) the Class A-1 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, (ii) the Class A-2 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, (iii) the Class A-4 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3, and REMIC II Regular Interest A-4-4, and (iv) the Class A-1-A Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8.

          "Corresponding Group A-SP REMIC III Regular Interest": With respect to any REMIC II Regular Interest, the Group A-SP REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-SP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest.

          "Corresponding Group A-X REMIC III Regular Interest": With respect to any REMIC II Regular Interest, the Group A-X REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest.

          "Corresponding REMIC II Regular Interest": With respect to: (a) any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that is the same as the alphabetic or alphanumeric, as applicable, Class designation for such Class of Principal Balance Certificates (provided that (i) each of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1 Certificates, (ii) each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates, (iii) each of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be a Corresponding REMIC II Regular Interest with respect to the

Class A-4 Certificates, and (iv) each of REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1-A Certificates); (b) any Group A-SP REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-SP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-SP REMIC III Regular Interest; and (c) any Group A-X REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-X REMIC III Regular Interest.

          "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer and relating to the origination and servicing of any Mortgage Loan.

          "Cross-Collateralized Group": Any group of Crossed Trust Mortgage
Loans.

          "Crossed Trust Mortgage Loan": Any Trust Mortgage Loan which is cross-defaulted and cross-collateralized with any other Trust Mortgage Loan. For the avoidance of doubt, neither the Mayfair Mall Trust Mortgage Loan nor any A-Note Trust Mortgage Loan shall be deemed a Crossed Trust Mortgage Loan under this Agreement.

          "Crossed Trust Mortgage Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Trust Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the loan-to-value ratio for any remaining related Crossed Trust Mortgage Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller is not greater than the lesser of (a) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and
(c) 75.0%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Mortgage Loan Seller) to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the Trust Fund or cause any REMIC Pool to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

          "CSFB LLC": Credit Suisse First Boston LLC or its successor in interest.

          "Current Interest Distribution Amount": As defined:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, in Section 2.04(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, in Section 2.06(g);

          (c) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest for any Distribution Date, in
     Section 2.08(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, in Section 2.08(g).

          "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.12 as a document custodian for the Mortgage Files.

          "Cut-off Date": Individually and collectively, the respective Due Dates for the Trust Mortgage Loans in September 2003.

          "Cut-off Date Principal Balance": With respect to any Original Trust Mortgage Loan, the outstanding principal balance of such Trust Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Trust Mortgage Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Trust Mortgage Loan (or, in the case of the Mayfair Mall Trust Mortgage Loan, under the Mayfair Mall Mortgage Loan Combination) during such period.

          "Default Interest": With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon, other than late payment charges or Yield Maintenance Charges, that represent interest in excess of interest accrued on the principal balance of such Trust Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

          "Defaulted Trust Mortgage Loan": A Trust Mortgage Loan that is at least sixty days delinquent in respect of its Monthly Payments, or delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note, or if any non-monetary event of default occurs that results in the Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Trust Mortgage Loan has not been received.

          "Defaulting Party": As defined in Section 7.01(b).

          "Defeasance Collateral": As defined in Section 3.08(f).

          "Defeasance Mortgage Loan": As defined in Section 3.08(f).

          "Defect": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

          "Defective Trust Mortgage Loan": Any Trust Mortgage Loan as to which there exists a Material Breach or a Material Defect that has not been cured in all material respects.

          "Definitive Certificate": A Certificate issued in registered, definitive physical form.

          "Deleted Trust Mortgage Loan": A Defective Trust Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Trust Mortgage Loans, in either case as contemplated by Section 2.03.

          "Depositor": As defined in the Preliminary Statement to this Agreement.

          "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury regulations section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

          "Discount Rate": As defined in Section 4.01(d).

          "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any REMIC Pool to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distribution Account": The account, accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the Trustee, pursuant to
Section 3.04(b), in trust for the Certificateholders, which, subject to
Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Distribution Account". The Distribution Account shall be an Eligible Account or, subject to
Section 3.04(h), a subaccount of an Eligible Account.

          "Distribution Date": With respect to any calendar month, commencing in October 2003, the fourth Business Day following the Determination Date in such month.

          "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due (without giving effect to any grace period) and
(iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due (without giving effect to any grace period).

          "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

          "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA" by S&P (or "A-" if the short-term debt obligations thereof have a short-term rating of not less than "A-1") and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P and "P-1" by Moody's if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity; provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), or (iii) an account or accounts maintained with KeyBank so long as KeyBank (1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from S&P specified in clause (i) above, or (iv) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

          "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

          "Environmental Insurance Policy": With respect to any Mortgage Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment": Any payment received by the Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

          "Euroclear": The Euroclear System.

          "Event of Default": One or more of the events described in Section 7.01(a).

          "Excess Interest": With respect to each of the ARD Mortgage Loans (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan), interest accrued on such Mortgage Loan (or REO Trust Mortgage Loan) and allocable to the Excess Rate. Insofar as it accrues on an ARD Trust Mortgage Loan (or any REO Trust Mortgage Loan with respect thereto), Excess Interest is an asset of the Trust Fund, but shall not be an asset of any REMIC Pool.

          "Excess Interest Distribution Account": The account, accounts or, subject to Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Excess Interest Distribution Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Trust Mortgage Loan or, insofar as they are allocable to the related REO Trust Mortgage Loan, from the sale or liquidation of an REO Property, over (b) the sum of (i) interest on any related Advances, (ii) any related Servicing Advances, and (iii) the amount needed to pay off in full the subject Trust Mortgage Loan or related REO Trust Mortgage Loan and all amounts due with respect thereto.

          "Excess Liquidation Proceeds Account": The account, accounts or, subject to Section 3.04(h), sub-account created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Excess Liquidation Proceeds Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Excess Liquidation Proceeds Account shall be an asset of REMIC I.

          "Excess Rate": With respect to each ARD Mortgage Loan (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date.

          "Excess Servicing Strip": The excess of the Master Servicing Fee Rate over 0.01% (one basis point) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

          "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

          "Exchange Act Reports": All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with the Commission with respect to the Trust as contemplated by Section 3.26.

          "Exemption-Favored Party": Any of (i) CSFB LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with CSFB LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency.

          "Fair Value": As defined in Section 3.18(b).

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Fidelity Bond": As defined in Section 3.07(c).

          "Final Distribution Date": The final Distribution Date on which any distributions are to be made hereunder on the Certificates in connection with the termination of the Trust.

          "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

          "FNMA": Federal National Mortgage Association or any successor thereto.

          "GAAP": Generally accepted accounting principles in the United
States.

          "General Special Servicer": As defined in Section 3.01(f).

          "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

          "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

          "Grantor Trust Pool": Either of Grantor Trust V or Grantor Trust R.

          "Grantor Trust R": The Grantor Trust designated as such in Section 2.09(b).

          "Grantor Trust V": The Grantor Trust designated as such in Section 2.09(a).

          "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan.

          "Group 1 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 1.

          "Group 2 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 2.

          "Group A-SP REMIC III Regular Interests": Collectively, REMIC III Regular Interest A-SP-A-1-A-2, REMIC III Regular Interest A-SP-A-1-A-3, REMIC III Regular Interest A-SP-A-1-A-4, REMIC III Regular Interest A-SP-A-1-A-5, REMIC III Regular Interest A-SP-A-1-A-6, REMIC III Regular Interest A-SP-A-1-A-7, REMIC III Regular Interest A-SP-A-1-A-8, REMIC III Regular Interest A-SP-A-1-2, REMIC III Regular Interest A-SP-A-1-3, REMIC III Regular Interest A-SP-A-2-1, REMIC III Regular Interest A-SP-A-2-2, REMIC III Regular Interest A-SP-A-2-3, REMIC III Regular Interest A-SP-A-3, REMIC III Regular Interest A-SP-A-4-1, REMIC III Regular Interest A-SP-A-4-2, REMIC III Regular Interest A-SP-A-4-3, REMIC III Regular Interest A-SP-A-4-4, REMIC III Regular Interest A-SP-B and REMIC III Regular Interest A-SP-C,

          "Group A-X REMIC III Regular Interests": Collectively, REMIC III Regular Interest A-X-A-1-A-1, REMIC III Regular Interest A-X-A-1-A-2, REMIC III Regular Interest A-X-A-1-A-3, REMIC III Regular Interest A-X-A-1-A-4, REMIC III Regular Interest A-X-A-1-A-5, REMIC III Regular Interest A-X-A-1-A-6, REMIC III Regular Interest A-X-A-1-A-7, REMIC III Regular Interest A-X-A-1-A-8, REMIC III Regular Interest A-X-A-1-1, REMIC III Regular Interest A-X-A-1-2, REMIC III Regular Interest A-X-A-1-3, REMIC III Regular Interest A-X-A-2-1, REMIC III Regular Interest A-X-A-2-2, REMIC III Regular Interest A-X-A-2-3, REMIC III Regular Interest A-X-A-3, REMIC III Regular Interest A-X-A-4-1, REMIC III Regular Interest A-X-A-4-2, REMIC III Regular Interest A-X-A-4-3, REMIC III Regular Interest A-X-A-4-4, REMIC III Regular Interest A-X-B, REMIC III Regular Interest A-X-C, REMIC III Regular Interest A-X-D, REMIC III Regular Interest A-X-E, REMIC III

Regular Interest A-X-F, REMIC III Regular Interest A-X-G, REMIC III
Regular Interest A-X-H, REMIC III Regular Interest A-X-J, REMIC III Regular Interest A-X-K, REMIC III Regular Interest A-X-L, REMIC III Regular Interest A-X-M, REMIC III Regular Interest A-X-N, REMIC III Regular Interest A-X-O and REMIC III Regular Interest A-X-P.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be.

          "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5) (except that the Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect), or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

          "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five (5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates,
(ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

          "Initial Pool Balance": The aggregate Cut-off Date Principal Balance of all the Original Trust Mortgage Loans.

          "Initial Purchaser": CSFB LLC, as initial purchaser of the Non-Registered Certificates.

          "Initial Resolution Period": As defined in Section 2.03(b).

          "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Institutional Lender/Owner": One or more of the following: (i) a bank, savings and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

          "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection, including attorney's fees and expenses) paid under any Insurance Policy or in connection with the full or partial condemnation (or threatened condemnation) of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard.

          "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

          "Insured Environmental Event": As defined in Section 3.07(j).

          "Interest Accrual Amount": As defined:

          (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, in Section 2.04(g);

          (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, in Section 2.06(g);

          (c) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest, for any Interest Accrual Period, in
     Section 2.08(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, in Section 2.08(g).

          "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

          "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Distribution Amount": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the sum of the related Current Interest Distribution Amount and the related Carryforward Interest Distribution Amount for such Distribution Date.

          "Interest Only Certificates": Collectively, the Class A-X and Class A-SP Certificates.

          "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(h), sub-account created and maintained by the Trustee, pursuant to Section 3.28, in trust for the Certificateholders, which, subject to
Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Interest Reserve Account", and which shall be an Eligible Account or, subject to
Section 3.04(h), a sub-account of an Eligible Account.

          "Interest Reserve Loan": Any Actual/360 Trust Mortgage Loan (or successor REO Trust Mortgage Loan with respect thereto).

          "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Company Act": The Investment Company Act of 1940, as amended.

          "IRS": The Internal Revenue Service or any successor.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "KeyBank": As defined in the Preliminary Statement to this Agreement.

          "KeyBank Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

          "KeyBank Trust Mortgage Loan": Any Trust Mortgage Loan that is either an Original KeyBank Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the KeyBank Mortgage Loan Purchase Agreement in substitution for an Original KeyBank Trust Mortgage Loan.

          "KRECM": As defined in the Preliminary Statement to this Agreement.

          "Late Collections": With respect to the Mayfair Mall Non-Trust Companion Loan or any Trust Mortgage Loan, all amounts (except Penalty Charges) received thereon during any Collection Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously received. With respect to any REO Mortgage Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Collection Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Mortgage Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously received.

          "Latest Possible Maturity Date": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

          "Lennar": As defined in the Preliminary Statement to this Agreement.

          "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a reserve fund.

          "Liquidation Event": With respect to any Mortgage Loan or REO Property, any of the following events: (i) payment in full of such Mortgage Loan; (ii) the making of a Final Recovery Determination with respect to such Mortgage Loan or REO Property; (iii) in the case of a Trust Mortgage Loan, the repurchase or replacement of such Trust Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (iv) in the case of a Defaulted Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by the Series 2003-C4 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (v) in the case of the Mayfair Mall Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or a Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by Section 3.31; (vi) in the case of any A/B Mortgage Loan Combination, the purchase of the related A-Note Trust Mortgage Loan by the related B-Note Non-Trust Companion Loan Holder pursuant to the related A/B Intercreditor Agreement; (vii) the purchase of such Mortgage Loan by a related Mezzanine Loan Holder; (viii) the sale or other liquidation of such REO Property hereunder; or (ix) the purchase of such Mortgage Loan (if it is a Trust Mortgage Loan) or REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.

          "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee": A fee payable to the Special Servicer with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto (or, under similar circumstances, the comparable fee payable to the Special Servicer with respect to a Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto), all as provided in Section 3.11(b).

          "Liquidation Fee Rate": 1.0%.

          "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the Master Servicer or Special Servicer, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Trust Mortgage Loan by the Series 2003-C4 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (iv) the repurchase or replacement of a Trust Mortgage Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor pursuant to the

Column Performance Guarantee; (v) the purchase of the Mayfair Mall Trust Mortgage Loan by the Class MM Directing Certificateholder, the
Series 2003-C4 Directing Certificateholder or a Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by Section 3.31; (vi) the purchase of an A-Note Mortgage Loan by the related B-Note Non-Trust Companion Loan Holder pursuant to the related A/B Intercreditor Agreement; (vii) the purchase of any Mortgage Loan by a related Mezzanine Loan Holder; or (viii) the purchase of all Trust Mortgage Loans and REO Properties by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.

          "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Mortgage Loan was made.

          "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

          "Loan Group No. 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Loan Group No. 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Trust Mortgage Loan (or, in the case of the Mayfair Mall Trust Mortgage Loan, of the Mayfair Mall Mortgage Loan Combination) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

          "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

          "Loss Reimbursement Amount": With respect to:

          (a) any REMIC I Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

          (b) any REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

          (c) any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

          "MAI": Member of the Appraisal Institute.

          "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

          "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

          "Master Servicer": KRECM, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

          "Master Servicer Account": As defined in Section 3.06(a).

          "Master Servicer Employees": As defined in Section 3.07(c).

          "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

          "Master Servicing Fee": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a), and any comparable fee payable to the Master Servicer with respect to each Mayfair Mall Non-Trust Companion Loan and any successor REO Non-Trust Companion Loan with respect thereto pursuant to the sixth paragraph of Section 3.11(a).

          "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the rate per annum specified as such on the Trust Mortgage Loan Schedule; and, with respect to each Mayfair Mall Non-Trust Mortgage Loan and any successor REO Non-Trust Companion Loan with respect thereto, 0.01% per annum.

          "Material Breach": As defined in Section 2.03(b).

          "Material Defect": As defined in Section 2.03(b).

          "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

          "Mayfair Mall Change of Control Event": The event that exists when, as of any date of determination, the Class Principal Balance of the Class MM Certificates (net of any Appraisal Reduction

Amount with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto) is less than 25% of the initial Certificate Principal Balance of the Class MM Certificates.

          "Mayfair Mall Control Group": The holders (and/or, consistent with
Section 3.9 of the Mayfair Mall Intercreditor Agreement, the respective representatives and/or designees of holders) of such Mortgage Loans constituting the Mayfair Mall Mortgage Loan Combination as represent more than 50% of the unpaid principal balance of the entire Mayfair Mall Mortgage Loan Combination; provided that, for purposes of establishing a Mayfair Mall Control Group, the Mortgage Loans constituting the Mayfair Mall Mortgage Loan Combination shall be deemed to remain outstanding even if the Mayfair Mall Mortgaged Property becomes an REO Property.

          "Mayfair Mall Cure Event": As defined in Section 3.31.

          "Mayfair Mall Cure Payments": As defined in Section 3.31.

          "Mayfair Mall Cure Period": As defined in Section 3.31.

          "Mayfair Mall Custodial Account" shall mean, with respect to the Mayfair Mall Mortgage Loan Combination, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Master Servicer pursuant to Section 3.04(f) in the name of the Trustee on behalf of the Certificateholders and the holders of the Mayfair Mall Non-Trust Companion Loans, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], as Master Servicer, in trust for [name of Trustee], on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 and [names of the Mayfair Mall Non-Trust Companion Loan Holders], as their interests may appear". The Mayfair Mall Custodial Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, shall be part of REMIC I.

          "Mayfair Mall Intercreditor Agreement" means the intercreditor agreement dated September 11, 2003, among Column, as the A-1 Noteholder, the Depositor, as the A-2 Noteholder, Column, as the A-3 Noteholder, and Column, as the A-4 Noteholder, providing, among other things, that all amounts received in respect of the Mayfair Mall Mortgage Loan Combination will be paid pro rata (by balance) to the respective holders of the Mortgage Loans comprising the Mayfair Mall Mortgage Loan Combination (subject, in each such case, to application of such amounts for such other purposes as are permitted hereby and/or by the Mayfair Mall Intercreditor Agreement).

          "Mayfair Mall Mortgage Loan Combination": The Mayfair Mall Trust Mortgage Loan and the three Mayfair Mall Non-Trust Companion Loans, collectively.

          "Mayfair Mall Mortgaged Property": The Mortgaged Property identified on the Trust Mortgage Loan Schedule as Mayfair Mall.

          "Mayfair Mall Non-Trust Companion Loan": Any of the three Mortgage Loans with an aggregate original principal balance of $150,000,000 that are secured by a Mortgage on the Mayfair Mall Mortgaged Property, none of which Mortgage Loans will be in the Trust Fund.

          "Mayfair Mall Non-Trust Companion Loan Holder": Column, or its successors and assigns, as the holder of any Mayfair Mall Non-Trust Companion Loan.

          "Mayfair Mall Payment Trigger Event": The event that exists when, as of any date of determination, (i) an event of default exists under the Mayfair Mall Trust Mortgage Loan, (ii) a Servicing Transfer Event exists with respect to the Mayfair Mall Trust Mortgage Loan, (iii) the Mayfair Mall Mortgaged Property has become an REO Property, or (iv) payments of principal and interest are being made with respect to the Mayfair Mall Trust Mortgage Loan in accordance with a modification or forbearance agreement.

          "Mayfair Mall Purchase Date": As defined in Section 3.31.

          "Mayfair Mall Purchase Notice": As defined in Section 3.31.

          "Mayfair Mall Special Servicer": As defined in Section 3.01(f).

          "Mayfair Mall Specially Designated Servicing Action": As defined in the Mayfair Mall Intercreditor Agreement.

          "Mayfair Mall Trust Mortgage Loan": The Trust Mortgage Loan with an original principal balance of $50,000,000 that is secured by a Mortgage on the Mayfair Mall Mortgaged Property.

          "Mezzanine Loan": Any loan constituting "Mezzanine Debt" or a "Mezzanine Loan", as identified in Exhibit C-2 attached hereto.

          "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

          "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the holder or obligee thereof.

          "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment or Excess Interest, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Mortgage Loan by reason of a default thereunder. With respect to an REO Mortgage Loan, the monthly payment, excluding any Balloon Payment or Excess Interest, that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

          "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

          "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

          "Mortgage File": With respect to any Trust Mortgage Loan, the following documents:

          (i) the original Note (or a lost note affidavit), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, without recourse, representation or warranty, express or implied";

          (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

          (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4";

          (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

          (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Mortgage Loan Seller
     (or the Mortgage Loan Originator), either in blank or to "Wells Fargo
     Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4";

          (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof from the applicable
     Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller;

          (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the Mortgage Loan Seller or the applicable Mortgage Loan Originator, either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4", which assignment may be included as part of an omnibus assignment covering other documents relating to the Trust Mortgage Loan; provided that such omnibus assignment is effective under applicable law;

          (viii) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Trust Mortgage Loan has been assumed;

          (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment
     (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder, relating to the Trust Mortgage Loan;

          (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Trust Mortgage Loan;

          (xi) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee;

          (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

          (xiii) with respect to any debt of a Borrower (including a Non-Trust Companion Loan) permitted under the Trust Mortgage Loan, an original or copy of the subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (if and as applicable) any A/B Intercreditor Agreement, the Mayfair Mall Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Trust Mortgage Loan is the Mayfair Mall Trust Mortgage Loan or an A-Note Trust Mortgage Loan, a copy of the Note for each related Non-Trust Companion Loan;

          (xiv) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the related Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee on behalf of the Certificateholders);

          (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage) and an original or copy of any related
     Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

          (xvi) the originals of Letters of Credit, if any, relating to the Trust Mortgage Loan;

          (xvii) any environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

         (xviii) the original Ground Lease, Ground Lease estoppels and any amendments thereto, if any, or a copy thereof; and

          (xix) any additional documents required to be added to the Mortgage File pursuant to Section 3.20(i).

          Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. If any Non-Trust Companion Loan is being serviced and administered hereunder, the Mortgage File for the related Trust Mortgage Loan shall also constitute the Mortgage File for such Non-Trust Companion Loan.

          "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest payable on any particular related Due Date accrues pursuant to the related Note.

          "Mortgage Loan": Any Trust Mortgage Loan or, to the extent being serviced hereunder, any Non-Trust Companion Loan.

          "Mortgage Loan Combination": The Mayfair Mall Mortgage Loan Combination or any A/B Mortgage Loan Combination.

          "Mortgage Loan Combination Custodial Account": The Mayfair Mall Custodial Account or any A/B Mortgage Loan Combination Custodial Account.

          "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any Ground Lease, any Letters of Credit, escrow or reserve account information relating to the Additional Collateral Trust Mortgage Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Mortgage Loan, any prior assignments of Mortgage in the event that the related Mortgage Loan Seller is not the originator of record, any collateral assignments of property management agreements and other servicing agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

          "Mortgage Loan Originator": Any institution that originated a Mortgage Loan.

          "Mortgage Loan Purchase Agreement": Either of the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement.

          "Mortgage Loan Sellers": Together, Column and KeyBank.

          "Mortgage Pool": All of the Trust Mortgage Loans and any successor REO Trust Mortgage Loans, collectively, as of any particular date of determination.

          "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Mortgage Loan from time to time in accordance with the related Note and applicable law; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Mortgage Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Mortgage Loan had remained outstanding.

          "Mortgaged Property": The underlying real property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

          "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

          "Net Available Distribution Amount": With respect to any Distribution Date, the Available Distribution Amount for such Distribution Date, exclusive of (i) any Class MM Available Distribution Amount for such Distribution Date and (ii) any reimbursement to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s) on such Distribution Date pursuant to clause seventh of the first paragraph of Section 4.01(l).

          "Net Investment Earnings": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period, and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

          "Net Investment Loss": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account for any Collection Period and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds.

          "Net Liquidation Proceeds": The excess, if any, of (a) all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Trust Mortgage Loan or REO Property, over (b) the amount of all Liquidation Expenses incurred with respect thereto.

          "Net Mortgage Rate": With respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; and, with respect to any Mayfair Mall Non-Trust Companion Loan or REO Non-Trust Companion Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus the related Master Servicing Fee Rate.

          "Net Operating Income": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

          "Net Total Principal Distribution Amount": With respect to any Distribution Date, the Total Principal Distribution Amount for such Distribution Date, reduced by the Class MM Principal Distribution Amount for such Distribution Date.

          "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

          "Nonrecoverable P&I Advance": The portion of any P&I Advance previously made or proposed to be made in respect of a Trust Mortgage Loan or an REO Trust Mortgage Loan which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan. The determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master
Servicer, in the case of the Trustee, and (iv) in each case, to the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder (if the Mayfair Mall Trust Mortgage Loan or any related REO Trust Mortgage Loan is involved), each Mayfair Mall Non-Trust Companion Loan Holder or its designee (if the Mayfair Mall Trust Mortgage Loan or any related REO Trust Mortgage Loan is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) setting forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

          "Nonrecoverable Servicing Advance": The portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered
(i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer,
(iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Series 2003-C4 Directing Certificateholder, to the Class MM Directing Certificateholder and each Mayfair Mall Non-Trust Companion Loan Holder or its designee (if the Mayfair Mall Mortgage Loan Combination or any related REO Property is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Nonrecoverable Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

          "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-SP, Class A-X, Class A-1-A, Class MM, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class V Certificates will constitute Non-Registered Certificates.

          "Non-Trust Companion Loan": Any Mayfair Mall Non-Trust Companion Loan or B-Note Non-Trust Companion Loan.

          "Non-Trust Companion Loan Holder": Any Mayfair Mall Non-Trust Companion Loan Holder or B-Note Non-Trust Companion Loan Holder.

          "Non-United States Tax Person": Any Person other than a United States Tax Person.

          "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

          "NRSRO": Nationally recognized statistical rating organization as the term is used in federal securities laws.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee, as the case may be.

          "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Master Servicer or the Special Servicer pursuant to Section
6.04 must be an opinion of counsel that is Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

          "Original Column Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

          "Original KeyBank Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

          "Original Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

          "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Trust Mortgage Loan.

          "Origination Required Insurance Amounts": As defined in Section
3.07(h).

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Trust Mortgage Loan or REO Trust Mortgage Loan, any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

          "Pass-Through Rate": The per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.08(f); provided that, for reporting purposes, the Pass-Through Rate of the Class A-SP Certificates shall be calculated in accordance with the Prospectus Supplement.

          "Penalty Charges": The Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

          "Percentage Interest": With respect to: (a) any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) a Class R or Class V Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performance Certification": As defined in Section 3.26(b).

          "Performing Mortgage Loan": Any Performing Trust Mortgage Loan or, to the extent serviced hereunder, any Non-Trust Companion Loan as to which the related Trust Mortgage Loan is a Performing Trust Mortgage Loan.

          "Performing Party": As defined in Section 3.26(b).

          "Performing Trust Mortgage Loan": As of any date of determination, any Trust Mortgage Loan as to which no Servicing Transfer Event then exists.

          "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America; provided that such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided, further, that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

          (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

          (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

          (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

          (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

          (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; and provided, further, that in each case, if the instrument or security is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index.

          "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

          "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

          "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

          "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

          "Plurality Class R Certificateholder": As to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Trust Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the Group A-SP REMIC III Regular Interests, the Group A-X REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Trust Mortgage Loan is paid in its entirety on its Anticipated Repayment Date and that no Trust Mortgage Loan is otherwise voluntarily prepaid prior to its Maturity Date.

          "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

          "Prepayment Interest Excess": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the related Net Mortgage Rate for such Trust Mortgage Loan, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Mortgage Loan Documents relating to such Trust Mortgage Loan, to the extent such interest is collected by the Master Servicer or the Special Servicer.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period to the extent not collected from the borrower, the amount of uncollected interest that would have accrued at the Net Mortgage Rate for such Trust Mortgage Loan, plus the Trustee Fee Rate, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Trust Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

          "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

          "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class MM Certificates.

          "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Charge and/or Excess Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance and Condemnation Proceeds or Liquidation Proceeds.

          "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Mortgage Loan Seller, the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder, a Mayfair Mall Non-Trust Companion Loan Holder, a Rating Agency, a designee of the Depositor, a Certificateholder, a Certificate Owner or, to the extent identified as such by a Certificateholder or a Certificate Owner, a prospective purchaser of a Certificate or any interest therein.

          "Proposed Plan": As defined in Section 3.17(a).

          "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

          "Prospectus Supplement": That certain prospectus supplement dated September 11, 2003, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

          "PTCE": Prohibited Transaction Class Exemption.

          "PTE": Prohibited Transaction Exemption.

          "Purchase Price": With respect to any Trust Mortgage Loan to be purchased by (a) a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, (b) by the Series 2003-C4 Directing Certificateholder pursuant to Section 3.18(b), the Special Servicer pursuant to or as contemplated by Section 3.18(c), or an assignee or Affiliate of either thereof, in any case, pending determination of Fair Value, (c) the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or a Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by Section 3.31, or (d) by the holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

          (i) the outstanding principal balance of such Trust Mortgage Loan as of the date of purchase;

          (ii) all accrued and unpaid interest on such Trust Mortgage Loan (exclusive of Default Interest and Excess Interest, if any) to but not including the Due Date in the Collection Period of purchase (which includes unpaid Master Servicing Fees) and all related Special Servicing Fees accrued with respect to such Trust Mortgage Loan;

         (iii) all related unreimbursed Servicing Advances (or such Advances reimbursed by the Trust Fund) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

         (iv) if such Trust Mortgage Loan is being repurchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer; and

          (v) if such Trust Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and any realized losses and Trust Fund expenses incurred prior to such purchase date with respect to such Trust Mortgage Loan.

With respect to any Defaulted Trust Mortgage Loan to be purchased by the Series 2003-C4 Directing Certificateholder (or any assignee thereof) or the Special Servicer (or any Affiliate thereof) pursuant to Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Trust Mortgage Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the Purchase Price will equal the amount calculated in accordance with the second preceding sentence in respect of the related REO Trust Mortgage Loan (or, if such REO Property relates to the Mayfair Mall Mortgage Loan Combination, in respect of all of the related REO Mortgage Loans and treating the Mayfair Mall Non-Trust Companion Loans as if they were Trust Mortgage Loans).

          "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer": (i) With respect to any Mortgage Loan, Mortgaged Property or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) at least "A" by S&P and "A2" by Moody's if then rated by Moody's, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's if then rated by Moody's, "A-" by S&P or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

          "Qualified Mortgage": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.

          "Qualified Substitute Trust Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Trust Mortgage Loan; (iii) have the same Due Date as the Deleted Trust Mortgage Loan; (iv) accrue interest on the same Interest Accrual Basis as the Deleted Trust Mortgage Loan; (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Trust Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the Deleted Trust Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan and a current Debt Service Coverage Ratio of not less than the then-current Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan;
(x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a Deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Series 2003-C4 Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date and (xv) not be substituted for a Deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool established under this Agreement or the imposition of tax on any of such REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more Deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause
(ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no interest rate on any individual Qualified Substitute Trust Mortgage Loan, less the related Master Servicing Fee Rate and the Trustee Fee Rate, may be less than the lowest fixed Pass-Through Rate on any Class of Principal Balance Certificates. When a Qualified Substitute Trust Mortgage Loan is substituted for a Deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Trust Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

          "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

          "Rated Final Distribution Date": The Distribution Date in August
2036.

          "Rating Agency": Each of S&P and Moody's.

          "Realized Loss": With respect to:

          (1) each defaulted Trust Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Trust Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause
     (1)(c) of this definition, all unpaid interest accrued in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest, minus (c) all payments and proceeds, if any, received in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made that are applied as a recovery of principal of, or interest on, such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

          (2) each defaulted Trust Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any

     Default Interest and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest) so canceled; and

          (3) each defaulted Trust Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

          "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Reference Rate": With respect to any Distribution Date from and including the October 2003 Distribution Date to and including the September 2010 Distribution Date, the corresponding rate per annum set forth on Exhibit L hereto.

          "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates constitute Registered Certificates.

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

          "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

          "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC I": The segregated pool of assets designated as such in
Section 2.04(a)

          "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.04.

          "REMIC I Regular Interest MM-1": The REMIC I Regular Interest that bears the alphanumeric designation "MM-1".

          "REMIC I Regular Interest MM-2": The REMIC I Regular Interest that bears the alphanumeric designation "MM-2".

          "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.04(f).

          "REMIC I Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I issued pursuant to this Agreement.

          "REMIC II": The segregated pool of assets designated as such in
Section 2.06(a).

          "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in Section 2.06.

          "REMIC II Regular Interest A-1-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-1".

          "REMIC II Regular Interest A-1-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-2".

          "REMIC II Regular Interest A-1-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-3".

          "REMIC II Regular Interest A-1-A-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-1".

          "REMIC II Regular Interest A-1-A-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-2".

          "REMIC II Regular Interest A-1-A-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-3".

          "REMIC II Regular Interest A-1-A-4": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-4".

          "REMIC II Regular Interest A-1-A-5": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-5".

          "REMIC II Regular Interest A-1-A-6": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-6".

          "REMIC II Regular Interest A-1-A-7": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-7".

          "REMIC II Regular Interest A-1-A-8": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-8".

          "REMIC II Regular Interest A-2-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-2-1".

          "REMIC II Regular Interest A-2-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-2-2".

          "REMIC II Regular Interest A-2-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-2-3".

          "REMIC II Regular Interest A-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-3".

          "REMIC II Regular Interest A-4-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-1".

          "REMIC II Regular Interest A-4-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-2".

          "REMIC II Regular Interest A-4-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-3".

          "REMIC II Regular Interest A-4-4": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-4".

          "REMIC II Regular Interest B": The REMIC II Regular Interest that bears the alphabetic designation "B".

          "REMIC II Regular Interest C": The REMIC II Regular Interest that bears the alphabetic designation "C".

          "REMIC II Regular Interest D": The REMIC II Regular Interest that bears the alphabetic designation "D".

          "REMIC II Regular Interest E": The REMIC II Regular Interest that bears the alphabetic designation "E".

          "REMIC II Regular Interest F": The REMIC II Regular Interest that bears the alphanumeric designation "F".

          "REMIC II Regular Interest G": The REMIC II Regular Interest that bears the alphabetic designation "G".

          "REMIC II Regular Interest H": The REMIC II Regular Interest that bears the alphabetic designation "H".

          "REMIC II Regular Interest J": The REMIC II Regular Interest that bears the alphabetic designation "J".

          "REMIC II Regular Interest K": The REMIC II Regular Interest that bears the alphabetic designation "K".

          "REMIC II Regular Interest L": The REMIC II Regular Interest that bears the alphabetic designation "L".

          "REMIC II Regular Interest M": The REMIC II Regular Interest that bears the alphabetic designation "M".

          "REMIC II Regular Interest MM": The REMIC II Regular Interest that bears the alphabetic designation "MM".

          "REMIC II Regular Interest N" : The REMIC II Regular Interest that bears the alphabetic designation "N".

          "REMIC II Regular Interest O": The REMIC II Regular Interest that bears the alphabetic designation "O".

          "REMIC II Regular Interest P": The REMIC II Regular Interest that bears the alphabetic designation "P".

          "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.06(f).

          "REMIC II Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II issued pursuant to this Agreement.

          "REMIC III": The segregated pool of assets designated as such in
Section 2.08(a).

          "REMIC III Regular Interest A-SP-A-1-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-2".

          "REMIC III Regular Interest A-SP-A-1-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-3".

          "REMIC III Regular Interest A-SP-A-1-A-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-2".

          "REMIC III Regular Interest A-SP-A-1-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-3".

          "REMIC III Regular Interest A-SP-A-1-A-4": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-4".

          "REMIC III Regular Interest A-SP-A-1-A-5": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-5".

          "REMIC III Regular Interest A-SP-A-1-A-6": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-6".

          "REMIC III Regular Interest A-SP-A-1-A-7": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-A-7".

          "REMIC III Regular Interest A-SP-A-1-A-8": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-8".

          "REMIC III Regular Interest A-SP-A-2-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-2-1".

          "REMIC III Regular Interest A-SP-A-2-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-2-2".

          "REMIC III Regular Interest A-SP-A-2-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-2-3".

          "REMIC III Regular Interest A-SP-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-3".

          "REMIC III Regular Interest A-SP-A-4-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-4-1".

          "REMIC II Regular Interest A-SP-A-4-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-SP-A-4-2".

          "REMIC II Regular Interest A-SP-A-4-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-SP-A-4-3".

          "REMIC II Regular Interest A-SP-A-4-4": The REMIC II Regular Interest that bears the alphanumeric designation "A-SP-A-4-4".

          "REMIC III Regular Interest A-SP-B": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-SP-B".

          "REMIC III Regular Interest A-SP-C": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-SP-C".

          "REMIC III Regular Interest A-X-A-1-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-1".

          "REMIC III Regular Interest A-X-A-1-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-2".

          "REMIC III Regular Interest A-X-A-1-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-3".

          "REMIC III Regular Interest A-X-A-1-A-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-1".

          "REMIC III Regular Interest A-X-A-1-A-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-2".

          "REMIC III Regular Interest A-X-A-1-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-3".

          "REMIC III Regular Interest A-X-A-1-A-4": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-4".

          "REMIC III Regular Interest A-X-A-1-A-5": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-5".

          "REMIC III Regular Interest A-X-A-1-A-6": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-6".

          "REMIC III Regular Interest A-X-A-1-A-7": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-7".

          "REMIC III Regular Interest A-X-A-1-A-8": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-8".

          "REMIC III Regular Interest A-X-A-2-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-2-1".

          "REMIC III Regular Interest A-X-A-2-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-2-2".

          "REMIC III Regular Interest A-X-A-2-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-2-3".

          "REMIC III Regular Interest A-X-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-3".

          "REMIC III Regular Interest A-X-A-4-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-1".

          "REMIC III Regular Interest A-X-A-4-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-2".

          "REMIC III Regular Interest A-X-A-4-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-3".

          "REMIC III Regular Interest A-X-A-4-4": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-4".

          "REMIC III Regular Interest A-X-B": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-B".

          "REMIC III Regular Interest A-X-C": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-C".

          "REMIC III Regular Interest A-X-D": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-D".

          "REMIC III Regular Interest A-X-E": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-E".

          "REMIC III Regular Interest A-X-F": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-F".

          "REMIC III Regular Interest A-X-G": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-G".

          "REMIC III Regular Interest A-X-H": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-H".

          "REMIC III Regular Interest A-X-J": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-J".

          "REMIC III Regular Interest A-X-K": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-K".

          "REMIC III Regular Interest A-X-L": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-L".

          "REMIC III Regular Interest A-X-M": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-M".

          "REMIC III Regular Interest A-X-N": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-N".

          "REMIC III Regular Interest A-X-O": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-O".

          "REMIC III Regular Interest A-X-P": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-P".

          "REMIC III Regular Interest Certificate": Any of the Interest Only Certificates and the Principal Balance Certificates.

          "REMIC III Remittance Rate": The per annum rate at which interest accrues in respect of any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.08(f).

          "REMIC III Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III issued pursuant to this Agreement.

          "REMIC Pool": Any of REMIC I, REMIC II or REMIC III.

          "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[name of Special Servicer], as Special Servicer, in trust for [name of Trustee], as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C4 REO Account". Any such account or accounts shall be an Eligible Account.

          "REO Acquisition": With respect to any Mortgage Loan, the acquisition of the related Mortgaged Property as REO Property by the Special Servicer on behalf of the Trust Fund and/or any affected Non-Trust Companion Loan Holder.

          "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

          "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

          "REO Extension": As defined in Section 3.16(a).

          "REO Mortgage Loan": Any REO Trust Mortgage Loan or REO Non-Trust Companion Loan.

          "REO Non-Trust Companion Loan": Any of the three mortgage loans deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of the Mayfair Mall Mortgage Loan Combination, or any mortgage loan deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of an A/B Mortgage Loan Combination. Any REO Non-Trust Companion Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payments and otherwise to have the same terms and conditions as its predecessor Non-Trust Companion Loan (such terms and conditions to be applied without regard to the default on such predecessor Non-Trust Companion Loan or the subject REO Acquisition). Any REO Non-Trust Companion Loan shall be deemed to have an initial unpaid principal balance equal to the unpaid principal balance of its predecessor Non-Trust Companion Loan as of the related REO Acquisition Date. All Monthly Payments and other amounts due and owing, or deemed to be due and owing, in respect of any Non-Trust Companion Loan as of the related REO Acquisition Date, shall be deemed to continue to be due and owing in respect of the related REO Non-Trust Companion Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of any Non-Trust Companion Loan as of the related REO Acquisition Date, including any unpaid or unreimbursed servicing compensation and Servicing Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section
3.04 and related intercreditor, co-lender or similar agreement to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of the related REO Non-Trust Companion Loan.

          "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders and, if such property relates to a Mortgage Loan Combination, each related Non-Trust Companion Loan Holder, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Trust Mortgage Loan.

          "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

          "REO Tax": As defined in Section 3.17(a).



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

          "REO Trust Mortgage Loan": The mortgage loan deemed to be outstanding and part of the Mortgage Pool with respect to each REO Property. Each REO Trust Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Trust Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Trust Mortgage
Loan). Each REO Trust Mortgage Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Trust Mortgage Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Trust Mortgage Loan as of the related REO Acquisition Date, including accrued and unpaid interest, shall continue to be due and owing in respect of an REO Trust Mortgage Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Trust Mortgage Loan as of the related REO Acquisition Date, including any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer or the Trustee in respect of an REO Trust Mortgage Loan.

          "Replacement Trust Mortgage Loan": Any Qualified Substitute Trust Mortgage Loan that is substituted by a Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor for a Defective Trust Mortgage Loan as contemplated by Section 2.03.

          "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Requesting Subordinate Certificateholder": The Holder of any of the Class L, Class M, Class N, Class O or Class P Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder".

          "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

          "Revised Rate": With respect to any ARD Mortgage Loan, the increased interest rate after the related Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan Documents.

          "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

          "Sarbanes-Oxley Certification": As defined in Section 3.26(a).

          "Securities Act": The Securities Act of 1933, as amended.

          "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

          "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

          "Senior Certificates": Collectively, the Class A-P&I Certificates and the Interest Only Certificates.

          "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool (exclusive of the Uncertificated Principal Balance of REMIC I Regular Interest MM-2) that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Net Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Net Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

          "Series 2003-C4 Directing Certificateholder": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Certificates of the Controlling Class selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class (which selection shall be evidenced by notice delivered by the Series 2003-C4 Directing Certificateholder to the parties hereto and the prior Series 2003-C4 Directing Certificateholder, if any); provided, however, that until a Series 2003-C4 Directing Certificateholder is so selected or after receipt of a notice from the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class that a Series 2003-C4 Directing Certificateholder is no longer designated, the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represents the largest aggregate Percentage Interest in the Controlling Class shall be the Series 2003-C4 Directing Certificateholder. The initial Series 2003-C4 Directing Certificateholder will be Lennar Partners, Inc. No appointment of any Person as a Series 2003-C4 Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed as Series 2003-C4 Directing Certificateholder, the Master Servicer, the Special Servicer and the Trustee shall not be required to recognize the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represent the largest aggregate Percentage Interest in the Controlling Class as the Series 2003-C4 Directing Certificateholder until such Certificateholder or Certificate Owner, as the case may be, provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

          "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to or as contemplated by any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or Special Servicer.

          "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, together with copies of documents required to be part of the related Mortgage File.

          "Servicing Officer": Any officer and/or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

          "Servicing Standard": As defined in Section 3.01(a).

          "Servicing Transfer Event": With respect to any Trust Mortgage Loan, the occurrence of any of the following events:

          (i) in the case of a Balloon Trust Mortgage Loan, a payment default shall have occurred on such Trust Mortgage Loan (and/or, in the case of the Mayfair Mall Trust Mortgage Loan, on any Mayfair Mall Non-Trust Companion Loan) at its Maturity Date, or if the Master Servicer has received evidence prior to its Maturity Date that the related Borrower has obtained a firm commitment to refinance such Trust Mortgage Loan
     (and, in the case of the Mayfair Mall Trust Mortgage Loan, each Mayfair Mall Non-Trust Companion Loan), such default continues unremedied (including, in the case of the Mayfair Mall Trust Mortgage Loan, by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder) beyond the earlier of (A) 60 days after its Maturity Date or (B) the expiration of such commitment; or

          (ii) any Monthly Payment (other than a Balloon Payment) on such Trust Mortgage Loan (and/or, in the case of the Mayfair Mall Trust Mortgage Loan, on any Mayfair Mall Non-Trust Companion Loan) is 60 days or more delinquent; or

          (iii) the Master Servicer or the Special Servicer reasonably determines that a payment default with respect to such Trust Mortgage Loan (or in the case of the Mayfair Mall Trust Mortgage Loan, any Mayfair Mall Non-Trust Mortgage Loan), has occurred or is imminent and is not likely to be cured by the related Borrower (or, in the case of the Mayfair Mall Trust Mortgage Loan, by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder) within 60 days (provided that any such determination by the Special Servicer that a payment default is imminent shall not be the basis for a Servicing Transfer Event unless the Series 2003-C4 Directing Certificateholder concurs); or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Trust Mortgage Loan shall not be a Specially Serviced Trust Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

          (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vii) the Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

          (viii) any other default (exclusive of an Acceptable Insurance Default) that, in the reasonable judgment of the Master Servicer or the Special Servicer, has materially and adversely affected the value of such Trust Mortgage Loan (and/or, in the case of the Mayfair Mall Trust Mortgage Loan, the value of any Mayfair Mall Non-Trust Companion Loan) has occurred and has continued unremedied (including, in the case of the Mayfair Mall Trust Mortgage Loan by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder) for 60 days (irrespective of any applicable grace period specified in the related Mortgage Loan Documents).

A Servicing Transfer Event with respect to any Trust Mortgage Loan shall cease to exist:

          (w)    in the case of the circumstances described in clauses (i) and
     (ii) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Trust Mortgage Loan (and, in the case of the Mayfair Mall Trust Mortgage Loan, the terms of the respective Mayfair Mall Non-Trust Companion Loans) (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

          (x)    in the case of the circumstances described in clauses (iii),
     (iv), (v) and (vi) above, if and when such circumstances cease to exist in the reasonable judgment of the applicable Special Servicer;

          (y) in the case of the circumstances described in clause (vii) above, if any, when the proceedings are terminated; and

          (z) in the case of the circumstances described in clause (viii) above, if and when such default is cured in the reasonable judgment of the applicable Special Servicer.

          "Significant Trust Mortgage Loan": At any time, (a) any Trust Mortgage Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Trust Mortgage Loan, (y) part of a group of Crossed Trust Mortgage Loans or (z) part of a group of Trust Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Trust Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time.

          "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the Master Servicer or

Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Mortgage Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and record-keeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

          "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to

"highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

          "Special Servicer": Lennar, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicer Employees": As defined in Section 3.07(c).

          "Special Servicing Fee": With respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b), and any comparable fee payable to the Special Servicer with respect to each Mayfair Mall Non-Trust Companion Loan (if it is a Specially Serviced Mortgage Loan) or any successor REO Non-Trust Companion Loan with respect thereto pursuant to the last paragraph of Section 3.11(b).

          "Special Servicing Fee Rate": With respect to each Specially Serviced Trust Mortgage Loan, each Mayfair Mall Non-Trust Companion Loan (if it is a Specially Serviced Mortgage Loan) and each REO Mortgage Loan, 0.25% per annum.

          "Specially Designated Servicing Action": Any of the following actions:

          (i) any modification, waiver or amendment of a monetary term of a Mortgage Loan (other than an extension of the original maturity for six months or less following the original maturity date and a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is addressed in clause (viii) below);

          (ii) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund);

          (iv) any determination to bring a Mortgaged Property securing a Specially Serviced Mortgaged Loan or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property or REO Property;

          (v) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

          (vi) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

          (vii) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

          (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan; and/or

          (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

          "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

          "Specially Serviced Trust Mortgage Loan": As defined in Section
3.01(a).

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.04(a) (in the case of REMIC I), Section 2.06(a) (in the case of REMIC II) or Section 2.08(a) (in the case of REMIC III), as applicable.

          "Stated Principal Balance": With respect to any Trust Mortgage Loan (and any successor REO Trust Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in September 2003 or, in the case of any Replacement Trust Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Trust Mortgage Loan (or successor REO Trust Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan (or successor REO Trust Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Trust Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Trust Mortgage Loan or of the related REO Trust Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

          "Subordinate Certificate": Any of the Class MM, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class R Certificates.

          "Subordinate Principal Balance Certificate": Any of the Subordinate Certificates that is also a Principal Balance Certificate.

          "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The subservicing agreements between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans by such Sub-Servicer as provided in Section 3.22.

          "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Trust Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Trust Mortgage Loans are substituted (at the same time) for one or more Deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Trust Mortgage Loan or

Trust Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Trust Mortgage Loan or Qualified Substitute Trust Mortgage Loans.

          "Successor Manager": As defined in Section 3.19(b).

          "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

          "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

          "Termination Notice": As defined in Section 7.01(b).

          "Termination Price": As defined in Section 9.01.

          "Total Principal Distribution Amount": An amount equal to:

          (a) with respect to any Distribution Date prior to the Final Distribution Date, the aggregate (without duplication) of the following--

               (i) all payments of principal (including Principal Prepayments) received by or on behalf of the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in September 2003 or on a Due Date subsequent to the end of the related Collection Period,

               (ii) all scheduled payments of principal due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

               (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust with respect to any of the Trust Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in September 2003 or for which a P&I Advance was previously made for a prior Distribution Date,

               (iv) all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in September 2003 or for which a P&I Advance was previously made for a prior Distribution Date, and

               (v) the respective principal portions of all P&I Advances made in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to such Distribution Date; and

          (b) with respect to the Final Distribution Date, the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

          "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

          "Trust": The trust created hereby.

          "Trust Assets": The assets comprising the Trust Fund.

          "Trust Fund": All of the assets of all the REMIC Pools and both of the Grantor Trust Pools.

          "Trust Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Replacement Trust Mortgage Loan. As used herein, the term "Trust Mortgage Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. Each mortgage loan identified on the Trust Mortgage Loan Schedule shall constitute a single Trust Mortgage Loan, regardless of the number of promissory notes that collectively evidence the same.

          "Trust Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibits B-1 and B-2, collectively, which list sets forth the following information with respect to each Trust Mortgage Loan:

          (i) the loan number (as specified in Exhibit A-1 to the Prospectus Supplement);

          (ii)  the property name;

          (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

          (iv)   the Mortgage Rate in effect at the Cut-off Date;

          (v)    the Net Mortgage Rate in effect at the Cut-off Date;

          (vi)   the original principal balance;

          (vii)  the Cut-off Date Principal Balance;

          (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Trust Mortgage Loan, the Anticipated Repayment Date;

          (ix)   the original and remaining amortization terms;

          (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

          (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

          (xii)  the Interest Accrual Basis;

         (xiii)  the Master Servicing Fee Rate;

          (xiv)  the Due Date;

           (xv)  whether such loan is an ARD Trust Mortgage Loan;

          (xvi) whether the Trust Mortgage Loan is subject to lockout/defeasance;

         (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

        (xviii) whether such Trust Mortgage Loan has the benefit of an Environmental Insurance Policy;

          (xix) whether such Trust Mortgage Loan is secured by the related Borrower's interest in Ground Leases;

           (xx) whether such Trust Mortgage Loan is secured by a Letter of Credit; and

          (xxi)  which Loan Group includes such Trust Mortgage Loan.

          Such Trust Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Trust Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

          "Trustee": Wells Fargo, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

          "Trustee Account": As defined in Section 3.06(a).

          "Trustee Exception Report": As defined in Section 2.02(e).

          "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

          "Trustee Fee Rate": 0.00175% per annum.

          "Trustee Report": As defined in Section 4.02(a).

          "UCC": The Uniform Commercial Code, as enacted in each applicable state.

          "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

          "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.04(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.06(e) hereof).

          "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Trust Mortgage Loan as to which a Principal Prepayment is made, the excess, if any, of (i) the Prepayment Interest Shortfall relating to a Principal Prepayment, if any, for such Trust Mortgage Loan as of such Distribution Date, over (ii) the deposits made by the Master Servicer or the Special Servicer to the Trustee pursuant to Section 3.02(c).

          "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds
(ii) the aggregate amount of Prepayment Interest Excesses, if any, on all Trust Mortgage Loans for such Distribution Date.

          "Underwriters": Collectively, CSFB LLC, Greenwich Capital Markets, Inc. and McDonald Investments Inc.

          "Underwriter Exemption": PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

          "Unfunded Principal Balance Reduction": Any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b), or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

          "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

          "USPAP": The Uniform Standards of Professional Appraisal Practices.

          "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X and Class A-SP Certificates, based on the respective Class Notional Amount of each such Class relative to the aggregate Class Notional Amount of both such Classes; and (ii) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the then Class Principal Balance of such Class, and the denominator of which is equal to the then aggregate Certificate Principal Balance of the Principal Balance Certificates. The Class R and Class V Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

          "Website": Either the internet website maintained by the Trustee (initially located at "www.ctslink.com/cmbs"), the website maintained by the Master Servicer or the website maintained by the CMSA, as applicable.

          "Wells Fargo": As defined in the Preliminary Statement to this Agreement.

          "Withheld Amounts": As defined in Section 3.28(a).

          "Workout Fee": The fee designated as such, and paid or payable, as the context may require, to the Special Servicer with respect to each Corrected Trust Mortgage Loan (or, under similar circumstances, any comparable fee payable to the Special Servicer with respect to any Mayfair Mall Non-Trust Companion Loan (if it is a Corrected Mortgage Loan)), pursuant to Section 3.11(b).

          "Workout Fee Rate": 1.0%.

          "Yield Maintenance Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

          "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a

Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

          "Yield Maintenance Minimum Amount": With respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

              (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

             (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

              (iv) a reference to a Subsection without further reference to a
          Section is a reference to such Subsection as contained in the same
          Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

              (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03. Certain Calculations in Respect of the Mortgage Loans.

          (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Trust Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any A/B Mortgage Loan Combination, including any payments from Borrowers, Insurance and Condemnation Proceeds and

Liquidation Proceeds, shall be applied between the related A-Note Trust Mortgage Loan and B-Note Non-Trust Companion Loan in accordance with the express provisions of the related A/B Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of the Mayfair Mall Mortgage Loan Combination, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied among the respective Mortgage Loans comprising the Mayfair Mall Mortgage Loan Combination in accordance with the express provisions of the Mayfair Mall Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan is an A-Note Trust Mortgage Loan, is the Mayfair Mall Trust Mortgage Loan or constitutes part of a Cross-Collateralized Group), including any payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; third, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of the Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of any Penalty Charges then due and owing under such Trust Mortgage Loan; sixth, as a recovery of any Yield Maintenance Charge then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any assumption fees and modification fees then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Excess Interest; ninth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, tenth, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust. Amounts allocable to any Mayfair Mall Non-Trust Companion Loan shall be applied in the same manner as is provided in the prior sentence with respect to the Mayfair Mall Trust Mortgage Loan.

          (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property and, if such REO Property relates to a Mortgage Loan Combination, exclusive of amounts payable to the related Non-Trust Companion Loan Holder(s) in accordance with the related A/B Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, as applicable) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Trust Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; third, as a recovery of principal of the related REO Trust Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Penalty Charges deemed to be due and owing in respect of the related REO Trust Mortgage Loan; fifth, as a recovery of any Yield Maintenance Charge deemed to be due and owing in respect of the related REO Trust Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Trust Mortgage Loan (other than, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and seventh, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust. Collections allocable to a successor REO Non-Trust Companion Loan in respect of any Mayfair Mall Non-Trust Companion Mortgage Loan shall be applied in the same manner as is provided in the prior sentence with respect to a successor REO Trust Mortgage Loan in respect of the Mayfair Mall Trust Mortgage Loan.

          (c) For the purposes of this Agreement, Excess Interest on an ARD Trust Mortgage Loan or a successor REO Trust Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Trust Mortgage Loan or successor REO Trust Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          (d) The foregoing applications of amounts received in respect of any Mortgage Loan, Mortgage Loan Combination or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

          (e) All calculations of interest earned on Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Mortgage Loan as if such Principal Prepayment had been received, on the following Due Date (so long as such next following Due Date is in the same Collection Period as the actual date of receipt) and (ii) all other Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Mortgage Loan.

          (g) Notwithstanding the terms of any Trust Mortgage Loan, the Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Trust Mortgage Loan, except to the extent that (i) all reserves required to be established with the Master Servicer and then required to be funded pursuant to the terms of such Trust Mortgage Loan have been so funded, (ii) all payments of principal and interest then due on such Trust Mortgage Loan have been paid and
(iii) all related operating expenses, if applicable, have been paid to the related Lock-Box Account or reserved for pursuant to the related Lock-Box Agreement.

          SECTION 1.04. Crossed Trust Mortgage Loans.

          Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Trust Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Crossed Trust Mortgage Loan (or successor REO Trust Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Trust Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Trust Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Trust Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Trust Mortgage Loan.

                                  ARTICLE II

        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES


          SECTION 2.01. Conveyance of Original Trust Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust 2003-C4". Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Original Trust Mortgage Loans, (ii) the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Original Trust Mortgage Loans (other than payments of principal and interest due and payable on the Original Trust Mortgage Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Original Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Original Column Trust Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from Column; (ii) its acquisition of the Original KeyBank Trust Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from KeyBank; and (iii) its transfer of the Original Trust Mortgage Loans to the Trust, pursuant to this Section 2.01(a), as a sale of such Trust Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (iii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Trust Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Trust Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

          (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Mortgage File for each Original Trust Mortgage Loan so assigned.

          Notwithstanding the foregoing, if a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Trust Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit substantially in the form attached as Exhibit J hereto, certifying that the original thereof has been lost or destroyed.

          Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File", with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if:
(i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee, on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

          Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File", with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee on or before the Closing Date.

          Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing office and such Mortgage Loan Seller has so notified the Trustee, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery; provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

          Neither the Trustee nor the Master Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b).

          (c) At the expense of the related Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Trust Mortgage Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Replacement Trust Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clauses (xi) and (xiv) of the definition of "Mortgage File". Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised Article 9 in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The respective Mortgage Loan Purchase Agreements provide for the reimbursement of the Trustee, in each case by the related Mortgage Loan Seller, for the Trustee's costs and expenses incurred in performing its obligation under this Section 2.01(c).

          Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Trust Mortgage Loans conveyed by it to the Depositor (or, in the case of a Replacement Trust Mortgage Loan, to the Trustee) under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon.

          (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, within 10 Business Days after the Closing Date, all documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Trust Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any attorney/client privileged communications and documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal communication, except for the underwriting information contained in the underwriting memorandum or asset summary report prepared by the applicable Mortgage Loan Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement) that are not required to be a part of a Mortgage File in accordance with the definition thereof, and all such items shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as such items relate to a Non-Trust Companion Loan, the related Non-Trust Companion Loan Holder).

          In addition, with respect to each Trust Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to (and vest in) the Trustee such party's rights as the beneficiary thereof and drawing party thereunder.

          (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

          (f) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Original Trust Mortgage Loans in the name of such Mortgage Loan Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

          (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Trust Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Trust Mortgage Loans in such group of Crossed Trust Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Trust Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Trust Mortgage Loans in such group of Crossed Trust Mortgage Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Trust Mortgage Loan.

          SECTION 2.02. Acceptance by Trustee.

          (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the

Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that to the extent that a Mortgage File relates to the Mayfair Mall Trust Mortgage Loan or an A-Note Trust Mortgage Loan, the Trustee shall also hold such Mortgage File in the trust on behalf of the related Non-Trust Companion Loan Holders; provided further that the Trustee or any Custodian appointed by the Trustee pursuant to Section 8.12 shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the Master Servicer hereby undertakes.

          (b) Within 60 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (substantially in the form attached hereto as Exhibit O) to each of the Depositor, the Master Servicer, the Special Servicer, the respective Mayfair Mall Non-Trust Companion Loan Holders and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed in the Trust Mortgage Loan Schedule (other than any Trust Mortgage Loan paid in full and any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, appear to have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

          (c) The Trustee shall review each of the Mortgage Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections
2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the respective Mayfair Mall Non-Trust Companion Loan Holders and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed on the Trust Mortgage Loan Schedule (excluding any Trust Mortgage Loan as to which a Liquidation Event has occurred or any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause
(iii) and clause (v) of the definition of "Mortgage File", or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule. Further, with respect to the documents described in clause (xi) of the definition of the Mortgage File, the Trustee may assume, for purposes of the certification delivered pursuant to this
Section 2.02(c), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property, or, with respect to any Mortgage Loan that has two or more

Borrowers, one state level UCC Financing Statement filing in the state of incorporation of each such Borrower. The Trustee shall, upon request, provide the Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording offices.

          (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (x), (xiii), (xiv), (xv), (xvii) and (xix) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Trust Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of the definition of "Mortgage File" is effective under applicable law. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.

          (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that a Defect exists with respect to any Mortgage File, the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller, by providing a written report (the "Trustee Exception Report") setting forth for each affected Trust Mortgage Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Trust Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

          (f) Upon the second anniversary of the Closing Date, the Trustee shall deliver a final exception report as to any remaining Defects or required Mortgage Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

          SECTION 2.03. Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and Breaches of Representations and Warranties.

          (a) The Depositor hereby represents, warrants and covenants that:

              (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Original Trust Mortgage Loans in accordance with this Agreement; the

          Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

              (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

             (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

               (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Original Trust Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

                (v) The Depositor's transfer of the Original Trust Mortgage Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vi) The Depositor is not transferring the Original Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

              (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a);

             (viii) After giving effect to its transfer of the Original
          Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

                (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

               (xi) Immediately prior to the transfer of the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Trust Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

               (xii) The Depositor has not transferred any of its right, title and interest in and to the Original Trust Mortgage Loans to any Person other than the Trustee;

              (xiii) The Depositor is transferring all of its right, title and interest in and to the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor;

              (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Trust Mortgage Loans by the Depositor to the Trustee; and

              (xv) Following consummation of the conveyance of the Original Trust Mortgage Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Original Trust Mortgage Loans, and if a third party, including a potential purchaser of the Original Trust Mortgage Loans, should inquire, the Depositor shall promptly indicate that the Original Trust Mortgage Loans have been sold and shall claim no ownership interest therein.

          (b) If any Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect or a Breach with respect to any Trust Mortgage Loan, it shall give notice to the Master Servicer, the Special Servicer and the Trustee. If the Master Servicer or the Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Trust Mortgage Loan or the interests of the Certificateholders therein (any such Defect or Breach, a "Material Defect" and a "Material Breach", respectively), it shall give prompt written notice of such Defect or Breach to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller and shall request that such Mortgage Loan Seller, not later than the earlier of 90 days from the receipt by the applicable Mortgage Loan Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Defect or Breach in all material respects, (ii) repurchase the affected Trust Mortgage Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement, or (iii) substitute a Qualified Substitute Trust Mortgage Loan for such affected Trust Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master

Servicer for deposit into the Collection Account any Substitution
Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Trust Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional 90 days to cure such Material Defect or Material Breach (provided that the Mortgage Loan Seller has delivered to the Master Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the Mortgage Loan Seller that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period).

          Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Trust Mortgage Loan and the value of a Trust Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Servicing File of any required original Letter of Credit (as required in the parenthetical exception in the first paragraph of Section 2.01(b)) (provided that such Defect may be cured by the provision of a substitute Letter of Credit or a cash reserve on behalf of the related Borrower); or (f) the absence from the Mortgage File of the original or a copy of any required Ground Lease.

          Any Defect or Breach which causes any Trust Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of the Certificateholders therein and the Initial Resolution Period for the affected Trust Mortgage Loan shall be 90 days following the earlier of (i) the discovery of such Defect or Breach by any party to this Agreement (so long as the related Mortgage Loan Seller received prompt notice thereof pursuant to
Section 7 of the related Mortgage Loan Purchase Agreement) and (ii) the related Mortgage Loan Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

          If any affected Trust Mortgage Loan is to be repurchased by reason of a Material Breach or a Material Defect with respect thereto, the Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer. In addition, if the Mayfair Mall Trust Mortgage Loan is to be repurchased by reason of a Material Breach or a Material Defect with respect thereto, the Master Servicer shall require the party effecting the purchase to reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for any amounts due and owing to them with respect to the Mayfair Mall Non-Trust Companion Loans hereunder (to the extent that such amounts are not otherwise included as part of the Purchase Price and would otherwise have been payable out of future collections on the Mayfair Mall Non-Trust Companion Loans).

          If (x) a Trust Mortgage Loan is to be repurchased or substituted for as contemplated above, (y) such Trust Mortgage Loan is a Crossed Trust Mortgage Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Defect or a Material Breach, as the case may be, as to any related Crossed Trust Mortgage Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Defect or a Material Breach as to any related Crossed Trust Mortgage Loan for purposes of the above provisions, and the Mortgage Loan Seller shall be required to repurchase or substitute for any related Crossed Trust Mortgage Loan in accordance with the provisions above unless the Crossed Trust Mortgage Loan Repurchase Criteria would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed Trust Mortgage Loans as to which a Material Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Trust Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Trust Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Trust Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Trust Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The Special Servicer will be entitled to cause to be delivered, or direct the Mortgage Loan Seller to (in which case the Mortgage Loan Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Trust Mortgage Loan Repurchase Criteria has been satisfied, in each case at the expense of the Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the Mortgage Loan Seller (such approval not to be unreasonably withheld).

          With respect to any Crossed Trust Mortgage Loan conveyed hereunder, to the extent that the Mortgage Loan Seller repurchases an affected Crossed Trust Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Trust Mortgage Loans, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Trust Mortgage Loan repurchased or substituted by the related Mortgage Loan Seller, on the one hand, and any related Crossed Trust Mortgage Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the Mortgage Loan Seller shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Trust Mortgage Loan, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or Letters of Credit securing the affected Crossed Trust Mortgage Loans shall be allocated between such Trust Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Trust Mortgage Loans shall remain in full force and effect, without any modification thereof.

          In connection with any repurchase of or substitution for a Trust Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase or substitution by a Mortgage Loan Seller) upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Mortgage Loan Seller, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement.

          Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Trust Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase or substitute for the Trust Mortgage Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and
(i) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Mortgage Loan Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breach or Material Defect in this Section 2.03(b).

          Whenever one or more Replacement Trust Mortgage Loans are substituted for a Defective Trust Mortgage Loan by a Mortgage Loan Seller, the Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such Replacement Trust Mortgage Loan satisfies or such Replacement Trust Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Trust Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Trust Mortgage Loan, as contemplated by this Section 2.03, if the Trust Mortgage Loan to be replaced is the Mayfair Mall Trust Mortgage Loan or was itself a Replacement Trust Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Defect, the affected Trust Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Trust Mortgage Loan after the related date of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related Due Date in September 2003 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Trust Mortgage Loan on or prior to the related date of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

          In the case of a Column Trust Mortgage Loan, all references in the foregoing paragraphs of this Section 2.03(b) to "Mortgage Loan Seller" shall be deemed to also be references to the Column Performance Guarantor (but only if and to the extent that the Column Performance Guarantor would, pursuant to the Column Performance Guarantee, be liable for those obligations of Column as a Mortgage Loan Seller under the Column Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

          Section 7 of each of the Mortgage Loan Purchase Agreements and the Column Performance Guarantee provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

          If a Mortgage Loan Seller (and, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor) defaults on its obligations to repurchase any Trust Mortgage Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Master Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of the Mortgage Loan Sellers under Section 7 of the related Mortgage Loan Purchase Agreement and the obligations of the Column Performance Guarantor under the Column Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Trust Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller; second, pursuant to Section 3.05(a)(ix) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(x) out of general collections on the Trust Mortgage Loans on deposit in the Collection Account.

          If the applicable Mortgage Loan Seller or the Column Performance Guarantor incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Trust Mortgage Loan, such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Mortgage Loan Seller's or the Column Performance Guarantor's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Trust Mortgage Loan; and provided, further, that in the event and to the extent that such expenses of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with any Trust Mortgage Loan exceed five percent of the then outstanding principal balance of such Trust Mortgage Loan, then such Mortgage Loan Seller's or the Column Performance Guarantor's rights to reimbursement pursuant to this paragraph with respect to such Trust Mortgage Loan and such excess expenses shall not (without the prior written consent of the Master Servicer or the Special Servicer, as applicable, which shall not be unreasonably withheld or delayed) be exercised until the payment in full of such Trust Mortgage Loan (as such Trust Mortgage Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be; provided, however, that the preceding clause shall not operate to prevent the Master Servicer from using reasonable efforts, exercised in the Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. A Mortgage Loan Seller or the Column Performance Guarantor may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise; provided that (i) the Master Servicer or, with respect to a Specially Serviced Trust Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by the Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee and the Certificateholders pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Mortgage Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

          SECTION 2.04. Creation of REMIC I; Issuance of the REMIC I Regular
                        Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I.

          (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Trust Mortgage Loans that are from time to time subject to this Agreement, together with (A) all payments under and proceeds of such Trust Mortgage Loans received after the Closing Date or, in the case of any such Trust Mortgage Loan that is a Replacement Trust Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Due Dates for such Trust Mortgage Loans in September 2003 or, in the case of any such Trust Mortgage Loan that is a Replacement Trust Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Strip and/or Excess Interest), and (B) all rights of the holder of such Trust Mortgage Loans under the related Mortgage Loan Documents and in and to any related Additional Collateral; (ii) any REO Property acquired in respect of any Trust Mortgage Loan (exclusive of any interest therein that a Non-Trust Companion Loan Holder may have); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, each Mortgage Loan Combination Custodial Account (insofar as it relates to the subject Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto) and, if established, the REO Account (exclusive of any such amounts that constitute Excess Servicing Strip and/or Excess Interest, and further exclusive of any such amounts that are allocable to a Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto); (iv) the rights of the Depositor under the respective Mortgage Loan Purchase Agreements; and (v) the rights of the Trustee under the Column Performance Guarantee. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment to the Trustee of the Original Trust Mortgage Loans and certain related assets, pursuant to Section 2.01(b), and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. Two REMIC I Regular Interests shall be issued with respect to the Mayfair Mall Trust Mortgage Loan, and one REMIC I Regular Interest shall be issued with respect to each other Original Trust Mortgage Loan. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Trust Mortgage Loan in respect of which it was issued, to each Replacement Trust Mortgage Loan (if any) substituted for such Original Trust Mortgage Loan, and to each REO Trust Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of such Original Trust Mortgage Loan or any such Replacement Trust Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

          (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (d) The designations for the REMIC I Regular Interests that relate to the Mayfair Mall Trust Mortgage Loan shall be "MM-1" and "MM-2", respectively. The designation for each other REMIC I Regular Interest shall be the loan number for the related Trust Mortgage Loan set forth in the Trust Mortgage Loan Schedule.

          (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 shall be the Cut-off Date Principal Balance of the Mayfair Mall Trust Mortgage Loan (as specified in the Trust Mortgage Loan Schedule) (net of $2,491,998, the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 shall be $2,491,998 and the Uncertificated Principal Balance of each other REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Trust Mortgage Loan (as specified in the Trust Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

          (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. With respect to REMIC I Regular Interest MM-2, the REMIC I Remittance Rate for any Interest Accrual Period shall equal the product of (i) 3.076250% per annum, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30. With respect to any other particular REMIC I Regular Interest, the REMIC I Remittance Rate for any Interest Accrual Period shall be calculated as follows:

               (i) if, as of the Closing Date, the related Original Trust Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Original Trust Mortgage Loan as of the Closing Date; and

               (ii) if, as of the Closing Date, the related Original Trust Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of

          (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Original Trust Mortgage Loan as of the Closing Date (or, if the subject REMIC I Regular Interest is REMIC I Regular Interest MM-1, 3.076250% per annum); provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during the month of January of 2004 or any year thereafter or during the month of December of 2004 or any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Withheld Amount that is to be transferred from the Distribution Account to the Interest Reserve Account on the related Distribution Date in accordance with Section 3.28, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during the month of February of 2004 or any year thereafter, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Withheld Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on September 1, 2003. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution
Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Uncovered Prepayment Interest Shortfall Amount, if any, for each Distribution Date shall be allocated: (i) to

REMIC I Regular Interest MM-1, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 for the related Interest Accrual Period and (B) the product of (1) that portion, if any, of such Uncovered Prepayment Interest Shortfall Amount that is attributable to the Mayfair Mall Trust Mortgage Loan, multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 for the related Interest Accrual Period; (ii) to REMIC I Regular Interest MM-2, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to REMIC I Regular Interest MM-2 for the related Interest Accrual Period and (B) the product of (1) that portion, if any, of such Uncovered Prepayment Interest Shortfall Amount that is attributable to the Mayfair Mall Trust Mortgage Loan, multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to REMIC I Regular Interest MM-2 for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 for the related Interest Accrual Period; and (iii) to each other REMIC I Regular Interest, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject REMIC I Regular Interest for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof that is allocable to REMIC I Regular Interest MM-1 and/or REMIC I Regular Interest MM-2), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the REMIC I Regular Interests (exclusive of REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2) for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to
Section 4.01(l).

          (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

              (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

          SECTION 2.05. Conveyance of the REMIC I Regular Interests;
                        Acceptance of the REMIC I Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular

Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

          SECTION 2.06. Creation of REMIC II; Issuance of the REMIC II Regular
                        Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.05 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 34 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

          (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (d) The REMIC II Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-1-1", "A-1-2, "A-1-3", "A-2-1", "A-2-2", "A-2-3", "A-3", "A-4-1", "A-4-2", "A-4-3", "A-4-4",
"A-1-A-1", "A-1-A-2", "A-1-A-3", "A-1-A-4", "A-1-A-5", "A-1-A-6", "A-1-A-7",
"A-1-A-8", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N", "O",
"P" and "MM".

          (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

         Designation of                Initial Uncertificated
    REMIC II Regular Interest            Principal Balance
    ---------------------------        -----------------------

              A-1-1                       $         9,973,000
              A-1-2                       $        48,313,000
              A-1-3                       $         8,648,000
              A-2-1                       $        56,379,000
              A-2-2                       $        46,030,000
              A-2-3                       $        15,817,000
               A-3                        $        89,652,000
              A-4-1                       $        12,855,000
              A-4-2                       $        38,921,000
              A-4-3                       $        46,253,000
              A-4-4                       $       410,468,000
             A-1-A-1                      $         3,104,000
             A-1-A-2                      $        15,436,000
             A-1-A-3                      $        15,757,000
             A-1-A-4                      $        19,372,000
             A-1-A-5                      $        52,950,000
             A-1-A-6                      $        11,813,000
             A-1-A-7                      $        18,916,000
             A-1-A-8                      $       188,954,000
                B                         $        36,765,000
                C                         $        16,711,000
                D                         $        33,422,000
                E                         $        16,711,000
                F                         $        21,724,000
                G                         $        15,040,000
                H                         $        16,711,000
                J                         $        15,040,000
                K                         $         8,355,000
                L                         $         6,685,000
                M                         $        10,026,000
                N                         $         5,014,000
                O                         $         1,671,000
                P                         $        23,395,695
               MM                         $         2,491,998

          On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II
Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

          (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal: (i) in the case of REMIC II Regular Interest MM, the REMIC I Remittance Rate with respect to REMIC I Regular Interest MM-2 for such Interest Accrual Period; and
(ii) in the case of each other REMIC II Regular Interest, the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests (other than REMIC I Regular Interest MM-2) for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on September 1, 2003. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date.

          The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Uncovered Prepayment Interest Shortfall Amount, if any, for each Distribution Date shall be allocated: (i) to REMIC II Regular Interest MM, in the amount equal to the portion of such Uncovered Prepayment Interest Shortfall Amount that was allocated to REMIC I Regular Interest MM-2 pursuant to Section 2.04; and (ii) to each other REMIC II Regular Interest, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject REMIC II Regular Interest for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof that is allocable to REMIC II Regular Interest MM), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the REMIC II Regular Interests (exclusive of REMIC II Regular Interest MM) for the related Interest Accrual Period.

          If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of
(i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to
Section 4.01(k).

          (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.07. Conveyance of the REMIC II Regular Interests;
                        Acceptance of the REMIC II Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

          SECTION 2.08. Creation of REMIC III; Issuance of the REMIC III
                        Regular Interest Certificates, the Group A-X REMIC III Regular Interests, the Group A-SP REMIC III Regular Interests and the REMIC III Residual Interest;
                        Certain Matters Involving REMIC III.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of
Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.07 and in exchange therefor, the Group A-X REMIC III Regular Interests, the Group A-SP REMIC III Regular Interests and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 22 Classes of REMIC III Regular Interest Certificates. The Class A-X Certificates shall collectively represent all of the Group A-X REMIC III Regular Interests, and the Class A-SP Certificates shall collectively represent all of the Group A-SP REMIC III Regular Interests. The

REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

          (c) The respective Group A-X REMIC III Regular Interests, the respective Group A-SP REMIC III Regular Interests and the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (d) The 22 Classes of the REMIC III Regular Interest Certificates will have the following respective alphabetic or alphanumeric class designations: "A-X", "A-SP", "A-1", "A-2", "A-3", "A-4", "A-1-A", "B", "C",
"D", "E", "F", "G", "H", "J", "K", "L", "M", "N", "O", "P" and "MM".

          The Group A-X REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-X-A-1-1", "A-X-A-1-2", "A-X-A-1-3", "A-X-A-2-1", "A-X-A-2-2", "A-X-A-2-3", "A-X-A-3", "A-X-A-4-1",
"A-X-A-4-2", "A-X-A-4-3", "A-X-A-4-4", "A-X-A-1-A-1", "A-X-A-1-A-2",
"A-X-A-1-A-3", "A-X-A-1-A-4", "A-X-A-1-A-5", "A-X-A-1-A-6", "A-X-A-1-A-7",
"A-X-A-1-A-8", "A-X-B", "A-X-C", "A-X-D", "A-X-E", "A-X-F", "A-X-G", "A-X-H",
"A-X-J", "A-X-K", "A-X-L", "A-X-M", "A-X-N", "A-X-O" and "A-X-P". The Group
A-X REMIC III Regular Interests shall constitute the respective Components of the Class A-X Certificates.

          The Group A-SP REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-SP-A-1-2", "A-SP-A-1-3", "A-SP-A-2-1", "A-SP-A-2-2", "A-SP-A-2-3", "A-SP-A-3",
"A-SP-A-4-1", "A-SP-A-4-2", "A-SP-A-4-3", "A-SP-A-4-4", "A-SP-A-1-A-2",
"A-SP-A-1-A-3", "A-SP-A-1-A-4", "A-SP-A-1-A-5", "A-SP-A-1-A-6",
"A-SP-A-1-A-7", "A-SP-A-1-A-8", "A-SP-B" and "A-SP-C". The Group A-SP REMIC III Regular Interests shall constitute the respective Components of the Class A-SP Certificates.

          (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof:

                                   Initial Class
    Class Designation            Principal Balance
    ------------------           -------------------

        Class A-1                  $        66,934,000
        Class A-2                  $       118,226,000
        Class A-3                  $        89,652,000
        Class A-4                  $       508,497,000
       Class A-1-A                 $       326,302,000
         Class B                   $        36,765,000
         Class C                   $        16,711,000
         Class D                   $        33,422,000
         Class E                   $        16,711,000
         Class F                   $        21,724,000
         Class G                   $        15,040,000
         Class H                   $        16,711,000
         Class J                   $        15,040,000
         Class K                   $         8,355,000
         Class L                   $         6,685,000
         Class M                   $        10,026,000
         Class N                   $         5,014,000
         Class O                   $         1,671,000
         Class P                   $        23,395,695
         Class MM                  $         2,491,998

          On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of a Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

          The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have or be deemed to have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class A-X Certificates, the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests (other than REMIC II Regular Interest MM); and
(ii) in the case of the Class A-SP Certificates, the total of the then Uncertificated Principal Balances of REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4-1, REMIC II Regular

Interest A-4-2, REMIC II Regular Interest A-4-3, REMIC II Regular
Interest A-4-4, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7, REMIC II Regular Interest A-1-A-8, REMIC II Regular Interest B and REMIC II Regular Interest C.

          None of the Group A-X REMIC III Regular Interests or the Group A-SP REMIC III Regular Interests shall have a principal balance. For purposes of accruing interest, however, each of the Group A-X REMIC III Regular Interests and the Group A-SP REMIC III Regular Interest shall have a Component Notional Amount that is, as of any date of determination, equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest.

          (f) Each Class of REMIC III Regular Interest Certificates shall have or be deemed to have a Pass-Through Rate, and each of the Group A-X REMIC III Regular Interests and the Group A-SP REMIC III Regular Interests shall have a REMIC III Remittance Rate.

          Each Class of Principal Balance Certificates identified in the following table shall, for each and every Interest Accrual Period, have the fixed Pass-Through Rates set forth next to its alphabetic or alphanumeric, as the case may be, class designation:

           Class                   Pass-Through Rate
      -----------------------  -------------------------

            A-1                    2.6110% per annum
            A-2                    3.9080% per annum
            A-3                    4.7000% per annum


          The Pass-Through Rate for the Class A-1-A Certificates for any Interest Accrual Period shall equal the lesser of (i) 4.8570% per annum and
(ii) the REMIC II Remittance Rate with respect to each of such Class's Corresponding REMIC II Regular Interests for such Interest Accrual Period.

          The Pass-Through Rate for the Class A-4 Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.1370% per annum and
(ii) the REMIC II Remittance Rate with respect to each of such Class's Corresponding REMIC II Regular Interests for such Interest Accrual Period.

          The Pass-Through Rate for the Class B Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.2530% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest B for such Interest Accrual Period.

          The Pass-Through Rate for the Class C Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.3160% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest C for such Interest Accrual Period.

          The Pass-Through Rate for the Class D Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.3530% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest D for such Interest Accrual Period.

          The Pass-Through Rate for the Class E Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.4420% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest E for such Interest Accrual Period.

          The Pass-Through Rates for the Class F, Class G and Class H Certificates for any Interest Accrual Period shall, in the case of each such Class of Certificates, equal the REMIC II Remittance Rate with respect to the subject Class's Corresponding REMIC II Regular Interest for such Interest Accrual Period.

          The Pass-Through Rates for the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for any Interest Accrual Period shall, in the case of each such Class of Certificates, equal the lesser of (i) 5.3220% per annum and (ii) the REMIC II Remittance Rate with respect to the subject Class's Corresponding REMIC II Regular Interest for such Interest Accrual Period.

          The Pass-Through Rate with respect to the Class MM Certificates for any Interest Accrual Period shall equal the REMIC II Remittance Rate with respect to REMIC II Regular Interest MM for such Interest Accrual Period.

          The Pass-Through Rate for the Class A-X Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group A-X REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-X REMIC III Regular Interests immediately prior to the related Distribution Date.

          The REMIC III Remittance Rate for any of the Group A-X REMIC III Regular Interests for any Interest Accrual Period shall equal the excess, if any, of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest, over (ii) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest.

          The Pass-Through Rate for the Class A-SP Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group A-SP REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-SP REMIC III Regular Interests immediately prior to the related Distribution Date.

          The REMIC III Remittance Rate for any of the Group A-SP REMIC III Regular Interests for any Interest Accrual Period shall be as follows:

               (i) if such Interest Accrual Period occurs from and including September 2003 through and including August 2010, a rate per annum equal to the excess, if any, of (i) the lesser of the REMIC II Remittance Rate and the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-SP REMIC III Regular Interest, over (B) the Alternative Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-SP REMIC III Regular Interest; and

              (ii) if such Interest Accrual Period occurs after August 2010, 0% per annum.

          (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on September 1, 2003. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. Accordingly, the total amount of such interest accrued with respect to any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to either Class of Interest Only Certificates for any Interest Accrual Period that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Component for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such Component immediately prior to the related Distribution Date.

          The Class A-SP Certificates and the respective Group A-SP REMIC III Regular Interests shall cease to accrue interest after the end of the August 2010 Interest Accrual Period.

          The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders of such Class of Certificates on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Uncovered Prepayment Interest Shortfall Amount, if any, for each Distribution Date shall be allocated: (i) to the Class MM Certificates, in an amount equal to the portion, if any, of such Uncovered Prepayment Interest Shortfall Amount that was allocated to REMIC II Regular Interest MM pursuant to Section 2.06; and (ii) to each other Class of REMIC III Regular Interest Certificates, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject Class of REMIC III Regular Interest Certificates for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof that is allocable to the Class MM Certificates), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject Class of REMIC III Regular Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the Classes of REMIC III Regular Interest Certificates (exclusive of the Class MM Certificates) for the related Interest Accrual Period. The portion of the Current Interest Distribution Amount with respect to either Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Component for the related Interest Accrual Period, reduced (to not less than zero) by
(ii) such Component's share of the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, any portion of the Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocated to either Class of Interest Only Certificates shall in turn be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period.

          If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to either Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Component for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to the Holders of such Class of Certificates with respect to such Component on all such prior Distribution Dates, if any, pursuant to Section 4.01(a).

          (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates, for each Component of the Class A-X Certificates and for each Component of the Class A-SP Certificates shall be the Rated Final Distribution Date.

          (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.09. Acceptance of Grantor Trusts; Issuance of the Class V
                        and Class R Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Excess Interest received on the ARD Trust Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto) constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                 ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND


          SECTION 3.01. Master Servicer to Act as Master Servicer; Special
                        Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (and, with respect to the Special Servicer, any REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders or, in the case of a Mortgage Loan Combination, in the best interests and for the benefit of the Certificateholders and the related Non-Trust Companion Loan Holder (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and any and all applicable intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, further as follows (the "Servicing Standard")--

               (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher;

               (ii) with a view to the timely recovery of all scheduled payments of principal and interest under the subject Mortgage Loans, the full collection of all Yield Maintenance Charges that may become payable under the subject Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to the Certificateholders and the related Non-Trust Companion Loan Holder (as a collective whole)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and/or a Non-Trust Companion Loan Holder to be performed at the related Mortgage Rate); and

              (iii) without regard to--

               (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement,

               (B) the ownership of any Certificate or any interest in a Non-Trust Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

               (C)  the Master Servicer's obligation to make Advances,

               (D) the Special Servicer's obligation to request that the Master Servicer make Servicing Advances,

               (E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

               (F) the ownership, servicing or management for itself or others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any Affiliate of the Master Servicer or Special Servicer, as applicable,

               (G) any obligation of the Master Servicer or any of its Affiliates (in the capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase any Trust Mortgage Loan, or

               (H) any debt that the Master Servicer or Special Servicer or any Affiliate of the Master Servicer or Special Servicer, as applicable, has extended to any Borrower or any Affiliates of any Borrower.

          Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Trust Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Trust Mortgage Loans"), together with any related Non-Trust Companion Loans that are being serviced hereunder (collectively with the Specially Serviced Trust Mortgage Loans, the "Specially Serviced Mortgage Loans"), and (ii) any REO Properties. Notwithstanding the foregoing, the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Specially Serviced Trust Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Trust Mortgage Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to the Master Servicer reports required hereunder to be delivered by the Special Servicer to the Master Servicer. Each Trust Mortgage Loan that becomes a Specially Serviced Trust Mortgage Loan shall continue as such until all Servicing Transfer Events have ceased to exist with respect to such Trust Mortgage Loan. A Non-Trust Companion Loan shall cease to be a Specially Serviced Mortgage Loan at such time as the related Trust Mortgage Loan ceases to be a Specially Serviced Trust Mortgage Loan. Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially

Serviced Mortgage Loans; provided, however, that the Special Servicer shall have the exclusive right to approve any draw down of funds under any Letter of Credit provided by the related Borrower with respect to any Trust Mortgage Loan, and to approve any modification, amendment, alteration or renewal of such Letter of Credit, it being agreed, however, that the Master Servicer shall provide the Special Servicer with notice of any communication with respect to a Borrower's inability to renew any such Letter of Credit.

          (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and, with respect to the Specially Serviced Mortgage Loans, the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and Special Servicer, each in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, any affected Non-Trust Companion Loan Holder(s) and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or Special Servicer.

          (c) The relationship of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

          (d) In the event that there shall occur an A/B Material Default with respect to any A/B Mortgage Loan Combination, and for so long as such A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related A/B Intercreditor Agreement, the related B-Note Non-Trust Companion Loan, on behalf of the related B-Note Non-Trust Companion Loan Holder, and all references herein to "Mortgage Loan" (and, if the related A-Note Trust Mortgage Loan is a Specially Serviced Trust Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan") shall include a B-Note Non-Trust Companion Loan that is being serviced under this Agreement.

          (e) For so long as the Mayfair Mall Trust Mortgage Loan or any related REO Property is part of the Trust Fund, the Master Servicer and the Special Servicer shall be obligated to service and administer, subject to the terms and conditions of the Mayfair Mall Intercreditor Agreement, each Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto), on behalf of the related Mayfair Mall Non-Trust Companion Loan Holder, and during any such period, all references herein to "Mortgage Loan" and, if a Servicing Transfer Event exists with respect to the Mayfair Mall Trust Mortgage Loan, all references herein to "Specially

Serviced Mortgage Loan" shall include each Mayfair Mall Non-Trust
Companion Loan while it is being serviced under this Agreement. In addition, for so long as the Mayfair Mall Trust Mortgage Loan or any related REO Property is part of the Trust Fund, the Master Servicer (if the Mayfair Mall Trust Mortgage Loan is a Performing Trust Mortgage Loan) and the Special Servicer (if the Mayfair Mall Trust Mortgage Loan is a Specially Serviced Trust Mortgage Loan or if the Mayfair Mall Mortgaged Property has become an REO Property) shall perform the obligations of the "A-2 Noteholder" under the Mayfair Mall Intercreditor Agreement. If any Mayfair Mall Non-Trust Companion Loan should be securitized, and rated securities should be issued in connection therewith, then with respect to each action hereunder relating to the Mayfair Mall Trust Mortgage Loan or any related REO Property that requires the Master Servicer or the Special Servicer to obtain written confirmation from either Rating Agency that such action will not result in an Adverse Rating Event, the Master Servicer or the Special Servicer, as the case may be, shall also obtain written confirmation (at the expense of the related Borrower or such other securitization and not of the Trust Fund) from each rating agency that has assigned a rating to the securities backed by such securitized Mayfair Mall Non-Trust Companion Loan that the subject action will likewise not result in a qualification, downgrade or withdrawal of any rating assigned to such securities backed by such securitized Mayfair Mall Non-Trust Companion Loan.

          (f) The Special Servicer hereunder shall collectively consist of:
(i) the party hereunder responsible for performing the duties of Special Servicer with respect to the Mayfair Mall Mortgage Loan Combination and any related REO Property (the "Mayfair Mall Special Servicer"); and (ii) the party hereunder responsible for performing the duties of Special Servicer with respect to the rest of the Mortgage Pool and any other REO Properties (the "General Special Servicer"). For so long as the same party acts as both Mayfair Mall Special Servicer and as General Special Servicer, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer and the General Special Servicer, collectively. However, if different parties shall ever act hereunder as the Mayfair Mall Special Servicer and the General Special Servicer, respectively, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer, insofar as such duties and obligations relate to the Mayfair Mall Mortgage Loan Combination or any related REO Property, and shall mean the General Special Servicer, in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Mayfair Mall Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient or provider of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Mayfair Mall Mortgage Loan Combination or any related REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Trust Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer, if such Defaulted Trust Mortgage Loan is the Mayfair Mall Trust Mortgage Loan, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Mayfair Mall Special Servicer and the General Special Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer or the General Special Servicer, as applicable. Unless the same party is, or affiliated parties are, acting as the Mayfair Mall Special Servicer and the General Special Servicer, the Mayfair Mall Special Servicer and the General Special Servicer shall not be responsible for the actions of the other.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) The Master Servicer and Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Master Servicer or Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

          (b) If the Master Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest on any ARD Trust Mortgage Loan in any Collection Period, the Master Servicer or Special Servicer, as applicable, shall promptly notify the Trustee in writing.

          (c) Neither the Master Servicer nor the Special Servicer shall accept a Principal Prepayment of any Trust Mortgage Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Mortgage Loan Documents. If the Master Servicer or the Special Servicer accepts a Principal Prepayment of any Trust Mortgage Loan by the Borrower on any date other than a Due Date which causes a Prepayment Interest Shortfall (unless such Principal Prepayment is in respect of (i) a Specially Serviced Trust Mortgage Loan, (ii) a payment of Insurance and Condemnation Proceeds, (iii) a payment subsequent to a default under the related Mortgage Loan Documents (provided the Master Servicer or the Special Servicer, as applicable, reasonably believes that acceptance of such payment is consistent with the Servicing Standard and, in the case of the Master Servicer, the Master Servicer has obtained the consent of the Special Servicer which shall not be unreasonably withheld or delayed and in any event shall be deemed granted if not denied within five Business
Days), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Mortgage Loan Documents or (vi) a payment accepted by the Master Servicer or the Special Servicer at the request of or with the consent of the Series 2003-C4 Directing Certificateholder), the Master Servicer or the Special Servicer, as the case may be, shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, immediately available funds in an amount equal to any Prepayment Interest Shortfall resulting from such Principal Prepayment.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related
Mortgage Loan Documents. Each Servicing Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard and to the extent not inconsistent with the terms of the Mortgage Loans, in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows:
(i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to such Master Servicer); (v) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

          (b) The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of all Mortgage Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any Letters of Credit. The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of all Mortgage Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or the Servicing Accounts, as applicable, and, if such amounts are insufficient to pay such items in full, the Master Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Mortgage Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Mortgage Loans that do not provide for escrows for the payment taxes and assessments, the Master Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Master Servicer has received confirmation that such item has not been paid and (ii) the earlier of (A) 30 days after the date such payments first become due and (B) if applicable, five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Master Servicer or Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Mortgage Loan does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

          (c) In accordance with the Servicing Standard and for all Mortgage Loans and REO Properties, the Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property and each REO Property of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon and (vi) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis; provided that the Master Servicer shall not be required to make any such advance that would, if made, constitute a Nonrecoverable Servicing Advance.

          The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' written notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan that the Special Servicer is required to service or any given REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (the Special Servicer to identify any such urgent or emergency basis to the Master Servicer at the time it notifies the Master Servicer of the need to make the Advance); and provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination; provided that such determination shall not be binding upon the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Property is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination; provided that such determination shall not be binding upon the Master Servicer. The Master Servicer shall not be responsible for any delay on the part of the Special Servicer to notify the Master Servicer of any required Servicing Advance with respect to a Specially Serviced Mortgage Loan or REO Property.

          Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer, upon no less than five Business Days' (or, if payment is required to be made on an urgent or emergency basis as indicated by the Special Servicer, two Business Days') prior written notice if a Specially Serviced Mortgage Loan or REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (or, in the case of a Mortgage Loan Combination, the Certificateholders and the related Non-Trust Companion Loan Holder(s)) (as a collective whole), as evidenced by an Officer's Certificate promptly delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee, the Depositor, each Rating Agency, the Series 2003-C4 Directing Certificateholder, any Requesting Subordinate Certificateholder and any affected Non-Trust Companion Loan Holder, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination; and provided, further, that, if a Mortgage Loan Combination is involved, and if and to the extent that funds are available in the related Mortgage Loan Combination Custodial Account, such payment shall be made from such related Mortgage Loan Combination Custodial Account.

          All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Sections 3.04 and 3.05. No costs incurred by the Master Servicer or Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Trust Mortgage Loans, notwithstanding that the terms of such Trust Mortgage Loans so permit.

          If the Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so when such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice is given to the Master Servicer, then (subject to Section 7.05) the Trustee shall, within one Business Day thereafter, make such Servicing Advance.

          Notwithstanding anything herein to the contrary, all Servicing Advances made in respect of the Mayfair Mall Mortgage Loan Combination (or any related REO Property) shall be deemed made on a pro rata basis (by balance) on the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) and the respective Mayfair Mall Non-Trust Companion Loans (or any successor REO Non-Trust Companion Loans with respect thereto). Any Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto) shall only be reimbursable hereunder out of amounts allocable to such Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto); provided that Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan may also be reimbursed out of amounts received from the related Mayfair Mall Non-Trust Companion Loan Holder as and to the extent contemplated by the Mayfair Mall Intercreditor Agreement.

          (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a), from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04 or from a Servicing Account pursuant to Section 3.03(a)(ii), the Master Servicer and the Trustee shall each be entitled to receive, first out of any Penalty Charges with respect to the related Mortgage Loan or REO Mortgage Loan, and then out of any other amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement; provided that any such interest with respect to any Servicing Advances made or deemed made with respect to any Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto that is not so payable out of related Penalty Charges, shall be payable, after such Servicing Advance is reimbursed, out of any other collections on such Mortgage Loan or REO Mortgage Loan, as the case may be, on deposit in the Mayfair Mall Custodial Account (but in no event out of the Trust Fund) (except that this provision is in no way intended to limit any rights that the Master Servicer or the Trustee may have to receive payment for such interest on such Servicing Advances from the related Mayfair Mall Non-Trust Companion Loan Holder under the Mayfair Mall Intercreditor Agreement); and provided, further, that any such interest earned on any Servicing Advances made with respect to either Mortgage Loan of an A/B Mortgage Loan Combination or with respect to any REO Property related to an A/B Mortgage Loan Combination shall be payable out of the related A/B Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account; and provided, further, that the Master Servicer shall not be entitled to interest on any Servicing Advance made thereby to the extent a payment that may be applied to reimburse such Servicing advance is received but is being held by or on behalf of the Master Servicer in suspense. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account or, if applicable, the related Mortgage Loan Combination Custodial Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately). The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

          (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Trust Mortgage Loan, the Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Trust

Mortgage Loan, the Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer (with respect to Trust Mortgage Loans that are not Specially Serviced Trust Mortgage Loans) shall determine whether the related Borrower has failed to perform its obligations under the subject Trust Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

          SECTION 3.04. The Collection Account, Distribution Account, Excess
                        Interest Distribution Account, Excess Liquidation Proceeds Account, Mayfair Mall Custodial Account and A/B Mortgage Loan Combination Custodial Accounts.

          (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, the Collection Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and, subject to Section 3.04(e) and Section 3.04(f), in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

              (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

             (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account or the Excess Interest Distribution Account, or remitted to a Non-Trust Companion Loan Holder, pursuant to Section 9.01); and

              (iv) any amounts required to be transferred to the Collection Account from the REO Account pursuant to Section 3.16(c), from an A/B Mortgage Loan Combination Custodial Account pursuant to Section 3.04(e) or from the Mayfair Mall Custodial Account pursuant to
          Section 3.04(f); and

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

              (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or master single interest policy.

          The foregoing requirements for deposit by the Master Servicer in the Collection Account shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from the Collection Account.

          Within one Business Day of receipt of any of the amounts described in clauses (i) - (iii) of the second preceding paragraph with respect to any Specially Serviced Trust Mortgage Loan, the Special Servicer shall remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph (or, if such Specially Serviced Trust Mortgage Loan is part of a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account in accordance with Section 3.04(e) or Section 3.04(f), as applicable). Any amounts received by the Special Servicer with respect to an REO Property shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the Collection Account (or, if such REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account) pursuant to Section 3.16(c).

          (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iv), (a)(vii), (d), (e), (f) and (g) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by the Master Servicer.

          Subject to Section 3.05, the Master Servicer (or, in the case of clause (iv) below, the Master Servicer or the Special Servicer, as applicable), shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Master Servicer's obligations hereunder, Section 7.05) with respect to the Mortgage Pool;

              (ii) any Liquidation Proceeds paid by the Master Servicer in connection with the purchase of all of the Trust Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Interest Distribution Account, or remitted to a Non-Trust Companion Loan Holder, pursuant to Section 9.01);

             (iii) any Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans (without duplication of the amount thereof included in the Available Distribution Amount);

              (iv) any payments required to be made by the Master Servicer and/or the Special Servicer pursuant to Section 3.02(c).

               (v) any other amounts required to be so delivered by the Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)) and any amounts required to be deposited by the Trustee pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account.

          (c) Prior to the Master Servicer Remittance Date relating to any Collection Period in which Excess Interest is received on any ARD Trust Mortgage Loan, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received on the respective ARD Trust Mortgage Loans (or any successor REO Trust Mortgage Loans with respect thereto) during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest on deposit therein from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(e). On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Interest Distribution Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Interest Distribution Account. Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no ARD Trust Mortgage Loan and no successor REO Trust Mortgage Loan with respect to an ARD Trust Mortgage Loan remains part of the Mortgage Pool, the Trustee shall terminate the Excess Interest Distribution Account.

          (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account and, subject to Section 3.04(h), may be a sub-account of the same Eligible Account as the Distribution Account. By 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

          On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the

Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the REMIC III Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On the Business Day prior to each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Liquidation Proceeds Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

          (e) If any A/B Material Default occurs and is continuing (and, as a result, the related B-Note Non-Trust Companion Loan is being serviced hereunder), or if the Mortgaged Property securing any A/B Mortgage Loan Combination has become REO Property, the Master Servicer shall establish and maintain, or cause to be established and maintained, an A/B Mortgage Loan Combination Custodial Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following the receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the applicable A/B Mortgage Loan Combination due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on such A/B Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

              (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on such A/B Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

              (iii) all Insurance and Condemnation Proceeds received in respect of such A/B Mortgage Loan Combination; and

               (iv) all Liquidation Proceeds of the type described in clauses
          (i) and (ii) of the definition of Liquidation Proceeds; and

                (v) any amounts required to be transferred to such A/B Mortgage Loan Combination Custodial Account from the REO Account pursuant to
          Section 3.16(c);

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Mortgage Loan Combination Custodial Account; and

              (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on such A/B Mortgage Loan Combination resulting from a deductible clause in a blanket hazard policy or master single interest policy.

          The foregoing requirements for deposit by the Master Servicer in an A/B Mortgage Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in such A/B Mortgage Loan Combination Custodial Account. If the Master Servicer shall deposit in any A/B Mortgage Loan Combination Custodial Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from such A/B Mortgage Loan Combination Custodial Account.

          Within one Business Day of receipt of any of the amounts described in clauses (i) - (iv) of the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of an A/B Mortgage Loan Combination during the period that the related B-Note Non-Trust Companion Loan is being serviced hereunder, the Special Servicer shall remit such amounts to the Master Servicer for deposit in the related A/B Mortgage Loan Combination Custodial Account pursuant to the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property that relates to an A/B Mortgage Loan Combination shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the related A/B Mortgage Loan Combination Custodial Account pursuant to Section 3.16(c).

          If any B-Note Non-Trust Companion Loan is being serviced hereunder, or if the Mortgaged Property securing any A/B Mortgage Loan Combination has become REO Property, then as and when required pursuant to the related A/B Intercreditor Agreement (and in any event on the Business Day following each Determination Date), the Master Servicer shall withdraw from the related A/B Mortgage Loan Combination Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related A/B Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject A/B Mortgage Loan Combination or any related REO Property and, further, pay to the Trust, as "A Note Holder" under the related A/B Intercreditor Agreement, and to the B-Note Non-Trust Companion Loan Holder all amounts to which each of them is entitled in respect of the subject A-Note Trust Mortgage Loan and B-Note Non-Trust Companion Loan, respectively, in accordance with the related A/B Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related A/B Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B-Note Non-Trust Companion Loan Holder shall be made in accordance with the related A/B Intercreditor Agreement.

          The Master Servicer may pay itself monthly any Net Investment Earnings with respect to an A/B Mortgage Loan Combination Custodial Account.

          (f) The Master Servicer shall establish and maintain, or cause to be established and maintained, the Mayfair Mall Custodial Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

               (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on the Mayfair Mall Mortgage Loan Combination (including from a debt service reserve account or in the form of Mayfair Mall Cure Payments);

              (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on the Mayfair Mall Mortgage Loan Combination (including from a debt service reserve account or in the form of Mayfair Mall Cure Payments);

              (iii) all Insurance and Condemnation Proceeds received in respect of the Mayfair Mall Mortgage Loan Combination;

               (iv) all Liquidation Proceeds of the type described in clauses
          (i) and (ii) of the definition of "Liquidation Proceeds" in respect of the Mayfair Mall Mortgage Loan Combination;

               (v) any amounts required to be transferred to the Mayfair Mall Custodial Account from the REO Account pursuant to Section 3.16(c);

              (vi) any amounts required to be deposited in the Mayfair Mall Custodial Account by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Mayfair Mall Custodial Account; and

             (vii) any amounts required to be deposited by the Master
          Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mayfair Mall Mortgage Loan Combination resulting from a deductible clause in a blanket hazard policy or master single interest policy.

          The foregoing requirements for deposit by the Master Servicer in the Mayfair Mall Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Mayfair Mall Custodial Account. If the Master Servicer shall deposit in the Mayfair Mall Custodial Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from the Mayfair Mall Custodial Account.

          As and when required pursuant to the Mayfair Mall Intercreditor Agreement (and in any event during each month not later than the Business Day following each Determination Date), the Master Servicer shall withdraw from the Mayfair Mall Custodial Account and pay or reimburse such amounts as is permitted under the related Mayfair Mall Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing

Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other permitted servicing compensation and the payment of any other servicing expenses and fees relating to the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) and each Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto), respectively (such payments and reimbursements to be made in a manner consistent with how they would be made from the Collection Account in respect of Trust Mortgage Loans and REO Trust Mortgage Loans), and, further, pay to the Trust, as holder of the Mayfair Mall Trust Mortgage Loan under the related Mayfair Mall Intercreditor Agreement, and to the respective Mayfair Mall Non-Trust Companion Loan Holders, all amounts to which each of them is entitled in respect of the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) and the respective Mayfair Mall Non-Trust Companion Loans (or any successor REO Non-Trust Companion Loans with respect thereto), respectively, in accordance with the related Mayfair Mall Intercreditor Agreement. The foregoing payments shall be made in accordance with the Mayfair Mall Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to each Mayfair Mall Non-Trust Companion Loan Holder shall be made in accordance with the Mayfair Mall Intercreditor Agreement. Notwithstanding anything herein to the contrary, all Servicing Advances made in respect of the Mayfair Mall Mortgage Loan Combination or any related REO Property shall be deemed to be made on a pro rata basis (by balance) on the Mayfair Mall Trust Mortgage Loan or any related REO Trust Mortgage Loan and each Mayfair Mall Non-Trust Companion Loan or any related REO Non-Trust Companion Loan, respectively. Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto) may only be reimbursed hereunder, and interest on those Advances may only be paid hereunder, from amounts received in respect of such Mayfair Mall Non-Trust Companion Loan or any related REO Non-Trust Companion Loan; provided that Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto) may also be reimbursed (together with interest thereon) out of amounts received from the related Mayfair Mall Non-Trust Companion Loan Holder as and to the extent contemplated by the Mayfair Mall Intercreditor Agreement. No amounts may be withdrawn from the Collection Account to pay for the reimbursement of Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan or any related REO Non-Trust Companion Loan or to pay Advance Interest on those Advances. The Master Servicer shall seek reimbursement (with interest) from the respective Mayfair Mall Non-Trust Companion Loan Holders for any Servicing Advances made in respect of the Mayfair Mall Mortgage Loan Combination or any related REO Property for which it is entitled to reimbursement from them pursuant to the Mayfair Mall Intercreditor Agreement.

          The Master Servicer may pay itself monthly any Net Investment Earnings with respect to the Mayfair Mall Custodial Account.

          Subject to Section 3.8.4 of the Mayfair Mall Intercreditor Agreement, the Master Servicer may make withdrawals from the Mayfair Mall Custodial Account to reimburse Mayfair Mall Cure Payments in respect of the Mayfair Mall Mortgage Loan Combination, to the extent not otherwise reimbursable hereunder.

          (g) Funds on deposit in the Collection Account and any Mortgage Loan Combination Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of the location of the Collection Account and any Mortgage Loan Combination Custodial Account when first established and prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicer and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

          (h) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders, any Mayfair Mall Non-Trust Companion Loan Holder or any B-Note Non-Trust Companion Loan Holder; and (v) such single Eligible Account shall be entitled "[name of Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, [names of the respective Mayfair Mall Non-Trust Companion Loan Holders] and [names of respective B-Note Non-Trust Companion Loan Holders], as their interests may appear, Collection/Custodial Account".

          Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (iii) the Trustee shall make debits and credits to those four subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve
Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

          SECTION 3.05. Permitted Withdrawals from the Collection Account and the Distribution Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account maintained by it for any of the following purposes:

               (i) to remit to the Trustee for deposit in the Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and clause (iii) of the second paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by the Master Servicer pursuant to Section 4.03(a);

              (ii) to pay Excess Interest on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto to the Excess Interest Distribution Account pursuant to Section 3.04(c);

             (iii) to pay (x) to itself or the holder of the Excess
          Servicing Strip (subject to Section 3.11(a)), unpaid Master Servicing Fees to which it or such holder is entitled pursuant to
          Section 3.11(a) in respect of each Trust Mortgage Loan and REO Trust Mortgage Loan, and (y) to the Special Servicer, unpaid Special Servicing Fees to which it is entitled in accordance with Section 3.11(b) in respect of each Specially Serviced Trust Mortgage Loan and/or REO Trust Mortgage Loan, as applicable, the Master Servicer's rights, the rights of any other holder of the Excess Servicing Strip and the Special Servicer's rights to payment pursuant to this clause
          (iii) with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Trust Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances, the Master Servicer's or the Trustee's right to receive payment pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees) on and principal of the particular Trust Mortgage Loans and REO Trust Mortgage Loans with respect to which such P&I Advances were made;

               (v) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (v) with respect to any Trust Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

               (vi) to reimburse itself or the Trustee, as applicable, for Nonrecoverable Advances out of general collections on the Trust Mortgage Loans and REO Properties (which reimbursement may (but is not required to) be made, in accordance with Section 3.03(d) and/or
          Section 4.03(d), as applicable, in installments over a period not to exceed 12 months);

              (vii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause
          (iv) above, to pay itself or the Trustee, as applicable, any Advance Interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause
          (v) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any Advance Interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself or the Trustee, as the case may be, any Advance Interest accrued and payable thereon (all such interest on Advances to be payable first out of Penalty Charges on the related Trust Mortgage Loan or REO Trust Mortgage Loan and then out of general collections on the Trust Mortgage Loans and REO Properties);

            (viii) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(b);

               (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Trust Mortgage Loan and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement, including, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Trust Mortgage Loan being limited to that portion of the Purchase Price paid for such Trust Mortgage Loan that represents such expense in accordance with clause
          (v) of the definition of Purchase Price;

               (x) subject to Section 2.03(b), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Trust Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Trust Mortgage Loan in connection with the enforcement of any Mortgage Loan Seller's obligations under Section 7 of the related Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

              (xi) to pay itself, as additional master servicing compensation all amounts relating to the Mortgage Pool specified in the fourth and fifth paragraphs of Section 3.11(a); and to pay the Special Servicer, as additional special servicing compensation all amounts relating to the Mortgage Pool specified in the next to last paragraph of Section 3.11(b);

              (xii) to recoup any amounts deposited in the Collection Account maintained by the Master Servicer in error;



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               (xiii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person out of the Collection Account pursuant to Sections 6.03(a) or 6.03(b);

                (xiv) to pay for (A) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (the amounts contemplated by this clause may be paid from the Collection Account), (C) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer with respect to any REO Property (except to the extent that the subject expense relates to any Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto), and (D) to the extent not otherwise advanced by the Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18, to the Master Servicer, the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(b), a Fair Value determination made with respect to any Defaulted Trust Mortgage Loan;

               (xv) to pay itself, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount related to the Trust Mortgage Loans and/or REO Properties that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xv) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

               (xvi) to pay, in accordance with Section 3.03(c), out of general collections on the Trust Mortgage Loans and any REO Properties, certain servicing expenses related to the Trust Mortgage Loans and REO Properties that would, if advanced, constitute Nonrecoverable Servicing Advances; (xvii) to pay itself, the Special Servicer, a Mortgage Loan Seller or any other particular Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

             (xviii) to pay for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c) and to pay for the cost of any remedial actions taken in accordance with Section 3.09(c) to address actual or potential adverse environmental conditions;

               (xix) to pay amounts payable (A) by the holder of the related A-Note Trust Mortgage Loan to any B-Note Non-Trust Companion Loan Holder under the related A/B Intercreditor Agreement or (B) by the holder of the Mayfair Mall Trust Mortgage Loan to any Mayfair Mall Non-Trust Companion Loan Holder pursuant to the Mayfair Mall Intercreditor Agreement;


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

               (xx) to transfer the Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

              (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

provided that no party hereto shall be entitled to payment or reimbursement from the Collection Account with respect to any A-Note Trust Mortgage Loan or related REO Property for which it can be reimbursed out of the related A/B Mortgage Loan Combination Custodial Account (other than Nonrecoverable Advances and interest thereon) or with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto for which it can be reimbursed out of the Mayfair Mall Custodial Account (other than P&I Advances, Nonrecoverable Servicing Advances and interest thereon).

          Subject to the provisions of Section 3.03(c), the Master Servicer shall pay to the Special Servicer from the Master Servicer's Collection Account on the Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account.

          (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

               (i) to make distributions of the Available Distribution Amount and any Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans to the Certificateholders pursuant to
          Section 4.01;

              (ii) to pay the Trustee accrued but unpaid Trustee Fees;

             (iii) to pay to the Trustee or any of their Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable out of the Distribution Account to any such Person hereunder, including pursuant to Section 6.03(a), 6.03(b), 8.05(c) or 8.05(d);

              (iv) to pay for the cost of recording this Agreement;

               (v) to pay for the cost of the Opinion of Counsel contemplated by Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee;


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               (vi) to pay any and all federal, state and local taxes imposed on any of the REMIC Pools or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Depositor, the Master Servicer, the Special Servicer or the Trustee is liable therefor;

              (vii) to recoup any amounts deposited in the Distribution Account in error;

             (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a);

               (ix) to pay the Trustee any Net Investment Earnings on funds in the Distribution Account pursuant to Section 3.06; and

                (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) Notwithstanding anything herein to the contrary, with respect to any Trust Mortgage Loan, (i) if amounts on deposit in the Collection Account and the Distribution Account are not sufficient to pay the full amount of the Master Servicing Fee listed in Section 3.05(a)(iii) and the Trustee Fee listed in Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under Section 3.05(a)(ii) and
(ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of, together with interest on, Advances listed in Sections 3.05(a)(iv), (v), (vi) and (vii), then reimbursements shall be paid first to the Trustee and then to the Master Servicer.

          SECTION 3.06. Investment of Funds in the Collection Account,
                        Mortgage Loan Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, the Interest Reserve Account, Distribution Account, Excess Liquidation Proceeds Account, Excess Interest Distribution Account and the REO Account.

          (a) (i) The Master Servicer may direct any depository institution maintaining for the Master Servicer the Collection Account, any Mortgage Loan Combination Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"),
(ii) the Special Servicer may direct any depository institution maintaining the REO Account and (iii) the Trustee may direct any depository institution maintaining the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Distribution Account and the Interest Reserve Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account" and any of the Master Servicer Accounts, the Trustee Accounts and the REO Account, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Master Servicer, Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and
(B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this



                                    -129-
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Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

          The Master Servicer (in the case of any Master Servicer Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, or the Trustee (in the case of any Trustee Account) shall be the "entitlement holder", as such term is defined in the UCC, of any Permitted Investment that is a "security entitlement", as such term is defined in the UCC, and maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security", as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Servicer Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

              (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period shall be for the sole and exclusive benefit of the Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.04(e), 3.04(f), 3.05(a) or 3.27, as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to withdrawal, or withdrawal at its direction, in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from the day succeeding any Distribution Date to the next succeeding Distribution Date shall be for the sole and exclusive benefit of the Trustee, but shall be subject to withdrawal in accordance with Section 3.04(c), 3.04(d), 3.05(b) or 3.28. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Master Servicer or the Special Servicer, as applicable, other than any loss on an investment made at the direction of the Borrower or made as required under the Mortgage Loan Documents and on deposit in any of the Master Servicer Accounts (in the case of the Master Servicer), the Master Servicer or the Special Servicer, as applicable, shall deposit therein, no later than the next Determination Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the most recently ended Collection Period; provided, however, that such Net Investment Loss shall not include


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any loss incurred as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such account. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Trustee and on deposit in any of the Trustee Accounts, the Trustee shall deposit therein, no later than the next Distribution Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the day succeeding the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing
Date) to and including such Distribution Date.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          Notwithstanding the investment of funds held in any Investment Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and
                        Omissions and Fidelity Coverage.

          (a) Subject to the following sentence, the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the related Borrower to maintain, for each Mortgage Loan any and all Insurance Policy coverage as is required under the related Mortgage Loan Documents (and, if the related Borrower fails to do so, the Master Servicer shall itself maintain such Insurance Policy coverage to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standard); provided that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer or Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard; and provided, further, that the Master Servicer is not required to make a Nonrecoverable Servicing Advance to maintain any such Insurance Policy. The Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, to the extent not prohibited by the terms of the related Mortgage Loan Documents; provided that the Master Servicer shall not be required to call default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located or (b) such insurance is not available at any rate; and provided, further, that the Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to enforce any express provisions in the related Mortgage Loan Documents relating to insurance against



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

loss or damage resulting from terrorist or similar acts. Subject to
Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Borrower under the related Mortgage Loan(s) or, at Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard; provided that such coverage is available at commercially reasonable rates.

          All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Mortgage Loan(s), but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan Documents) and (iv) be issued by either (X) a Qualified Insurer or (Y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage Loan Documents (provided that such Qualified Insurer or other insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan Documents) shall be deposited: (i) in the case of a Mortgage Loan, in the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, maintained by the Master Servicer, subject to withdrawal pursuant to Section 3.05(a) or 3.04(e), as applicable; and (ii) in the case of an REO Property, in the REO Account maintained by the Special Servicer, subject to withdrawal pursuant to Section 3.16(c).

          Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans if the Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by and reimbursable to the Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Trust Mortgage Loan, notwithstanding that the terms of such Trust Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by and reimbursable to the Master Servicer as a Servicing Advance.

          (b) If the Master Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered by it hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such individual Insurance Policy, the

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Master Servicer or the Special Servicer shall promptly deposit into the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. The Master Servicer or Special Servicer, as applicable, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and any affected Non-Trust Companion Loan Holders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties; provided that such coverage is available at commercially reasonable rates.

          If the Master Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Master Servicer or Special Servicer as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties. If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is covered thereby) shall be paid by and reimbursable to the Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Trust Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

          (c) The Master Servicer and Special Servicer, respectively, shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Mortgage Loans ("Master Servicer Employees", in the case of the Master Servicer, and "Special Servicer Employees", in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of the Master Servicer Employees or Special Servicer Employees. Such errors and omissions policy shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

          The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Master Servicer or Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and "A2" by Moody's, the Master Servicer or Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy; provided that if such ratings requirement is satisfied by the ratings of the immediate or remote parent of the Master Servicer or Special Servicer, as applicable, such parent entity shall provide the Trustee with a written guarantee of the obligations of the Master Servicer or the Special Servicer, as applicable, in connection with such self-insurance. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this
Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

          The Special Servicer and the Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

          (d) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and
(B) have provisions which enable the Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Mortgage Loan Documents and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Master Servicer that such insurance is not available at commercially reasonable rates with respect to a Mortgage Loan for which any related Mortgaged Property has a "Probable Maximum Loss", bounded on the basis of 50 years, in excess of 20% shall be subject to confirmation by each Rating Agency that such determination not to purchase such insurance will, in and of itself, not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates rated by such Rating Agency. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

          (e) The Master Servicer and Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy to realize the full value of such policy for the benefit of Certificateholders.

          (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Master Servicer becomes aware, in performing its duties under this Agreement, that a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal

Emergency Management Agency, the Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Mortgage Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the Master Servicer shall itself maintain (to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard) and the Trustee as Mortgagee has an insurable interest in the related Mortgaged Property), flood insurance in respect thereof, but only to the extent the related Mortgage Loan Documents permit the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Mortgage Loan(s), (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

          (g) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related REO Mortgage Loan(s),
(ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

          (h) Subject to the related Mortgage Loan Documents, the Master Servicer shall require that each policy of business income insurance maintained by a Borrower have a minimum term of at least twelve months.

          (i) Within 45 days after the Closing Date, with respect to each Trust Mortgage Loan covered by an Environmental Insurance Policy as identified on Exhibit P, the Master Servicer shall notify each Environmental Insurer that
(A) both the Master Servicer and the Special Servicer shall be sent notices under the related Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust and any affected Non-Trust Companion Loan Holder(s), shall be the loss payee under the related Environmental Insurance Policy. The Master Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under any Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

          (j) In the event the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the

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benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Series 2003-C4 Directing Certificateholder, any affected Non-Trust Companion Loan Holder(s), the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer or Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents.

          SECTION 3.08. Enforcement of Due-on-Sale and Due-on-Encumbrance
                        Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions.

               (a) (i) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                    (A) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower or

                    (B) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

        the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer (with respect to any KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) and the Special Servicer (with respect to all other Mortgage Loans) shall, if and to the extent necessary, enforce such due-on-sale clause, unless the Special Servicer (in all cases, including KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided that the other conditions for an assumption or waiver of a due-on-sale clause are met), the Master Servicer (in the case of a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan) and the Special Servicer (in the case of any other Mortgage Loan) shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage Loan Documents and (y) with respect to any Trust Mortgage Loan which is a Significant Trust Mortgage Loan, the Master Servicer or the Special




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

        Servicer, as applicable, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer (in the case of a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan) and the Special Servicer (in the case of any other Mortgage Loan) shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

               (ii) Notwithstanding the provisions of any Mortgage Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Mortgage Loan Documents or of clause (i) of this Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder, and other material requirements of the related intercreditor agreement are satisfied.

               (iii) Neither the Master Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Mortgage Loan(s) (and each Rating Agency has been notified of such event of default), except as set forth in any related intercreditor agreement. In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Mortgage Loan. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Mortgage Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

          (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or

              (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer (with respect to any KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) and Special Servicer (with respect to any other Mortgage Loans) shall, if and to the extent necessary, enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance, unless the Special Servicer (in all cases, including KeyBank Trust Mortgage Loans that are Performing Trust

Mortgage Loans): (x) determines, in accordance with the Servicing Standard, that (1) not accelerating payments on such Mortgage Loan or (2) granting such consent, as applicable, would result in a greater recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent; and (y) with respect to any Trust Mortgage Loan which (i) is a Significant Trust Mortgage Loan, or (ii) has a Loan-to-Value Ratio equal to or greater than 85% or a Debt Service Coverage Ratio equal to or less than 1.2x (in each case, treating the existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Trust Mortgage Loan receives (including, in the case of a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan, through the Master Servicer) prior written confirmation from each of the Rating Agencies that (1) not accelerating such payments or (2) granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the related Mortgage Loan Documents, the Master Servicer (with respect to any KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) or the Special Servicer (with respect to all other Mortgage Loans) will require the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

          (c) Any approval required to be obtained by the Master Servicer from the Special Servicer for any action taken by the Master Servicer pursuant to this Section 3.08 with respect to a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan (the giving of which approval shall be subject to the Servicing Standard and Section 3.21) shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days) after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Series 2003-C4 Directing Certificateholder, as applicable. If any such action taken by the Master Servicer pursuant to this Section 3.08 requires the approval of the Series 2003-C4 Directing Certificateholder, then such approval shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days), which 10-Business Day (or 10-day, as applicable) period shall coincide with the Special Servicer's 10-Business Day (or 10-day, as applicable) period to object set forth in the preceding sentence. Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

          (d) Except as otherwise permitted by Section 3.20, the Master Servicer or the Special Servicer, as applicable, shall not agree to modify, waive or amend any payment term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

          (e) Notwithstanding any other provisions of this Section 3.08, the Master Servicer may (without the consent of the Special Servicer) grant a Borrower's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan(s) to such easement or right-of-way; provided that the Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC Pool will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any REMIC Pool as a result thereof; and provided, further that the Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

          (f) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Mortgage Loan"), to the extent permitted under the related Mortgage Loan Documents:

               (i) The Master Servicer shall effect such defeasance only through the purchase of direct, non-callable U.S. government obligations satisfying the REMIC Provisions ("Defeasance Collateral") which purchase shall be made in accordance with the terms of the related Mortgage Loan Documents (except that the Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Mortgage Loan Documents); provided, however, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified; and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

               (ii) If such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower (which shall be a Single-Purpose Entity) and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. The Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Mortgage Loans that have been defeased.

               (iii) The Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary qualifications and exceptions).

               (iv) The Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

               (v) Prior to permitting release of any Mortgaged Property through defeasance, (A) if such defeasance is a partial defeasance or such Mortgaged Property relates to a Trust Mortgage Loan that is
          (x) a Trust Mortgage Loan, (y) part of a group of Crossed Trust Mortgage Loans or (z) part of a group of Trust Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents one of the ten largest loans (which for the purposes of this definition shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) in the Mortgage Pool, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from Moody's that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates, and (B) the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of clause (B), so long as such Trust Mortgage Loan is not a Significant Trust Mortgage Loan, the Master Servicer shall not be required to obtain such confirmation from S&P if the Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit K.

               (vi) Neither the Master Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Master Servicer or the Special Servicer that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

               (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Trust Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

               (viii) Neither the Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Mortgage Loan unless the Defeasance Collateral is sufficient to satisfy the payments and amount required pursuant to the related Mortgage Loan Documents with respect to such partial defeasance.

To the extent permitted under the related Mortgage Loan Documents, any costs to the Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to the Master Servicer's obligation to effect the defeasance of the related Trust Mortgage Loan, or borne by the related Mortgage Loan Seller (to the extent it is required to make such payment under the related Mortgage Loan Purchase Agreement) or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The Master Servicer shall deliver all documents relating to the defeasance of any Trust Mortgage Loan to the Trustee for inclusion in the related Mortgage File.

          (g) With respect to any Mortgage Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall enforce the rights of the lender, if any, under the related Mortgage Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the Trust.

          (h) With respect to any Trust Mortgage Loan, subject to the related Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Trust Mortgage Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Trust Mortgage Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Trust Mortgage Loan is owned by REMIC I.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

          (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Mortgage Loans as come into and continue in default, as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless (i) the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders and any affected Non-Trust Companion Loan Holder(s), as a collective whole, after reimbursement to the Master Servicer for such Servicing Advance and interest thereon and (ii) the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon, will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Sections 3.05(a)(v) and 3.05(a)(vii) (or, if applicable, Section 3.04(e) or
Section 3.04(f)). The Master Servicer shall be responsible for all costs and expenses incurred by the Special Servicer in any such proceedings (such costs and expenses to be advanced by the Master Servicer to the Special Servicer and recoverable by the Master Servicer as a Servicing Advance); provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.

          Nothing contained in this Section 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund and any affected Non-Trust Companion Loan Holder(s), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan(s), the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Master Servicer as a Servicing Advance.

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related Non-Trust Companion Loan Holder(s)), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, and taking into account the existence of any Environmental Insurance Policy covering such Mortgaged Property, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

          The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and/or, subject to the applicable intercreditor, co-lender or similar agreement, any related Non-Trust Companion Loan Holder(s), as a collective whole, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

          (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller could be required to repurchase the related Trust Mortgage Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any affected Non-Trust Companion
Loan Holder(s), as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged
Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Master Servicer and the Certificateholders (or, if the Controlling Class of Certificates are held in book-entry form, the Certificate Owners) of the Controlling Class, any affected Non-Trust Companion Loan Holder and any Requesting Subordinate Certificateholder (at the expense of such Requesting ____ Subordinate Certificateholder) monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Trust Mortgage Loan by the related Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificateholder (or, if the Controlling Class of Certificates are held in book-entry form, more than one Certificate Owner), the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

          (f) The Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the Master Servicer with such information or reports as the Master Servicer deems necessary to fulfill its obligations under this Section 3.09(f) promptly upon the Master Servicer's request therefor. The Master Servicer shall deliver a copy of any such report to the Trustee.

          (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property securing any defaulted Mortgage Loan is located and the terms of that Mortgage Loan permit such an action.

          (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and any affected Non-Trust Companion Loan Holder no later than the first Business Day following the end of the Collection Period in which such Final Recovery Determination was made.

          SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or a Mortgage Loan Combination Custodial Account, as applicable pursuant to Section 3.04, or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer, and the Trustee shall release and deliver the related Mortgage File to the Master Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Mortgage Loan Combination Custodial Account.

          (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

          (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of the lien of a Mortgage, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related Non-Trust Companion Loan Holder(s)) (as a collective whole) and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) From time to time as is appropriate for servicing or foreclosure of any Non-Trust Companion Loan, the Master Servicer or Special Servicer, as applicable, subject to the related intercreditor, co-lender or similar agreement, shall request the original of the related Note from the related Non-Trust Companion Loan Holder.

          SECTION 3.11. Servicing Compensation.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the third and last paragraphs of this Section 3.11(a)) with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (including Specially Serviced Trust Mortgage Loans, Defeasance Mortgage Loans and Additional Collateral Trust Mortgage Loans). As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Trust Mortgage Loan or is deemed to accrue from time to time on such REO Trust Mortgage Loan, as the case may be, and for the same period respecting which any related interest payment due on such Trust Mortgage Loan or deemed due on such REO Trust Mortgage Loan, as the case may be, is computed. The Master Servicing Fee with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Trust Mortgage Loan and REO Revenues allocable as interest on each REO Trust Mortgage Loan. In no event will the Master Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees.

          The Master Servicer, on behalf of itself and the holder of the Excess Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan required to be serviced by it out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Trust Mortgage Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the third and last paragraphs of this
Section 3.11(a), the right to receive the Master Servicing Fee and may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the Column Trust Mortgage Loans and the KeyBank Trust Mortgage Loans have been paid on or prior to the Closing Date by Column.

          Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in whole but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of KRECM, all or any portion of the Excess Servicing Strip may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.01% per annum (one basis point). KRECM and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Non-Trust Companion Loan Holders, the Depositor, the Underwriters, the Trustee, the Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause
(iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Trust Mortgage Loan or REO Trust Mortgage Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of KRECM hereunder (subject to reduction pursuant to the preceding sentence).

          Additional master servicing compensation in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Trust Mortgage Loans that are not Specially Serviced Trust Mortgage Loans (but only to the extent that all amounts then due and payable with respect to such Trust Mortgage Loans have been paid), (ii) all Penalty Charges actually collected on each Trust Mortgage Loan (other than Specially Serviced Trust Mortgage Loans) but only to the extent that (A) all amounts then due and payable with respect to such Trust Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Trust Mortgage Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Trust Mortgage Loan, together with interest thereon if such interest was paid to the Master Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Trust Mortgage Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Trust Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to Trust Mortgage Loan modifications for which the Master Servicer is responsible pursuant to Section 3.20 (but only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan have been paid),
(v) reasonable and customary consent fees and fees in connection with defeasance, if any, and (vi) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the Master Servicer and shall not be required to be deposited in the Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04. Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Trust Mortgage Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled.

          The Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account and any A/B Mortgage Loan Combination Custodial Accounts, maintained by the Master Servicer in accordance with Section 3.06 (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); (ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the Master Servicer that is not required by applicable law or the related Trust Mortgage Loan to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excesses for any Distribution Date (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date).

          The Master Servicer shall be entitled to a Master Servicing Fee, as well as the additional master servicing compensation contemplated (other than Penalty Charges) by the second preceding paragraph, with respect to each Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto as if such Mortgage Loan was a Trust Mortgage Loan or such REO Non-Trust Companion Loan was an REO Trust Mortgage Loan, as the case may be; provided that such Master Servicing Fee and any such additional master servicing compensation shall be paid hereunder solely out of collections on or in respect of the subject Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto and, in no event, out of the Trust Fund. Without limiting its rights under any other agreement or arrangement, the Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation hereunder with respect to the B-Note Non-Trust Companion Loans.

          Except as specifically provided in this Agreement, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket or master single interest Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or any Mortgage Loan Combination Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          In the event that KRECM is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of KRECM under this Agreement.

          (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan. As to each such Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Trust Mortgage Loan and for the same period respecting which any related interest payment due on such Specially Serviced Trust Mortgage Loan or deemed to be due on such REO Trust Mortgage Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Trust Mortgage Loan, when all applicable Servicing Transfer Events cease to exist. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by
Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          Additional servicing compensation in the form of (i) 100% of all assumption fees and assumption application fees on all Specially Serviced Trust Mortgage Loans, (ii) 50% of all assumption fees on any Trust Mortgage Loans other than Specially Serviced Trust Mortgage Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to Trust Mortgage Loan modifications for which the Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan (including those payable to the Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04.

          The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Trust Mortgage Loan at the Workout Fee Rate. The Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest, other than Default Interest and Excess Interest, and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Trust Mortgage Loan) received on such Trust Mortgage Loan for so long as it remains a Corrected Trust Mortgage Loan. The Workout Fee with respect to any Corrected Trust Mortgage Loan will cease to be payable if such Trust Mortgage Loan again becomes a Specially Serviced Trust Mortgage Loan; provided that a new Workout Fee will become payable if and when such Trust Mortgage Loan again becomes a Corrected Trust Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Trust Mortgage Loans that became Corrected Trust Mortgage Loans during the period that it acted as Special Servicer and were Corrected Trust Mortgage Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

          A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of (i) the Liquidation Fee Rate and (ii) the proceeds of such full, partial or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan or REO Trust Mortgage Loan, as the case may be (in each such case, however, exclusive of any portion of such payoff and/or proceeds that represents Penalty Charges and/or Excess Interest); provided, however, that no Liquidation Fee shall be payable out of, or in connection with the receipt of, Liquidation Proceeds received as a result of the repurchase or replacement of any Trust Mortgage Loan in connection with a Material Breach or Material Defect by the related Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor as contemplated by Section
2.03 (so long as such repurchase or replacement occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as such cure period may be extended in accordance with the related Mortgage Loan Purchase Agreement), the purchase of the Mayfair Mall Trust Mortgage Loan during the applicable Cure Period by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by Section 3.31, the purchase of any Defaulted Trust Mortgage Loan by the Special Servicer or any Affiliate thereof pursuant to Section 3.18, the purchase of any A-Note Mortgage Loan by the related B-Note Non-Trust Companion Loan Holder pursuant to the related A/B Intercreditor Agreement, the purchase of any Trust Mortgage Loan by any related Mezzanine Loan Holder (but only so long as such purchase occurs pursuant to a purchase option in the related intercreditor agreement within the requisite time period) or the purchase of all the Trust Mortgage Loans and REO Properties in the Trust Fund by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.

          Notwithstanding anything in this Agreement to the contrary, no Liquidation Fee will be payable under the circumstances set forth in the proviso in the preceding paragraph. If, however, Liquidation Proceeds are received with respect to any Corrected Trust Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Trust Mortgage Loan.

          The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Trust Mortgage Loan (but only to the extent actually collected from the related Borrower and to the extent that (i) all amounts then due and payable with respect to such Specially Serviced Trust Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Trust Mortgage Loan) have been paid, (ii) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Specially Serviced Trust Mortgage Loan, together with interest thereon if such interest was paid to the Master Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Specially Serviced Trust Mortgage Loan, and (iii) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Specially Serviced Trust Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket or master single interest Insurance Policy obtained by it insuring against hazard losses pursuant to
Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Mortgage Loan Combination Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          Notwithstanding the foregoing provisions of this Section 3.11(b), Special Servicing Fees, Workout Fees and Liquidation Fees earned with respect to any A-Note Trust Mortgage Loan, any successor REO Trust Mortgage Loan with respect thereto or any related REO Property shall be payable out of the related A/B Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of the Collection Account. Furthermore, notwithstanding the foregoing provisions of this Section 3.11(b), Special Servicing Fees, Workout Fees and Liquidation Fees earned with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall be payable out of the Mayfair Mall Custodial Account, to the maximum extent permitted by the Mayfair Mall Intercreditor Agreement, before being paid out of the Collection Account. The Special Servicer shall be entitled to such compensation with respect to the B-Note Non-Trust Companion Loans as is provided under the respective A/B Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A-Note Trust Mortgage Loan. If and to the extent applicable under the circumstances, the Special Servicer shall be entitled to a Special Servicing Fee, a Workout Fee and/or a Liquidation Fee, as well as the additional servicing compensation contemplated by the second paragraph of this Section 3.11(b), with respect to each Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto as if such Mortgage Loans was a Trust Mortgage Loan or such REO Non-Trust Companion Loan was an REO Trust Mortgage Loan; provided that any such fees and/or additional servicing compensation shall be paid hereunder solely out of collections on or in respect of the subject Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto, and in no event, out of the Trust Fund.

          SECTION 3.12. Reports to the Trustee.

          (a) The Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 2:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in October 2003, the CMSA Loan Periodic Update File with respect to the subject Distribution Date (which shall include the Available Distribution Amount for the subject Distribution
Date) including the anticipated P&I Advances and Servicing Advances for the subject Distribution Date and any accrued but unpaid interest on Advances. As to each Trust Mortgage Loan and REO Property (or related REO Trust Mortgage
Loan), to the extent that the relevant information is not included as part of the CMSA Loan Periodic Update File, the Master Servicer shall provide to the Special Servicer, by the close of business on each Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of the related Determination Date. The Master Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Trust Mortgage Loans and REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21 and Section 3.12(c).

          (b) Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in October 2003 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third party servicers of the subject Trust Mortgage Loans with respect to the period prior to the Closing Date).

          (c) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in October 2003, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Trust Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination
Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Set-up File and (ix) a CMSA Financial File. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer.

          The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee. Without limiting the generality of the foregoing, not later than 2:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in October 2003, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each of the subject Mortgage Loans by loan number and property name);
(iii) a CMSA Delinquent Loan Status Report; (iv) a CMSA Comparative Financial Status Report; (v) a CMSA Historical Liquidation Report; (vi) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (vii) a CMSA REO Status Report.

          Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 3.12 shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          The information that pertains to Specially Serviced Trust Mortgage Loans and REO Properties reflected in the reports referred to above in this
Section 3.12(c) shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer by 2:00 p.m. New York City time on the second Business Day prior to the Master Servicer Remittance Date in CMSA format (as in effect from time to time) or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. The Master Servicer's responsibilities under this Section 3.12(c) with respect to REO Properties and Specially Serviced Trust Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under this Section 3.12(c). In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

          (d) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the related Mortgage Loan Documents and have been received by the Master Servicer:

               (i) At least annually by May 31, commencing May 31, 2004, or as soon thereafter as is reasonably practicable based upon when, and the format in which, the Master Servicer has received the subject information, with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, based upon (and accompanied by copies of) the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Master Servicer or the Special Servicer and, with respect to operating statements and rent rolls for Specially Serviced Trust Mortgage Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Master Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

               The Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each of the Trust Mortgage Loans, other than Specially Serviced Trust Mortgage Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls by no later than 60 days after the subject fiscal quarter or 90 days after the subject fiscal year, as applicable, to the extent such action is consistent with applicable law, the terms of such Trust Mortgage Loans and the Servicing Standard. The Master Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the Special Servicer, the Series 2003-C4 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder) and, upon request, the Trustee,
          (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after the subject fiscal quarter and
          (B) 30 days following receipt by the Master Servicer of such operating statements and rent rolls (or, if received from the Special Servicer, 10 days following such receipt), and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year, commencing May 31, 2004, and (B) 30 days following receipt by the Master Servicer of such operating statements and rent rolls (or, if received from the Special Servicer, 10 days following such receipt).

               (ii) The Master Servicer shall maintain a CMSA Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Trust Mortgage Loan) that shall be prepared or, once prepared, updated by the Master Servicer and delivered to the Trustee within 30 days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property; provided that the Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the related Mortgage Loan Documents.

          The Special Servicer will be required pursuant to Section 3.12(f) to deliver to the Master Servicer the information required pursuant to this
Section 3.12(d) with respect to Specially Serviced Trust Mortgage Loans and REO Trust Mortgage Loans on or before April 30 of each year, commencing on April 30, 2004, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

          (e) The Master Servicer's responsibilities under this Section 3.12 with respect to REO Properties and Specially Serviced Trust Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

          (f) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the related Mortgage Loan Documents and have been received by the Special Servicer:

               (i) Annually, on or before April 30 of each year, commencing in April 30, 2004, or as soon thereafter as is reasonably practicable based upon when, and the format in which, the Special Servicer has received the subject information, with respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year (but only to the extent the Special Servicer has received such information from the Master Servicer at the time of the servicing transfer pursuant to Section 3.21 as is necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), based upon (and accompanied by copies of) the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

               The Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Trust Mortgage Loan, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls by no later than 60 days after the subject fiscal quarter or 90 days after the subject fiscal year, as applicable, and shall cause quarterly and annual operating statements and rent rolls to be prepared and delivered to it with respect to each REO Property within 60 days after each fiscal quarter or 90 days after each fiscal year, as applicable. The Special Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the Master Servicer, the Series 2003-C4 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 20 days following receipt by the Special Servicer of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 20 days following receipt by the Special Servicer of such operating statements and rent rolls.

               (ii) The Special Servicer shall maintain a CMSA Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Trust Mortgage Loan or is an REO Property that shall be prepared or, once prepared, updated by the Special Servicer and delivered to the Master Servicer within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided that the Special Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly.

          (g) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

          (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated by Section 3.26.

          (i) The Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B-Note Non-Trust Companion Loan Holder all documents, statements, reports and information with respect to the related B-Note Non-Trust Companion Loan and/or the related Mortgaged Property as may be required under the related A/B Intercreditor Agreement.

          (j) The Special Servicer shall prepare and deliver to the Master Servicer, and the Master Servicer shall prepare, if necessary, and deliver to each Mayfair Mall Non-Trust Companion Loan Holder, with respect to the related Mayfair Mall Non-Trust Companion Loan or any related REO Property or its designee, all of the same type of reports, documents and other information (whether pursuant to this Section 3.12 or otherwise) that the Special Servicer or the Master Servicer, as the case may be, is required to prepare and deliver to the Master Servicer, in the case of the Special Servicer, or to the Trustee, in the case of the Master Servicer, with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, on a concurrent basis.

          SECTION 3.13. Annual Statement as to Compliance.

          The Master Servicer and the Special Servicer shall each deliver to the Trustee and to the Rating Agencies, the Depositor, the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder, each Mayfair Mall Non-Trust Companion Loan Holder (or its designee) and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) on or before May 1 of each year, beginning in 2003, an Officer's Certificate of the Master Servicer or Special Servicer stating that, among other things, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period as may be applicable) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether the Master Servicer or the Special Servicer, as the case may be, has received any notice regarding qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that each of the Master Servicer and Special Servicer shall be required to deliver such Officer's Certificate by March 15 in 2004 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust (or any securitization trust holding a Mayfair Mall Non-Trust Companion Loan) for the preceding calendar year. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder. If the same entity acts as Master Servicer and Special Servicer, the foregoing may be delivered as a single certificate.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before May 1 of each year, beginning in 2003, the Master Servicer and the Special Servicer (the "reporting person"), each at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder, each Mayfair

Mall Non-Trust Companion Loan Holder (or its designee) and any
Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and/or similar mortgage loans under this Agreement and/or similar agreements during the previous calendar year and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted during the previous calendar year in compliance with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, as applicable, require it to report, in which case such exceptions and errors shall be so reported; provided that the Master Servicer and Special Servicer shall be required to cause the delivery of its Accountant's Statement by March 15 in 2004 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust (or any securitization trust holding a Mayfair Mall Non-Trust Companion Loan) for the preceding calendar year. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.

          Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.26 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

          SECTION 3.15. Access to Certain Information.

          (a) Each of the Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder, Certificate Owner or holder of a security backed by a Non-Trust Companion Loan that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Master Servicer or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner or holder of a security backed by a Non-Trust Companion Loan, access to any documentation regarding the Mortgage Loans and the Trust Fund (or, in the case of a holder of a security backed by a Non-Trust Companion Loan, regarding such Non-Trust Companion Loan) within its control which may be required by this Agreement or by applicable law.

          Such access shall be afforded without charge (except that the Master Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. Nothing in this Section 3.15 shall detract from the obligation of the Master
Servicer and the Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Master Servicer or Special Servicer to confirm, represent or warrant the accuracy of any other Persons' information or report, included in any communication from the Master Servicer, the Special Servicer or Borrower. Notwithstanding the above, the Master Servicer and Special Servicer shall not have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information, unless the Master Servicer or Special Servicer, as the case may be, acted with negligence, bad faith or willful misfeasance. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans and REO Properties that is not confidential.

          (b) The Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Trust Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Trust Mortgage Loan.

          (c) The Master Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, for review by the Depositor, the Trustee, any Non-Trust Companion Loan Holder (or its designee), the Rating Agencies, any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or an interest therein and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate, or shall send such items to any requesting party (at the expense of such requesting party, except in the case of the Series 2003-C4 Directing Certificateholder (so long as the requests are not excessive or duplicative), the Class MM Directing Certificateholder (so long as the requests are not excessive or duplicative), any Non-Trust Companion Loan Holder (or its designee) (so long as the requests are not excessive or duplicative), the Trustee and the Rating Agencies, and except as otherwise provided in the last sentence of this paragraph): (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received from the respective Borrowers or otherwise obtained by the Master Servicer or the Special Servicer, as applicable, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in connection with the property inspections pursuant to Section 3.19, (iii) any appraisals and/or internal valuations prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in accordance with this Agreement, (iv) any and all modifications, waivers and amendments of the terms of a Trust Mortgage Loan entered into by the Master Servicer or the Special Servicer, as applicable, and (v) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of all such information shall be delivered by the Master Servicer or the Special Servicer, as applicable, upon request, not more frequently than quarterly to the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as applicable, the Master Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting party for the expense of any additional copies so provided.

          (d) With respect to any information furnished by the Master Servicer or the Special Servicer pursuant to the foregoing provisions of this Section 3.15, the Master Servicer or the Special Servicer, as the case may be, shall be entitled to indicate the source of such information, and the Master Servicer or the Special Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. In connection with providing access to or copies of the items described above in this Section
3.15 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing, the Master Servicer or the Special Servicer, as the case may be, shall require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person in form and substance reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. Neither the Master Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement.

          (e) any transmittal of information by the Master Servicer or Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from the Master Servicer or Special Servicer containing the following provision:

          "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

          (f) Notwithstanding anything in this Agreement to the contrary, the Master Servicer and the Special Servicer may withhold any information not yet included in a Current Report on Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee, the Special Servicer or the Master Servicer has determined that such withholding is appropriate in accordance with applicable law.

          (g) Except as otherwise required by this Agreement and except for statements, reports and information to be filed with the Commission as contemplated by Section 3.26, the Master Servicer and the Special Servicer each may, in its discretion, make available by hard copy, electronic media, internet website or bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information that the Master Servicer or the Special Servicer is required by this Agreement to provide to any of the Rating Agencies, the Trustee, the Depositor and anyone the Depositor reasonably designates.

          SECTION 3.16. Title to REO Property; REO Account.

          (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related Non-Trust Companion Loan Holder(s). The Special Servicer, on behalf of the Trust and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related Non-Trust Companion Loan Holder(s), shall sell any REO Property in accordance with Section 3.18 by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund (or, if applicable, the Trust Fund and any affected Non-Trust Companion Loan Holder(s)) payable out of the Collection Account pursuant to Section 3.05 (or, if applicable, out of the related Mortgage Loan Combination Custodial Account pursuant to Section 3.04).

          (b) The Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If title to any REO Property is acquired by or on behalf of the Trust (or, if such REO Property relates to a Mortgage Loan Combination, on behalf of the Trust Fund and the related Non-Trust Companion Loan

Holder(s)), then the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and any affected Non-Trust Companion Loan Holder(s)), for the retention of revenues and other proceeds derived from such REO Property. Each account that constitutes an REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional special servicing compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the first Business Day following each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), or deliver to the Master Servicer for deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date that are then on deposit in the REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the



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          Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

              (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Trustee, to the Series 2003-C4 Directing Certificateholder and, if the Mayfair Mall Mortgaged Property is affected, to each Mayfair Mall Non-Trust Companion Loan Holder (or its designee) and the Class MM Directing Certificateholder, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

Subject to Section 3.17(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto, any affected Non-Trust Companion Loan Holder or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of
Section 3.18.

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (or, if such REO Property relates to a Mortgage Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Companion Loan Holder(s)) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement with respect to any REO Property that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to the related Mortgage Loan(s)) shall not, with respect to any REO Property, cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property as are consistent with the Servicing Standard, and consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO Property;

              (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

             (iii) any ground rents in respect of such REO Property, if applicable; and

              (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer in accordance with Section 3.03(c), make a Servicing Advance of such amounts as are necessary for such purposes unless the Master Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

              (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

             (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in light of the nature and locality of such REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in

          Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

              (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable to, the Master Servicer as a Servicing Advance.

          SECTION 3.18. Fair Value Purchase Option; Sale of REO Properties.

          (a) Each of the Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by
Section 2.03(b), Section 3.31, Section 9.01, the related Mortgage Loan Documents and/or any related intercreditor, co-lender and/or similar agreement(s).

          (b) If any Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and the Series 2003-C4 Directing Certificateholder and, in respect of the Mayfair Mall Trust Mortgage Loan only, each Mayfair Mall Non-Trust Companion Loan Holder (or its designee) and the Class MM Directing Certificateholder. The Series 2003-C4 Directing Certificateholder may, at its option, purchase any Defaulted Trust Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Series 2003-C4 Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party; provided that the Series 2003-C4 Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Series 2003-C4 Directing Certificateholder. The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this
Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Trust Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

          If not exercised sooner, such purchase option with respect to any Defaulted Trust Mortgage Loan will automatically terminate upon (i) the related Borrower's cure of all defaults on the Defaulted Trust Mortgage Loan,
(ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Trust Mortgage Loan in connection with a workout or (iv) in the case of the Mayfair Mall Trust Mortgage Loan (if applicable), the purchase thereof pursuant to or as contemplated by Section 3.31.

          The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Trust Mortgage Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Trust Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Trust Mortgage Loan pursuant to the subject purchase option. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer and the Series 2003-C4 Directing Certificateholder.

          The Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Trust Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

          If the Mayfair Mall Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, the Special Servicer shall deliver to each holder of a Mayfair Mall Non-Trust Companion Loan (or the designee of that holder) copies of all written and/or electronic information used by the Special Servicer to establish the Fair Value of the Mayfair Mall Trust Mortgage Loan, together with, at the expense of such holder, such other information as such holder (or its designee) may reasonably request to perform a similar valuation of the subject Mayfair Mall Non-Trust Companion Loan.

          In the event that the Special Servicer or any affiliate of the Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Trust Mortgage Loan, including as the Series 2003-C4 Directing Certificateholder or as the assignee thereof, then the Master Servicer or, if the Master Servicer is also the Special Servicer or an affiliate of the Special Servicer, the Trustee shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Trust Mortgage Loan is no less than the amount that the Master Servicer or the Trustee, as applicable, considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In such event, the Special Servicer shall promptly deliver to the Master Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that is relevant to the confirmation of the Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Trust Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by the Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In that event, the Master Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. The Master Servicer or Trustee, as applicable, shall be entitled to a fee of $1,500 in connection with each such Fair Value determination. The costs of all third party opinions of value and any Appraisals and inspection reports incurred by the Master Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by the Master Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

          Unless and until the purchase option granted hereunder with respect to a Defaulted Trust Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Trust Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under Section 3.18(a).

          (c) If the Series 2003-C4 Directing Certificateholder or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan as provided in
Section 3.18(b) within 15 days of the Series 2003-C4 Directing Certificateholder's having received notice that the subject Trust Mortgage Loan has become a Defaulted Trust Mortgage Loan pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the Special Servicer that such Trust Mortgage Loan was not purchased by the Series 2003-C4 Directing Certificateholder or its assignee, and the Special Servicer may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. In addition, if the Series 2003-C4 Directing Certificateholder or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan provided in Section 3.18(b) within 15 days of the Series 2003-C4 Directing Certificateholder's having received notice of the calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the Special Servicer that such Trust Mortgage Loan was not purchased by the Series 2003-C4 Directing Certificateholder or its assignee, and the Special Servicer may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Fair Value. The cash price paid for any such Trust Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Trust Mortgage Loan.

          (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price as soon as reasonably possible and, in any event, within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and, if the subject REO Property relates to a Mortgage Loan Combination, the related Non-Trust Companion Loan Holder(s), as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

          The Special Servicer shall give the Trustee, the Master Servicer and any affected Non-Trust Companion Loan Holder(s) not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

          (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the Special Servicer and the Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser retained at the expense of the Trust Fund (and/or any affected Non-Trust Companion Loan Holder(s)) by (i) the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

          Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or any affected Non-Trust Companion Loan Holder(s), except, in the case of the Trust Fund, as shall be customary in deeds of real property, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Master Servicer shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

          (f) Any sale of any Defaulted Trust Mortgage Loan or REO Property shall be for cash only.

          (g) The parties hereto acknowledge the purchase option of each B-Note Non-Trust Companion Loan Holder with respect to the related A-Note Mortgage Loan provided for in the related A/B Intercreditor Agreement. The purchase price paid by any B-Note Non-Trust Companion Loan Holder for the related A-Note Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B-Note Non-Trust Companion Loan Holder.

          (h) Any purchase option provided for with respect to a Defaulted Trust Mortgage Loan pursuant to this Section 3.18 shall, in the case of the Mayfair Mall Trust Mortgage Loan, be subject to the rights of the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder, as applicable, to purchase the Mayfair Mall Trust Mortgage Loan in accordance with or as contemplated by
Section 3.31.

          (i) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a Mezzanine Loan Holder purchases any Trust Mortgage Loan, then the purchase price paid by such Mezzanine Loan Holder for such Trust Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Trust Mortgage Loan in such Mezzanine Loan Holder.

          SECTION 3.19. Additional Obligations of the Master Servicer and
                        Special Servicer; Inspections; Appraisals.

          (a) The Master Servicer (or, with respect to each Specially Serviced Trust Mortgage Loan and REO Property and each Trust Mortgage Loan described in
Section 3.19(c) below, the Special Servicer) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property at such times and in such manner as are consistent with the Servicing
Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,500,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,500,000 at least once every 24 months, in each case commencing in 2004 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer, will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates) and (C) if the Trust Mortgage Loan becomes a Specially Serviced Trust Mortgage Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Master Servicer or Special Servicer, as applicable, shall send each inspection report (i) to S&P and/or Moody's, upon request, (ii) to the Series 2003-C4 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder), (iii) if the subject Mortgaged Property relates to a Mortgage Loan Combination, to the related Non-Trust Companion Loan Holder(s) and (iv) to the Trustee upon request. At the request of any Certificateholder or Certificate Owner, the Trustee shall request a copy of the relevant inspection report(s) and deliver the same to such Certificateholder or Certificate Owner, as the case may be.

          (b) With respect to each Mortgage Loan that allows the Special Servicer (on behalf of the Trust Fund and any affected Non-Trust Companion Loan Holder(s)) to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in the related Mortgage Loan Documents, the Special Servicer may enforce the Trustee's rights with respect to the Manager under the related Mortgage Loan Documents and Management Agreement; provided that, if such right accrues under the related Mortgage Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Series 2003-C4 Directing Certificateholder, to the Class MM Directing Certificateholder and each Mayfair Mall Non-Trust Companion Loan Holder (if the Mayfair Mall Mortgaged Property is affected) and to each Rating Agency. In accordance with the Servicing Standard, the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund and any affected Non-Trust Companion Loan Holder(s) by such Manager or the related Borrower, or create a defense to the enforcement of remedies under the subject Mortgage Loan.

          The Special Servicer shall effect such termination only if the Special Servicer has, in the case of any Specially Serviced Trust Mortgage Loan that is a Significant Trust Mortgage Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Mortgage Loan Documents or Management Agreement and the related Borrower does not appoint a Successor Manager, the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Special Servicer. For the purposes of this Section 3.19(b), a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of a Significant Trust Mortgage Loan, will not result in a

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downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the related Mortgage Loan Documents.

          (c) The Special Servicer shall be required to obtain any Appraisal required in connection with an Appraisal Reduction Event or perform an internal valuation within 60 days after the occurrence of such Appraisal Reduction Event, the cost of which shall be paid by the Master Servicer as a Servicing Advance; provided that in no event shall the period to receive such Appraisal or perform such internal valuation exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Trustee, the Master Servicer, any affected Non-Trust Companion Loan Holder(s), the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation is completed, by such date, the Appraisal Reduction Amount for such Trust Mortgage Loan shall be conclusively established to be 25% of the Stated Principal Balance of such Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; provided that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The Master Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction Amount. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, under this Section 3.19(c) with respect to a Trust Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

          (d) With respect to each Trust Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Trust Mortgage Loan has become a Corrected Trust Mortgage Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Trust Mortgage Loan, and no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect thereto), the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Trustee, the Master Servicer, each affected Non-Trust Companion Loan Holder (if any), the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. Such Appraisal or internal valuation or calculation of the Appraisal Reduction described in the preceding sentence, as the case may be, shall be used to determine monthly the amount of the Appraisal Reduction Amount with respect to the subject Trust Mortgage Loan for each Distribution Date until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

          With respect to each Trust Mortgage Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Trust Mortgage Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Trust Mortgage Loan, and with respect to which no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to such Trust Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents.

          (a) Subject to the provisions of this Section 3.20, Section 3.21 and
Section 3.31 (and, in the case of any Mortgage Loan Combination, subject to the terms of the related intercreditor, co-lender or similar agreement), the Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

               (i) For any Performing Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as provided in Section 3.02) affect the amount or timing of any scheduled payments of principal, interest or other amounts payable under such Mortgage Loan, affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal
          Prepayment by the Borrower during a prepayment lockout period, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or, in the reasonable judgment of the Master Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payments of amounts due thereon; and provided, further, that this Section 3.20(a)(i) does not apply to waivers contemplated by Section 3.07 or
          3.08. To the extent consistent with the foregoing, the Master Servicer shall be responsible for the following:

               (A) approving routine leasing activity with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

               (B) approving annual budgets for the related Mortgaged Property; provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs,
                    (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (C) waiving any provision of a Mortgage Loan requiring the receipt of a rating confirmation if such Mortgage Loan is not a Significant Trust Mortgage Loan and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof);

               (D) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (E) releases of non-material parcels of a Mortgaged Property (provided that any such releases are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Mortgage Loan Documents); and

               (F) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Mortgage Loan;

        provided, however, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment in connection with an assumption transaction contemplated by Section 3.08 is not included within the scope of this clause (i), the Master Servicer shall process the Borrower's request and submit such request for approval by the Special Servicer in connection with (and subject to the same time constraints for) its approval of the subject assumption transaction pursuant to
        Section 3.08; and provided,
        further, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this clause (i) and is not related to an assumption transaction, the Special Servicer shall be responsible for such request in accordance with clause (ii) below.

               (ii) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Mortgage Loan for which the Master Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Mortgage Loan that is on the most recent CMSA Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months.

          (b) All modifications, waivers or amendments of any Mortgage Loan shall be (i) in writing and (ii) effected in accordance with the Servicing Standard.

          (c) Neither the Master Servicer nor, except as provided in Section 3.20(d), the Special Servicer, on behalf of the Trustee (or, in the case of a Non-Trust Companion Loan, on behalf of the related Non-Trust Companion Loan Holder), shall agree or consent to, any modification, waiver or amendment of any term of any Mortgage Loan if such modification, waiver or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Charges and other amounts payable as additional servicing compensation) payable thereunder;

              (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

             (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

               (iv) in the judgment of the Master Servicer or Special Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          (d) Notwithstanding Sections 3.20(a)(i), 3.20(c)(i) and 3.20(c)(ii), but subject to Sections 3.20(e) and 3.20(f), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge,
(ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity of any Specially Serviced Mortgage Loan, (v) waive Excess Interest if such waiver conforms to the

Servicing Standard and/or (vi) accept a Principal Prepayment during any Lockout Period; provided that (A) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Mortgage Loan to Certificateholders (or, in the case of a Mortgage Loan Combination, Certificateholders and the related Non-Trust Companion Loan Holder(s)), as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders or a Non-Trust Companion Loan Holder to be performed at the related Mortgage Rate).

          The determination of the Special Servicer contemplated by the clause
(B) of the proviso to the prior paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance).

          (e) Neither the Master Servicer nor the Special Servicer shall consent to, make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool, an Adverse Grantor Trust Event with respect to any Grantor Trust Pool or any event similar to the foregoing with respect to any REMIC or grantor trust that includes a Non-Trust Companion Loan.

          (f) In no event shall the Special Servicer (i) extend the Maturity Date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Mortgage Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Mortgage Loan is secured by a Ground Lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such Ground Lease; or
(iv) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance (or, in the case of a Non-Trust Companion Loan, the unpaid principal balance) of such Mortgage Loan; provided that with respect to clause
(iii) above, the Special Servicer gives due consideration to the term of such Ground Lease prior to any extension beyond a date 20 years prior to the expiration of the term of such Ground Lease. In addition, any modification, waiver or amendment of a monetary term of the Mayfair Mall Mortgage Loan Combination shall be structured so as to affect the Mayfair Mall Trust Mortgage Loan and the respective Mayfair Mall Non-Trust Companion Loans proportionately based on the respective amounts due thereunder.

          (g) Neither the Master Servicer nor the Special Servicer may permit or modify a Mortgage Loan to permit a voluntary Principal Prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless (i) the Master Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) otherwise permitted under the related Mortgage Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall or (iv) such Principal Prepayment is

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accepted by the Master Servicer or the Special Servicer at the request of or with the consent of the Series 2003-C4 Directing Certificateholder, or if accepted by the Master Servicer, with the consent of the Special Servicer.

          (h) The Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Mortgage Loan under Treasury regulations section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

          (i) The Master Servicer and the Special Servicer shall notify each other, each affected Non-Trust Companion Loan Holder (if any) and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) agreed to by the Master Servicer or the Special Servicer, as the case may be, and the date thereof, and shall deliver to the Trustee (in the case of the Special Servicer, with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The Master Servicer or Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan agreed to by the Master Servicer or the Special Servicer, as the case may be. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer or Special Servicer, as applicable, pursuant to Section 3.15 hereof.

          (j) With respect to each Borrower that has been established as a "bankruptcy-remote entity", neither the Master Servicer nor the Special Servicer shall consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, unless granting such consent is consistent with the Servicing Standard and, with respect to a Borrower under any Significant Trust Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, has obtained written confirmation from each of the Rating Agencies that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by such Rating Agency.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping; Series 2003-C4 Directing Certificateholder.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Trust Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, each Rating Agency, the Series 2003-C4 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder)), shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Trust Mortgage Loan and any related Non-Trust Companion Loan(s) that are in the possession of the Master Servicer or available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Trust Mortgage Loan and any related Non-Trust Companion Loan(s) until the Special Servicer has commenced the servicing of such Trust Mortgage Loan and any related Non-Trust Companion Loan(s). The Trustee shall deliver to the Underwriters, the Initial Purchaser, each affected Non-Trust Companion Loan Holder (if any) and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

          Upon determining that a Specially Serviced Trust Mortgage Loan (other than an REO Trust Mortgage Loan) has become a Corrected Trust Mortgage Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Credit File to the Master Servicer and, upon giving such notice and returning such Mortgage File and Credit File to the Master Servicer, the Special Servicer's obligation to service such Corrected Trust Mortgage Loan and any related Non-Trust Companion Loan(s) shall terminate and the obligations of the Master Servicer to service and administer such Corrected Trust Mortgage Loan and any related Non-Trust Companion Loan(s) shall re-commence.

          Any Non-Trust Companion Loan shall constitute a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for so long as the related Trust Mortgage Loan is a Specially Serviced Trust Mortgage Loan.

          (b) In servicing any Specially Serviced Trust Mortgage Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Trust Mortgage Loan information including correspondence with the related Borrower.

          (c) No later than the first Business Day following each Determination Date, by 2:00 p.m. New York City time, the Special Servicer shall deliver to the Master Servicer a statement, both written and in computer readable format reasonably acceptable to the Master Servicer and the Special Servicer (upon which the Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Trust Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Collection Period, (2) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period, and (3) such additional information or data relating to the Specially Serviced Trust Mortgage Loan and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special
Servicer's possession or is reasonably obtainable by the Special Servicer.

          (d) Notwithstanding the provisions of the preceding clause (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

          (e) Subject to the last paragraph of this Section 3.21(e), the Special Servicer shall not take, or consent to the Master Servicer's taking, any of the Specially Designated Servicing Actions with respect to any Mortgage Loan or REO Property unless and until it has notified the Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Directing Certificateholder has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that the Series 2003-C4 Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Series 2003-C4 Directing Certificateholder shall be deemed to have approved the taking of the subject Specially Designated Servicing Action); provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to protect the interests of the Certificateholders and the related Non-Trust Companion Loan Holder(s) (as a collective whole)), the Special Servicer may take, or consent to the Master Servicer's taking, a Specially Designated Servicing Action with respect to any Mortgage Loan or REO Property without waiting for the Series 2003-C4 Directing Certificateholder's response; and provided, further, that, with respect to any Specially Designated Servicing Action being performed by the Master Servicer in connection with an assumption transaction involving any Mortgage Loan in accordance with Section 3.08, the above-referenced 10-Business Day period shall not exceed the 10-day period within which the Special Servicer must object to the Master Servicer's performance of such Specially Designated Servicing Action pursuant to Section 3.08.

          In addition, subject to the last paragraph of this Section 3.21(e), the Series 2003-C4 Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or REO Property as the Series 2003-C4 Directing Certificateholder may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Series 2003-C4 Directing Certificateholder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          Notwithstanding the foregoing, no advice, direction or objection of the Series 2003-C4 Directing Certificateholder shall (i) require or cause the Special Servicer or the Master Servicer to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC Pool, or (ii) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, or (iii) expose the Master Servicer, the Special Servicer, the Depositor, either Mortgage Loan Seller, the Trust Fund, any Non-Trust Companion Loan Holder, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such advice, direction or objection if given by the Series 2003-C4 Directing Certificateholder nor initiate any such actions. Furthermore, the rights and powers of the Series 2003-C4 Directing Certificateholder under this Section 3.21(e) shall not apply to the Mayfair Mall Mortgage Loan Combination or any related REO Property; provided that the Series 2003-C4 Directing Certificateholder may exercise such rights as are granted to it under Section
3.31 with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property.

          (f) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Mortgage Loan or the related Borrower,
(ii) the existence of a material non-payment default or (iii) the request by a Borrower for the amendment or modification of a Mortgage Loan required to be handled by the Special Servicer, the Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Mortgage File and Credit File, to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the Mortgage Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement (including the Events of Default in clauses (i)-(viii) of Section 7.01(a)) in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided that any Sub-Servicing Agreements entered into by the Master Servicer with entities identified on Exhibit N by January 1, 2004 can only be terminated for cause); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Master Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust

Mortgage Loan pursuant to this Agreement to terminate such Sub-
Servicing Agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of the Master Servicer or Special Servicer, as applicable; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Mortgage Loan without the prior consent of the Master Servicer or the Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; and
(viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer or Special Servicer, as applicable, to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer or Special Servicer hereunder, upon becoming successor Master Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as applicable.

          In addition, each Sub-Servicing Agreement entered into by the Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Master Servicer, the Trustee, the Depositor and any affected Non-Trust Companion Loan Holder(s) in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the Mortgage Loans to be serviced by such Sub-Servicer.

          (c) As part of its servicing activities hereunder, the Master Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders, the Trust Fund or any Non-Trust Companion Loan Holder) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or Special Servicer, as applicable, would require were it the owner of the subject Mortgage Loans. The Master Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

          (d) If the Trustee or its designee becomes successor Master Servicer and elects or is required to assume the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the Master Servicer and the Special Servicer represents, warrants and covenants that it shall remain obligated and liable to the Trustee, the Certificateholders and the Non-Trust Companion Loan Holders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer, or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

          SECTION 3.23. Representations, Warranties and Covenants of the
                        Master Servicer.

          (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the Non-Trust Companion Loan Holders, as of the Closing Date, that:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

              (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not (A) violate the Master Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in the case of either (B) or (C), is likely to materially and adversely affect the Master Servicer's ability to perform hereunder;

              (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

              (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

              (vii) The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

             (viii) The Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

               (ix) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by
          Section 3.07(c).

          (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

          SECTION 3.24. Representations, Warranties and Covenants of the
                        Special Servicer.

          (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the Non-Trust Companion Loan Holders, as of the Closing Date and as to the Special Servicer, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

              (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

              (vii) Each officer, director or employee of the Special
          Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

               (ix) The Special Servicing Fee represents reasonable servicing compensation; and

                (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

          (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

          SECTION 3.25. Limitation on Liability of the Series 2003-C4
                        Directing Certificateholder.

          By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Series 2003-C4 Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Series 2003-C4 Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2003-C4 Directing Certificateholder, each Certificateholder agrees to take no action against the Series 2003-C4 Directing Certificateholder as a result of such a special relationship or conflict.

          SECTION 3.26. Filings with the Securities and Exchange Commission.

          (a) With respect to the Trust's fiscal year 2003 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

               (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K, which shall include as an exhibit a copy of the Trustee Report disseminated by the Trustee on such Distribution Date and such other items as the Depositor may reasonably request;

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.10(a) and/or Section 3.26(c) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute on behalf of the Trust and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee;

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

               (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by an officer of the Depositor as contemplated by this Section 3.26);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 3.26(a).

          The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this
Section 3.26(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

          (b) All Annual Reports on Form 10-K with respect to the Trust shall include a Sarbanes-Oxley certification, and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The

Depositor hereby grants to the Trustee a limited power of attorney to execute and file such Annual Report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), and the Special Servicer shall also provide to the Master Servicer, a certification (each, a "Performance Certification"), in the form set forth on Exhibit M hereto (with respect to the Master Servicer and the Trustee) or in the form set forth on Exhibit A to Exhibit M hereto (with respect to the Special Servicer), as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit M hereto shall relate to distribution information, and the Master Servicer's certification with respect to items 4 and 5 of Exhibit M hereto (and the Special Servicer's certification with respect to the items on Exhibit A to Exhibit M hereto) shall relate to servicing information. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party (other than the Trustee) shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section
3.26 with respect to the period of time such Performing Party was subject to this Agreement.

          (c) At all times during the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Trust Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the

          Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust Mortgage Loans and REO Properties), other than in the normal course of business;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

               (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 3.26(b) unless such Responsible Officer was notified in writing.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2003), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

          (e) Nothing contained in this Section 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

          (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the applicable Performing Party of its obligations under this Section 3.26 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

          (g) If any Mayfair Mall Non-Trust Companion Loan is included in a securitization trust and backs publicly offered securities, then each Performing Party agrees that any Performance Certification delivered by it hereunder may be delivered to, and relied upon by, any Person performing substantially the same function with respect to such securitization trust as a Certification Party hereunder, and such Performing Party shall indemnify and hold harmless any such Person in respect of such securitization trust to whom any such Performance Certification is delivered to the same extent that such Performing Party would indemnify a Certification Party hereunder.

          (h) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (i) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 3.26(a), any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.

          SECTION 3.27. Lock-Box Accounts, Cash Collateral Accounts and
                        Servicing Accounts.

          (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Mortgage Loan Documents.

          (b) For any Mortgage Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Mortgage Loan Documents, the Master Servicer shall establish on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer shall establish a Lock-Box Account for each ARD Mortgage Loan no later than its Anticipated Repayment Date.

          (c) With respect to each Mortgage Loan requiring the establishment of a Lock-Box Account, the Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

          (d) The Master Servicer shall timely provide all notifications and otherwise timely take all actions necessary to perfect or maintain the perfection of the security interest of the Trustee in each Lock-Box Account, Cash Collateral Account and Servicing Account with respect to any Mortgage Loan.

          SECTION 3.28. Interest Reserve Account.

          (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date in any February and on each Distribution Date in any January which occurs in a year that is not a leap year, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Interest Reserve Loan an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date at the related Net Mortgage Rate (or, in the case of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, on the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 immediately prior to such Distribution Date at 3.076250% per annum), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

          (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the immediately preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account. On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

          SECTION 3.29. Limitations on and Authorizations of the Master
                        Servicer and Special Servicer with Respect to Certain Mortgage Loans.

          (a) Prior to taking any action with respect to a Mortgage Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be covered by a Servicing Advance by the Master Servicer.

          (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness (other than indebtedness of the type addressed in Section 3.08) or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject to Section 3.20 hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and (in the case of a Trust Mortgage Loan) the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action, except in accordance with Section 3.20 hereof, and except that, if such action is related to an assumption transaction contemplated by Section 3.08, the Master Servicer shall process the Borrower's request for such consent or waiver and submit such request for approval by the Special Servicer in connection with its approval of the subject assumption transaction pursuant to
Section 3.08.

          (c) With respect to any ARD Mortgage Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.27.

          (d) To the extent not inconsistent with the related Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer shall consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Mortgage Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates. Neither the Master Servicer nor the Special Servicer shall be required to obtain such written consent from any Rating Agency if such Mortgage Loan is not one of the ten largest Trust Mortgage Loans (which term shall, for the purposes of this Section 3.29(d), include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time and the then-current principal balance of such Mortgage Loan is less than $35,000,000.

          (e) To the extent not inconsistent with the related Mortgage Loan Documents, the Master Servicer or Special Servicer shall not consent to a change in the property manager with respect to a property securing a Mortgage Loan that is one of the ten largest Trust Mortgage Loans (which term shall, for the purposes of this Section 3.29(e), include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time or that has a then-current principal balance of greater than $35,000,000, unless it obtains confirmation from S&P that the appointment of such new property manager would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, and otherwise such costs shall be a Trust Fund expense.

          (f) The Master Servicer shall, as to each Trust Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the Closing
Date) notify the related ground lessor of the transfer of such Trust Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer, on behalf of the Trustee.

          SECTION 3.30. Master Servicer and Special Servicer May Own
                        Certificates.

          (a) The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder".

          (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder".

          SECTION 3.31. Certain Matters Regarding the Mayfair Mall Mortgage
                        Loan Combination.

          (a) Prior to taking, or permitting the Master Servicer to take, any of the Mayfair Mall Specially Designated Servicing actions with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property, the Special Servicer shall provide notice of its intent to take or permit the taking of such particular action, together with all information that the Special Servicer considers to be material in connection with evaluating such particular action, to: (i) the Class MM Directing Certificateholder, but only if a Mayfair Mall Change of Control Event does not then exist; (ii) the Series 2003-C4 Directing Certificateholder; and (iii) each of the Mayfair Mall Non-Trust Companion Loan Holders (or, in the case of any particular Mayfair Mall Non-Trust Companion Loan Holder up to three designees and/or representatives thereof appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement). For 10 Business Days following its receipt of any notice delivered by the Special Servicer pursuant to the prior sentence (to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the Certificateholders and the Mayfair Mall Non-Trust Companion Loan Holders (as a collective whole) prior to the expiration of such period), each of the Persons referred to in clauses (i), (ii) and (iii) of the prior sentence shall be entitled to consult with and advise the Special Servicer regarding the proposed action; provided that the Special Servicer shall have no obligation to follow any advice of, or take any direction from, any such Person (except to the extent that such Person is part of a Mayfair Mall Control Group and is exercising the rights set forth in Section 3.31(b)). Upon reasonable request of any of the Persons referred to in clauses (i), (ii) and (iii) of the second preceding sentence made within 10 Business Days following its receipt of any notice delivered by the Special Servicer pursuant to the second preceding sentence, the Special Servicer shall provide the requesting Person with any additional information regarding the proposed action that is in the Special Servicer's possession or obtainable by the Special Servicer with reasonable effort.

          (b) Subject to the last paragraph of this Section 3.31(b), the Special Servicer shall not take, or consent to the Master Servicer's taking, any of the Mayfair Mall Specially Designated Servicing Actions with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property as to which Persons constituting a Mayfair Mall Control Group have objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that such Persons have reasonably requested with respect thereto promptly following receipt of the subject notice, all in accordance with Section 3.1.2 of the Mayfair Mall Intercreditor Agreement and
Section 3.31(a)
hereof (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Mayfair Mall Non-Trust Companion Loan Holders, their respective designees and representatives appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement and the Series 2003-C4 Directing Certificateholder shall be deemed to have approved the taking of the subject Mayfair Mall Specially Designated Servicing Action); provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the Mayfair Mall Non-Trust Companion Loan Holders (as a collective whole), the Special Servicer may take, or consent to the Master Servicer's taking, a Mayfair Mall Specially Designated Servicing Action with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property without waiting for the response of any Mayfair Mall Non-Trust Companion Loan Holder, any designee or representative thereof or the Series 2003-C4 Directing Certificateholder.

          In addition, subject to the last paragraph of this Section 3.31(b), Persons constituting a Mayfair Mall Control Group may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Mayfair Mall Mortgage Loan Combination (if such Mortgage Loans are Specially Serviced Mortgage Loans) or any related REO Property as such Persons may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide any Person that could constitute part of a Mayfair Mall Control Group in respect of the matters contemplated by this paragraph with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          With respect to the matters contemplated by this Section 3.31(b) and the corresponding provisions of Section 3.1.2 of the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Mayfair Mall Trust Mortgage Loan, to exercise the rights of the holder of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto and to constitute part of a Mayfair Mall Control Group.

          Notwithstanding the foregoing, no advice, direction or objection of any Mayfair Mall Control Group contemplated by this Section 3.31(b) shall (i) require or cause the Special Servicer or the Master Servicer to violate the terms of the Mayfair Mall Mortgage Loan Combination, the Mayfair Mall Intercreditor Agreement or any other related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC Pool, or (ii) result in an Adverse REMIC Event with respect to any REMIC Pool, an Adverse Grantor Trust Event with respect to either Grantor Trust Pool or any similar event with respect to a comparable tax arrangement involving a Mayfair Mall Non-Trust Companion Loan, or (iii) expose the Master Servicer, the Special Servicer, the Depositor, Column, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such advice, direction or objection if given by a Mayfair Mall Control Group nor initiate any such actions.

          (c) Prior to entering into any modification of the Mayfair Mall Mortgage Loan Combination that would materially affect the monetary terms of the Mayfair Mall Mortgage Loan

Combination, the Master Servicer or Special Servicer, as applicable, shall provide the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder (if a Mayfair Mall Change of Control Event has occurred and is then continuing), and each of the Mayfair Mall Non-Trust Companion Loan Holders (or, in the case of any particular Mayfair Mall Non-Trust Companion Loan Holder, up to three designees and/or representatives thereof appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement) with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder (if a Mayfair Mall Change of Control Event has occurred and is then continuing), shall have the right to purchase the Mayfair Mall Trust Mortgage Loan at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such five-Business Day period). In the event that it elects to exercise such purchase option, the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder, as applicable, shall deliver such Purchase Price to the Master Servicer within three Business Days of the end of the five-Business Day period contemplated by the preceding sentence. The purchase option granted under this paragraph shall be in addition to the purchase option granted pursuant to the next paragraph. In addition, consistent with Section 3.9 of the Mayfair Mall Intercreditor Agreement, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event exists, and the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is continuing, is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Mayfair Mall Trust Mortgage Loan with respect to the Mayfair Mall Non-Trust Companion Loans, pursuant to Section 3.7.2 of the Mayfair Mall Intercreditor Agreement, under circumstances similar to those contemplated by the first sentence of this paragraph, and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

          The Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, shall have the right, by written notice to the Master Servicer and Special Servicer (a "Mayfair Mall Purchase Notice") delivered (i) during any Mayfair Mall Cure Period for which the Class MM Directing Certificateholder or the Mayfair Mall Non-Trust Companion Loan Holder, as applicable, is entitled to make a Mayfair Mall Cure Payment or (ii) at any time the Mayfair Mall Trust Mortgage Loan is a Specially Serviced Mortgage Loan (provided that the Mayfair Mall Trust Mortgage Loan is then in default or default with respect thereto is reasonably foreseeable) to purchase the Mayfair Mall Trust Mortgage Loan in whole but not in part at the Purchase Price. Upon the delivery of a Mayfair Mall Purchase Notice to the Master Servicer and Special Servicer, the Special Servicer shall, on behalf of the Trust Fund, sell (and the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, shall purchase) the Mayfair Mall Trust Mortgage Loan at the Purchase Price, on a date (the "Mayfair Mall Purchase Date") not less than five Business Days nor more than 10 Business Days after the date of the Mayfair Mall Purchase Notice, as shall be established by the Special Servicer. The Purchase Price shall be calculated by the Special Servicer, three Business Days prior to the Mayfair Mall Purchase Date and shall, absent manifest error, be binding upon the Class MM Directing Certificateholder or the Mayfair Mall Non-

Trust Companion Loan Holder, as applicable. The right of the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, to purchase the Mayfair Mall Trust Mortgage Loan under clause (i) of the first sentence of this paragraph shall automatically terminate upon the expiration of the applicable Mayfair Mall Cure Period. The right of the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, to purchase the Mayfair Mall Trust Mortgage Loan under clause (ii) of the first sentence of this paragraph shall automatically terminate upon (a) 10 Business Days after delivery of notification by the Special Servicer to the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder, as applicable, of the Special Servicer's intention to sell the Mayfair Mall Trust Mortgage Loan pursuant to Section 3.18 (if it is a Defaulted Trust Mortgage
Loan) or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. In addition, consistent with Section 3.9 of the Mayfair Mall Intercreditor Agreement, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is continuing, is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Mayfair Mall Trust Mortgage Loan with respect to the Mayfair Mall Non-Trust Companion Loans, pursuant to Section 3.7.1 of the Mayfair Mall Intercreditor Agreement, under circumstances similar to those contemplated by the first sentence of this paragraph, among others, and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

          Notwithstanding the foregoing, the right of the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, to purchase the Mayfair Mall Trust Mortgage Loan under either of the two preceding paragraphs shall automatically terminate upon any purchase of the Mayfair Mall Trust Mortgage Loan pursuant to Section 3.18.

          The parties hereto acknowledge the purchase options of the respective Mayfair Mall Non-Trust Companion Loan Holders (and/or their respective designees and/or representatives) in respect of the Mayfair Mall Trust Mortgage Loan pursuant to Section 3.6.1 and Section 3.6.2 of the Mayfair Mall Intercreditor Agreement, and shall take such actions consistent with the Mayfair Mall Intercreditor Agreement as are appropriate or reasonably necessary to permit such purchase (including, in the case of the Special Servicer, if the Mayfair Mall Trust Mortgage Loan is then a Specially Serviced Trust Mortgage Loan, or the Master Servicer, if the Mayfair Mall Trust Mortgage Loan is then a Performing Trust Mortgage Loan, the calculation of the applicable Purchase Price and the collection of all amounts due in connection with the subject purchase, including under Section 3.6.3 of the Mayfair Mall Intercreditor Agreement). Upon its receipt of any notice from a Mayfair Mall Companion Loan Holder or its designee expressing an intent to exercise any such purchase option, each party hereto shall promptly forward a copy of such notice to the Series 2003-C4 Directing Certificateholder and the Class MM Directing Certificateholder.

          In connection with any purchase of the Mayfair Mall Trust Mortgage Loan pursuant to or as contemplated by this Section 3.31(c), each of the Master Servicer and the Special Servicer shall: (i) if it receives the related Purchase Price and/or any other amounts payable in connection with the purchase (including pursuant to Section 3.31(k) hereof or Section 3.6.3 of the Mayfair Mall Intercreditor

Agreement), deposit the same in the Collection Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of notice that the related Purchase Price has been received and deposited in the Collection Account, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as are necessary to transfer to the Person effecting the purchase of the Mayfair Mall Trust Mortgage Loan and the related Mortgage Loan Documents, without recourse, representations or warranties.

          (d) The Master Servicer or the Special Servicer, as applicable, based on their respective responsibilities, shall deliver to the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, and each of the Mayfair Mall Non-Trust Companion Loan Holders (or, in the case of any particular Mayfair Mall Non-Trust Companion Loan Holder, up to three designees and/or representatives thereof appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement) notice of any monetary or non-monetary default with respect to the Mayfair Mall Mortgage Loan Combination promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, or any Mayfair Mall Non-Trust Companion Loan Holder (or any designee or representative thereof appointed pursuant to Section 3.9 of the Mayfair Mall Intercreditor Agreement) shall have the right to cure defaults (each such cure a "Mayfair Mall Cure Event") with respect to the Mayfair Mall Mortgage Loan Combination, which (in the case of monetary defaults) shall include the obligation to reimburse any related Advances and Advance Interest, within five Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default following the date of such notice (such period, the "Mayfair Mall Cure Period" and, any payments made to effect any such cure, "Mayfair Mall Cure Payments"), in any event as and to the extent permitted under, and subject to the limitations imposed by, Sections 3.8.1, 3.8.2, 3.8.3 and 3.8.4 of the Mayfair Mall Intercreditor Agreement. For purposes of effecting Mayfair Mall Cure Events, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event exists, and the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is continuing, shall be deemed designees of the Trust Fund, as holder of the Mayfair Mall Trust Mortgage Loan, pursuant to Section 3.9 of the Mayfair Mall Intercreditor Agreement; provided that the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder shall each be acting solely in its individual capacity in effecting Mayfair Mall Cure Events. Notwithstanding the foregoing, the making of a Mayfair Mall Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the Mortgage Loan Documents by the related Borrower.

          (e) Any decisions made by the Master Servicer or Special Servicer, as applicable, with respect to the Mayfair Mall Mortgage Loan Combination pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.31 and this Agreement.

          (f) By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Class MM Directing Certificateholder may take actions that favor the interests of the Holders of the Class MM Certificates over the interests of the Holders of other Classes of

Certificates and that the Class MM Directing Certificateholder may have special relationships and interests that conflict with those of Holders of such other Classes of Certificates; and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Class MM Directing Certificateholder, each Certificateholder agrees to take no action against the Class MM Directing Certificateholder as a result of such a special relationship or conflict.

          (g) The Master Servicer and the Special Servicer each shall provide to each Mayfair Mall Non-Trust Companion Loan Holder or its designee, with respect to its Mayfair Mall Non-Trust Companion Loan or any related REO Property, the same reports, documents and other information that the Master Servicer or the Special Servicer, as the case may be, provides to the Trustee with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, and on a concurrent basis. The Trustee, the Master Servicer and the Special Servicer each shall provide to each Mayfair Mall Non-Trust Companion Loan Holder or its designee, with respect to its Mayfair Mall Non-Trust Companion Loan or any related REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Series 2003-C4 Directing Certificateholder with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to each Mayfair Mall Non-Trust Companion Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to its Mayfair Mall Non-Trust Companion Loan or any related REO Property. Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the Special Servicer shall be required to deliver to any Mayfair Mall Non-Trust Companion Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.31(g) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Mayfair Mall Non-Trust Companion Loan Holder pursuant to any other section of this Agreement.

          (h) Each of the rights of the respective Mayfair Mall Non-Trust Companion Loan Holders under or contemplated by this Section 3.31 shall be assignable to, and/or exercisable by, a designee (and, where specifically indicated, up to three designees) thereof; provided that the Master Servicer, the Special Servicer and the Trustee are provided with written notice by the assignor of such assignment and the contact details of the assignee.

          (i) The Trustee, the Master Servicer and the Special Servicer each shall provide to the Class MM Directing Certificateholder, with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Series 2003-C4 Directing Certificateholder with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, and on a concurrent basis. Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the Special Servicer shall be required to deliver to the Class MM Directing Certificateholder any particular report, document or other information pursuant to this Section 3.31(i) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to the Class MM Directing Certificateholder pursuant to any other section of this Agreement.

          (j) Persons constituting a Mayfair Mall Control Group shall be entitled to terminate the rights and obligations of the Mayfair Mall Special Servicer under this Agreement, with or without cause, solely in respect of the Mayfair Mall Mortgage Loan Combination and/or any related REO

Property, upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Mayfair Mall Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the Mayfair Mall Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer substantially in the form attached hereto as Exhibit I, executed by the Person designated to be the successor to such terminated Mayfair Mall Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Mayfair Mall Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this
Section 3.31(j), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the applicable Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the applicable Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Mayfair Mall Special Servicer terminated pursuant to this Section 3.31(j) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Mayfair Mall Special Servicer hereunder; provided that (i) the terminated Mayfair Mall Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Mayfair Mall Custodial Account of all of its accrued and unpaid Special Servicing Fees in respect of the Mayfair Mall Mortgage Loan Combination and/or any related REO Property, as and to the extent provided in Sections 3.05(a) and 3.04(f), and reimbursement from the successor to such terminated Mayfair Mall Special Servicer of all outstanding Servicing Advances made by such terminated Mayfair Mall Special Servicer in respect of the Mayfair Mall Mortgage Loan Combination and/or any related REO Property and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Mayfair Mall Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Mayfair Mall Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to any Workout Fees in respect of the Mayfair Mall Mortgage Loan Combination, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Mayfair Mall Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Mayfair Mall Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Mayfair Mall Special Servicer shall cooperate with the Trustee and the replacement to such terminated Mayfair Mall Special Servicer in effecting the transfer of such terminated Mayfair Mall Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 3.31(j), to the replacement to such terminated Mayfair Mall Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Mayfair Mall Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Mayfair Mall Special Servicer, in any event with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property. No penalty or fee shall be payable to the Mayfair Mall Special Servicer with respect to any termination pursuant to this Section 3.31(j). Any expenses of the

Trust as a result of any termination pursuant to this Section 3.31(j) shall be paid by the Persons who effected such termination.

          With respect to the matters contemplated by this Section 3.31(j) and
Section 3.1.3 of the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Mayfair Mall Trust Mortgage Loan, to exercise the rights of the holder of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto and to constitute part of a Mayfair Mall Control Group.

          (k) If the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder purchases the Mayfair Mall Trust Mortgage Loan pursuant to Section 3.31(c), or if any Person purchases the Mayfair Mall Trust Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the Trustee and the Depositor the respective amounts due and owing to them hereunder with respect to the Mayfair Mall Non-Trust Companion Loans and that, pursuant to the Mayfair Mall Intercreditor Agreement, would otherwise have been payable out of future collections on the Mayfair Mall Non-Trust Companion Loans. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

                                  ARTICLE IV

                       PAYMENTS TO CERTIFICATEHOLDERS


          SECTION 4.01. Distributions.

          (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Net Available Distribution Amount for such Distribution Date:

          first, concurrently, (i) from that portion of such Net Available Distribution Amount attributable to Loan Group No. 1, distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to, and pro rata as among such Classes in accordance with, the respective Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date, (ii) from that portion of such Net Available Distribution Amount attributable to Loan Group No. 2, distributions of interest to the Holders of the Class A-1-A Certificates, up to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date, and (iii) from the entire such Net Available Distribution Amount, distributions of interest to the Holders of the Class A-X and Class A-SP Certificates, up to, and pro rata as between such Classes in accordance with, the respective Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Net Available Distribution Amount for any Distribution Date (or the portion thereof attributable to either Loan Group) is insufficient to pay in full the Interest Distribution Amount, as provided above, payable in respect of any Class of Senior Certificates on such Distribution Date, then the entire Net Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to, and pro rata as among such Classes in accordance with, the respective Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

          second, to make distributions of principal to the Holders of the respective Classes of the Class A-P&I Certificates, in the following amounts and order of priority:

            (i) to the Holders of the Class A-1-A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1-A
     Certificates outstanding immediately prior to such Distribution Date) equal to the portion of the Net Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2;

            (ii) to the Holders of the Class A-1 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause (i) of this clause second);

            (iii) to the Holders of the Class A-2 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A-P&I Certificates pursuant to a prior subclause of this clause second);

            (iv) to the Holders of the Class A-3 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A-P&I Certificates pursuant to a prior subclause of this clause second);

             (v) to the Holders of the Class A-4 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A-P&I Certificates pursuant to a prior subclause of this clause second); and

            (vi) to the Holders of the Class A-1-A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1-A
     Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause (i) of this clause second), up to an amount equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause (i) of this clause second and/or to the Holders of any other Class of Class A-P&I Certificates pursuant to subclause (ii), subclause (iii), subclause (iv) and/or subclause (v) of this clause second);

     provided, however, that, notwithstanding the immediately preceding clauses (i) through (vi), on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the respective Classes of the Class A-P&I Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Net Total Principal Distribution Amount for such Distribution Date; and

          third, to reimburse the Holders of the respective Classes of the Class A-P&I Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as among such Classes of Certificateholders in accordance with, the respective Loss Reimbursement Amounts in respect of such Classes of Certificates for such Distribution Date.

          Any and all distributions of accrued interest made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Interest Distribution Amounts of such Components for such Distribution Date.

          (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Trustee shall apply any amounts remaining on deposit in the Distribution Account to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates (exclusive of the Class MM Certificates), in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the total of the Interest Distribution Amount, the Class Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Net Available Distribution Amount for such Distribution Date: first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the Class F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; thirteenth, to the Holders of the Class O Certificates; and fourteenth, to the Holders of the Class P Certificates.

          On each Distribution Date, following the distributions on the other REMIC III Regular Interest Certificates to be made on such date pursuant to
Section 4.01(a) and the first paragraph of this Section 4.01(b), the Trustee shall withdraw from the Distribution Account and pay to the Class MM Certificateholders the Class MM Available Distribution Amount.

          Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this
Section 4.01(b) shall be applied:

               first, to make distributions of interest to the Holders of such Class of Certificates, up to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

               second, to make distributions of principal to the Holders of such Class of Certificates, up to the Class Principal Distribution Amount in respect of such Class of Certificates for such Distribution Date; and

               third, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date.

          (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall withdraw any portion of the Available Distribution Amount for such Distribution Date then remaining on deposit in the Distribution Account and shall distribute the full amount of such remaining funds to the Holders of the Class R Certificates.

          (d) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Yield Maintenance Charge collected with respect to any Trust Mortgage Loan or deemed collected with respect to any REO Trust Mortgage Loan during the related Collection Period (exclusive of any Liquidation Fee payable therefrom and, if received on the Mayfair Mall Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto, exclusive of any portion thereof payable on the Class MM Certificates):

               first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates that are entitled to distributions of principal from the portion of the Net Total Principal Distribution Amount that is attributable to the Loan Group that includes the subject Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

               second, to make distributions of additional interest to the Holders of the Class A-X Certificates and/or the Holders of the Class A-SP Certificates, as follows--

               (i) if such Distribution Date as one of the first 37 Distribution Dates and the Class Notional Amount of the Class A-SP Certificates has not been reduced to zero prior to such Distribution Date, then to the Holders of the Class A-X Certificates and the Holders of the Class A-SP Certificates, up to 86.50% and 13.50%, respectively, of the remaining portion of such Yield Maintenance Charge, and

              (ii) otherwise, to the Holders of the Class A-X Certificates, up to 100% of the remaining portion of such Yield Maintenance Charge.

          If any Yield Maintenance Charge is received with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto during any Collection Period, then the Trustee shall withdraw from the Distribution Account and distribute to the Holders of the Class MM Certificates, on the related Distribution Date, that portion of such Yield Maintenance Charge equal to the product of: (i) the amount of such Yield Maintenance Charge (exclusive of any Liquidation Fee payable therefrom); multiplied by (ii) one minus a fraction (not greater than one or less than zero), the numerator of which is the portion of the subject principal prepayment included in the Net Total Principal Distribution Amount for the related Distribution Date, and the denominator of which is the entire amount of such subject principal prepayment.

          For purposes of determining the portion of any Yield Maintenance Charge on any Trust Mortgage Loan or REO Trust Mortgage Loan that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Yield Maintenance Charge (exclusive of any Liquidation Fee payable therefrom and, if received on the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, exclusive of any portion thereof payable on the Class MM Certificates); multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Trust Mortgage Loan or REO Trust Mortgage Loan in respect of which such Yield Maintenance Charge was received or deemed received, over (Y) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the total distributions of principal made with respect to such Class of Yield Maintenance Certificates on such Distribution Date from the portion of the Net Total Principal Distribution Amount for such Distribution Date attributable to the Loan Group that includes the Trust Mortgage Loan or REO Trust Mortgage Loan in respect of which such Yield Maintenance Charge was received or deemed received, and the denominator of which is equal to the portion of the Net Total Principal Distribution Amount for such Distribution Date attributable to the Loan Group that includes the Trust Mortgage Loan or REO Trust Mortgage Loan in respect of which such Yield Maintenance Charge was received.

          For purposes of determining the portion of any Yield Maintenance Charge on any Trust Mortgage Loan or REO Trust Mortgage Loan that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be the same discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). If the Master Servicer remits to the Trustee any Yield Maintenance Charge with respect to a Collection Period, the relevant Discount Rate shall be provided by the Master Servicer to the Trustee by 1:00 p.m., New York City time, on the second Business Day preceding the related Distribution Date.

          Any distributions of additional interest, in the form of Yield Maintenance Charges, made with respect to any Class of Interest Only Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated among the respective Components of such Class of Interest Only Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(k) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

          (e) On each Distribution Date, the Trustee shall withdraw from the Excess Interest Distribution Account any amounts then on deposit therein that represent Excess Interest collected or deemed collected in respect of the ARD Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto during the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

          (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the respective Letters of Representations Among the Depositor, the Trustee and the Initial Depository, relating to the REMIC III Regular Interest Certificates.

          (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

          (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than three Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

              (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

          (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

          (k) All distributions of accrued interest made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to clause first of the first paragraph of Section 4.01(a), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as accrued interest with respect to such Component's Corresponding REMIC II Regular Interest as part of such REMIC II Regular Interest's Interest Distribution Amount for such Distribution Date. In addition, all distributions of additional interest (in the form of Yield Maintenance Charges) made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to Section 4.01(d), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Yield Maintenance Charges) with respect to such Component's Corresponding REMIC II Regular Interest.

          All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a),
Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of accrued interest (as part of the related Interest Distribution Amount for the subject Distribution
Date), of principal, of additional interest (in the form of Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of accrued interest (as part of the Interest Distribution Amount(s) for such REMIC II Regular Interest(s) for the subject Distribution Date), of principal, of additional interest (in the form of Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest(s).

          Each Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest, except for the Class A-1-A Certificates, which shall have eight Corresponding REMIC II Regular Interests, the Class A-1 Certificates, which shall have three Corresponding REMIC II Regular

Interests, the Class A-2 Certificates, which shall have three
Corresponding REMIC II Regular Interests, and the Class A-4 Certificates, which shall have four Corresponding REMIC II Regular Interests.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated among those eight REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated to REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated among those eight REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated among those eight REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated to REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated to REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated to REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts A-4 for the subject Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

          (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made (or, in the case of clause seventh below, shall actually make) out of that portion of the Available Distribution Amount for such Distribution Date that is attributable to the Mayfair Mall Trust Mortgage Loan or any related REO Property, the following distributions to REMIC II and, solely in the case of clause seventh below, the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s), as applicable, in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date that is attributable to the Mayfair Mall Trust Mortgage Loan or any related REO
Property:

               first, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest MM-1, up to its Interest Distribution Amount for such Distribution Date;

               second, distributions to REMIC II of principal with respect to REMIC I Regular Interest MM-1, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 immediately prior to such Distribution Date and (ii) either (A) if no Mayfair Mall Payment Trigger Event has occurred and is continuing and if such Distribution Date is not the Final Distribution Date, the product of (1) a fraction, the numerator of which is the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 immediately prior to such Distribution Date, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 immediately prior to such Distribution Date, multiplied by (2) the portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, or (B) if an Mayfair Mall Payment Trigger Event has occurred and is continuing or if such Distribution Date is the Final Distribution Date, the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto;

               third, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest MM-1, up to its Loss Reimbursement Amount for such Distribution Date;

               fourth, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest MM-2, up to its Interest Distribution Amount for such Distribution Date;

               fifth, distributions to REMIC II of principal with respect to REMIC I Regular Interest MM-2, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 immediately prior to such Distribution Date and (ii) the excess, if any, of (A) the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto over (B) the amount of principal deemed distributed to REMIC II with respect to REMIC I Regular Interest MM-1 on such Distribution Date pursuant to clause second above;

               sixth, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest MM-2, up to its Loss Reimbursement Amount for such Distribution Date; and
               seventh, reimbursements to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s) of any outstanding Mayfair Mall Cure Payments made by such Person(s) pursuant to Section 3.31 and/or the Mayfair Mall Intercreditor Agreement (pro rata based on entitlement if multiple such Persons have made outstanding Mayfair Mall Cure Payments).

          On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made out of the Available Distribution Amount for such Distribution Date (exclusive of any portion thereof deemed distributed with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2, or actually distributed to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s), all pursuant to the preceding paragraph), the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Available Distribution Amount (exclusive of any portion thereof deemed distributed with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2, or actually distributed to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s), all pursuant to the preceding paragraph):

               first, distributions of accrued interest with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Interest Distribution Amounts for such Distribution Date;

               second, distributions of principal with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2), up to, and pro rata as among such REMIC I Regular Interests based on, the respective portions of the Total Principal Distribution Amount for such Distribution Date that are allocable thereto; and

               third, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2), including any such REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero, up to, and pro rata as among such REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

          In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have distributed to REMIC II each Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest(s) that relate(s) to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and any Yield Maintenance Charge so deemed distributed on REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 on any Distribution Date shall be allocated between such REMIC I Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed distributed with respect to such REMIC I Regular Interests on such Distribution Date.

          The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

          SECTION 4.02. Statements to Certificateholders; Certain Other
                        Reports.

          (a) Based solely on information provided to the Trustee by the Master Servicer pursuant to Section 3.12 and this Section 4.02, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Trust Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Series 2003-C4 Directing Certificateholder or the Class MM Directing Certificateholder any Trustee Report that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report (or, if presented via the Trustee's internet website, such website) shall bear a legend to the following effect:

           No recipient shall use or disclose the information contained [in this statement/report/file] [on this website] in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

          The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or the Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

          The Trustee shall make available each month, to any interested person, the related Trustee Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Trustee shall make available each month, via its internet website to the extent received by the Trustee, on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that CSFB LLC has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to any interested person. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, to the extent received by the Trustee, (i) the Restricted Master Servicer Reports, (ii) the CMSA Property File and (iii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Trustee's internet website shall be deemed to have agreed to keep confidential such information until such information is filed with the Commission, and the Trustee's internet website shall bear a legend to the following effect:

          No recipient shall use or disclose the information contained on this website in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

          The Trustee makes no representations or warranties as to the accuracy or completeness or any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

          In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

          The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder
(i) a statement containing the aggregate information set forth on pages 2 and 3 of Exhibit E hereto for such calendar year or applicable portion thereof during which such person was a

Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

          SECTION 4.03. P&I Advances.

          (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the Master Servicer in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made by the Master Servicer. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances in respect of the Mortgage Pool shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made by it in respect of the Mortgage Pool on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or, to the actual knowledge of a Responsible Officer of the Trustee, shall not have remitted any other amounts required to be remitted by the Master Servicer on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the Mortgage Pool by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances in respect of the Mortgage Pool that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

          (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of the Mortgage Pool for any Distribution Date, subject to
Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO
Trust Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, then the interest portion of any P&I Advance required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. Also, notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder in respect of any Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan.

          (d) Subject to the last two sentences of this Section 4.03(d), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, out of any Penalty Charges subsequently collected on the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Penalty Charges are insufficient to cover such Advance Interest, out of general collections on the Trust Mortgage Loans and REO Properties on deposit in the Master Servicer's Collection Account; provided that interest earned on any P&I Advances made with respect to the A-Note Trust Mortgage Loan of an A/B Mortgage Loan Combination or any successor REO Trust Mortgage Loan in respect thereof shall be payable out of the related A/B Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan as soon as practicable after funds available for such purpose are deposited in the Master Servicer's Collection Account. Notwithstanding the foregoing, upon a determination that a P&I Advance previously made with respect to the Mortgage Pool is a Nonrecoverable P&I Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately (as contemplated by Section 3.05(a)(vi)), the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months) and the unreimbursed portion of such P&I Advance will accrue interest at the

Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

          SECTION 4.04. Allocation of Realized Losses and Additional Trust
                        Fund Expenses.

          (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (exclusive of the Class MM Certificates), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool (net of the Uncertificated Principal Balance of REMIC I Regular Interest MM-2) that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the Principal Balance Certificates (exclusive of the Class MM Certificates) will be reduced sequentially, in the following order, until such excess is reduced to zero: first, the Class Principal Balance of the Class P Certificates, until such Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class O Certificates, until such Class Principal Balance is reduced to zero; third, the Class Principal Balance of the Class N Certificates, until such Class Principal Balance is reduced to zero; fourth, the Class Principal Balance of the Class M Certificates, until such Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class L Certificates, until such Class Principal Balance is reduced to zero; sixth, the Class Principal Balance of the Class K Certificates, until such Class Principal Balance is reduced to zero; seventh, the Class Principal Balance of the Class J Certificates, until such Class Principal Balance is reduced to zero; eighth, the Class Principal Balance of the Class H Certificates, until such Class Principal Balance is reduced to zero; ninth, the Class Principal Balance of the Class G Certificates, until such Class Principal Balance is reduced to zero; tenth, the Class Principal Balance of the Class F Certificates, until such Class Principal Balance is reduced to zero; eleventh, the Class Principal Balance of the Class E Certificates, until such Class Principal Balance is reduced to zero; twelfth, the Class Principal Balance of the Class D Certificates, until such Class Principal Balance is reduced to zero; thirteenth, the Class Principal Balance of the Class C Certificates, until such Class Principal Balance is reduced to zero; fourteenth, the Class Principal Balance of the Class B Certificates, until such Class Principal Balance is reduced to zero; and fifteenth, the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1-A Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until such Class Principal Balances are reduced to zero. On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Class Principal Balance of the Class MM Certificates shall be reduced to the extent necessary (if at all) to equal the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 that will be outstanding


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

immediately following such Distribution Date. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (b) On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest (or, if applicable, the aggregate Uncertificated Principal Balance of each Group of REMIC II Regular Interests with the same Corresponding Class of Principal Balance Certificates) shall be deemed to have been reduced in the same amount as any reduction in the Class Principal Balance of the Corresponding Class of Principal Balance Certificates for such REMIC II Regular Interest (or, if applicable, such Group of REMIC II Regular Interests) that occurred on such Distribution Date pursuant to Section 4.04(a). Where multiple REMIC II Regular Interests have the same Corresponding Class of Principal Balance Certificates, such reductions shall be made as follows: (i) any reduction in the Class Principal Balance of the Class A-1 Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero;
(ii) any reduction in the Class Principal Balance of the Class A-2 Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero;
(iii) any reduction in the Class Principal Balance of the Class A-4 Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero; and (iv) any reduction in the Class Principal Balance of the Class A-1-A Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Trust Mortgage Loans, the aggregate Stated Principal Balance of each and every related Trust Mortgage Loan and/or REO Trust Mortgage Loan, as the case may
be), that will be outstanding immediately following such Distribution Date; provided that the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 (after taking account of such deemed distributions pursuant to Section 4.01(l)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of (i) the Stated Principal Balance of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that will be outstanding immediately following such Distribution Date, over
(ii) the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 (after taking account of such deemed distributions pursuant to Section 4.01(l)). All such reductions in the



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Uncertificated Principal Balances of the respective REMIC I Regular
Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05. Calculations.

          Provided that the Trustee receives the necessary information from the Master Servicer and/or the Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount, the Net Available Distribution Amount and the Class MM Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed correct for all purposes hereunder.

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                                  ARTICLE V

                               THE CERTIFICATES


          SECTION 5.01. The Certificates.

          (a) The Certificates shall consist of 24 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-SP", "A-1", "A-2",, "A-3", "A-4", "A-1-A", "B", "C", "D", "E", "F", "G", "H", "J",
"K", "L", "M", "N", "O", "P", "MM", "R" and "V", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

          (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the REMIC III Regular Interest Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The Class R and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

          (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette,

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Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

          (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

          If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective
Transferee: (i) a certificate substantially in the form attached as Exhibit F-2C hereto; or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM, as applicable, Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM, as applicable, Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective
Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM, as applicable, Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, CSFB LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate

Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

          Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

          Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

          Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code.

          (d) (i) Each Person who has or acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and
                         Agreement"), from the
                         proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause
                         (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                    (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

               (ii) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and
          (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                    (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                    (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b),
(c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

          SECTION 5.03. Book-Entry Certificates.

          (a) The REMIC III Regular Interest Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, either Master Servicer, either Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          SECTION 5.06. Certification by Certificateholders and Certificate Owners.

          (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

          (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                  ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER


          SECTION 6.01. Liability of the Depositor, the Master Servicer and
                        the Special Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Merger, Consolidation or Conversion of the Depositor,
                        the Master Servicer or the Special Servicer.

          (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Mortgage Loans and to perform its respective duties under this Agreement.

          (b) The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

          SECTION 6.03. Limitation on Liability of the Trustee, the Depositor,
                        the Master Servicer, the Special Servicer and Others.

          (a) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, the Master Servicer or the Special Servicer against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund out of the Collection Account or the Distribution Account, as applicable in accordance with Section 3.05 (or, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related A/B Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, as applicable, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04), against any loss, liability or expense (including legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Trust Mortgage Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

          (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.05(a) (or, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related A/B Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, as applicable, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04).

          (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under
Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceeding with a Borrower.

          The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

          The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          SECTION 6.04. Master Servicer and Special Servicer Not to Resign.

          Subject to the provisions of Section 6.02, neither the Master Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement) or (b) upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or Special Servicer, as applicable, and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

          SECTION 6.05. Rights of the Depositor in Respect of the Master
                        Servicer and the Special Servicer.

          The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise



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

the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.



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                                 ARTICLE VII

                                    DEFAULT


          SECTION 7.01. Events of Default; Master Servicer and Special
                        Servicer Termination.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Collection Account or the REO Account, as appropriate, any amount required to be so deposited or remitted, which failure continues unremedied for two Business Days following the date on which the deposit or remittance was required to be made;

               (ii) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account or to any Non-Trust Companion Loan Holder any amount required to be so remitted, which failure continues unremedied beyond 11:00 a.m. on the Business Day immediately following the date on which the remittance was required to be made;

               (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it under this Agreement, which failure continues unremedied for three Business Days following the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by any party to this Agreement;

               (iv) any failure by the Master Servicer or the Special Servicer to observe or perform in any material respect any of its other covenants or agreements under this Agreement which failure continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2003-C4 Directing Certificateholder, by any Mayfair Mall Non-Trust Companion Loan Holder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

               (v) it is determined that there is a breach by the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Mayfair Mall Non-Trust Companion Loan Holder, which breach continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2003-C4 Directing Certificateholder, by any Mayfair Mall Non-Trust Companion Loan Holder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the Master



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

          Servicer or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

               (vi) a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the Master Servicer or the Special Servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

               (vii) the Master Servicer or the Special Servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

               (viii) the Master Servicer or the Special Servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

               (ix) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either clauses
          (A) or (B), Moody's has cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

               (x) the Master Servicer is removed from S&P's approved Master Servicer list, or the Special Servicer is removed from S&P's approved Special Servicer list, and the Master Servicer or the Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

          (b) If any Event of Default with respect to the Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights or, if it is materially and adversely affected by the subject Event of Default, any Mayfair Mall Non-Trust Companion Loan Holder, shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor and the Certificate Registrar, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights the Defaulting Party may have as a Holder of any Certificate or as a Non-Trust Companion Loan Holder); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the


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

date of such termination, as well as amounts due to it thereafter, if any, including with respect to the Excess Servicing Strip, as provided for under this Agreement for services rendered and expenses incurred.

          From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans (other than as a Non-Trust Companion Loan Holder) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

          The Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account or any Mortgage Loan Combination Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or may thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

          (c) Subject to the next paragraph. the Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,


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

(3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Mortgage Loan Combination Custodial Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Sections 3.05(a), 3.04(e) and 3.04(f), and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing Advances made by such terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 7.01(c), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer with respect to any Mortgage Loan or REO Property. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the Trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Holders who effected such termination.

          Notwithstanding the foregoing, the Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall not be permitted, pursuant to this Section 7.01(c), to replace any Mayfair Mall Special Servicer appointed pursuant to Section 3.31(j). If any Mayfair Mall Special Servicer has been appointed pursuant to Section 3.31(j), then any replacement of the Special Servicer pursuant to the prior paragraph shall apply solely to the General Special Servicer and the portion of the Mortgage Pool that is exclusive of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

          (d) The Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable, and as pertains to this transaction, with each of the Rating Agencies.


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          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of Section 6.04(a) or receives a notice of termination for cause pursuant to Section 7.01(b); and provided that no acceptable successor has been appointed, the Trustee shall be and become the successor to the Master Servicer or Special Servicer, as the case may be, in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

          The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by the Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Trust Mortgage Loan hereunder.

          As compensation therefor, the Trustee as successor Master Servicer shall be entitled to the Master Servicing Fees and all fees relating to the Trust Mortgage Loans and the Mayfair Mall Non-Trust Companion Loans which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder (subject to Section 3.11(a) with respect to the Excess Servicing Strip), including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account pursuant to Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.

          Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a master servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or the Special Servicer under this Section 7.02 shall be effective (i) until each of the


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Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified
(as applicable), downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

          In connection with such appointment and assumption of a successor to the Master Servicer or Special Servicer as described herein, subject to
Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on the Trust Mortgage Loans and the Mayfair Mall Non-Trust Companion Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default.

          The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default described in clause (i) or (ii) of
Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes; and provided, further, that a Mayfair Mall Non-Trust Companion Mortgage Loan Holder must consent to the waiver of any Event of Default that materially and adversely affects such holder and which has not been cured. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its



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waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

          SECTION 7.05. Trustee Advances.

          If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) in accordance with Section 3.03(d) with respect to Servicing Advances and (y) by 12:00 noon, New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

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                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE


          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

               (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          SECTION 8.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

               (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

               (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

               (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Series 2003-C4 Directing Certificateholder (unless the Trustee is acting as Master Servicer, Special Servicer or the Series 2003-C4 Directing Certificateholder, as the case may be) or of the Depositor; and

               (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

          SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                        Certificates or Trust Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 3.01, 10.01, 11.04 and 11.07 and the
representations and warranties of the Trustee in Section 8.13, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Trust Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report,



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document, order or other instrument furnished by the Depositor, the
Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee May Own Certificates.

          The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee Fees in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue during each calendar month, commencing with September 2003, at the Trustee Fee Rate on a principal amount equal to the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of September 2003, on a principal amount equal to the Cut-off Date Principal Balance of the particular Trust Mortgage Loan), whether or not interest is actually collected on each Trust Mortgage Loan and REO Trust Mortgage Loan. With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Trust Mortgage Loan or REO Trust Mortgage Loan. Except as otherwise expressly provided herein, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable out-of-pocket expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

          (c) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Mortgage Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification



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

pursuant to this Section 8.05(c) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made herein. The provisions of this Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P, "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

          If such corporation, bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the REMIC Pools is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or (iii) administer the REMIC Pools from a state and local jurisdiction that does not impose such a tax.

          SECTION 8.07. Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Non-Trust Companion Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, in its reasonable discretion, and to the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Non-Trust Companion Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Non-Trust Companion Loan Holders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Non-Trust Companion Loan Holders by the Master Servicer. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

          Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

          SECTION 8.08. Successor Trustee.

          (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

          (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the Non-Trust Companion Loan Holders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

          SECTION 8.09. Merger or Consolidation of Trustee.

          Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Access to Certain Information.

          (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

          The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, each Non-Trust Companion Loan Holder and its designees, the Depositor, the Master Servicer, the Special Servicer, the Series 2003-C4 Directing Certificateholder, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the

Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) the Prospectus and any amendments or supplements thereto, (C) the respective Mortgage Loan Purchase Agreements and any amendments thereto, (D) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (E) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (F) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (G) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Trust Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Trust Mortgage Loan are part of the Trust Fund), (H) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Trust Mortgage Loan is part of the Trust Fund), (I) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (J) any and all of the Mortgage Loan Documents contained in the Mortgage Files, (K) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (L) information regarding the occurrence of Servicing Transfer Events as to the Trust Mortgage Loans and (M) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

          Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies and, so long as the requests are not excessive or duplicative, to the Series 2003-C4 Directing Certificateholder and the Class MM Directing Certificateholder, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

          (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.11(a)), Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Master Servicer or the Trustee to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or the Underwriters or Initial Purchasers, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

          (c) With respect to any information furnished by the Trustee pursuant to this Section 8.11, the Trustee shall be entitled to indicate the source of such information and the Trustee or Master Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described above in this Section
8.11 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing, the Trustee may require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

          SECTION 8.12. Appointment of Custodians.

          The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          SECTION 8.13. Representations, Warranties and Covenants of the
Trustee.

          The Trustee hereby represents and warrants to the Depositor, the Master Servicer and the Special Servicer and for the benefit of the Certificateholders and the Non-Trust Companion Loan Holders, as of the Closing Date, that:

               (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

              (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

              (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

              (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

              (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                  ARTICLE IX

                                  TERMINATION


          SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                        Trust Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by the Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer or the Master Servicer of all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (a) the sum of (1) the aggregate Purchase Price of all the Trust Mortgage Loans (exclusive of REO Trust Mortgage Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus (b) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees (including Excess Servicing Strip), remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          The Holders of a majority of the Percentage Interests of the Controlling Class may, at their option, elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Original Trust Mortgage Loans. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable by the Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer may notify the Holders of a majority of the Percentage Interests in the Controlling Class and the Trustee of its intention to exercise such option and if the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within ten Business Days thereafter, the Special Servicer shall be entitled to exercise such option. If the Special Servicer does not exercise such option within 60 days after it becomes exercisable by it, the Master Servicer may notify the Special Servicer, the Holders of the Controlling Class and the Trustee of the Master Servicer's intention to exercise such option, and if none of the Special Servicer or the Holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days thereafter, the Master Servicer will be entitled to exercise such option.


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

          If the Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account, (ii) any portion thereof that is payable to a Non-Trust Companion Loan Holder in connection with an REO Property in accordance with the related intercreditor, co-lender or similar agreement, which portion is to be remitted to such Non-Trust Companion Loan Holder, and (iii) any portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

          For purposes of this Section 9.01, the Series 2003-C4 Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

          Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Non-Trust Companion Loan Holders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the related Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

          Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the Final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(b), 4.01(c), 4.01(d) and 4.01(e). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(i).

          SECTION 9.02. Additional Termination Requirements.

          If Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each REMIC Pool, within the meaning of Section 860F(a)(4) of the Code:

               (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC Pool's final Tax Returns pursuant to Treasury regulations section 1.860F-1;

              (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as the case may be, for cash; and

              (iii) immediately following the making of the final payment on the REMIC Regular Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand (other than cash retained to meet claims), in the Trust Fund and each REMIC Pool shall terminate at that time.

                                  ARTICLE X

                           ADDITIONAL TAX PROVISIONS


          SECTION 10.01. Tax Administration.

          (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by
Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

          (c) The Trustee shall prepare or cause to be prepared, execute and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(f)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC

Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. The Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

          (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under
Article III or this Article X; (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (iv) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X;
(iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Article X; or (iv) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

          (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust
Pool on a calendar year and an accrual basis.

          (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (i) None of the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Trust Mortgage Loan (except in connection with (A) a Breach or Defect with respect to any Trust Mortgage Loan, (B) the foreclosure, default or reasonably foreseeable material default of a Trust Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any account maintained hereunder for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage Loan, other than a Replacement Trust Mortgage Loan substituted for a Deleted Trust Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an account maintained hereunder); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

          (l) The parties intend that the portion of the Trust Fund consisting of Excess Interest on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto and the Excess Interest Distribution Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

          SECTION 10.02. Depositor, Master Servicer and Special Servicer to
                         Cooperate with Trustee.

          (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (b) The Master Servicer and the Special Servicer each shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS


          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Non-Trust Companion Loan Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate
(A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vi) subject to
Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of
Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; and provided, further, that any such amendment for the specific purposes described in clause
(iii), (iv) or (vii) above shall not adversely affect in any material respect the interests of any Certificateholder, any Non-Trust Companion Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any Non-Trust Companion Loan Holder, without the consent of such Non-

Trust Companion Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Non-Trust Companion Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such Non-Trust Companion Loan Holder, as applicable, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding and the consent of the Non-Trust Companion Loan Holders, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66 2/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

          (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and each Non-Trust Companion Loan Holder and to each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that it benefits any Non-Trust Companion Loan Holder, by such Non-Trust Companion Loan Holder) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Non-Trust Companion Loan Holders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders and
                         Non-Trust Companion Loan Holders.

          (a) The death or incapacity of any Certificateholder or any Non-Trust Companion Loan Holder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or Non-Trust Companion Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder or Non-Trust Companion Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Non-Trust Companion Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder or any Non-Trust Companion Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder or Non-Trust Companion Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, in the case of a Certificateholder, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

          It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, telecopy number:
(212) 743-4756 (with a copy to Pamela McCormack, telecopy number: (917) 326-7805); (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 221-8848, Attention: E.J. Burke (with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (216) 689-5681); (iii) in the case of the Special Servicer, Lennar Partners, Inc., 760 Northwest 107th Avenue, Suite 400, Miami, Florida 33172, Attention: Ron Schrager, telecopy number: (305) 226-3428; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., to the Corporate Trust Office, telecopy number (410) 715-2380; (v) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number
(212) 553-0300 and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (vi) in the case of a Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; and
(vii) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this

Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Mortgage Loans, all principal and interest received or receivable with respect to the Trust Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, any Mortgage Loan Combination Custodial Account (insofar as such amounts relate to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Trust Mortgage Loans and
(ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

          SECTION 11.08. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders, the Non-Trust Companion Loan Holders and the other Persons referred to in
Section 6.03. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.09. Article and Section Headings.

          The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.10. Notices to Rating Agencies.

          (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

              (ii) the occurrence of any Event of Default that has not been cured;

              (iii) the resignation or termination of the Master Servicer or the Special Servicer;

              (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account or the Interest Reserve Account;

               (v) the repurchase of Trust Mortgage Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee; and

               (vi) the final payment to any Class of Certificateholders.

          (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

              (ii) any change in the location of the Collection Account or any Mortgage Loan Combination Custodial Account.

          (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance described in
          Section 3.13;

              (ii) all reports and other items for Trust Mortgage Loans delivered by each of the Master Servicer and Special Servicer pursuant to Section 3.12 (to the extent requested by such Rating Agency);

             (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

              (iv) each waiver and consent provided pursuant to Section 3.08 for Trust Mortgage Loans that, in each case, represent 2% or more of the aggregate principal balance of the Mortgage Pool;

               (v) any officers' certificates delivered by the Master Servicer and the Special Servicer to the Trustee;

              (vi) all site inspections (to the extent requested by such Rating Agency);

             (vii) all operating statements (to the extent requested by such Rating Agency);

            (viii) all rent rolls and sales reports to the extent provided by the Borrowers and requested by such Rating Agency;

              (ix) any proposed no downgrade request;

               (x) any extension or modification of the Maturity Date of any Trust Mortgage Loan;

              (xi) any modification, waiver or amendment of any material term of any Trust Mortgage Loan with a Stated Principal Balance in excess of $5,000,000; and

             (xii) any other document that shall be reasonably requested by any Rating Agency.

          (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Trustee Report.

          (e) If any Mayfair Mall Non-Trust Companion Loan is included in a rated securitization, each of the Master Servicer and the Special Servicer shall (at no expense to the Trust Fund) furnish to any of the rating agencies monitoring securities backed by such Mayfair Mall Non-Trust Companion Loan such information with respect to such Mayfair Mall Non-Trust Companion Loan as such rating agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents and without waiving any attorney-client privilege relating to such information. The Master Servicer and the Special Servicer hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request.

          IN WITNESS WHEREOF, the parties to this Pooling and Servicing Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                     CREDIT SUISSE FIRST BOSTON MORTGAGE
                                     SECURITIES CORP.
                                      Depositor


                                     By: /s/ Jeffrey Altabef
                                        -------------------------------------
                                        Name:  Jeffrey Altabef
                                        Title: Director



                                     KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                      Master Servicer


                                     By: /s/ Clay M. Sublett
                                        -------------------------------------
                                        Name:  Clay M. Sublett
                                        Title: Sr. Vice President



                                     LENNAR PARTNERS, INC.
                                      Special Servicer


                                     By: /s/ Shelly L. Rubin
                                        -------------------------------------
                                        Name:  Shelly L. Rubin
                                        Title: Vice President



                                     WELLS FARGO BANK MINNESOTA, N.A.,
                                      as Trustee


                                     By: /s/ Deborah Daniels
                                        -------------------------------------
                                        Name:  Deborah Daniels
                                        Title: Vice President

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )



               On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a ______________ of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                   -----------------------------------------------
                                         Notary Public

STATE OF MISSOURI           )
                            )  ss.:
COUNTY OF JACKSON           )



               On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared ________________________, known to me to be a ________________________ of KeyCorp Real Estate
Capital Markets, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                        -----------------------------------------
                                     Notary Public

STATE OF FLORIDA             )
                             )  ss.:
COUNTY OF MIAMI-DADE         )



               On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ____________________________ of Lennar Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                     -----------------------------------
                                   Notary Public

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )



               On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ____________________________ of Wells Fargo Bank Minnesota, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                   ------------------------------------
                               Notary Public

                                  EXHIBIT A-1

                    FORM OF CLASS [A-X] [A-SP] CERTIFICATES


        CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable             Class Notional Amount of the Class [A-X]
                                        [A-SP] Certificates as of the Closing
                                        Date:
                                        $________________

Closing Date: September 29, 2003        Initial Certificate Notional Amount of
                                        this Certificate as of the Closing Date:
First Distribution Date: October 17,    $________________
2003

Master Servicer:                        Aggregate Stated Principal Balance of
KeyCorp Real Estate Capital Markets,    the Mortgage Loans as of the Closing
Inc.                                    Date ("Initial Pool Balance"):
                                        $1,339,373,694
Special Servicer:
Lennar Partners, Inc.

                                        Trustee:
                                        Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-X] [A-SP]-__         CUSIP No.:  _____________
                                        Common Code:  _____________
                                        ISIN No.:  _____________

                                     A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.



                                     A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.



                                     A-1-3

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the Mayfair Mall Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global



                                     A-1-4

Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the



                                     A-1-5
applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-SP] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify CSFB LLC, the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately



                                     A-1-6
preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the



                                     A-1-7

Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-1-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Trustee


                        By:
                             ------------------------------------------
                                Authorized Representative



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-X] [A-SP] Certificates referred to in the within-mentioned Agreement.

Dated:


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Certificate Registrar


                         By:
                              ---------------------------------------------
                                 Authorized Representative





                                     A-1-9

                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: ________________________________________________________
_______________________________________________________________________________

Dated:



                                         ______________________________________
                                         Signature by or on behalf of Assignor



                                         ______________________________________
                                         Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________ for the account of_____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to___________________________________________________________________.

          This information is provided by______________________________________, the Assignee named above, or __________________________________________________,
as its agent.



                                    A-1-10

                                  EXHIBIT A-2

              FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
               CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES


 CLASS [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2003-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per            Class Principal Balance of the
annum][variable]                         Class [A-1] [A-2] [A-3] [A-4] [B]
                                         [C] [D] [E] Certificates as of the
                                         Closing Date:
                                         $__________________

Closing Date: September 29, 2003         Initial Certificate Principal
                                         Balance of this Certificate as of
                                         the Closing Date:
First Distribution Date: October         $_________________
17, 2003

Master Servicer:                         Aggregate Stated Principal Balance
KeyCorp Real Estate Capital              of the Mortgage Loans as of the
Markets, Inc.                            Closing Date ("Initial Pool
                                         Balance"): $1,339,373,694

Special Servicer:
Lennar Partners, Inc.

                                         Trustee:
                                         Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-1] [A-2] [A-3]        CUSIP No.:  _____________
[A-4] [B] [C] [D] [E]-___                Common Code:  _____________
                                         ISIN No.:  _____________


                                     A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates (their "Class Principal Balance") as of the



                                     A-2-2

Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the Mayfair Mall Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.




                                     A-2-3

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the



                                     A-2-4

Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Trustee


                        By:  ____________________________________
                                Authorized Representative



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.

Dated:


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Certificate Registrar


                        By:  ____________________________________
                                Authorized Representative




                                     A-2-6

                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
                  (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________


Dated:


                                        _____________________________________
                                        Signature by or on behalf of Assignor



                                        _____________________________________
                                        Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________ for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to___________________________________________________________________.

          This information is provided by______________________________________, the Assignee named above, or __________________________________________________,
as its agent.



                                     A-2-7

                                  EXHIBIT A-3

   FORM OF CLASS A-1-A, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
         CLASS M, CLASS N, CLASS O, CLASS P AND CLASS MM CERTIFICATES


 CLASS [A-1-A] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [MM] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2003-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable              Class Principal Balance of the
                                         [A-1-A] [F] [G] [H] [J] [K] [L] [M]
                                         [N] [O] [P] [MM] Certificates as of
                                         the Closing Date:
                                         $_________________

Closing Date: September 29, 2003         Initial Certificate Principal
                                         Balance of this Certificate as of
                                         the Closing Date:
First Distribution Date: October         $_________________
17, 2003

Master Servicer:                         Aggregate Stated Principal Balance
KeyCorp Real Estate Capital              of the Mortgage Loans as of the
Markets, Inc.                            Closing Date: ("Initial Pool
                                         Balance"): $1,339,373,694

Special Servicer:
Lennar Partners, Inc.
                                         Trustee:
                                         Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-1-A] [F] [G] [H]      CUSIP No.:  _____________
[J] [K] [L] [M] [N] [O] [P]              Common Code:  _____________
[MM]-___                                 ISIN No.:  _____________





                                     A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                     A-3-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1-A] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [MM] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1-A] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [MM] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1-A] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [MM] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all




                                     A-3-3
subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the Mayfair Mall Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be



                                     A-3-4
required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery other than in the form of an interest in this Rule 144A Global Certificate.

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in



                                     A-3-5
the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-1-A] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [MM] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, CSFB LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as



                                     A-3-6
named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.



                                     A-3-7

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-3-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Trustee


                        By:  ______________________________________________
                              Authorized Representative



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1-A] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [MM] Certificates referred to in the within-mentioned Agreement.

Dated:


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Certificate Registrar


                        By:  ______________________________________________
                             Authorized Representative





                                     A-3-9

                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: ________________________________________________________
_______________________________________________________________________________


Dated:


                             __________________________________________________
                             Signature by or on behalf of Assignor



                             __________________________________________________
                             Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________ for the account of_____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to___________________________________________________________________.

          This information is provided by______________________________________, the Assignee named above, or___________________________________________________,
as its agent.


                                    A-3-10

                                  EXHIBIT A-4

                          FORM OF CLASS V CERTIFICATES


              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: September 29, 2003          Percentage Interest evidenced by
                                          this Class V Certificate: ______%
First Distribution Date: October
17, 2003                                  Aggregate Stated Principal Balance
                                          of the Mortgage Loans as of the
Master Servicer:                          Closing Date ("Initial Pool
KeyCorp Real Estate Capital               Balance"): $1,339,373,694
Markets, Inc.

                                          Trustee: Wells Fargo
Special Servicer:                         Bank Minnesota, N.A.
Lennar Partners, Inc.

Certificate No. V-___                     CUSIP No.: ______________________




                                     A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of



                                     A-4-2
the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the Mayfair Mall Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an



                                     A-4-3
expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.



                                     A-4-4

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-4-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Trustee


                        By: _______________________________________________
                        Authorized Representative



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Certificate Registrar


                        By:________________________________________________
                        Authorized Representative





                                     A-4-6

                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________


Dated:


                           ____________________________________________________
                           Signature by or on behalf of Assignor



                           ____________________________________________________
                           Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________ for the account of_____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to___________________________________________________________________.

          This information is provided by______________________________________, the Assignee named above, or___________________________________________________,
as its agent.



                                     A-4-7

                                  EXHIBIT A-5

                          FORM OF CLASS R CERTIFICATES


             CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: September 29, 2003            Percentage Interest evidenced by
                                            this Class R Certificate: _____%
First Distribution Date: October
17, 2003

Master Servicer:                            Aggregate Stated Principal Balance
KeyCorp Real Estate Capital                 of the Mortgage Loans as of the
Markets, Inc.                               Closing Date ("Initial Pool
                                            Balance"):  $1,339,373,694

Special Servicer:                           Trustee:
Lennar Partners, Inc.                       Wells Fargo Bank Minnesota, N.A.

Certificate No. R-___
                                            CUSIP No.:  __________________


                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN EACH OF MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.



                                     A-5-2

          This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the Mayfair Mall Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                     A-5-3

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in



                                     A-5-4
connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

          Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons.



                                     A-5-5

          A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.



                                     A-5-6

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-5-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Trustee


                        By: _________________________________________________
                                Authorized Representative



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:


                        WELLS FARGO BANK MINNESOTA, N.A.
                        as Certificate Registrar


                        By: ________________________________________________
                                Authorized Representative





                                     A-5-8

                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
             (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:


                      ________________________________________________________
                      Signature by or on behalf of Assignor



                      ________________________________________________________
                      Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________ for the account of_____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to___________________________________________________________________.

          This information is provided by______________________________________, the Assignee named above, or___________________________________________________,
as its agent.


                                     A-5-9

                                  EXHIBIT B-1

                    SCHEDULE OF COLUMN TRUST MORTGAGE LOANS





                                     B-1-1

                                                                                                             Zip
  #    Crossed  Loan Name                                   Address                    City        State     Code
--------------------------------------------------------------------------------------------------------------------
  1             Circle Centre Mall              49 West Maryland Street          Indianapolis      IN        46204
--------------------------------------------------------------------------------------------------------------------
  2             Wanamaker Building - Office     100 Penn Square East             Philadelphia      PA        19107
--------------------------------------------------------------------------------------------------------------------
  4      (A)    Mira Mesa Market Center West    10604 - 10789 Westview Parkway   San Diego         CA        92126
--------------------------------------------------------------------------------------------------------------------
  5      (A)    Mira Mesa Market Center East    10604-10789 Westview Parkway     San Diego         CA        92126
--------------------------------------------------------------------------------------------------------------------
                                                6565 Knott Avenue, 6535 & 6625
  6      (B)    PCCP - Commerce Centre          Caballero Boulevard              Buena Park        CA        90620
--------------------------------------------------------------------------------------------------------------------
                PCCP - Paramount Distribution
  7      (B)    Center                          14001 Orange Avenue              Paramount         CA        90723
--------------------------------------------------------------------------------------------------------------------
  8      (B)    PCCP - 301 Walnut               301 West Walnut Street           Compton           CA        90220
--------------------------------------------------------------------------------------------------------------------
  9A            Mayfair Mall - Retail           2500 North Mayfair Road          Wauwatosa         WI        53226
--------------------------------------------------------------------------------------------------------------------
  9B            Mayfair Mall - Office Complex   2500 North Mayfair Road          Wauwatosa         WI        53226
--------------------------------------------------------------------------------------------------------------------
  10            540 Madison Avenue              540 Madison Avenue               New York          NY        10022
--------------------------------------------------------------------------------------------------------------------
                Town & Country Apartments -
  11            Urbana                          1032 Kerr Avenue                 Urbana            IL        61802
--------------------------------------------------------------------------------------------------------------------
  16     (C)    Red Lion Hotel Port Angeles     221 North Lincoln Street         Port Angeles      WA        98362
--------------------------------------------------------------------------------------------------------------------
  17     (C)    Red Lion Hotel Yakima Center    607 East Yakima Avenue           Yakima            WA        98901
--------------------------------------------------------------------------------------------------------------------
  18     (C)    Red Lion Hotel Eureka           1929 Fourth Street               Eureka            CA        95501
--------------------------------------------------------------------------------------------------------------------
  19     (C)    Red Lion Hotel Twin Falls       1357 Blue Lakes Boulevard North  Twin Falls        ID        83301
--------------------------------------------------------------------------------------------------------------------
                                                101 North Columbia Center
  20     (C)    Red Lion Hotel Kennewick        Boulevard                        Kennewick         WA        99336
--------------------------------------------------------------------------------------------------------------------
                Arlington & Bradley Office
  21            Center                          6917-6937 Arlington Road         Bethesda          MD        20814
--------------------------------------------------------------------------------------------------------------------
  23            780 James P. Casey Road         780 James P. Casey Road          Bristol           CT        06010
--------------------------------------------------------------------------------------------------------------------
  24            800 Apollo                      800 Apollo Street                El Segundo        CA        90245
--------------------------------------------------------------------------------------------------------------------
                                                501-565 Busse Road and
  25            Regent Industrial Center        1800-1872 Brummel Drive          Elk Grove Village IL        60007
--------------------------------------------------------------------------------------------------------------------
  26            Sarasota Gateway                301 & 401 North Cattlemen Road   Sarasota          FL        34232
--------------------------------------------------------------------------------------------------------------------
  27            Bristol Farms Apartments        12007 Northeast 204th Place      Bothell           WA        98011
--------------------------------------------------------------------------------------------------------------------
  28            Country View Mobile Home Park   221 North Marion Road            Sioux Falls       SD        57107
--------------------------------------------------------------------------------------------------------------------
  29            University Commons              90 Commons Drive                 Eugene            OR        97401
--------------------------------------------------------------------------------------------------------------------
                                                8321 West Princeton Square
  30            Princeton Square Apartments     Boulevard                        Jacksonville      FL        32256
--------------------------------------------------------------------------------------------------------------------
  31            Burlington Center Mall          2501 Burlington-Mount Holly Road Burlington        NJ        08016
--------------------------------------------------------------------------------------------------------------------
  32            Club at Tranquility Lake        2800 Tranquility Lake Boulevard  Pearland          TX        77584
--------------------------------------------------------------------------------------------------------------------
  33            Warner Center Business Park     Oxnard Street & Califa Street    Woodland Hills    CA        91367
--------------------------------------------------------------------------------------------------------------------
  34            Expressway Mall                 575-605 Rohnert Park Expressway  Rohnert Park      CA        94928
--------------------------------------------------------------------------------------------------------------------
  35            Airline Shopping Center         2701 Airline Drive               Metairie          LA        70001
--------------------------------------------------------------------------------------------------------------------
                Windward Village Shopping
  36            Center                          11877 Douglas Road               Alpharetta        GA        30005
--------------------------------------------------------------------------------------------------------------------
  37            Playa Blanca Apartments         1905-1979 Avenida Del Mexico     San Diego         CA        92154
--------------------------------------------------------------------------------------------------------------------
  38            Torrey View Corporate Center    10590 West Ocean Air Drive       San Diego         CA        92130
--------------------------------------------------------------------------------------------------------------------
  41            The Moorings Apartments         601 Enterprise Avenue            League City       TX        77573
--------------------------------------------------------------------------------------------------------------------
                5th & Lamar Retail/Office
  42            Development                     907 West 5th Street              Austin            TX        78703
--------------------------------------------------------------------------------------------------------------------
                American Village on the Lake
  43            Apartments                      9601 21st Street                 Tulsa             OK        74129
--------------------------------------------------------------------------------------------------------------------
  44            Ryan's Pointe Apartments        19606 Park Row                   Houston           TX        77084
--------------------------------------------------------------------------------------------------------------------
  45            Cleveland Street Square         16528 Cleveland Street           Redmond           WA        98052
--------------------------------------------------------------------------------------------------------------------
  47            Rivermont Apartments            201 Marina Drive                 Tuscaloosa        AL        35406
--------------------------------------------------------------------------------------------------------------------
                Westover Gallery Shopping       1310-1424 Westover Terrace and
  50            Center                          1500 Mill Street                 Greensboro        NC        27408
--------------------------------------------------------------------------------------------------------------------
  53            Trestles of Houston Apartments  14365 Cornerstone Village        Houston           TX        77014
--------------------------------------------------------------------------------------------------------------------
  54            Pemstar, Inc. Headquarters      3535 Technology Drive, NW        Rochester         MN        55901
--------------------------------------------------------------------------------------------------------------------
  56            Riverbend Apartments            655 West State Road 436          Altamonte Springs FL        32714
--------------------------------------------------------------------------------------------------------------------
  57            D'Adrian Meadows Apartments     1233 Surrey Court                Godfrey           IL        62035
--------------------------------------------------------------------------------------------------------------------
  58            Park Place                      1044 North 115th Street          Omaha             NE        68154
--------------------------------------------------------------------------------------------------------------------
  59            Millstone Lakes Apartments      4133 Parkview Lake Drive         Columbus          OH        43207
--------------------------------------------------------------------------------------------------------------------
  61            Aspen Woods                     2910 South Collins Street        Arlington         TX        76014
--------------------------------------------------------------------------------------------------------------------
  62            Iliff Commons Shopping Center   2220 South Peoria Street         Aurora            CO        80014
--------------------------------------------------------------------------------------------------------------------
                Atlantic Boulevard Shopping
  63            Center                          10750 Atlantic Boulevard         Jacksonville      FL        32225
--------------------------------------------------------------------------------------------------------------------
  64            Shoppes at Brandon Farms        2535 East State Road 60          Valrico           FL        33594
--------------------------------------------------------------------------------------------------------------------
                Court Street Plaza Shopping
  65            Center                          1408 North 20th Avenue           Pasco             WA        99301
--------------------------------------------------------------------------------------------------------------------
  67            300 Alexander Park              300 Alexander Park               Princeton         NJ        08540
--------------------------------------------------------------------------------------------------------------------
  68            4861 & 4891 Telsa Drive         4861 & 4891 Telsa Drive          Bowie             MD        20715
--------------------------------------------------------------------------------------------------------------------




  #    Crossed Loan Name                                         Original      Cut-off Date                 Interest
                                                  Mortgage      Principal       Principal     Maturity/ARD    Only
                                                 Loan Seller     Balance        Balance (1)    Balance (2)   Period
--------------------------------------------------------------------------------------------------------------------
  1            Circle Centre Mall                  Column      $80,000,000     $79,550,681     $65,827,398.20      0
--------------------------------------------------------------------------------------------------------------------
  2            Wanamaker Building - Office         Column      $65,000,000     $65,000,000     $55,468,910.51     12
--------------------------------------------------------------------------------------------------------------------
  4      (A)   Mira Mesa Market Center West        Column      $34,500,000     $34,402,676     $29,055,845.49      0
--------------------------------------------------------------------------------------------------------------------
  5      (A)   Mira Mesa Market Center East        Column      $28,500,000     $28,419,602     $24,002,654.05      0
--------------------------------------------------------------------------------------------------------------------
  6      (B)   PCCP - Commerce Centre              Column      $38,500,000     $38,500,000     $38,500,000.00     60
--------------------------------------------------------------------------------------------------------------------
               PCCP - Paramount Distribution
  7      (B)   Center                              Column       $9,600,000      $9,600,000      $9,600,000.00     60
--------------------------------------------------------------------------------------------------------------------
  8      (B)   PCCP - 301 Walnut                   Column       $6,400,000      $6,400,000      $6,400,000.00     60
--------------------------------------------------------------------------------------------------------------------
  9A           Mayfair Mall - Retail               Column      $37,339,394     $37,219,884     $33,352,097.64      0
--------------------------------------------------------------------------------------------------------------------
  9B           Mayfair Mall - Office Complex       Column      $10,160,606     $10,128,086      $9,075,603.62      0
--------------------------------------------------------------------------------------------------------------------
  10           540 Madison Avenue                  Column      $45,000,000     $45,000,000     $42,966,666.87     59
--------------------------------------------------------------------------------------------------------------------
               Town & Country Apartments -
  11           Urbana                              Column      $25,200,000     $25,200,000      $21,293,179.53    12
--------------------------------------------------------------------------------------------------------------------
  16     (C)   Red Lion Hotel Port Angeles         Column       $9,100,000      $9,079,774      $7,213,631.10      0
--------------------------------------------------------------------------------------------------------------------
  17     (C)   Red Lion Hotel Yakima Center        Column       $5,100,000      $5,088,664      $4,042,804.43      0
--------------------------------------------------------------------------------------------------------------------
  18     (C)   Red Lion Hotel Eureka               Column       $3,000,000      $2,993,332      $2,378,120.86      0
--------------------------------------------------------------------------------------------------------------------
  19     (C)   Red Lion Hotel Twin Falls           Column       $3,000,000      $2,993,332      $2,378,120.86      0
--------------------------------------------------------------------------------------------------------------------
  20     (C)   Red Lion Hotel Kennewick            Column       $2,500,000      $2,494,443      $1,981,766.24      0
--------------------------------------------------------------------------------------------------------------------
               Arlington & Bradley Office
  21           Center                              Column      $20,880,000     $20,880,000     $18,476,190.04     24
--------------------------------------------------------------------------------------------------------------------
  23           780 James P. Casey Road             Column      $20,000,000     $19,964,899     $18,660,260.98      0
--------------------------------------------------------------------------------------------------------------------
  24           800 Apollo                          Column      $19,800,000     $19,639,499     $16,891,627.63      0
--------------------------------------------------------------------------------------------------------------------
  25           Regent Industrial Center            Column      $18,500,000     $18,385,981     $15,410,381.73      0
--------------------------------------------------------------------------------------------------------------------
  26           Sarasota Gateway                    Column      $16,150,000     $16,101,664     $13,493,497.79      0
--------------------------------------------------------------------------------------------------------------------
  27           Bristol Farms Apartments            Column      $16,025,000     $16,025,000     $15,163,773.28     13
--------------------------------------------------------------------------------------------------------------------
  28           Country View Mobile Home Park       Column      $15,400,000     $15,400,000     $12,999,307.21     24
--------------------------------------------------------------------------------------------------------------------
  29           University Commons                  Column      $14,542,500     $14,484,667     $12,532,178.04      0
--------------------------------------------------------------------------------------------------------------------
  30           Princeton Square Apartments         Column      $14,370,000     $14,322,598     $11,839,490.99      0
--------------------------------------------------------------------------------------------------------------------
  31           Burlington Center Mall              Column      $14,000,000     $13,960,688     $11,797,905.28      0
--------------------------------------------------------------------------------------------------------------------
  32           Club at Tranquility Lake            Column      $14,000,000     $13,924,741     $12,653,831.39      0
--------------------------------------------------------------------------------------------------------------------
  33           Warner Center Business Park         Column      $13,800,000     $13,707,100     $11,705,385.47      0
--------------------------------------------------------------------------------------------------------------------
  34           Expressway Mall                     Column      $12,500,000     $12,440,396     $10,530,791.00      0
--------------------------------------------------------------------------------------------------------------------
  35           Airline Shopping Center             Column      $12,000,000     $11,963,270      $9,994,854.37      0
--------------------------------------------------------------------------------------------------------------------
  36           Windward Village Shopping Center    Column      $11,500,000     $11,456,352      $9,659,763.15      0
--------------------------------------------------------------------------------------------------------------------
  37           Playa Blanca Apartments             Column      $11,000,000     $11,000,000     $10,193,138.86     60
--------------------------------------------------------------------------------------------------------------------
  38           Torrey View Corporate Center        Column      $11,000,000     $11,000,000      $9,084,861.03     24
--------------------------------------------------------------------------------------------------------------------
  41           The Moorings Apartments             Column      $10,500,000     $10,449,029      $8,824,479.93      0
--------------------------------------------------------------------------------------------------------------------
               5th & Lamar Retail/Office
  42           Development                         Column       $9,950,000      $9,927,668      $7,514,139.41      0
--------------------------------------------------------------------------------------------------------------------
               American Village on the Lake
  43           Apartments                          Column       $9,950,000      $9,918,166      $8,234,979.21      0
--------------------------------------------------------------------------------------------------------------------
  44           Ryan's Pointe Apartments            Column       $9,800,000      $9,722,436      $8,264,172.93      0
--------------------------------------------------------------------------------------------------------------------
  45           Cleveland Street Square             Column       $9,750,000      $9,704,446      $8,236,351.87      0
--------------------------------------------------------------------------------------------------------------------
  47           Rivermont Apartments                Column       $9,500,000      $9,500,000      $9,500,000.00     60
--------------------------------------------------------------------------------------------------------------------
  50           Westover Gallery Shopping Center    Column       $8,225,000      $8,200,383      $6,872,074.45      0
--------------------------------------------------------------------------------------------------------------------
  53           Trestles of Houston Apartments      Column       $7,622,000      $7,568,426      $6,532,766.47      0
--------------------------------------------------------------------------------------------------------------------
  54           Pemstar, Inc. Headquarters          Column       $7,500,000      $7,425,395        $202,425.63      0
--------------------------------------------------------------------------------------------------------------------
  56           Riverbend Apartments                Column       $6,800,000      $6,767,357      $5,723,593.56      0
--------------------------------------------------------------------------------------------------------------------
  57           D'Adrian Meadows Apartments         Column       $6,720,000      $6,678,583      $5,597,717.12      0
--------------------------------------------------------------------------------------------------------------------
  58           Park Place                          Column       $6,500,000      $6,480,851      $5,824,370.27      0
--------------------------------------------------------------------------------------------------------------------
  59           Millstone Lakes Apartments          Column       $6,200,000      $6,174,031      $5,138,349.17      0
--------------------------------------------------------------------------------------------------------------------
  61           Aspen Woods                         Column       $6,100,000      $6,053,318      $5,703,667.29      0
--------------------------------------------------------------------------------------------------------------------
  62           Iliff Commons Shopping Center       Column       $6,000,000      $5,970,416      $5,031,773.36      0
--------------------------------------------------------------------------------------------------------------------
               Atlantic Boulevard Shopping
  63           Center                              Column       $5,700,000      $5,689,894      $4,799,461.31      0
--------------------------------------------------------------------------------------------------------------------
  64           Shoppes at Brandon Farms            Column       $5,550,000      $5,523,118      $4,665,789.49      0
--------------------------------------------------------------------------------------------------------------------
               Court Street Plaza Shopping
  65           Center                              Column       $5,500,000      $5,474,535      $4,651,703.09      0
--------------------------------------------------------------------------------------------------------------------
  67           300 Alexander Park                  Column       $5,250,000      $5,225,526      $4,436,285.41      0
--------------------------------------------------------------------------------------------------------------------
  68           4861 & 4891 Telsa Drive             Column       $5,240,000      $5,210,154      $4,412,309.43      0
--------------------------------------------------------------------------------------------------------------------




                                                      Original       Remaining          Original       Remaining
                                                    Amortization    Amortization         Term to        Term to
   #     Crossed   Loan Name                          Term            Term            Maturity (2)    Maturity (2)
-------------------------------------------------------------------------------------------------------------------
   1               Circle Centre Mall                          360            355             120              115
-------------------------------------------------------------------------------------------------------------------
   2               Wanamaker Building - Office                 360            360             120              117
-------------------------------------------------------------------------------------------------------------------
   4       (A)     Mira Mesa Market Center West                360            357             120              117
-------------------------------------------------------------------------------------------------------------------
   5       (A)     Mira Mesa Market Center East                360            357             120              117
-------------------------------------------------------------------------------------------------------------------
   6       (B)     PCCP - Commerce Centre          Interest Only   Interest Only               60               59
-------------------------------------------------------------------------------------------------------------------
                   PCCP - Paramount Distribution
   7       (B)     Center                          Interest Only   Interest Only               60               59
-------------------------------------------------------------------------------------------------------------------
   8       (B)     PCCP - 301 Walnut               Interest Only   Interest Only               60               59
-------------------------------------------------------------------------------------------------------------------
  9A               Mayfair Mall - Retail                       360            358              60               58
-------------------------------------------------------------------------------------------------------------------
  9B               Mayfair Mall - Office Complex               360            358              60               58
-------------------------------------------------------------------------------------------------------------------
  10               540 Madison Avenue                                                         120              118
-------------------------------------------------------------------------------------------------------------------
                   Town & Country Apartments -
  11               Urbana                                      360            360             120              115
-------------------------------------------------------------------------------------------------------------------
  16       (C)     Red Lion Hotel Port Angeles                 300            298             120              118
-------------------------------------------------------------------------------------------------------------------
  17       (C)     Red Lion Hotel Yakima Center                300            298             120              118
-------------------------------------------------------------------------------------------------------------------
  18       (C)     Red Lion Hotel Eureka                       300            298             120              118
-------------------------------------------------------------------------------------------------------------------
  19       (C)     Red Lion Hotel Twin Falls                   300            298             120              118
-------------------------------------------------------------------------------------------------------------------
  20       (C)     Red Lion Hotel Kennewick                    300            298             120              118
-------------------------------------------------------------------------------------------------------------------
                   Arlington & Bradley Office
  21               Center                                      360            360             120              115
-------------------------------------------------------------------------------------------------------------------
  23               780 James P. Casey Road                     360            358              60               58
-------------------------------------------------------------------------------------------------------------------
  24               800 Apollo                                  360            351             120              111
-------------------------------------------------------------------------------------------------------------------
  25               Regent Industrial Center                    360            354             120              114
-------------------------------------------------------------------------------------------------------------------
  26               Sarasota Gateway                            360            357             120              117
-------------------------------------------------------------------------------------------------------------------
  27               Bristol Farms Apartments                    360            360              61               56
-------------------------------------------------------------------------------------------------------------------
  28               Country View Mobile Home Park               324            324             120              117
-------------------------------------------------------------------------------------------------------------------
  29               University Commons                          360            355             120              115
-------------------------------------------------------------------------------------------------------------------
  30               Princeton Square Apartments                 360            357             120              117
-------------------------------------------------------------------------------------------------------------------
  31               Burlington Center Mall                      360            357             120              117
-------------------------------------------------------------------------------------------------------------------
  32               Club at Tranquility Lake                    360            354              84               78
-------------------------------------------------------------------------------------------------------------------
  33               Warner Center Business Park                 360            353             120              113
-------------------------------------------------------------------------------------------------------------------
  34               Expressway Mall                             360            355             120              115
-------------------------------------------------------------------------------------------------------------------
  35               Airline Shopping Center                     360            357             120              117
-------------------------------------------------------------------------------------------------------------------
                   Windward Village Shopping
  36               Center                                      360            356             120              116
-------------------------------------------------------------------------------------------------------------------
  37               Playa Blanca Apartments                     360            360             120              118
-------------------------------------------------------------------------------------------------------------------
  38               Torrey View Corporate Center                300            300             120              115
-------------------------------------------------------------------------------------------------------------------
  41               The Moorings Apartments                     360            355             120              115
-------------------------------------------------------------------------------------------------------------------
                   5th & Lamar Retail/Office
  42               Development                                 360            357             180              177
-------------------------------------------------------------------------------------------------------------------
                   American Village on the Lake
  43               Apartments                                  360            357             120              117
-------------------------------------------------------------------------------------------------------------------
  44               Ryan's Pointe Apartments                    360            352             120              112
-------------------------------------------------------------------------------------------------------------------
  45               Cleveland Street Square                     360            355             120              115
-------------------------------------------------------------------------------------------------------------------
  47               Rivermont Apartments            Interest Only   Interest Only               60               53
-------------------------------------------------------------------------------------------------------------------
                   Westover Gallery Shopping
  50               Center                                      360            357             120              117
-------------------------------------------------------------------------------------------------------------------
  53               Trestles of Houston Apartments              360            352             120              112
-------------------------------------------------------------------------------------------------------------------
  54               Pemstar, Inc. Headquarters                  240            235             240              235
-------------------------------------------------------------------------------------------------------------------
  56               Riverbend Apartments                        360            355             120              115
-------------------------------------------------------------------------------------------------------------------
  57               D'Adrian Meadows Apartments                 360            354             120              114
-------------------------------------------------------------------------------------------------------------------
  58               Park Place                                  360            357              84               81
-------------------------------------------------------------------------------------------------------------------
  59               Millstone Lakes Apartments                  360            356             120              116
-------------------------------------------------------------------------------------------------------------------
  61               Aspen Woods                                 360            352              60               52
-------------------------------------------------------------------------------------------------------------------
  62               Iliff Commons Shopping Center               360            355             120              115
-------------------------------------------------------------------------------------------------------------------
                   Atlantic Boulevard Shopping
  63               Center                                      360            358             120              118
-------------------------------------------------------------------------------------------------------------------
  64               Shoppes at Brandon Farms                    360            355             120              115
-------------------------------------------------------------------------------------------------------------------
                   Court Street Plaza Shopping
  65               Center                                      360            355             120              115
-------------------------------------------------------------------------------------------------------------------
  67               300 Alexander Park                          360            355             120              115
-------------------------------------------------------------------------------------------------------------------
  68               4861 & 4891 Telsa Drive                     360            354             120              114
-------------------------------------------------------------------------------------------------------------------

                                                       B-1-2

                                                                                                             Zip
  #    Crossed  Loan Name                                   Address                    City        State     Code
--------------------------------------------------------------------------------------------------------------------
  69            Longview Meadow Apartments      1100 Ray Suggs Place             Concord           NC        28027
--------------------------------------------------------------------------------------------------------------------
  70            8501 LaSalle Road               8501 LaSalle Road                Towson            MD        21286
--------------------------------------------------------------------------------------------------------------------
  71            Trestles of Baytown Apartments  3403 Garth Road                  Baytown           TX        77521
--------------------------------------------------------------------------------------------------------------------
  72            Santa Fe Place Apartments       4210 Fredericksburg Road         Balcones Heights  TX        78201
--------------------------------------------------------------------------------------------------------------------
  73            Plumtree Professional Center    104 Plumtree Road                Bel Air           MD        21015
--------------------------------------------------------------------------------------------------------------------
  75            Canyon Woods Apartments         2524 West Glenrosa Avenue        Phoenix           AZ        85017
--------------------------------------------------------------------------------------------------------------------
  76            Grove Street                    165 Grove Street                 Franklin          MA        02038
--------------------------------------------------------------------------------------------------------------------
  78            Ashley Park Apartments          2600 Frontage Road               Oklahoma City     OK        73519
--------------------------------------------------------------------------------------------------------------------
  79            Rosemont Retail Center          9500 West Higgins Road           Rosemont          IL        60018
--------------------------------------------------------------------------------------------------------------------
  81            Cardinal Shopping Center        6310 Old Oak Ridge Road          Greensboro        NC        27410
--------------------------------------------------------------------------------------------------------------------
  82            Grogan's Mill Village Center    2230-2260 Buckthorne Place       The Woodlands     TX        77380
--------------------------------------------------------------------------------------------------------------------
  83            Atlas Valley Shopping Center    2770 Arapahoe Road               Lafayette         CO        80026
--------------------------------------------------------------------------------------------------------------------
                                                3739-3755 Mayfield Road &
                                                1375-1395 Cleveland Heights
  84            Heights Garden Apartments       Boulevard                        Cleveland         OH        44121
--------------------------------------------------------------------------------------------------------------------
  85            Radnor Towers Apartments        3110 Nolensville Road            Nashville         TN        37211
--------------------------------------------------------------------------------------------------------------------
  87            10 Canebrake Boulevard          10 Canebrake Road                Flowood           MS        39232
--------------------------------------------------------------------------------------------------------------------
  88            The Forest Apartments           22820 Imperial Valley Drive      Houston           TX        77073
--------------------------------------------------------------------------------------------------------------------
                Gristedes - 3rd Ave. and 36th
  89            Street                          201 East 36th Street             New York          NY        10016
--------------------------------------------------------------------------------------------------------------------
  90            111 & 121 Roberts Street        111 & 121 Roberts Street         East Hartford     CT        06108
--------------------------------------------------------------------------------------------------------------------
                Richland Village Shopping
  91            Center                          1310-1396 Belt Line Road East    Richardson        TX        75081
--------------------------------------------------------------------------------------------------------------------
  92            Pacific West Apartments         14121 Pierce Plaza               Omaha             NE        68144
--------------------------------------------------------------------------------------------------------------------
  93            Atrium Medical Office Building  2417 Atrium Drive                Raleigh           NC        27607
--------------------------------------------------------------------------------------------------------------------
  94            Wingate Inn Fayetteville        4182 Sycamore Dairy Road         Fayetteville      NC        28303
--------------------------------------------------------------------------------------------------------------------
  95            Millside Building               2170 Buckthorne Place            The Woodlands     TX        77380
--------------------------------------------------------------------------------------------------------------------
 100            Market at Southern Pines        135-171 Beverly Lane             Southern Pines    NC        28387
--------------------------------------------------------------------------------------------------------------------
 101            Palm Shadows MH & RV Park       200 North Val Verde Road         Donna             TX        78537
--------------------------------------------------------------------------------------------------------------------
 103            Anderson Oaks Mobile Home Park  600 East Anderson Road           Houston           TX        77047
--------------------------------------------------------------------------------------------------------------------
 108            Magic Valley Park               2300 East Highway 83             Weslaco           TX        78596
--------------------------------------------------------------------------------------------------------------------
 109            River Park Apartments           241 Seville Drive                New Braunfels     TX        78130
--------------------------------------------------------------------------------------------------------------------
 110            Portway Plaza Office Building   1717 Turning Basin Drive         Houston           TX        77029
--------------------------------------------------------------------------------------------------------------------
 111            Marigold Apartments             2303 Goliad Road                 San Antonio       TX        78223
--------------------------------------------------------------------------------------------------------------------
 112            Carlton Apartments              6301 Woodway Drive               Fort Worth        TX        76133
--------------------------------------------------------------------------------------------------------------------
 113     (D)    Ramey's Mobile Home Park        1600 Lynchburg Turnpike          Salem             VA        24153
--------------------------------------------------------------------------------------------------------------------
 114     (D)    Bexley Mobile Home Park         7413 Allstate Drive              Petersburg        VA        23805
--------------------------------------------------------------------------------------------------------------------
 117            Lincoln Professional Plaza      8683 East Lincoln Avenue         Lone Tree         CO        80124
--------------------------------------------------------------------------------------------------------------------
 118            Santa Grande Mobile Home Park   4375 West Missouri Avenue        Glendale          AZ        85301
--------------------------------------------------------------------------------------------------------------------
 119            301 N. Brand Blvd.              301 North Brand Boulevard        Glendale          CA        91203
--------------------------------------------------------------------------------------------------------------------
 120            Tropicana Del Este Apartments   5425 East Tropicana Avenue       Las Vegas         NV        89122
--------------------------------------------------------------------------------------------------------------------
 123            Sundance Village MHP            1400 Banana Road                 Lakeland          FL        33801
--------------------------------------------------------------------------------------------------------------------
 124            University Plaza                913 West 3rd Street              Pembroke          NC        28372
--------------------------------------------------------------------------------------------------------------------
                Campbell Station Shopping
 125            Center                          4910 Columbia Highway            Spring Hill       TN        37174
--------------------------------------------------------------------------------------------------------------------
 126            Southwest Storage               2555 Eldridge Road               Sugar Land        TX        77478
--------------------------------------------------------------------------------------------------------------------
 129            Greenbriar MHP                  2120 Duff Road                   Lakeland          FL        33810
--------------------------------------------------------------------------------------------------------------------
 130            Trafalgar Square Apartments     2477 County Home Road            Greenville        NC        27858
--------------------------------------------------------------------------------------------------------------------
 131            Queens Lane Apartments          2525 Allen Genoa Road            Pasadena          TX        77502
--------------------------------------------------------------------------------------------------------------------
 133            327 East 52nd Street            327 East 52nd Street             New York          NY        10022
--------------------------------------------------------------------------------------------------------------------
 134            Naples Place IV                 4058 Bayshore Drive              Naples            FL        34112
--------------------------------------------------------------------------------------------------------------------
 135            Park City Shopping Center       320 Homer Road                   Minden            LA        71055
--------------------------------------------------------------------------------------------------------------------
 136            Kennesaw Promenade              3600 Cherokee Street             Kennesaw          GA        30144
--------------------------------------------------------------------------------------------------------------------
 137            Lakewood Village - FL           5601 Duncan Road                 Punta Gorda       FL        33982
--------------------------------------------------------------------------------------------------------------------
 139            2317-2335 Market Street         2317-2335 Market Street          San Francisco     CA        94114
--------------------------------------------------------------------------------------------------------------------
 140            Gloucester Apartments           17 Cleveland Street              Gloucester        MA        01930
--------------------------------------------------------------------------------------------------------------------
 141            Bayou Villa Apartments          3030 Old Highway 146             La Porte          TX        77571
--------------------------------------------------------------------------------------------------------------------
                South Michigan Avenue Office
 142            Building                        1455 South Michigan Avenue       Chicago           IL        60605
--------------------------------------------------------------------------------------------------------------------
 143            Gateway Retail Center           15470 Andrews Drive              Denver            CO        80239
--------------------------------------------------------------------------------------------------------------------




  #    Crossed Loan Name                                         Original      Cut-off Date                 Interest
                                                  Mortgage      Principal       Principal     Maturity/ARD    Only
                                                 Loan Seller     Balance        Balance (1)    Balance (2)   Period
--------------------------------------------------------------------------------------------------------------------
  69           Longview Meadow Apartments          Column       $5,200,000      $5,180,218      $4,366,557.37      0
--------------------------------------------------------------------------------------------------------------------
  70           8501 LaSalle Road                   Column       $5,200,000      $5,175,094      $4,378,192.39      0
--------------------------------------------------------------------------------------------------------------------
  71           Trestles of Baytown Apartments      Column       $5,206,250      $5,170,193      $4,470,813.14      0
--------------------------------------------------------------------------------------------------------------------
  72           Santa Fe Place Apartments           Column       $5,150,000      $5,119,530      $3,907,524.03      0
--------------------------------------------------------------------------------------------------------------------
  73           Plumtree Professional Center        Column       $5,050,000      $5,050,000      $4,293,729.11      6
--------------------------------------------------------------------------------------------------------------------
  75           Canyon Woods Apartments             Column       $4,900,000      $4,884,800      $4,073,526.58      0
--------------------------------------------------------------------------------------------------------------------
  76           Grove Street                        Column       $4,900,000      $4,880,209      $3,791,561.77      0
--------------------------------------------------------------------------------------------------------------------
  78           Ashley Park Apartments              Column       $4,850,000      $4,815,112      $4,144,257.28      0
--------------------------------------------------------------------------------------------------------------------
  79           Rosemont Retail Center              Column       $4,760,000      $4,742,602      $4,017,740.90      0
--------------------------------------------------------------------------------------------------------------------
  81           Cardinal Shopping Center            Column       $4,640,000      $4,626,113      $3,876,769.42      0
--------------------------------------------------------------------------------------------------------------------
  82           Grogan's Mill Village Center        Column       $4,525,000      $4,500,902      $3,843,393.98      0
--------------------------------------------------------------------------------------------------------------------
  83           Atlas Valley Shopping Center        Column       $4,350,000      $4,327,695      $3,712,042.33      0
--------------------------------------------------------------------------------------------------------------------
  84           Heights Garden Apartments           Column       $4,320,000      $4,298,509      $3,618,421.46      0
--------------------------------------------------------------------------------------------------------------------
  85           Radnor Towers Apartments            Column       $4,250,000      $4,242,368      $3,573,112.30      0
--------------------------------------------------------------------------------------------------------------------
  87           10 Canebrake Boulevard              Column       $4,125,000      $4,117,779      $3,478,548.15      0
--------------------------------------------------------------------------------------------------------------------
  88           The Forest Apartments               Column       $4,050,000      $4,023,460      $3,448,326.85      0
--------------------------------------------------------------------------------------------------------------------
               Gristedes - 3rd Ave. and 36th
  89           Street                              Column       $4,000,000      $3,992,241      $3,330,808.89      0
--------------------------------------------------------------------------------------------------------------------
  90           111 & 121 Roberts Street            Column       $3,950,000      $3,917,276      $3,046,531.16      0
--------------------------------------------------------------------------------------------------------------------
  91           Richland Village Shopping Center    Column       $3,700,000      $3,680,937      $3,155,540.05      0
--------------------------------------------------------------------------------------------------------------------
  92           Pacific West Apartments             Column       $3,700,000      $3,678,829      $3,113,671.54      0
--------------------------------------------------------------------------------------------------------------------
  93           Atrium Medical Office Building      Column       $3,700,000      $3,669,598      $3,103,169.49      0
--------------------------------------------------------------------------------------------------------------------
  94           Wingate Inn Fayetteville            Column       $3,600,000      $3,586,825      $2,835,975.23      0
--------------------------------------------------------------------------------------------------------------------
  95           Millside Building                   Column       $3,575,000      $3,555,961      $3,036,492.91      0
--------------------------------------------------------------------------------------------------------------------
 100           Market at Southern Pines            Column       $3,340,000      $3,330,182      $2,797,523.22      0
--------------------------------------------------------------------------------------------------------------------
 101           Palm Shadows MH & RV Park           Column       $3,250,000      $3,237,894      $2,736,588.52      0
--------------------------------------------------------------------------------------------------------------------
 103           Anderson Oaks Mobile Home Park      Column       $3,200,000      $3,191,240      $2,705,582.24      0
--------------------------------------------------------------------------------------------------------------------
 108           Magic Valley Park                   Column       $2,900,000      $2,889,325      $2,445,573.27      0
--------------------------------------------------------------------------------------------------------------------
 109           River Park Apartments               Column       $2,875,000      $2,860,379      $2,400,641.93      0
--------------------------------------------------------------------------------------------------------------------
 110           Portway Plaza Office Building       Column       $2,850,000      $2,833,767      $2,399,824.41      0
--------------------------------------------------------------------------------------------------------------------
 111           Marigold Apartments                 Column       $2,800,000      $2,785,823      $2,339,472.95      0
--------------------------------------------------------------------------------------------------------------------
 112           Carlton Apartments                  Column       $2,800,000      $2,776,801      $2,381,797.09      0
--------------------------------------------------------------------------------------------------------------------
 113     (D)   Ramey's Mobile Home Park            Column       $1,680,000      $1,666,448      $1,107,889.78      0
--------------------------------------------------------------------------------------------------------------------
 114     (D)   Bexley Mobile Home Park             Column       $1,104,000      $1,095,094        $728,042.14      0
--------------------------------------------------------------------------------------------------------------------
 117           Lincoln Professional Plaza          Column       $2,550,000      $2,540,276      $2,140,637.50      0
--------------------------------------------------------------------------------------------------------------------
 118           Santa Grande Mobile Home Park       Column       $2,525,000      $2,510,782      $2,129,378.67      0
--------------------------------------------------------------------------------------------------------------------
 119           301 N. Brand Blvd.                  Column       $2,500,000      $2,488,166      $2,153,473.26      0
--------------------------------------------------------------------------------------------------------------------
 120           Tropicana Del Este Apartments       Column       $2,475,000      $2,463,146      $2,083,851.01      0
--------------------------------------------------------------------------------------------------------------------
 123           Sundance Village MHP                Column       $2,350,000      $2,337,238      $1,813,069.31      0
--------------------------------------------------------------------------------------------------------------------
 124           University Plaza                    Column       $2,320,000      $2,311,236      $1,949,942.84      0
--------------------------------------------------------------------------------------------------------------------
 125           Campbell Station Shopping Center    Column       $2,325,000      $2,309,348      $1,972,103.27      0
--------------------------------------------------------------------------------------------------------------------
 126           Southwest Storage                   Column       $2,300,000      $2,285,492      $1,806,026.58      0
--------------------------------------------------------------------------------------------------------------------
 129           Greenbriar MHP                      Column       $2,100,000      $2,088,596      $1,620,188.79      0
--------------------------------------------------------------------------------------------------------------------
 130           Trafalgar Square Apartments         Column       $2,000,000      $1,996,317      $1,686,938.50      3
--------------------------------------------------------------------------------------------------------------------
 131           Queens Lane Apartments              Column       $2,000,000      $1,992,515      $1,683,032.81      0
--------------------------------------------------------------------------------------------------------------------
 133           327 East 52nd Street                Column       $1,920,000      $1,911,864      $1,472,005.03      0
--------------------------------------------------------------------------------------------------------------------
 134           Naples Place IV                     Column       $1,920,000      $1,909,093      $1,726,386.54      0
--------------------------------------------------------------------------------------------------------------------
 135           Park City Shopping Center           Column       $1,875,000      $1,852,001      $1,236,051.60      0
--------------------------------------------------------------------------------------------------------------------
 136           Kennesaw Promenade                  Column       $1,800,000      $1,790,714      $1,401,929.40      0
--------------------------------------------------------------------------------------------------------------------
 137           Lakewood Village - FL               Column       $1,800,000      $1,781,087         $21,925.33      0
--------------------------------------------------------------------------------------------------------------------
 139           2317-2335 Market Street             Column       $1,750,000      $1,741,386      $1,500,648.64      0
--------------------------------------------------------------------------------------------------------------------
 140           Gloucester Apartments               Column       $1,750,000      $1,740,146      $1,475,806.22      0
--------------------------------------------------------------------------------------------------------------------
 141           Bayou Villa Apartments              Column       $1,700,000      $1,693,638      $1,430,578.05      0
--------------------------------------------------------------------------------------------------------------------
               South Michigan Avenue Office
 142           Building                            Column       $1,700,000      $1,683,691      $1,541,807.95      0
--------------------------------------------------------------------------------------------------------------------
 143           Gateway Retail Center               Column       $1,625,000      $1,619,701      $1,390,647.11      0
--------------------------------------------------------------------------------------------------------------------




  #    Crossed Loan Name                           Original         Remaining        Original       Remaining
                                                 Amortization     Amortization       Term to         Term to
                                                     Term             Term         Maturity(2)     Maturity(2)
--------------------------------------------------------------------------------------------------------------
  69           Longview Meadow Apartments                 360              356             120            116
--------------------------------------------------------------------------------------------------------------
  70           8501 LaSalle Road                          360              355             120            115
--------------------------------------------------------------------------------------------------------------
  71           Trestles of Baytown Apartments             360              352             120            112
--------------------------------------------------------------------------------------------------------------
  72           Santa Fe Place Apartments                  300              296             120            116
--------------------------------------------------------------------------------------------------------------
  73           Plumtree Professional Center               360              360             120            114
--------------------------------------------------------------------------------------------------------------
  75           Canyon Woods Apartments                    360              357             120            117
--------------------------------------------------------------------------------------------------------------
  76           Grove Street                               300              297             120            117
--------------------------------------------------------------------------------------------------------------
  78           Ashley Park Apartments                     360              352             120            112
--------------------------------------------------------------------------------------------------------------
  79           Rosemont Retail Center                     360              356             120            116
--------------------------------------------------------------------------------------------------------------
  81           Cardinal Shopping Center                   360              357             120            117
--------------------------------------------------------------------------------------------------------------
  82           Grogan's Mill Village Center               360              354             120            114
--------------------------------------------------------------------------------------------------------------
  83           Atlas Valley Shopping Center               360              354             120            114
--------------------------------------------------------------------------------------------------------------
  84           Heights Garden Apartments                  360              355             120            115
--------------------------------------------------------------------------------------------------------------
  85           Radnor Towers Apartments                   360              358             120            118
--------------------------------------------------------------------------------------------------------------
  87           10 Canebrake Boulevard                     360              358             120            118
--------------------------------------------------------------------------------------------------------------
  88           The Forest Apartments                      360              353             120            113
--------------------------------------------------------------------------------------------------------------
               Gristedes - 3rd Ave. and 36th
  89           Street                                     360              358             120            118
--------------------------------------------------------------------------------------------------------------
  90           111 & 121 Roberts Street                   300              294             120            114
--------------------------------------------------------------------------------------------------------------
  91           Richland Village Shopping Center           360              354             120            114
--------------------------------------------------------------------------------------------------------------
  92           Pacific West Apartments                    360              354             120            114
--------------------------------------------------------------------------------------------------------------
  93           Atrium Medical Office Building             360              352             120            112
--------------------------------------------------------------------------------------------------------------
  94           Wingate Inn Fayetteville                   300              297             120            117
--------------------------------------------------------------------------------------------------------------
  95           Millside Building                          360              354             120            114
--------------------------------------------------------------------------------------------------------------
 100           Market at Southern Pines                   360              357             120            117
--------------------------------------------------------------------------------------------------------------
 101           Palm Shadows MH & RV Park                  360              356             120            116
--------------------------------------------------------------------------------------------------------------
 103           Anderson Oaks Mobile Home Park             360              357             120            117
--------------------------------------------------------------------------------------------------------------
 108           Magic Valley Park                          360              356             120            116
--------------------------------------------------------------------------------------------------------------
 109           River Park Apartments                      360              355             120            115
--------------------------------------------------------------------------------------------------------------
 110           Portway Plaza Office Building              360              354             120            114
--------------------------------------------------------------------------------------------------------------
 111           Marigold Apartments                        360              355             120            115
--------------------------------------------------------------------------------------------------------------
 112           Carlton Apartments                         360              351             120            111
--------------------------------------------------------------------------------------------------------------
 113     (D)   Ramey's Mobile Home Park                   240              236             120            116
--------------------------------------------------------------------------------------------------------------
 114     (D)   Bexley Mobile Home Park                    240              236             120            116
--------------------------------------------------------------------------------------------------------------
 117           Lincoln Professional Plaza                 360              356             120            116
--------------------------------------------------------------------------------------------------------------
 118           Santa Grande Mobile Home Park              360              354             120            114
--------------------------------------------------------------------------------------------------------------
 119           301 N. Brand Blvd.                         360              354             120            114
--------------------------------------------------------------------------------------------------------------
 120           Tropicana Del Este Apartments              360              355             120            115
--------------------------------------------------------------------------------------------------------------
 123           Sundance Village MHP                       300              296             120            116
--------------------------------------------------------------------------------------------------------------
 124           University Plaza                           360              356             120            116
--------------------------------------------------------------------------------------------------------------
 125           Campbell Station Shopping Center           360              353             120            113
--------------------------------------------------------------------------------------------------------------
 126           Southwest Storage                          300              295             120            115
--------------------------------------------------------------------------------------------------------------
 129           Greenbriar MHP                             300              296             120            116
--------------------------------------------------------------------------------------------------------------
 130           Trafalgar Square Apartments                360              358             120            115
--------------------------------------------------------------------------------------------------------------
 131           Queens Lane Apartments                     360              356             120            116
--------------------------------------------------------------------------------------------------------------
 133           327 East 52nd Street                       300              297             120            117
--------------------------------------------------------------------------------------------------------------
 134           Naples Place IV                            300              296              60             56
--------------------------------------------------------------------------------------------------------------
 135           Park City Shopping Center                  240              234             120            114
--------------------------------------------------------------------------------------------------------------
 136           Kennesaw Promenade                         300              296             120            116
--------------------------------------------------------------------------------------------------------------
 137           Lakewood Village - FL                      180              177             180            177
--------------------------------------------------------------------------------------------------------------
 139           2317-2335 Market Street                    360              354             120            114
--------------------------------------------------------------------------------------------------------------
 140           Gloucester Apartments                      360              354             120            114
--------------------------------------------------------------------------------------------------------------
 141           Bayou Villa Apartments                     360              356             120            116
--------------------------------------------------------------------------------------------------------------
               South Michigan Avenue Office
 142           Building                                   300              293              60             53
--------------------------------------------------------------------------------------------------------------
 143           Gateway Retail Center                      360              356             120            116
--------------------------------------------------------------------------------------------------------------


                                                          B-1-3

                                                                                                             Zip
  #    Crossed  Loan Name                                   Address                    City        State     Code
--------------------------------------------------------------------------------------------------------------------
 144            Murphy Retail Center            640 U.S. Highway 19              Murphy            NC        28906
--------------------------------------------------------------------------------------------------------------------
 145            Anaheim Street Retail Center    1223 - 1299 Anaheim Street       Long Beach        CA        90813
--------------------------------------------------------------------------------------------------------------------
 146            Park Street Retail              34 Park Street                   Andover           MA        01810
--------------------------------------------------------------------------------------------------------------------
 147            Sprinkle Ridge Apartments       5441 Meredith Drive              Portage           MI        49002
--------------------------------------------------------------------------------------------------------------------
 148            Melonie Square                  8004 Indiana Avenue              Lubbock           TX        79423
--------------------------------------------------------------------------------------------------------------------
 149            7000 North Freeway              7000 North Freeway               Houston           TX        77076
--------------------------------------------------------------------------------------------------------------------
 150            Sunny Isle Apartments           18200 NW 20th Avenue             Miami             FL        33056
--------------------------------------------------------------------------------------------------------------------
 151            Nichols Station I Apartments    311 North Hancock Street         Madison           WI        53703
--------------------------------------------------------------------------------------------------------------------
 152            Biddeford Apartments            614 Main Street                  Biddeford         ME        04005
--------------------------------------------------------------------------------------------------------------------
 153            Mount Vernon Apartments         300 Wilkinson Lane               White House       TN        37188
--------------------------------------------------------------------------------------------------------------------
                Cambridge Estates Apts (Phase
 154            III)                            2511 Malden Road                 Lafayette         IN        47201
--------------------------------------------------------------------------------------------------------------------
 155            South Ynez Apartments           201 South Ynez Avenue            Monterey Park     CA        91754
--------------------------------------------------------------------------------------------------------------------
                Colorado Square / Medlin Place
 156            Apartments                      2415 and 2601 Medlin Lane        Arlington         TX        76015
--------------------------------------------------------------------------------------------------------------------
 157            Country Oaks Mobile Home Park   7510 Talley Road                 San Antonio       TX        78253
--------------------------------------------------------------------------------------------------------------------
 158            Greenville Retail Center        240 SW Greenville Boulevard      Greenville        NC        27834
--------------------------------------------------------------------------------------------------------------------
 159            Cliffview Crossing              1111 West Ledbetter Drive        Dallas            TX        75224
--------------------------------------------------------------------------------------------------------------------
 160            Grove Apartments                1408 10th Avenue                 Union Grove       WI        53182
--------------------------------------------------------------------------------------------------------------------
 161            Greentree Apartments            1404-8011 Greenspire Drive       Reynoldsburg      OH        43068
--------------------------------------------------------------------------------------------------------------------
 162            Coachlite Apartments            2031 Lakeshore Drive             Belvidere         IL        61008
--------------------------------------------------------------------------------------------------------------------
 163            Northgate Terrace I Apartments  425 East 19th Street             Panama City       FL        32405
--------------------------------------------------------------------------------------------------------------------
 164            150 Broad Street                150 Broad Street                 Nashua            NH        03063
--------------------------------------------------------------------------------------------------------------------
 165            Sunset Avenue Apartments        53 Sunset Avenue                 Venice            CA        90291
--------------------------------------------------------------------------------------------------------------------
 166            Classic Village                 1403-1419 West Brandon Boulevard Brandon           FL        33511
--------------------------------------------------------------------------------------------------------------------
 167            Knox Landing Apartments         1549 Knox Drive                  Marietta          GA        30060
--------------------------------------------------------------------------------------------------------------------
 168            1013 West Linden Street         1013 West Linden Street          Allentown         PA        18102
--------------------------------------------------------------------------------------------------------------------
 169            Ledgewood Mobile Home Park      9505 North Bedford Road          Macedonia         OH        44056
--------------------------------------------------------------------------------------------------------------------
 170            83 Elizabeth Street             83 Elizabeth Street              Farmingdale       NY        11735
--------------------------------------------------------------------------------------------------------------------
                                                1231-1235 Elm Street and 12-18
 171            1235 Elm Street                 Pearl Street                     Manchester        NH        03101
--------------------------------------------------------------------------------------------------------------------
 116A           El Valle del Sol                2500 East Business Highway 83    Mission           TX        78572
--------------------------------------------------------------------------------------------------------------------
 116B           El Valle de la Luna             201 South Taylor Road            McAllen           TX        78501
--------------------------------------------------------------------------------------------------------------------
 132A           San Juan Gardens                900 East Business Highway 83     San Juan          TX        78589
--------------------------------------------------------------------------------------------------------------------
 132B           Friendly Village                1449 West Duranta Street         Alamo             TX        78516
--------------------------------------------------------------------------------------------------------------------




                                                                 Original      Cut-off Date                 Interest
                                                   Mortgage     Principal       Principal      Maturity/ARD   Only
  #    Crossed  Loan Name                          Loan Seller   Balance        Balance(1)      Balance(2)   Period
--------------------------------------------------------------------------------------------------------------------
 144           Murphy Retail Center                Column       $1,625,000      $1,605,120      $1,072,066.25      0
--------------------------------------------------------------------------------------------------------------------
 145           Anaheim Street Retail Center        Column       $1,600,000      $1,591,927      $1,251,142.10      0
--------------------------------------------------------------------------------------------------------------------
 146           Park Street Retail                  Column       $1,510,000      $1,503,934      $1,169,606.66      0
--------------------------------------------------------------------------------------------------------------------
 147           Sprinkle Ridge Apartments           Column       $1,500,000      $1,495,661      $1,259,076.22      0
--------------------------------------------------------------------------------------------------------------------
 148           Melonie Square                      Column       $1,500,000      $1,489,568      $1,156,374.88      0
--------------------------------------------------------------------------------------------------------------------
 149           7000 North Freeway                  Column       $1,500,000      $1,482,842         $27,923.68      0
--------------------------------------------------------------------------------------------------------------------
 150           Sunny Isle Apartments               Column       $1,440,000      $1,428,238      $1,113,665.28      0
--------------------------------------------------------------------------------------------------------------------
 151           Nichols Station I Apartments        Column       $1,435,000      $1,426,175      $1,195,720.98      0
--------------------------------------------------------------------------------------------------------------------
 152           Biddeford Apartments                Column       $1,400,000      $1,395,537      $1,201,172.13      0
--------------------------------------------------------------------------------------------------------------------
 153           Mount Vernon Apartments             Column       $1,360,000      $1,354,408      $1,048,780.04      0
--------------------------------------------------------------------------------------------------------------------
               Cambridge Estates Apts (Phase
 154           III)                                Column       $1,350,000      $1,340,793         $17,163.77      0
--------------------------------------------------------------------------------------------------------------------
 155           South Ynez Apartments               Column       $1,275,000      $1,266,118        $982,583.30      0
--------------------------------------------------------------------------------------------------------------------
               Colorado Square / Medlin Place
 156           Apartments                          Column       $1,260,000      $1,251,298      $1,137,729.00      0
--------------------------------------------------------------------------------------------------------------------
 157           Country Oaks Mobile Home Park       Column       $1,240,000      $1,236,637      $1,055,613.80      0
--------------------------------------------------------------------------------------------------------------------
 158           Greenville Retail Center            Column       $1,225,000      $1,210,014        $808,172.10      0
--------------------------------------------------------------------------------------------------------------------
 159           Cliffview Crossing                  Column       $1,200,000      $1,193,775        $933,681.73      0
--------------------------------------------------------------------------------------------------------------------
 160           Grove Apartments                    Column       $1,200,000      $1,192,279        $938,874.13      0
--------------------------------------------------------------------------------------------------------------------
 161           Greentree Apartments                Column       $1,200,000      $1,184,121         $17,732.37      0
--------------------------------------------------------------------------------------------------------------------
 162           Coachlite Apartments                Column       $1,100,000      $1,097,792        $911,918.45      0
--------------------------------------------------------------------------------------------------------------------
 163           Northgate Terrace I Apartments      Column       $1,100,000      $1,092,456        $850,321.57      0
--------------------------------------------------------------------------------------------------------------------
 164           150 Broad Street                    Column       $1,000,000        $995,990        $774,835.21      0
--------------------------------------------------------------------------------------------------------------------
 165           Sunset Avenue Apartments            Column         $980,000        $975,676        $833,998.85      0
--------------------------------------------------------------------------------------------------------------------
 166           Classic Village                     Column         $975,000        $970,217        $766,186.39      0
--------------------------------------------------------------------------------------------------------------------
 167           Knox Landing Apartments             Column         $950,000        $945,974        $728,336.01      0
--------------------------------------------------------------------------------------------------------------------
 168           1013 West Linden Street             Column         $765,000        $761,097        $597,013.43      0
--------------------------------------------------------------------------------------------------------------------
 169           Ledgewood Mobile Home Park          Column         $760,000        $756,094        $592,321.65      0
--------------------------------------------------------------------------------------------------------------------
 170           83 Elizabeth Street                 Column         $650,000        $647,579        $547,318.35      0
--------------------------------------------------------------------------------------------------------------------
 171           1235 Elm Street                     Column         $525,000        $520,890        $349,128.68      0
--------------------------------------------------------------------------------------------------------------------
 116A          El Valle del Sol                    Column       $2,000,000      $1,990,887      $1,695,050.32      0
--------------------------------------------------------------------------------------------------------------------
 116B          El Valle de la Luna                 Column         $600,000        $597,266        $508,515.10      0
--------------------------------------------------------------------------------------------------------------------
 132A          San Juan Gardens                    Column       $1,177,000      $1,171,686        $998,716.20      0
--------------------------------------------------------------------------------------------------------------------
 132B          Friendly Village                    Column         $773,000        $769,510        $655,910.90      0
--------------------------------------------------------------------------------------------------------------------




                                                             Original       Remaining       Original     Remaining
                                                           Amortization   Amortization       Term to      Term to
  #    Crossed  Loan Name                                      Term           Term         Maturity(2)  Maturity(2)
-------------------------------------------------------------------------------------------------------------------
  144              Murphy Retail Center                        240            234             120              114
-------------------------------------------------------------------------------------------------------------------
  145              Anaheim Street Retail Center                300            296             120              116
-------------------------------------------------------------------------------------------------------------------
  146              Park Street Retail                          300            297             120              117
-------------------------------------------------------------------------------------------------------------------
  147              Sprinkle Ridge Apartments                   360            357             120              117
-------------------------------------------------------------------------------------------------------------------
  148              Melonie Square                              300            295             120              115
-------------------------------------------------------------------------------------------------------------------
  149              7000 North Freeway                          192            188             192              188
-------------------------------------------------------------------------------------------------------------------
  150              Sunny Isle Apartments                       300            294             120              114
-------------------------------------------------------------------------------------------------------------------
  151              Nichols Station I Apartments                360            354             120              114
-------------------------------------------------------------------------------------------------------------------
  152              Biddeford Apartments                        360            356             120              116
-------------------------------------------------------------------------------------------------------------------
  153              Mount Vernon Apartments                     300            297             120              117
-------------------------------------------------------------------------------------------------------------------
                   Cambridge Estates Apts (Phase
  154              III)                                        180            178             180              178
-------------------------------------------------------------------------------------------------------------------
  155              South Ynez Apartments                       300            295             120              115
-------------------------------------------------------------------------------------------------------------------
                   Colorado Square / Medlin Place
  156              Apartments                                  300            295              60               55
-------------------------------------------------------------------------------------------------------------------
  157              Country Oaks Mobile Home Park               300            298              84               82
-------------------------------------------------------------------------------------------------------------------
  158              Greenville Retail Center                    240            234             120              114
-------------------------------------------------------------------------------------------------------------------
  159              Cliffview Crossing                          300            296             120              116
-------------------------------------------------------------------------------------------------------------------
  160              Grove Apartments                            300            295             120              115
-------------------------------------------------------------------------------------------------------------------
  161              Greentree Apartments                        180            176             180              176
-------------------------------------------------------------------------------------------------------------------
  162              Coachlite Apartments                        360            358             120              118
-------------------------------------------------------------------------------------------------------------------
  163              Northgate Terrace I Apartments              300            295             120              115
-------------------------------------------------------------------------------------------------------------------
  164              150 Broad Street                            300            297             120              117
-------------------------------------------------------------------------------------------------------------------
  165              Sunset Avenue Apartments                    360            355             120              115
-------------------------------------------------------------------------------------------------------------------
  166              Classic Village                             300            296             120              116
-------------------------------------------------------------------------------------------------------------------
  167              Knox Landing Apartments                     300            297             120              117
-------------------------------------------------------------------------------------------------------------------
  168              1013 West Linden Street                     300            296             120              116
-------------------------------------------------------------------------------------------------------------------
  169              Ledgewood Mobile Home Park                  300            296             120              116
-------------------------------------------------------------------------------------------------------------------
  170              83 Elizabeth Street                         360            356             120              116
-------------------------------------------------------------------------------------------------------------------
  171              1235 Elm Street                             240            236             120              116
-------------------------------------------------------------------------------------------------------------------
 116A              El Valle del Sol                            360            355             120              115
-------------------------------------------------------------------------------------------------------------------
 116B              El Valle de la Luna                         360            355             120              115
-------------------------------------------------------------------------------------------------------------------
 132A              San Juan Gardens                            360            355             120              115
-------------------------------------------------------------------------------------------------------------------
 132B              Friendly Village                            360            355             120              115
-------------------------------------------------------------------------------------------------------------------


                                                       B-1-4


                                                                Interest
                                                 Mortgage      Calculation                   First
                                                 Interest       (30/360 /       Monthly     Payment      Maturity
  #   Crossed  Loan Name                           Rate        Actual/360)      Payment       Date         Date
--------------------------------------------------------------------------------------------------------------------
  1            Circle Centre Mall                 5.020%    Actual/360        $430,435.68  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
  2            Wanamaker Building - Office        5.380%    Actual/360        $364,183.94  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
  4     (A)    Mira Mesa Market Center West       5.760%    Actual/360        $201,551.85  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
  5     (A)    Mira Mesa Market Center East       5.760%    Actual/360        $166,499.36  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
  6     (B)    PCCP - Commerce Centre             4.990%    Actual/360        $162,319.39  9/11/2003    8/11/2008
--------------------------------------------------------------------------------------------------------------------
  7     (B)    PCCP - Paramount Distribution
               Center                             4.990%    Actual/360         $40,474.44  9/11/2003    8/11/2008
--------------------------------------------------------------------------------------------------------------------
  8     (B)    PCCP - 301 Walnut                  4.990%    Actual/360         $26,982.96  9/11/2003    8/11/2008
--------------------------------------------------------------------------------------------------------------------
 9A            Mayfair Mall - Retail              3.108%    Actual/360        $159,607.63  8/11/2003    7/11/2008
--------------------------------------------------------------------------------------------------------------------
 9B            Mayfair Mall - Office Complex      3.108%    Actual/360         $43,431.62  8/11/2003    7/11/2008
--------------------------------------------------------------------------------------------------------------------
 10            540 Madison Avenue                 4.880%    Actual/360        $218,120.40  8/11/2003    7/11/2033
--------------------------------------------------------------------------------------------------------------------
 11            Town & Country Apartments -
               Urbana                             5.030%    Actual/360        $135,741.46  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 16     (C)    Red Lion Hotel Port Angeles        6.700%    Actual/360         $62,585.93  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 17     (C)    Red Lion Hotel Yakima Center       6.700%    Actual/360         $35,075.63  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 18     (C)    Red Lion Hotel Eureka              6.700%    Actual/360         $20,632.72  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 19     (C)    Red Lion Hotel Twin Falls          6.700%    Actual/360         $20,632.72  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 20     (C)    Red Lion Hotel Kennewick           6.700%    Actual/360         $17,193.94  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 21            Arlington & Bradley Office
               Center                             5.930%    Actual/360        $124,248.01  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 23            780 James P. Casey Road            5.790%    Actual/360        $117,223.28  8/11/2003    7/11/2008
--------------------------------------------------------------------------------------------------------------------
 24            800 Apollo                         6.200%    Actual/360        $121,268.86  1/11/2003    12/11/2032
--------------------------------------------------------------------------------------------------------------------
 25            Regent Industrial Center           5.400%    Actual/360        $103,883.20  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 26            Sarasota Gateway                   5.500%    Actual/360         $91,697.92  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 27            Bristol Farms Apartments           5.630%    Actual/360         $92,299.53  5/11/2003    5/11/2008
--------------------------------------------------------------------------------------------------------------------
 28            Country View Mobile Home Park      5.440%    Actual/360         $90,780.66  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 29            University Commons                 6.550%    Actual/360         $92,397.21  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 30            Princeton Square Apartments        5.060%    Actual/360         $77,669.07  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 31            Burlington Center Mall             5.780%    Actual/360         $81,967.21  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 32            Club at Tranquility Lake           6.000%    Actual/360         $83,937.07  4/11/2003    3/11/2010
--------------------------------------------------------------------------------------------------------------------
 33            Warner Center Business Park        6.010%    Actual/360         $82,826.72  3/11/2003    2/11/2013
--------------------------------------------------------------------------------------------------------------------
 34            Expressway Mall                    5.770%    Actual/360         $73,106.00  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 35            Airline Shopping Center            5.400%    Actual/360         $67,383.70  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 36            Windward Village Shopping
               Center                             5.670%    Actual/360         $66,527.58  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 37            Playa Blanca Apartments            5.320%    Actual/360         $61,220.20  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 38            Torrey View Corporate Center       5.760%    Actual/360         $69,268.19  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 41            The Moorings Apartments            5.690%    Actual/360         $60,875.52  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 42            5th & Lamar Retail/Office
               Development                        6.710%    Actual/360         $64,271.17  7/11/2003    6/11/2018
--------------------------------------------------------------------------------------------------------------------
 43            American Village on the Lake
               Apartments                         5.200%    Actual/360         $54,636.53  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 44            Ryan's Pointe Apartments           5.810%    Actual/360         $57,564.22  2/11/2003    1/11/2013
--------------------------------------------------------------------------------------------------------------------
 45            Cleveland Street Square            5.860%    Actual/360         $57,581.49  5/11/2003    4/11/2033
--------------------------------------------------------------------------------------------------------------------
 47            Rivermont Apartments               5.500%    Actual/360         $44,146.41  3/11/2003    2/11/2008
--------------------------------------------------------------------------------------------------------------------
 50            Westover Gallery Shopping
               Center                             5.500%    Actual/360         $46,700.65  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 53            Trestles of Houston Apartments     6.367%    Actual/360         $47,511.49  2/11/2003    1/11/2013
--------------------------------------------------------------------------------------------------------------------
 54            Pemstar, Inc. Headquarters         6.360%    Actual/360         $55,301.54  5/11/2003    4/11/2023
--------------------------------------------------------------------------------------------------------------------
 56            Riverbend Apartments               5.740%    Actual/360         $39,639.77  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 57            D'Adrian Meadows Apartments        5.400%    Actual/360         $37,734.87  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 58            Park Place                         5.570%    Actual/360         $37,192.26  7/11/2003    6/11/2033
--------------------------------------------------------------------------------------------------------------------
 59            Millstone Lakes Apartments         5.240%    Actual/360         $34,198.24  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 61            Aspen Woods                        5.970%    Actual/360         $36,455.01  2/11/2003    1/11/2008
--------------------------------------------------------------------------------------------------------------------
 62            Iliff Commons Shopping Center      5.620%    Actual/360         $34,520.45  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 63            Atlantic Boulevard Shopping
               Center                             5.750%    Actual/360         $33,263.65  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 64            Shoppes at Brandon Farms           5.700%    Actual/360         $32,212.22  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 65            Court Street Plaza Shopping
               Center                             5.900%    Actual/360         $32,622.51  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------




                                                                                                          Servicing
                                                             Prepayment                        Yield          and
                                                            Provision as     Defeasance     Maintenance     Trustee
  #   Crossed  Loan Name                        ARD (8)   of Origination (9) Option (10)      Spread         Fees
--------------------------------------------------------------------------------------------------------------------
  1            Circle Centre Mall                 N/A     Lock/113_0.0%/7      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
  2            Wanamaker Building - Office        N/A     Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
  4     (A)    Mira Mesa Market Center West       N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
  5     (A)    Mira Mesa Market Center East       N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
  6     (B)    PCCP - Commerce Centre             N/A     Lock/56_0.0%/4       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
  7     (B)    PCCP - Paramount Distribution
               Center                             N/A     Lock/56_0.0%/4       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
  8     (B)    PCCP - 301 Walnut                  N/A     Lock/56_0.0%/4       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 9A            Mayfair Mall - Retail              N/A     Lock/56_0.0%/4       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 9B            Mayfair Mall - Office Complex      N/A     Lock/56_0.0%/4       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 10            540 Madison Avenue              7/11/2013  Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 11            Town & Country Apartments -
               Urbana                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 16     (C)    Red Lion Hotel Port Angeles        N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 17     (C)    Red Lion Hotel Yakima Center       N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 18     (C)    Red Lion Hotel Eureka              N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 19     (C)    Red Lion Hotel Twin Falls          N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 20     (C)    Red Lion Hotel Kennewick           N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 21            Arlington & Bradley Office
               Center                             N/A     Lock/41_YM1/72_0.0%/7No              T-Flat       0.0318%
--------------------------------------------------------------------------------------------------------------------
 23            780 James P. Casey Road            N/A     Lock/36_0.0%/24      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 24            800 Apollo                      12/11/2012 Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 25            Regent Industrial Center           N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 26            Sarasota Gateway                   N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 27            Bristol Farms Apartments           N/A     Lock/57_0.0%/4       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 28            Country View Mobile Home Park      N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 29            University Commons                 N/A     Lock/114_0.0%/6      Yes             N/A          0.0618%
--------------------------------------------------------------------------------------------------------------------
 30            Princeton Square Apartments        N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 31            Burlington Center Mall             N/A     Lock/117_0.0%/3      Yes             N/A          0.0618%
--------------------------------------------------------------------------------------------------------------------
 32            Club at Tranquility Lake           N/A     Lock/78_0.0%/6       Yes             N/A          0.0618%
--------------------------------------------------------------------------------------------------------------------
 33            Warner Center Business Park        N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 34            Expressway Mall                    N/A     Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 35            Airline Shopping Center            N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 36            Windward Village Shopping
               Center                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 37            Playa Blanca Apartments            N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 38            Torrey View Corporate Center       N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 41            The Moorings Apartments            N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 42            5th & Lamar Retail/Office
               Development                        N/A     Lock/177_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 43            American Village on the Lake
               Apartments                         N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 44            Ryan's Pointe Apartments           N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 45            Cleveland Street Square         4/11/2013  Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 47            Rivermont Apartments               N/A     Lock/57_0.0%/3       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 50            Westover Gallery Shopping
               Center                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 53            Trestles of Houston Apartments     N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 54            Pemstar, Inc. Headquarters         N/A     Lock/236_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 56            Riverbend Apartments               N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 57            D'Adrian Meadows Apartments        N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 58            Park Place                      6/11/2010  Lock/81_0.0%/3       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 59            Millstone Lakes Apartments         N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 61            Aspen Woods                        N/A     Lock/54_0.0%/6       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 62            Iliff Commons Shopping Center      N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 63            Atlantic Boulevard Shopping
               Center                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 64            Shoppes at Brandon Farms           N/A     Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 65            Court Street Plaza Shopping
               Center                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------




                                                             Contractual
                                               Engineering    Recurring     LC & TI    Contractual  Tax &      Initial
                                               Reserve at    Replacement   Reserve at   Recurring Insurance     Other
  #   Crossed  Loan Name                       Origination   Reserve/FF&E  Origination  LC & TI    Escrows     Reserve
-----------------------------------------------------------------------------------------------------------------------
  1            Circle Centre Mall                    $0.00         $0.00         $0         $0.00     None        $0.00
-----------------------------------------------------------------------------------------------------------------------
  2            Wanamaker Building - Office      $60,875.00   $184,985.88         $0   $243,402.48     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
  4     (A)    Mira Mesa Market Center West          $0.00         $0.00         $0         $0.00     None        $0.00
-----------------------------------------------------------------------------------------------------------------------
  5     (A)    Mira Mesa Market Center East          $0.00         $0.00         $0         $0.00     None        $0.00
-----------------------------------------------------------------------------------------------------------------------
  6     (B)    PCCP - Commerce Centre           $12,500.00    $88,600.00 $1,152,500    $78,000.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
  7     (B)    PCCP - Paramount Distribution
               Center                          $422,000.00    $26,356.00    $28,500    $22,800.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
  8     (B)    PCCP - 301 Walnut               $435,187.00    $21,531.00    $24,000    $19,200.00     Both  $470,232.00
-----------------------------------------------------------------------------------------------------------------------
 9A            Mayfair Mall - Retail                 $0.00         $0.00         $0         $0.00     None        $0.00
-----------------------------------------------------------------------------------------------------------------------
 9B            Mayfair Mall - Office Complex         $0.00         $0.00         $0         $0.00     None        $0.00
-----------------------------------------------------------------------------------------------------------------------
 10            540 Madison Avenue                    $0.00         $0.00         $0         $0.00     None  $186,050.00
-----------------------------------------------------------------------------------------------------------------------
 11            Town & Country Apartments -
               Urbana                           $14,590.00   $154,500.00         $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 16     (C)    Red Lion Hotel Port Angeles      $80,913.00         $0.00         $0         $0.00     Both   $84,387.50
-----------------------------------------------------------------------------------------------------------------------
 17     (C)    Red Lion Hotel Yakima Center     $50,075.00         $0.00         $0         $0.00     Both   $18,725.00
-----------------------------------------------------------------------------------------------------------------------
 18     (C)    Red Lion Hotel Eureka            $24,375.00         $0.00         $0         $0.00     Both   $29,250.00
-----------------------------------------------------------------------------------------------------------------------
 19     (C)    Red Lion Hotel Twin Falls        $29,813.00         $0.00         $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 20     (C)    Red Lion Hotel Kennewick         $41,250.00         $0.00         $0         $0.00     Both   $27,375.00
-----------------------------------------------------------------------------------------------------------------------
 21            Arlington & Bradley Office
               Center                           $16,129.00    $22,704.00         $0    $80,004.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 23            780 James P. Casey Road         $436,312.00  $420,333.00          $0   $174,999.96     Both   $70,000.00
-----------------------------------------------------------------------------------------------------------------------
 24            800 Apollo                       $62,763.00   $43,370.00  $1,000,000   $500,000.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 25            Regent Industrial Center          $4,500.00        $0.00    $300,000   $144,000.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 26            Sarasota Gateway                      $0.00  $19,812.96           $0   $132,086.04     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 27            Bristol Farms Apartments          $2,500.00  $48,250.00           $0         $0.00     Both  $500,000.00
-----------------------------------------------------------------------------------------------------------------------
 28            Country View Mobile Home Park     $4,375.00       $0.00           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 29            University Commons                $8,812.00 $176,400.00           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 30            Princeton Square Apartments      $22,500.00  $72,000.00           $0         $0.00     Both  $227,750.00
-----------------------------------------------------------------------------------------------------------------------
 31            Burlington Center Mall           $87,450.00  $36,300.00           $0    $50,000.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 32            Club at Tranquility Lake              $0.00  $53,000.00           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 33            Warner Center Business Park       $5,750.00  $18,297.00           $0    $75,000.00     Both  $441,925.00
-----------------------------------------------------------------------------------------------------------------------
 34            Expressway Mall                  $17,000.00  $22,200.00     $200,000    $88,812.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 35            Airline Shopping Center               $0.00   $7,697.04           $0     $9,999.96     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 36            Windward Village Shopping
               Center                                $0.00   $8,400.00           $0    $30,168.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 37            Playa Blanca Apartments          $44,829.00  $40,250.00           $0         $0.00     Both   $40,000.00
-----------------------------------------------------------------------------------------------------------------------
 38            Torrey View Corporate Center          $0.00  $10,768.20           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 41            The Moorings Apartments               $0.00  $50,250.00           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 42            5th & Lamar Retail/Office
               Development                           $0.00  $11,095.20     $100,000    $30,000.00   Insurance     $0.00
-----------------------------------------------------------------------------------------------------------------------
 43            American Village on the Lake
               Apartments                            $0.00 $116,000.04           $0         $0.00     Both   $48,000.00
-----------------------------------------------------------------------------------------------------------------------
 44            Ryan's Pointe Apartments         $51,125.00  $69,999.96           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 45            Cleveland Street Square               $0.00  $10,706.04     $300,000         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 47            Rivermont Apartments             $12,500.00  $50,000.04           $0         $0.00     Both  $100,000.00
-----------------------------------------------------------------------------------------------------------------------
 50            Westover Gallery Shopping
               Center                                $0.00       $0.00           $0    $50,004.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 53            Trestles of Houston Apartments   $31,250.00  $67,999.92           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 54            Pemstar, Inc. Headquarters            $0.00       $0.00     $639,000         $0.00     None        $0.00
-----------------------------------------------------------------------------------------------------------------------
 56            Riverbend Apartments                  $0.00  $27,199.92           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 57            D'Adrian Meadows Apartments      $123,750.00 $58,008.00           $0         $0.00     Both    $5,400.00
-----------------------------------------------------------------------------------------------------------------------
 58            Park Place                        $14,175.00       $0.00          $0    $50,400.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 59            Millstone Lakes Apartments             $0.00  $36,000.00          $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 61            Aspen Woods                      $159,250.00 $57,000.00           $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 62            Iliff Commons Shopping Center          $0.00       $0.00          $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 63            Atlantic Boulevard Shopping
               Center                                 $0.00       $0.00     $30,000    $60,000.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 64            Shoppes at Brandon Farms               $0.00   $8,459.16          $0    $18,000.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------
 65            Court Street Plaza Shopping
               Center                            $55,250.00  $17,554.56          $0         $0.00     Both        $0.00
-----------------------------------------------------------------------------------------------------------------------


                                                       B-1-5

                                                 Mortgage                                   First
                                                 Interest Interest Calculation  Monthly    Payment       Maturity
 #   Crossed   Loan Name                           Rate   (30/360 / Actual/360) Payment      Date          Date
--------------------------------------------------------------------------------------------------------------------
 67            300 Alexander Park                 5.870%    Actual/360         $31,038.96  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 68            4861 & 4891 Telsa Drive            5.750%    Actual/360         $30,579.22  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 69            Longview Meadow Apartments         5.660%    Actual/360         $30,049.14  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 70            8501 LaSalle Road                  5.750%    Actual/360         $30,345.79  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 71            Trestles of Baytown Apartments     6.435%    Actual/360         $32,684.80  2/11/2003    1/11/2013
--------------------------------------------------------------------------------------------------------------------
 72            Santa Fe Place Apartments          5.400%    Actual/360         $31,318.69  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 73            Plumtree Professional Center       5.680%    Actual/360         $29,246.25  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 75            Canyon Woods Apartments            5.340%    Actual/360         $27,331.77  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 76            Grove Street                       5.970%    Actual/360         $31,480.97  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 78            Ashley Park Apartments             6.260%    Actual/360         $29,893.83  2/11/2003    1/11/2013
--------------------------------------------------------------------------------------------------------------------
 79            Rosemont Retail Center             5.830%    Actual/360         $28,020.45  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 81            Cardinal Shopping Center           5.500%    Actual/360         $26,345.41  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 82            Grogan's Mill Village Center       6.040%    Actual/360         $27,246.14  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 83            Atlas Valley Shopping Center       6.200%    Actual/360         $26,642.40  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 84            Heights Garden Apartments          5.580%    Actual/360         $24,745.76  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 85            Radnor Towers Apartments           5.700%    Actual/360         $24,667.02  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 87            10 Canebrake Boulevard             5.800%    Actual/360         $24,203.56  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 88            The Forest Apartments              6.140%    Actual/360         $24,647.53  3/11/2003    2/11/2013
--------------------------------------------------------------------------------------------------------------------
 89            Gristedes - 3rd Ave. and 36th
               Street                             5.390%    Actual/360         $22,436.27  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 90            111 & 121 Roberts Street           5.870%    Actual/360         $25,136.94  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 91            Richland Village Shopping
               Center                             6.180%    Actual/360         $22,613.36  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 92            Pacific West Apartments            5.730%    Actual/360         $21,545.21  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 93            Atrium Medical Office Building     5.630%    Actual/360         $21,310.97  2/11/2003    1/11/2013
--------------------------------------------------------------------------------------------------------------------
 94            Wingate Inn Fayetteville           6.510%    Actual/360         $24,329.96  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 95            Millside Building                  6.040%    Actual/360         $21,525.96  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 100           Market at Southern Pines           5.580%    Actual/360         $19,132.14  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 101           Palm Shadows MH & RV Park          5.750%    Actual/360         $18,966.12  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 103           Anderson Oaks Mobile Home Park     5.890%    Actual/360         $18,959.90  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 108           Magic Valley Park                  5.800%    Actual/360         $17,015.84  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 109           River Park Apartments              5.480%    Actual/360         $16,287.88  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 110           Portway Plaza Office Building      5.750%    Actual/360         $16,631.83  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 111           Marigold Apartments                5.500%    Actual/360         $15,898.09  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 112           Carlton Apartments                 6.100%    Actual/360         $16,967.85  1/11/2003    12/11/2012
--------------------------------------------------------------------------------------------------------------------
 113    (D)    Ramey's Mobile Home Park           6.140%    Actual/360         $12,172.12  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 114    (D)    Bexley Mobile Home Park            6.140%    Actual/360          $7,998.82  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 117           Lincoln Professional Plaza         5.650%    Actual/360         $14,719.51  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 118           Santa Grande Mobile Home Park      5.800%    Actual/360         $14,815.51  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 119           301 N. Brand Blvd.                 6.530%    Actual/360         $15,851.06  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 120           Tropicana Del Este Apartments      5.750%    Actual/360         $14,443.43  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 123           Sundance Village MHP               5.880%    Actual/360         $14,969.17  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 124           University Plaza                   5.690%    Actual/360         $13,450.59  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 125           Campbell Station Shopping
               Center                             6.010%    Actual/360         $13,954.50  3/11/2003    2/11/2013
--------------------------------------------------------------------------------------------------------------------
 126           Southwest Storage                  6.410%    Actual/360         $15,400.67  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 129           Greenbriar MHP                     5.880%    Actual/360         $13,376.71  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 130           Trafalgar Square Apartments        5.600%    Actual/360         $11,481.58  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 131           Queens Lane Apartments             5.730%    Actual/360         $11,646.06  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 133           327 East 52nd Street               5.700%    Actual/360         $12,020.90  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 134           Naples Place IV                    5.630%    Actual/360         $11,940.00  6/11/2003    5/11/2008
--------------------------------------------------------------------------------------------------------------------
 135           Park City Shopping Center          6.130%    Actual/360         $13,574.08  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 136           Kennesaw Promenade                 6.160%    Actual/360         $11,774.11  6/11/2003    5/11/2028
--------------------------------------------------------------------------------------------------------------------
 137           Lakewood Village - FL              5.500%    Actual/360         $14,707.50  7/11/2003    6/11/2018
--------------------------------------------------------------------------------------------------------------------
 139           2317-2335 Market Street            6.370%    Actual/360         $10,912.00  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 140           Gloucester Apartments              5.800%    Actual/360         $10,268.18  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------




                                                                                                           Servicing
                                                                              Defeasance      Yield           and
                                                         Prepayment Provision   Option     Maintenance      Trustee
 #   Crossed   Loan Name                         ARD(8)  as of Origination(9)    (10)        Spread          Fees
--------------------------------------------------------------------------------------------------------------------
 67            300 Alexander Park                 N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 68            4861 & 4891 Telsa Drive            N/A     Lock/117_0.0%/3      Yes             N/A          0.0618%
--------------------------------------------------------------------------------------------------------------------
 69            Longview Meadow Apartments         N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 70            8501 LaSalle Road                  N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 71            Trestles of Baytown Apartments     N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 72            Santa Fe Place Apartments          N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 73            Plumtree Professional Center       N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 75            Canyon Woods Apartments            N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 76            Grove Street                       N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 78            Ashley Park Apartments             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 79            Rosemont Retail Center             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 81            Cardinal Shopping Center           N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 82            Grogan's Mill Village Center       N/A     Lock/117_0.0%/3      Yes             N/A          0.1118%
--------------------------------------------------------------------------------------------------------------------
 83            Atlas Valley Shopping Center       N/A     Lock/42_YM1/75_0.0%/3No              T-Flat       0.0318%
--------------------------------------------------------------------------------------------------------------------
 84            Heights Garden Apartments          N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 85            Radnor Towers Apartments           N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 87            10 Canebrake Boulevard             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 88            The Forest Apartments              N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 89            Gristedes - 3rd Ave. and 36th
               Street                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 90            111 & 121 Roberts Street           N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 91            Richland Village Shopping
               Center                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0818%
--------------------------------------------------------------------------------------------------------------------
 92            Pacific West Apartments            N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 93            Atrium Medical Office Building     N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 94            Wingate Inn Fayetteville           N/A     Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 95            Millside Building                  N/A     Lock/117_0.0%/3      Yes             N/A          0.1118%
--------------------------------------------------------------------------------------------------------------------
 100           Market at Southern Pines           N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 101           Palm Shadows MH & RV Park          N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 103           Anderson Oaks Mobile Home Park     N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 108           Magic Valley Park                  N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 109           River Park Apartments              N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 110           Portway Plaza Office Building      N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 111           Marigold Apartments                N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 112           Carlton Apartments                 N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 113    (D)    Ramey's Mobile Home Park           N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 114    (D)    Bexley Mobile Home Park            N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 117           Lincoln Professional Plaza         N/A     Lock/40_YM1/77_0.0%/3No              T-Flat       0.0318%
--------------------------------------------------------------------------------------------------------------------
 118           Santa Grande Mobile Home Park      N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 119           301 N. Brand Blvd.                 N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 120           Tropicana Del Este Apartments      N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 123           Sundance Village MHP               N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 124           University Plaza                   N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 125           Campbell Station Shopping
               Center                             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 126           Southwest Storage                  N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 129           Greenbriar MHP                     N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 130           Trafalgar Square Apartments        N/A     Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 131           Queens Lane Apartments             N/A     Lock/117_0.0%/3      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 133           327 East 52nd Street               N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 134           Naples Place IV                    N/A     Lock/54_0.0%/6       Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 135           Park City Shopping Center          N/A     Lock/116_0.0%/4      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 136           Kennesaw Promenade              5/11/2013  Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 137           Lakewood Village - FL              N/A     Lock/174_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 139           2317-2335 Market Street            N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 140           Gloucester Apartments              N/A     Lock/114_0.0%/6      Yes             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------




                                                              Contractual
                                                Engineering    Recurring      LC&TI   Contractual   Tax &       Initial
                                                Reserve at    Replacement  Reserve at  Recurring  Insurance      Other
  #  Crossed   Loan Name                        Origination  Reserve/FF&E Origination   LC&TI      Escrow       Reserve
-----------------------------------------------------------------------------------------------------------------------
 67            300 Alexander Park                     $0.00   $7,220.00          $0   $50,000.00    Tax           $0.00
-----------------------------------------------------------------------------------------------------------------------
 68            4861 & 4891 Telsa Drive                $0.00   $6,111.96          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 69            Longview Meadow Apartments             $0.00  $27,000.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 70            8501 LaSalle Road                 $55,438.00  $15,348.00          $0   $50,004.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 71            Trestles of Baytown Apartments    $55,938.00  $55,000.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 72            Santa Fe Place Apartments         $12,500.00  $81,750.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 73            Plumtree Professional Center      $77,500.00   $7,689.00          $0   $39,996.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 75            Canyon Woods Apartments            $2,437.00  $56,000.04          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 76            Grove Street                     $172,000.00  $13,524.00          $0   $45,072.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 78            Ashley Park Apartments            $31,000.00  $50,000.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 79            Rosemont Retail Center                 $0.00       $0.00     $93,010    $7,800.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 81            Cardinal Shopping Center               $0.00       $0.00          $0   $12,000.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 82            Grogan's Mill Village Center           $0.00       $0.00     $50,000   $24,000.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 83            Atlas Valley Shopping Center           $0.00       $0.00          $0   $12,000.00    Both      $4,780.00
-----------------------------------------------------------------------------------------------------------------------
 84            Heights Garden Apartments        $150,000.00  $29,376.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 85            Radnor Towers Apartments         $105,026.00  $47,749.92          $0        $0.00    Both      $8,600.00
-----------------------------------------------------------------------------------------------------------------------
 87            10 Canebrake Boulevard                 $0.00   $7,954.08          $0   $51,999.96    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 88            The Forest Apartments            $143,094.00  $48,000.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 89            Gristedes - 3rd Ave. and 36th
               Street                                 $0.00   $1,800.00          $0        $0.00    Both     $28,516.50
-----------------------------------------------------------------------------------------------------------------------
 90            111 & 121 Roberts Street               $0.00  $13,020.00          $0   $43,800.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 91            Richland Village Shopping
               Center                             $1,875.00       $0.00          $0   $48,000.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 92            Pacific West Apartments           $21,875.00  $36,000.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 93            Atrium Medical Office Building         $0.00       $0.00          $0   $35,004.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 94            Wingate Inn Fayetteville               $0.00       $0.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 95            Millside Building                 $66,671.00       $0.00     $50,000   $43,992.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 100           Market at Southern Pines               $0.00   $3,564.00          $0   $12,000.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 101           Palm Shadows MH & RV Park              $0.00       $0.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 103           Anderson Oaks Mobile Home Park    $20,375.00   $8,750.04          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 108           Magic Valley Park                      $0.00       $0.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 109           River Park Apartments                  $0.00  $24,999.96          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 110           Portway Plaza Office Building     $36,312.00  $10,068.36    $125,000   $57,053.76    Both     $50,000.00
-----------------------------------------------------------------------------------------------------------------------
 111           Marigold Apartments               $23,931.00  $29,000.00          $0        $0.00    Both      $4,000.00
-----------------------------------------------------------------------------------------------------------------------
 112           Carlton Apartments               $100,375.00  $27,000.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 113    (D)    Ramey's Mobile Home Park          $62,500.00   $7,100.04          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 114    (D)    Bexley Mobile Home Park           $20,625.00   $5,700.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 117           Lincoln Professional Plaza             $0.00       $0.00          $0   $18,000.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 118           Santa Grande Mobile Home Park     $60,163.00   $5,564.04          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 119           301 N. Brand Blvd.                 $5,000.00       $0.00          $0   $20,000.04    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 120           Tropicana Del Este Apartments          $0.00  $14,250.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 123           Sundance Village MHP             $558,810.00   $8,000.04          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 124           University Plaza                       $0.00       $0.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 125           Campbell Station Shopping
               Center                                 $0.00       $0.00          $0   $14,700.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 126           Southwest Storage                    $625.00       $0.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 129           Greenbriar MHP                       $625.00   $6,999.96          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 130           Trafalgar Square Apartments            $0.00  $11,199.96          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 131           Queens Lane Apartments            $92,500.00  $21,750.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 133           327 East 52nd Street               $6,000.00   $2,250.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 134           Naples Place IV                  $112,650.00  $13,250.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 135           Park City Shopping Center         $10,618.00  $10,055.04     $30,000   $46,920.96    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 136           Kennesaw Promenade                $11,375.00       $0.00          $0   $27,804.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 137           Lakewood Village - FL                  $0.00       $0.00          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 139           2317-2335 Market Street            $9,625.00   $1,250.04          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 140           Gloucester Apartments              $2,625.00   $8,000.04          $0        $0.00    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------


                                                         B-1-6

                                                 Mortgage                                   First
                                                 Interest Interest Calculation  Monthly    Payment       Maturity
 #   Crossed   Loan Name                           Rate   (30/360 / Actual/360) Payment      Date          Date
--------------------------------------------------------------------------------------------------------------------
 141           Bayou Villa Apartments             5.730%    Actual/360          $9,899.15  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 142           South Michigan Avenue Office
               Building                           6.210%    Actual/360         $11,172.38  3/11/2003    2/11/2008
--------------------------------------------------------------------------------------------------------------------
 143           Gateway Retail Center              6.300%    Actual/360         $10,058.31  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 144           Murphy Retail Center               6.150%    Actual/360         $11,783.06  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 145           Anaheim Street Retail Center       6.280%    Actual/360         $10,584.40  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 146           Park Street Retail                 6.000%    Actual/360          $9,728.95  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 147           Sprinkle Ridge Apartments          5.650%    Actual/360          $8,658.54  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 148           Melonie Square                     5.860%    Actual/360          $9,536.56  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 149           7000 North Freeway                 6.510%    Actual/360         $12,594.50  6/11/2003    5/11/2019
--------------------------------------------------------------------------------------------------------------------
 150           Sunny Isle Apartments              5.950%    Actual/360          $9,233.98  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 151           Nichols Station I Apartments       5.410%    Actual/360          $8,066.93  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 152           Biddeford Apartments               6.390%    Actual/360          $8,747.92  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 153           Mount Vernon Apartments            5.870%    Actual/360          $8,654.74  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 154           Cambridge Estates Apts (Phase
               III)                               5.600%    Actual/360         $11,102.40  8/11/2003    7/11/2018
--------------------------------------------------------------------------------------------------------------------
 155           South Ynez Apartments              5.850%    Actual/360          $8,098.33  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 156           Colorado Square / Medlin Place
               Apartments                         5.900%    Actual/360          $8,041.35  5/11/2003    4/11/2008
--------------------------------------------------------------------------------------------------------------------
 157           Country Oaks Mobile Home Park      5.700%    Actual/360          $7,763.50  8/11/2003    7/11/2010
--------------------------------------------------------------------------------------------------------------------
 158           Greenville Retail Center           6.150%    Actual/360          $8,882.62  4/11/2003    3/11/2013
--------------------------------------------------------------------------------------------------------------------
 159           Cliffview Crossing                 6.130%    Actual/360          $7,827.26  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 160           Grove Apartments                   6.300%    Actual/360          $7,953.16  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 161           Greentree Apartments               6.100%    Actual/360         $10,191.23  6/11/2003    5/11/2018
--------------------------------------------------------------------------------------------------------------------
 162           Coachlite Apartments               5.250%    Actual/360          $6,074.24  8/11/2003    7/11/2013
--------------------------------------------------------------------------------------------------------------------
 163           Northgate Terrace I Apartments     5.940%    Actual/360          $7,047.03  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 164           150 Broad Street                   6.010%    Actual/360          $6,449.13  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 165           Sunset Avenue Apartments           6.110%    Actual/360          $5,945.08  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
 166           Classic Village                    6.430%    Actual/360          $6,540.69  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 167           Knox Landing Apartments            5.700%    Actual/360          $5,947.84  7/11/2003    6/11/2013
--------------------------------------------------------------------------------------------------------------------
 168           1013 West Linden Street            6.220%    Actual/360          $5,032.29  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 169           Ledgewood Mobile Home Park         6.180%    Actual/360          $4,980.65  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 170           83 Elizabeth Street                5.750%    Actual/360          $3,793.22  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
 171           1235 Elm Street                    6.360%    Actual/360          $3,871.11  6/11/2003    5/11/2013
--------------------------------------------------------------------------------------------------------------------
116A           El Valle del Sol                   5.970%    Actual/360         $11,952.46  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
116B           El Valle de la Luna                5.970%    Actual/360          $3,585.74  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
132A           San Juan Gardens                   6.010%    Actual/360          $7,064.28  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------
132B           Friendly Village                   6.010%    Actual/360          $4,639.50  5/11/2003    4/11/2013
--------------------------------------------------------------------------------------------------------------------




                                                                                                           Servicing
                                                                              Defeasance      Yield           and
                                                         Prepayment Provision   Option     Maintenance      Trustee
 #   Crossed   Loan Name                         ARD(8)  as of Origination(9)    (10)        Spread          Fees
--------------------------------------------------------------------------------------------------------------------
 141           Bayou Villa Apartments             N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 142           South Michigan Avenue Office
               Building                           N/A     Lock/43_YM1/14_0.0%/3 No             T-Flat       0.0318%
--------------------------------------------------------------------------------------------------------------------
 143           Gateway Retail Center              N/A     Lock/40_YM1/77_0.0%/3 No             T-Flat       0.0318%
--------------------------------------------------------------------------------------------------------------------
 144           Murphy Retail Center               N/A     Lock/116_0.0%/4       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 145           Anaheim Street Retail Center       N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 146           Park Street Retail                 N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 147           Sprinkle Ridge Apartments          N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 148           Melonie Square                     N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 149           7000 North Freeway                 N/A     Lock/189_0.0%/3       Yes            N/A          0.0818%
--------------------------------------------------------------------------------------------------------------------
 150           Sunny Isle Apartments              N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 151           Nichols Station I Apartments       N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 152           Biddeford Apartments               N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 153           Mount Vernon Apartments            N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 154           Cambridge Estates Apts (Phase
               III)                               N/A     Lock/174_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 155           South Ynez Apartments              N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 156           Colorado Square / Medlin Place
               Apartments                         N/A     Lock/54_0.0%/6        Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 157           Country Oaks Mobile Home Park      N/A     Lock/78_0.0%/6        Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 158           Greenville Retail Center           N/A     Lock/116_0.0%/4       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 159           Cliffview Crossing                 N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 160           Grove Apartments                   N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 161           Greentree Apartments               N/A     Lock/174_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 162           Coachlite Apartments               N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 163           Northgate Terrace I Apartments     N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 164           150 Broad Street                   N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 165           Sunset Avenue Apartments           N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 166           Classic Village                    N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 167           Knox Landing Apartments            N/A     Lock/39_YM1/78_0.0%/3 No             N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 168           1013 West Linden Street            N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 169           Ledgewood Mobile Home Park         N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 170           83 Elizabeth Street                N/A     Lock/114_0.0%/6       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
 171           1235 Elm Street                    N/A     Lock/40_YM1/77_0.0%/3 No             T-Flat       0.0318%
--------------------------------------------------------------------------------------------------------------------
116A           El Valle del Sol                   N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
116B           El Valle de la Luna                N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
132A           San Juan Gardens                   N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------
132B           Friendly Village                   N/A     Lock/117_0.0%/3       Yes            N/A          0.0318%
--------------------------------------------------------------------------------------------------------------------




                                                              Contractual
                                                Engineering    Recurring      LC&TI   Contractual   Tax &       Initial
                                                Reserve at    Replacement  Reserve at  Recurring  Insurance      Other
  #  Crossed   Loan Name                        Origination  Reserve/FF&E Origination   LC&TI      Escrow       Reserve
-----------------------------------------------------------------------------------------------------------------------
 141           Bayou Villa Apartments                 $0.00  $14,000.00          $0       $0.00     Both    $257,000.00
-----------------------------------------------------------------------------------------------------------------------
 142           South Michigan Avenue Office
               Building                           $1,375.00       $0.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 143           Gateway Retail Center                  $0.00       $0.00     $25,000       $0.00     Both     $53,766.00
-----------------------------------------------------------------------------------------------------------------------
 144           Murphy Retail Center                   $0.00   $3,433.68          $0   $11,445.48    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 145           Anaheim Street Retail Center       $5,875.00       $0.00          $0   $34,666.68    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 146           Park Street Retail                     $0.00       $0.00     $35,000   $35,000.04    Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 147           Sprinkle Ridge Apartments          $6,371.00  $24,000.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 148           Melonie Square                    $26,563.00  $12,633.96          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 149           7000 North Freeway                     $0.00       $0.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 150           Sunny Isle Apartments             $14,156.00   $8,499.96          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 151           Nichols Station I Apartments       $3,750.00   $8,496.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 152           Biddeford Apartments             $149,634.00  $10,000.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 153           Mount Vernon Apartments                $0.00   $9,999.96          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 154           Cambridge Estates Apts (Phase
               III)                               $1,250.00  $27,456.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 155           South Ynez Apartments              $3,125.00   $5,000.04          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 156           Colorado Square / Medlin Place
               Apartments                        $15,470.00  $16,250.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 157           Country Oaks Mobile Home Park     $10,438.00   $6,500.04          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 158           Greenville Retail Center               $0.00   $2,310.00          $0   $7,699.92     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 159           Cliffview Crossing                 $6,762.50  $14,514.96          $0  $49,806.00     Both    $100,000.00
-----------------------------------------------------------------------------------------------------------------------
 160           Grove Apartments                   $1,350.00   $6,000.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 161           Greentree Apartments                   $0.00  $17,000.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 162           Coachlite Apartments               $9,725.00  $15,999.96          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 163           Northgate Terrace I Apartments     $2,500.00  $18,000.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 164           150 Broad Street                   $7,687.00       $0.00     $60,000       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 165           Sunset Avenue Apartments               $0.00   $1,500.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 166           Classic Village                    $9,313.00       $0.00     $14,000  $25,846.20     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 167           Knox Landing Apartments           $27,469.00  $10,000.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 168           1013 West Linden Street           $37,693.00   $5,000.04          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 169           Ledgewood Mobile Home Park        $16,875.00   $3,050.04          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 170           83 Elizabeth Street                $1,500.00   $1,500.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
 171           1235 Elm Street                   $13,188.00   $3,636.60          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
116A           El Valle del Sol                  $34,375.00       $0.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
116B           El Valle de la Luna                    $0.00       $0.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
132A           San Juan Gardens                   $4,338.60       $0.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------
132B           Friendly Village                   $2,849.40       $0.00          $0       $0.00     Both          $0.00
-----------------------------------------------------------------------------------------------------------------------


                                                         B-1-7

                                                                         Initial
                                                                           Debt
                                                                         Service
 #  Crossed Loan Name                  Initial Other Reserve Description Reserve
--------------------------------------------------------------------------------
 1          Circle Centre Mall         N/A                                $0.00
--------------------------------------------------------------------------------
 2          Wanamaker Building -       N/A                                $0.00
            Office
--------------------------------------------------------------------------------
 4    (A)   Mira Mesa Market Center    N/A                                $0.00
            West
--------------------------------------------------------------------------------
 5    (A)   Mira Mesa Market Center    N/A                                $0.00
            East
--------------------------------------------------------------------------------
 6    (B)   PCCP - Commerce Centre     N/A                                $0.00
--------------------------------------------------------------------------------
 7    (B)   PCCP - Paramount           N/A                                $0.00
            Distribution Center
--------------------------------------------------------------------------------
 8    (B)   PCCP - 301 Walnut          Howard Organization Lease          $0.00
                                       Reserve
--------------------------------------------------------------------------------
 9A         Mayfair Mall - Retail      N/A                                $0.00
--------------------------------------------------------------------------------
 9B         Mayfair Mall - Office      N/A                                $0.00
            Complex
--------------------------------------------------------------------------------
 10         540 Madison Avenue         Interest Reserve Fund              $0.00
--------------------------------------------------------------------------------
 11         Town & Country Apartments  N/A                                $0.00
            - Urbana
--------------------------------------------------------------------------------
 16   (C)   Red Lion Hotel Port        Termite Reserve                    $0.00
            Angeles
--------------------------------------------------------------------------------
 17   (C)   Red Lion Hotel Yakima      Termite Reserve                    $0.00
            Center
--------------------------------------------------------------------------------
 18   (C)   Red Lion Hotel Eureka      Termite Reserve                    $0.00
--------------------------------------------------------------------------------
 19   (C)   Red Lion Hotel Twin Falls  N/A                                $0.00
--------------------------------------------------------------------------------
 20   (C)   Red Lion Hotel Kennewick   Termite Reserve                    $0.00
--------------------------------------------------------------------------------
 21         Arlington & Bradley        N/A                                $0.00
            Office Center
--------------------------------------------------------------------------------
 23         780 James P. Casey Road    Firestone Reserve                  $0.00
--------------------------------------------------------------------------------
 24         800 Apollo                 N/A                                $0.00
--------------------------------------------------------------------------------
 25         Regent Industrial Center   N/A                                $0.00
--------------------------------------------------------------------------------
 26         Sarasota Gateway           N/A                                $0.00

--------------------------------------------------------------------------------
 27         Bristol Farms Apartments   Upfront Roadwork Escrow            $0.00
--------------------------------------------------------------------------------
 28         Country View Mobile Home   N/A                                $0.00
            Park
--------------------------------------------------------------------------------
 29         University Commons         N/A                                $0.00
--------------------------------------------------------------------------------
 30         Princeton Square           Capital Improvements Reserve       $0.00
            Apartments
--------------------------------------------------------------------------------
 31         Burlington Center Mall     N/A                                $0.00
--------------------------------------------------------------------------------
 32         Club at Tranquility Lake   N/A                                $0.00
--------------------------------------------------------------------------------
 33         Warner Center Business     ATK Missile Systems TI Reserve     $0.00
            Park                       ($416,925.00); University of
                                       West Los Angeles College of Law
                                       TI Reserve ($25,000.00)
--------------------------------------------------------------------------------
 34         Expressway Mall            N/A                                $0.00

--------------------------------------------------------------------------------
 35         Airline Shopping Center    N/A                                $0.00



--------------------------------------------------------------------------------
 36         Windward Village Shopping  N/A                                $0.00
            Center
--------------------------------------------------------------------------------
 37         Playa Blanca Apartments    Termite Reserve                    $0.00
--------------------------------------------------------------------------------
 38         Torrey View Corporate      N/A                                $0.00
            Center
--------------------------------------------------------------------------------
 41         The Moorings Apartments    N/A                                $0.00
--------------------------------------------------------------------------------
 42         5th & Lamar Retail/Office  N/A                                $0.00
            Development
--------------------------------------------------------------------------------
 43         American Village on the    Termite Repair Reserve             $0.00
            Lake Apartments
--------------------------------------------------------------------------------
 44         Ryan's Pointe Apartments   N/A                                $0.00
--------------------------------------------------------------------------------
 45         Cleveland Street Square    N/A                                $0.00
--------------------------------------------------------------------------------
 47         Rivermont Apartments       Initial Cash Flow/Liquidity        $0.00
                                       Reserve
--------------------------------------------------------------------------------
 50         Westover Gallery Shopping  N/A                                $0.00
            Center
--------------------------------------------------------------------------------
 53         Trestles of Houston        N/A                                $0.00
            Apartments
--------------------------------------------------------------------------------
 54         Pemstar, Inc. Headquarters N/A                                $0.00
--------------------------------------------------------------------------------
 56         Riverbend Apartments       N/A                                $0.00
--------------------------------------------------------------------------------
 57         D'Adrian Meadows           Termite Repair Reserve             $0.00
            Apartments
--------------------------------------------------------------------------------
 58         Park Place                 N/A                                $0.00
--------------------------------------------------------------------------------
 59         Millstone Lakes Apartments N/A                                $0.00
--------------------------------------------------------------------------------
 61         Aspen Woods                N/A                                $0.00
--------------------------------------------------------------------------------
 62         Iliff Commons Shopping     N/A                                $0.00
            Center
--------------------------------------------------------------------------------
 63         Atlantic Boulevard         N/A                                $0.00
            Shopping Center
--------------------------------------------------------------------------------
 64         Shoppes at Brandon Farms   N/A                                $0.00
--------------------------------------------------------------------------------
 65         Court Street Plaza         N/A                                $0.00
            Shopping Center
--------------------------------------------------------------------------------


                                         Initial
                                       Replacement    Letter of                                                  Earnout
 #  Crossed Loan Name                    Reserve       Credit              Letter of Credit Description          Reserve
-------------------------------------------------------------------------------------------------------------------------
 1          Circle Centre Mall               $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 2          Wanamaker Building -             $0.00         $0.00    N/A                                             $0.00
            Office
-------------------------------------------------------------------------------------------------------------------------
 4    (A)   Mira Mesa Market Center          $0.00    $65,000.00    Tax & Insurance Impound Letter of Credit        $0.00
            West
-------------------------------------------------------------------------------------------------------------------------
 5    (A)   Mira Mesa Market Center          $0.00 $1,235,000.00    Earnout LOC ($1,000,000), 6 Months Taxes &      $0.00
            East                                                    Insurance ($235,000)
-------------------------------------------------------------------------------------------------------------------------
 6    (B)   PCCP - Commerce Centre           $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 7    (B)   PCCP - Paramount                 $0.00         $0.00    N/A                                             $0.00
            Distribution Center
-------------------------------------------------------------------------------------------------------------------------
 8    (B)   PCCP - 301 Walnut                $0.00         $0.00    N/A                                             $0.00

-------------------------------------------------------------------------------------------------------------------------
 9A         Mayfair Mall - Retail            $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 9B         Mayfair Mall - Office            $0.00         $0.00    N/A                                             $0.00
            Complex
-------------------------------------------------------------------------------------------------------------------------
 10         540 Madison Avenue               $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 11         Town & Country Apartments        $0.00         $0.00    N/A                                             $0.00
            - Urbana
-------------------------------------------------------------------------------------------------------------------------
 16   (C)   Red Lion Hotel Port              $0.00         $0.00    N/A                                             $0.00
            Angeles
-------------------------------------------------------------------------------------------------------------------------
 17   (C)   Red Lion Hotel Yakima            $0.00         $0.00    N/A                                             $0.00
            Center
-------------------------------------------------------------------------------------------------------------------------
 18   (C)   Red Lion Hotel Eureka            $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 19   (C)   Red Lion Hotel Twin Falls        $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 20   (C)   Red Lion Hotel Kennewick         $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 21         Arlington & Bradley         $45,000.00         $0.00    N/A                                             $0.00
            Office Center
-------------------------------------------------------------------------------------------------------------------------
 23         780 James P. Casey Road          $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 24         800 Apollo                       $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 25         Regent Industrial Center   $300,000.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 26         Sarasota Gateway                 $0.00   $300,000.00    Pinnacle Towers TILC LOC ($250,000);            $0.00
                                                                    Vacant Space TILC LOC ($50,000)
-------------------------------------------------------------------------------------------------------------------------
 27         Bristol Farms Apartments         $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 28         Country View Mobile Home         $0.00         $0.00    N/A                                             $0.00
            Park
-------------------------------------------------------------------------------------------------------------------------
 29         University Commons               $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 30         Princeton Square                 $0.00         $0.00    N/A                                             $0.00
            Apartments
-------------------------------------------------------------------------------------------------------------------------
 31         Burlington Center Mall           $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 32         Club at Tranquility Lake         $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 33         Warner Center Business           $0.00   $670,000.00    In His Presence Reserve                         $0.00
            Park


-------------------------------------------------------------------------------------------------------------------------
 34         Expressway Mall                  $0.00   $300,000.00    Release upon: i) DSCR of 1.35, ii) Gross        $0.00
                                                                    Income of $1,700,000
-------------------------------------------------------------------------------------------------------------------------
 35         Airline Shopping Center          $0.00   $200,000.00    Release upon: i) DSCR <= 1.20, ii)              $0.00
                                                                    satisfactory lease with Goodyear Tire and
                                                                    iii) receipt of tenant estoppel for
                                                                    Goodyear Tire.
-------------------------------------------------------------------------------------------------------------------------
 36         Windward Village Shopping        $0.00         $0.00    N/A                                     $1,000,000.00
            Center
-------------------------------------------------------------------------------------------------------------------------
 37         Playa Blanca Apartments          $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 38         Torrey View Corporate            $0.00         $0.00    N/A                                             $0.00
            Center
-------------------------------------------------------------------------------------------------------------------------
 41         The Moorings Apartments          $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 42         5th & Lamar Retail/Office        $0.00         $0.00    N/A                                       $550,000.00
            Development
-------------------------------------------------------------------------------------------------------------------------
 43         American Village on the  $1,000,000.00         $0.00    N/A                                             $0.00
            Lake Apartments
-------------------------------------------------------------------------------------------------------------------------
 44         Ryan's Pointe Apartments         $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 45         Cleveland Street Square          $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 47         Rivermont Apartments             $0.00         $0.00    N/A                                             $0.00

-------------------------------------------------------------------------------------------------------------------------
 50         Westover Gallery Shopping        $0.00         $0.00    N/A                                             $0.00
            Center
-------------------------------------------------------------------------------------------------------------------------
 53         Trestles of Houston              $0.00         $0.00    N/A                                             $0.00
            Apartments
-------------------------------------------------------------------------------------------------------------------------
 54         Pemstar, Inc. Headquarters       $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 56         Riverbend Apartments             $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 57         D'Adrian Meadows           $276,250.00         $0.00    N/A                                             $0.00
            Apartments
-------------------------------------------------------------------------------------------------------------------------
 58         Park Place                       $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 59         Millstone Lakes Apartments       $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 61         Aspen Woods                      $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 62         Iliff Commons Shopping           $0.00   $250,000.00    In lieu of TI & LC's                            $0.00
            Center
-------------------------------------------------------------------------------------------------------------------------
 63         Atlantic Boulevard               $0.00         $0.00    N/A                                             $0.00
            Shopping Center
-------------------------------------------------------------------------------------------------------------------------
 64         Shoppes at Brandon Farms         $0.00         $0.00    N/A                                             $0.00
-------------------------------------------------------------------------------------------------------------------------
 65         Court Street Plaza               $0.00         $0.00    N/A                                             $0.00
            Shopping Center
-------------------------------------------------------------------------------------------------------------------------


                                                          B-1-8

                                                                         Initial
                                                                          Debt
                                                                         Service
 #  Crossed Loan Name                  Initial Other Reserve Description Reserve
--------------------------------------------------------------------------------
 67         300 Alexander Park         N/A                                $0.00
--------------------------------------------------------------------------------
 68         4861 & 4891 Telsa Drive    N/A                                $0.00
--------------------------------------------------------------------------------
 69         Longview Meadow Apartments N/A                                $0.00
--------------------------------------------------------------------------------
 70         8501 LaSalle Road          N/A                                $0.00
--------------------------------------------------------------------------------
 71         Trestles of Baytown        N/A                                $0.00
            Apartments
--------------------------------------------------------------------------------
 72         Santa Fe Place Apartments  N/A                                $0.00
--------------------------------------------------------------------------------
 73         Plumtree Professional      N/A                                $0.00
            Center
--------------------------------------------------------------------------------
 75         Canyon Woods Apartments    N/A                                $0.00
--------------------------------------------------------------------------------
 76         Grove Street               N/A                                $0.00
--------------------------------------------------------------------------------
 78         Ashley Park Apartments     N/A                                $0.00
--------------------------------------------------------------------------------
 79         Rosemont Retail Center     N/A                                $0.00
--------------------------------------------------------------------------------
 81         Cardinal Shopping Center   N/A                                $0.00
--------------------------------------------------------------------------------
 82         Grogan's Mill Village      N/A                                $0.00
            Center
--------------------------------------------------------------------------------
 83         Atlas Valley Shopping      Zoning escrow for purposes of      $0.00
            Center                     securing the installation of
                                       slate on the premises to comply
                                       with zoning
--------------------------------------------------------------------------------
 84         Heights Garden Apartments  N/A                                $0.00
--------------------------------------------------------------------------------
 85         Radnor Towers Apartments   Terrorism Insurance Escrow         $0.00
--------------------------------------------------------------------------------
 87         10 Canebrake Boulevard     N/A                                $0.00
--------------------------------------------------------------------------------
 88         The Forest Apartments      N/A                                $0.00
--------------------------------------------------------------------------------
 89         Gristedes - 3rd Ave. and   Common Charge Impound Reserve      $0.00
            36th Street
--------------------------------------------------------------------------------
 90         111 & 121 Roberts Street   N/A                                $0.00
--------------------------------------------------------------------------------
 91         Richland Village Shopping  N/A                                $0.00
            Center
--------------------------------------------------------------------------------
 92         Pacific West Apartments    N/A                                $0.00
--------------------------------------------------------------------------------
 93         Atrium Medical Office      N/A                                $0.00
            Building
--------------------------------------------------------------------------------
 94         Wingate Inn Fayetteville   N/A                                $0.00
--------------------------------------------------------------------------------
 95         Millside Building          N/A                                $0.00
--------------------------------------------------------------------------------
100         Market at Southern Pines   N/A                                $0.00
--------------------------------------------------------------------------------
101         Palm Shadows MH & RV Park  N/A                           $63,000.00
--------------------------------------------------------------------------------
103         Anderson Oaks Mobile Home  N/A                                $0.00
            Park
--------------------------------------------------------------------------------
108         Magic Valley Park          N/A                           $80,000.00
--------------------------------------------------------------------------------
109         River Park Apartments      N/A                                $0.00
--------------------------------------------------------------------------------
110         Portway Plaza Office       Certificate Reserve                $0.00
            Building
--------------------------------------------------------------------------------
111         Marigold Apartments        Terrorism Policy Reserve           $0.00
--------------------------------------------------------------------------------
112         Carlton Apartments         N/A                                $0.00
--------------------------------------------------------------------------------
113   (D)   Ramey's Mobile Home Park   N/A                                $0.00
--------------------------------------------------------------------------------
114   (D)   Bexley Mobile Home Park    N/A                                $0.00
--------------------------------------------------------------------------------
117         Lincoln Professional Plaza N/A                                $0.00
--------------------------------------------------------------------------------
118         Santa Grande Mobile Home   N/A                                $0.00
            Park
--------------------------------------------------------------------------------
119         301 N. Brand Blvd.         N/A                                $0.00
--------------------------------------------------------------------------------
120         Tropicana Del Este         N/A                                $0.00
            Apartments
--------------------------------------------------------------------------------
123         Sundance Village MHP       N/A                                $0.00
--------------------------------------------------------------------------------
124         University Plaza           N/A                                $0.00
--------------------------------------------------------------------------------
125         Campbell Station Shopping  N/A                                $0.00
            Center
--------------------------------------------------------------------------------
126         Southwest Storage          N/A                                $0.00
--------------------------------------------------------------------------------
129         Greenbriar MHP             N/A                                $0.00
--------------------------------------------------------------------------------
130         Trafalgar Square           N/A                           $23,089.43
            Apartments
--------------------------------------------------------------------------------
131         Queens Lane Apartments     N/A                                $0.00
--------------------------------------------------------------------------------
133         327 East 52nd Street       N/A                                $0.00
--------------------------------------------------------------------------------
134         Naples Place IV            N/A                                $0.00
--------------------------------------------------------------------------------
135         Park City Shopping Center  N/A                                $0.00
--------------------------------------------------------------------------------
136         Kennesaw Promenade         N/A                                $0.00
--------------------------------------------------------------------------------
137         Lakewood Village - FL      N/A                                $0.00
--------------------------------------------------------------------------------
139         2317-2335 Market Street    N/A                                $0.00
--------------------------------------------------------------------------------
140         Gloucester Apartments      N/A                                $0.00
--------------------------------------------------------------------------------
141         Bayou Villa Apartments     Occupancy and Repair Reserve       $0.00
--------------------------------------------------------------------------------


                                         Initial
                                       Replacement    Letter of                                                  Earnout
 #  Crossed Loan Name                    Reserve       Credit              Letter of Credit Description          Reserve
-------------------------------------------------------------------------------------------------------------------------
 67         300 Alexander Park                $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 68         4861 & 4891 Telsa Drive           $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 69         Longview Meadow Apartments        $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 70         8501 LaSalle Road                 $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 71         Trestles of Baytown               $0.00         $0.00    N/A                                             $0.00
            Apartments
--------------------------------------------------------------------------------------------------------------------------
 72         Santa Fe Place Apartments         $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 73         Plumtree Professional             $0.00         $0.00    N/A                                             $0.00
            Center
--------------------------------------------------------------------------------------------------------------------------
 75         Canyon Woods Apartments           $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 76         Grove Street                      $0.00   $185,000.00    Earnout Reserve LOC                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 78         Ashley Park Apartments            $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 79         Rosemont Retail Center            $0.00         $0.00    N/A                                       $750,000.00
--------------------------------------------------------------------------------------------------------------------------
 81         Cardinal Shopping Center          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 82         Grogan's Mill Village             $0.00         $0.00    N/A                                             $0.00
            Center
--------------------------------------------------------------------------------------------------------------------------
 83         Atlas Valley Shopping             $0.00         $0.00    N/A                                             $0.00
            Center
--------------------------------------------------------------------------------------------------------------------------
 84         Heights Garden Apartments         $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 85         Radnor Towers Apartments          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 87         10 Canebrake Boulevard            $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 88         The Forest Apartments             $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 89         Gristedes - 3rd Ave. and          $0.00         $0.00    N/A                                             $0.00
            36th Street
--------------------------------------------------------------------------------------------------------------------------
 90         111 & 121 Roberts Street          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 91         Richland Village Shopping         $0.00         $0.00    N/A                                       $150,000.00
            Center
--------------------------------------------------------------------------------------------------------------------------
 92         Pacific West Apartments           $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 93         Atrium Medical Office             $0.00         $0.00    N/A                                             $0.00
            Building
--------------------------------------------------------------------------------------------------------------------------
 94         Wingate Inn Fayetteville          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
 95         Millside Building                 $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
100         Market at Southern Pines          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
101         Palm Shadows MH & RV Park         $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
103         Anderson Oaks Mobile Home         $0.00         $0.00    N/A                                             $0.00
            Park
--------------------------------------------------------------------------------------------------------------------------
108         Magic Valley Park                 $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
109         River Park Apartments             $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
110         Portway Plaza Office              $0.00         $0.00    N/A                                             $0.00
            Building
--------------------------------------------------------------------------------------------------------------------------
111         Marigold Apartments               $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
112         Carlton Apartments                $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
113   (D)   Ramey's Mobile Home Park          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
114   (D)   Bexley Mobile Home Park           $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
117         Lincoln Professional Plaza        $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
118         Santa Grande Mobile Home          $0.00         $0.00    N/A                                             $0.00
            Park
--------------------------------------------------------------------------------------------------------------------------
119         301 N. Brand Blvd.                $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
120         Tropicana Del Este                $0.00         $0.00    N/A                                             $0.00
            Apartments
--------------------------------------------------------------------------------------------------------------------------
123         Sundance Village MHP              $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
124         University Plaza                  $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
125         Campbell Station Shopping         $0.00         $0.00    N/A                                             $0.00
            Center
--------------------------------------------------------------------------------------------------------------------------
126         Southwest Storage                 $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
129         Greenbriar MHP                    $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
130         Trafalgar Square                  $0.00         $0.00    N/A                                             $0.00
            Apartments
--------------------------------------------------------------------------------------------------------------------------
131         Queens Lane Apartments            $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
133         327 East 52nd Street              $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
134         Naples Place IV                   $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
135         Park City Shopping Center         $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
136         Kennesaw Promenade                $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
137         Lakewood Village - FL             $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
139         2317-2335 Market Street           $0.00         $0.00    N/A                                         $6,812.50
--------------------------------------------------------------------------------------------------------------------------
140         Gloucester Apartments             $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
141         Bayou Villa Apartments            $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------


                                                          B-1-9

                                                                         Initial
                                                                          Debt
                                                                         Service
 #  Crossed Loan Name                  Initial Other Reserve Description Reserve
--------------------------------------------------------------------------------
142         South Michigan Avenue      N/A                                $0.00
            Office Building
--------------------------------------------------------------------------------
143         Gateway Retail Center      Java Connection TI Reserve held    $0.00
                                       by CT Escrow Services, LLC
--------------------------------------------------------------------------------
144         Murphy Retail Center       N/A                                $0.00
--------------------------------------------------------------------------------
145         Anaheim Street Retail      N/A                                $0.00
            Center
--------------------------------------------------------------------------------
146         Park Street Retail         N/A                                $0.00
--------------------------------------------------------------------------------
147         Sprinkle Ridge Apartments  N/A                                $0.00
--------------------------------------------------------------------------------
148         Melonie Square             N/A                                $0.00
--------------------------------------------------------------------------------
149         7000 North Freeway         N/A                                $0.00
--------------------------------------------------------------------------------
150         Sunny Isle Apartments      N/A                                $0.00
--------------------------------------------------------------------------------
151         Nichols Station I          N/A                                $0.00
            Apartments
--------------------------------------------------------------------------------
152         Biddeford Apartments       N/A                                $0.00
--------------------------------------------------------------------------------
153         Mount Vernon Apartments    N/A                                $0.00
--------------------------------------------------------------------------------
154         Cambridge Estates Apts     N/A                                $0.00
            (Phase III)
--------------------------------------------------------------------------------
155         South Ynez Apartments      N/A                                $0.00
--------------------------------------------------------------------------------
156         Colorado Square / Medlin   N/A                                $0.00
            Place Apartments
--------------------------------------------------------------------------------
157         Country Oaks Mobile Home   N/A                                $0.00
            Park
--------------------------------------------------------------------------------
158         Greenville Retail Center   N/A                                $0.00
--------------------------------------------------------------------------------
159         Cliffview Crossing         Lease Termination Debt Service     $0.00
--------------------------------------------------------------------------------
160         Grove Apartments           N/A                                $0.00
--------------------------------------------------------------------------------
161         Greentree Apartments       N/A                                $0.00
--------------------------------------------------------------------------------
162         Coachlite Apartments       N/A                                $0.00
--------------------------------------------------------------------------------
163         Northgate Terrace I        N/A                                $0.00
            Apartments
--------------------------------------------------------------------------------
164         150 Broad Street           N/A                                $0.00
--------------------------------------------------------------------------------
165         Sunset Avenue Apartments   N/A                                $0.00
--------------------------------------------------------------------------------
166         Classic Village            N/A                                $0.00
--------------------------------------------------------------------------------
167         Knox Landing Apartments    N/A                                $0.00
--------------------------------------------------------------------------------
168         1013 West Linden Street    N/A                                $0.00
--------------------------------------------------------------------------------
169         Ledgewood Mobile Home Park N/A                                $0.00
--------------------------------------------------------------------------------
170         83 Elizabeth Street        N/A                                $0.00
--------------------------------------------------------------------------------
171         1235 Elm Street            N/A                                $0.00
--------------------------------------------------------------------------------
116A        El Valle del Sol           N/A                           $69,230.70
--------------------------------------------------------------------------------
116B        El Valle de la Luna        N/A                           $20,769.30
--------------------------------------------------------------------------------
132A        San Juan Gardens           N/A                            $6,035.90
--------------------------------------------------------------------------------
132B        Friendly Village           N/A                            $3,964.10
--------------------------------------------------------------------------------


                                         Initial
                                       Replacement    Letter of                                                  Earnout
 #  Crossed Loan Name                    Reserve       Credit              Letter of Credit Description          Reserve
-------------------------------------------------------------------------------------------------------------------------
142         South Michigan Avenue             $0.00         $0.00    N/A                                             $0.00
            Office Building
--------------------------------------------------------------------------------------------------------------------------
143         Gateway Retail Center             $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
144         Murphy Retail Center              $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
145         Anaheim Street Retail             $0.00         $0.00    N/A                                             $0.00
            Center
--------------------------------------------------------------------------------------------------------------------------
146         Park Street Retail                $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
147         Sprinkle Ridge Apartments         $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
148         Melonie Square                    $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
149         7000 North Freeway                $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
150         Sunny Isle Apartments             $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
151         Nichols Station I                 $0.00         $0.00    N/A                                             $0.00
            Apartments
--------------------------------------------------------------------------------------------------------------------------
152         Biddeford Apartments              $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
153         Mount Vernon Apartments           $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
154         Cambridge Estates Apts            $0.00         $0.00    N/A                                             $0.00
            (Phase III)
--------------------------------------------------------------------------------------------------------------------------
155         South Ynez Apartments             $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
156         Colorado Square / Medlin          $0.00         $0.00    N/A                                             $0.00
            Place Apartments
--------------------------------------------------------------------------------------------------------------------------
157         Country Oaks Mobile Home          $0.00         $0.00    N/A                                             $0.00
            Park
--------------------------------------------------------------------------------------------------------------------------
158         Greenville Retail Center          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
159         Cliffview Crossing                $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
160         Grove Apartments                  $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
161         Greentree Apartments              $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
162         Coachlite Apartments              $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
163         Northgate Terrace I               $0.00         $0.00    N/A                                             $0.00
            Apartments
--------------------------------------------------------------------------------------------------------------------------
164         150 Broad Street                  $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
165         Sunset Avenue Apartments          $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
166         Classic Village                   $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
167         Knox Landing Apartments           $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
168         1013 West Linden Street           $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
169         Ledgewood Mobile Home Park        $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
170         83 Elizabeth Street               $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
171         1235 Elm Street                   $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
116A        El Valle del Sol                  $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
116B        El Valle de la Luna               $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
132A        San Juan Gardens                  $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------
132B        Friendly Village                  $0.00         $0.00    N/A                                             $0.00
--------------------------------------------------------------------------------------------------------------------------


                                                           B-1-10

 #  Crossed Loan Name                                      Earnout                      Additional
                                                           Reserve                      Collateral
                                                         Description                      Amount
-----------------------------------------------------------------------------------------------------
 1          Circle Centre Mall         N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 2          Wanamaker Building -       N/A                                             N/A
            Office
-----------------------------------------------------------------------------------------------------
 4    (A)   Mira Mesa Market Center    N/A
            West                                                                       N/A
-----------------------------------------------------------------------------------------------------
 5    (A)   Mira Mesa Market Center    N/A
            East                                                                       N/A
-----------------------------------------------------------------------------------------------------
 6    (B)   PCCP - Commerce Centre     N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 7    (B)   PCCP - Paramount           N/A
            Distribution Center                                                        N/A
-----------------------------------------------------------------------------------------------------
 8    (B)   PCCP - 301 Walnut          N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 9A         Mayfair Mall - Retail      N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 9B         Mayfair Mall - Office      N/A
            Complex                                                                    N/A
-----------------------------------------------------------------------------------------------------
 10         540 Madison Avenue         N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 11         Town & Country Apartments  N/A
            - Urbana                                                                   N/A
-----------------------------------------------------------------------------------------------------
 16   (C)   Red Lion Hotel Port        N/A
            Angeles                                                                    N/A
-----------------------------------------------------------------------------------------------------
 17   (C)   Red Lion Hotel Yakima      N/A
            Center                                                                     N/A
-----------------------------------------------------------------------------------------------------
 18   (C)   Red Lion Hotel Eureka      N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 19   (C)   Red Lion Hotel Twin Falls  N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 20   (C)   Red Lion Hotel Kennewick   N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 21         Arlington & Bradley        N/A
            Office Center                                                              N/A
-----------------------------------------------------------------------------------------------------
 23         780 James P. Casey Road    N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 24         800 Apollo                 N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 25         Regent Industrial Center   N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 26         Sarasota Gateway           N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 27         Bristol Farms Apartments   N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 28         Country View Mobile Home   N/A
            Park                                                                       N/A
-----------------------------------------------------------------------------------------------------
 29         University Commons         N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 30         Princeton Square           N/A
            Apartments                                                                 N/A
-----------------------------------------------------------------------------------------------------
 31         Burlington Center Mall     N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 32         Club at Tranquility Lake   N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 33         Warner Center Business     N/A
            Park                                                                       N/A
-----------------------------------------------------------------------------------------------------
 34         Expressway Mall            N/A
                                                                                       $300,000.00
-----------------------------------------------------------------------------------------------------
 35         Airline Shopping Center    N/A                                             $200,000.00





-----------------------------------------------------------------------------------------------------
 36         Windward Village Shopping  Release upon: i) Occupancy of 96%; ii) Monthly  $1,000,000.00
            Center                     rental income of at least $105,000; iii) DSCR
                                       of 1.43; Executed leases totaling 5,868 sf w/
                                       rental rate no less than $22 psf for min. term
                                       of 3 years.

-----------------------------------------------------------------------------------------------------
 37         Playa Blanca Apartments    N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 38         Torrey View Corporate      N/A
            Center                                                                     N/A
-----------------------------------------------------------------------------------------------------
 41         The Moorings Apartments    N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 42         5th & Lamar Retail/Office  Release upon: i) Garage/Retail improvements     $550,000.00
            Development                shall be fully completed; ii) OfficeMax
                                       Confirmation verifying all OfficeMax Payments
                                       have been paid.
-----------------------------------------------------------------------------------------------------
 43         American Village on the    N/A                                             N/A
            Lake Apartments
-----------------------------------------------------------------------------------------------------
 44         Ryan's Pointe Apartments   N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 45         Cleveland Street Square    N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 47         Rivermont Apartments       N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 50         Westover Gallery Shopping  N/A
            Center                                                                     N/A
-----------------------------------------------------------------------------------------------------
 53         Trestles of Houston        N/A
            Apartments                                                                 N/A
-----------------------------------------------------------------------------------------------------
 54         Pemstar, Inc. Headquarters N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 56         Riverbend Apartments       N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 57         D'Adrian Meadows           N/A
            Apartments                                                                 N/A
-----------------------------------------------------------------------------------------------------
 58         Park Place                 N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 59         Millstone Lakes Apartments N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 61         Aspen Woods                N/A                                             N/A
-----------------------------------------------------------------------------------------------------
 62         Iliff Commons Shopping     N/A
            Center                                                                     N/A
-----------------------------------------------------------------------------------------------------
 63         Atlantic Boulevard         N/A
            Shopping Center                                                            N/A
-----------------------------------------------------------------------------------------------------




 #  Crossed Loan Name                  Additional               Additional                Exisiting
                                       Collateral               Collateral                Secondary
                                       Event Date               Description               Financing
----------------------------------------------------------------------------------------------------
 1          Circle Centre Mall         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 2          Wanamaker Building -       N/A        N/A                                    $16,000,000
            Office
----------------------------------------------------------------------------------------------------
 4    (A)   Mira Mesa Market Center
            West                       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 5    (A)   Mira Mesa Market Center
            East                       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 6    (B)   PCCP - Commerce Centre     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 7    (B)   PCCP - Paramount
            Distribution Center        N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 8    (B)   PCCP - 301 Walnut          N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 9A         Mayfair Mall - Retail      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 9B         Mayfair Mall - Office
            Complex                    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 10         540 Madison Avenue         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 11         Town & Country Apartments
            - Urbana                   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 16   (C)   Red Lion Hotel Port
            Angeles                    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 17   (C)   Red Lion Hotel Yakima
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 18   (C)   Red Lion Hotel Eureka      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 19   (C)   Red Lion Hotel Twin Falls  N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 20   (C)   Red Lion Hotel Kennewick   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 21         Arlington & Bradley
            Office Center              N/A        N/A                                     $6,000,000
----------------------------------------------------------------------------------------------------
 23         780 James P. Casey Road    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 24         800 Apollo                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 25         Regent Industrial Center   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 26         Sarasota Gateway           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 27         Bristol Farms Apartments   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 28         Country View Mobile Home
            Park                       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 29         University Commons         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 30         Princeton Square
            Apartments                 N/A        N/A                                     $906,000
----------------------------------------------------------------------------------------------------
 31         Burlington Center Mall     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 32         Club at Tranquility Lake   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 33         Warner Center Business
            Park                       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 34         Expressway Mall                       Release upon: i) DSCR of 1.35, ii)
                                       3/12/2004  Gross Income of $1,700,000                 N/A
----------------------------------------------------------------------------------------------------
 35         Airline Shopping Center    12/31/2004 Release upon: i) DSCR <= 1.20, ii)         N/A
                                                  satisfactory lease
                                                  with Goodyear Tire
                                                  and iii) receipt of
                                                  tenant estoppel for
                                                  Goodyear Tire.
----------------------------------------------------------------------------------------------------
 36         Windward Village Shopping  10/14/2004 Release upon: i) Occupancy of 96%; ii)     N/A
            Center                                Monthly rental income of at least
                                                  $105,000; iii) DSCR of 1.43; Executed
                                                  leases totaling 5,868 sf w/ rental
                                                  rate no less than $22 psf for min.
                                                  term of 3 years.
----------------------------------------------------------------------------------------------------
 37         Playa Blanca Apartments    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 38         Torrey View Corporate
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 41         The Moorings Apartments    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 42         5th & Lamar Retail/Office  6/9/2004   Release upon: i) Garage/Retail             N/A
            Development                           improvements shall be fully completed;
                                                  ii) OfficeMax Confirmation verifying
                                                  all OfficeMax Payments have been paid
----------------------------------------------------------------------------------------------------
 43         American Village on the    N/A        N/A                                        N/A
            Lake Apartments
----------------------------------------------------------------------------------------------------
 44         Ryan's Pointe Apartments   N/A        N/A                                     $600,000
----------------------------------------------------------------------------------------------------
 45         Cleveland Street Square    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 47         Rivermont Apartments       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 50         Westover Gallery Shopping
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 53         Trestles of Houston
            Apartments                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 54         Pemstar, Inc. Headquarters N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 56         Riverbend Apartments       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 57         D'Adrian Meadows
            Apartments                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 58         Park Place                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 59         Millstone Lakes Apartments N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 61         Aspen Woods                N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 62         Iliff Commons Shopping
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 63         Atlantic Boulevard
            Shopping Center            N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------


                                               B-1-11

 #  Crossed Loan Name                                      Earnout                      Additional
                                                           Reserve                      Collateral
                                                         Description                      Amount
--------------------------------------------------------------------------------------------------
 64         Shoppes at Brandon Farms   N/A                                             N/A
--------------------------------------------------------------------------------------------------
 65         Court Street Plaza         N/A
            Shopping Center                                                            N/A
--------------------------------------------------------------------------------------------------
 67         300 Alexander Park         N/A                                             N/A
--------------------------------------------------------------------------------------------------
 68         4861 & 4891 Telsa Drive    N/A                                             N/A
--------------------------------------------------------------------------------------------------
 69         Longview Meadow Apartments N/A                                             N/A
--------------------------------------------------------------------------------------------------
 70         8501 LaSalle Road          N/A                                             N/A
--------------------------------------------------------------------------------------------------
 71         Trestles of Baytown        N/A
            Apartments                                                                 N/A
--------------------------------------------------------------------------------------------------
 72         Santa Fe Place Apartments  N/A                                             N/A
--------------------------------------------------------------------------------------------------
 73         Plumtree Professional      N/A
            Center                                                                     N/A
--------------------------------------------------------------------------------------------------
 75         Canyon Woods Apartments    N/A                                             N/A
--------------------------------------------------------------------------------------------------
 76         Grove Street               N/A                                             N/A
--------------------------------------------------------------------------------------------------
 78         Ashley Park Apartments     N/A                                             N/A
--------------------------------------------------------------------------------------------------
 79         Rosemont Retail Center     Release upon: i) estoppel certificate for       N/A
                                       Starbucks lease, ii) issuance of original
                                       subordination, non-disturbance and attornment
                                       agreement by Starbucks, iii) cancelled check
                                       reflecting minimum rent.
--------------------------------------------------------------------------------------------------
 81         Cardinal Shopping Center   N/A                                             N/A
--------------------------------------------------------------------------------------------------
 82         Grogan's Mill Village      N/A
            Center                                                                     N/A
--------------------------------------------------------------------------------------------------
 83         Atlas Valley Shopping      N/A
            Center                                                                     N/A
--------------------------------------------------------------------------------------------------
 84         Heights Garden Apartments  N/A                                             N/A
--------------------------------------------------------------------------------------------------
 85         Radnor Towers Apartments   N/A                                             N/A
--------------------------------------------------------------------------------------------------
 87         10 Canebrake Boulevard     N/A                                             N/A
--------------------------------------------------------------------------------------------------
 88         The Forest Apartments      N/A                                             N/A
--------------------------------------------------------------------------------------------------
 89         Gristedes - 3rd Ave. and   N/A
            36th Street                                                                N/A
--------------------------------------------------------------------------------------------------
 90         111 & 121 Roberts Street   N/A                                             N/A
--------------------------------------------------------------------------------------------------
 91         Richland Village Shopping  Release upon: i) Completion of the Capital      $150,000.00
            Center                     Improvements, ii) Evidence that all parties
                                       have been paid for labor, iii) Invoices
                                       showing costs no less than $150,000, iv) Base
                                       rental income of $540,000, v) Vacancy no
                                       greater than 7%

--------------------------------------------------------------------------------------------------
 92         Pacific West Apartments    N/A                                             N/A
--------------------------------------------------------------------------------------------------
 93         Atrium Medical Office      N/A
            Building                                                                   N/A
--------------------------------------------------------------------------------------------------
 94         Wingate Inn Fayetteville   N/A                                             N/A
--------------------------------------------------------------------------------------------------
 95         Millside Building          N/A                                             N/A
--------------------------------------------------------------------------------------------------
100         Market at Southern Pines   N/A                                             N/A
--------------------------------------------------------------------------------------------------
101         Palm Shadows MH & RV Park  N/A                                             N/A
--------------------------------------------------------------------------------------------------
103         Anderson Oaks Mobile Home  N/A
            Park                                                                       N/A
--------------------------------------------------------------------------------------------------
108         Magic Valley Park          N/A                                             N/A
--------------------------------------------------------------------------------------------------
109         River Park Apartments      N/A                                             N/A
--------------------------------------------------------------------------------------------------
110         Portway Plaza Office       N/A
            Building                                                                   N/A
--------------------------------------------------------------------------------------------------
111         Marigold Apartments        N/A                                             N/A
--------------------------------------------------------------------------------------------------
112         Carlton Apartments         N/A                                             N/A
--------------------------------------------------------------------------------------------------
113   (D)   Ramey's Mobile Home Park   N/A                                             N/A
--------------------------------------------------------------------------------------------------
114   (D)   Bexley Mobile Home Park    N/A                                             N/A
--------------------------------------------------------------------------------------------------
117         Lincoln Professional Plaza N/A                                             N/A
--------------------------------------------------------------------------------------------------
118         Santa Grande Mobile Home   N/A
            Park                                                                       N/A
--------------------------------------------------------------------------------------------------
119         301 N. Brand Blvd.         N/A                                             N/A
--------------------------------------------------------------------------------------------------
120         Tropicana Del Este         N/A
            Apartments                                                                 N/A
--------------------------------------------------------------------------------------------------
123         Sundance Village MHP       N/A                                             N/A
--------------------------------------------------------------------------------------------------
124         University Plaza           N/A                                             N/A
--------------------------------------------------------------------------------------------------
125         Campbell Station Shopping  N/A
            Center                                                                     N/A
--------------------------------------------------------------------------------------------------
126         Southwest Storage          N/A                                             N/A
--------------------------------------------------------------------------------------------------
129         Greenbriar MHP             N/A                                             N/A
--------------------------------------------------------------------------------------------------
130         Trafalgar Square           N/A
            Apartments                                                                 N/A
--------------------------------------------------------------------------------------------------
131         Queens Lane Apartments     N/A                                             N/A
--------------------------------------------------------------------------------------------------
133         327 East 52nd Street       N/A                                             N/A
--------------------------------------------------------------------------------------------------
134         Naples Place IV            N/A                                             N/A
--------------------------------------------------------------------------------------------------




 #  Crossed Loan Name                  Additional               Additional                Exisiting
                                       Collateral               Collateral                Secondary
                                       Event Date               Description               Financing
----------------------------------------------------------------------------------------------------
 64         Shoppes at Brandon Farms   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 65         Court Street Plaza
            Shopping Center            N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 67         300 Alexander Park         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 68         4861 & 4891 Telsa Drive    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 69         Longview Meadow Apartments N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 70         8501 LaSalle Road          N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 71         Trestles of Baytown
            Apartments                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 72         Santa Fe Place Apartments  N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 73         Plumtree Professional
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 75         Canyon Woods Apartments    N/A        N/A                                     $310,000
----------------------------------------------------------------------------------------------------
 76         Grove Street               N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 78         Ashley Park Apartments     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 79         Rosemont Retail Center     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 81         Cardinal Shopping Center   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 82         Grogan's Mill Village
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 83         Atlas Valley Shopping
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 84         Heights Garden Apartments  N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 85         Radnor Towers Apartments   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 87         10 Canebrake Boulevard     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 88         The Forest Apartments      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 89         Gristedes - 3rd Ave. and
            36th Street                N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 90         111 & 121 Roberts Street   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 91         Richland Village Shopping  2/11/2006  Release upon: i) Completion of the      $600,000
            Center                                Capital Improvements, ii) Evidence
                                                  that all parties have been paid for
                                                  labor, iii) Invoices showing costs no
                                                  less than $150,000, iv) Base rental
                                                  income of $540,000, v) Vacancy no
                                                  greater than 7%
----------------------------------------------------------------------------------------------------
 92         Pacific West Apartments    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 93         Atrium Medical Office
            Building                   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 94         Wingate Inn Fayetteville   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
 95         Millside Building          N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
100         Market at Southern Pines   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
101         Palm Shadows MH & RV Park  N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
103         Anderson Oaks Mobile Home
            Park                       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
108         Magic Valley Park          N/A        N/A                                     $200,000
----------------------------------------------------------------------------------------------------
109         River Park Apartments      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
110         Portway Plaza Office
            Building                   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
111         Marigold Apartments        N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
112         Carlton Apartments         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
113   (D)   Ramey's Mobile Home Park   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
114   (D)   Bexley Mobile Home Park    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
117         Lincoln Professional Plaza N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
118         Santa Grande Mobile Home
            Park                       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
119         301 N. Brand Blvd.         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
120         Tropicana Del Este
            Apartments                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
123         Sundance Village MHP       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
124         University Plaza           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
125         Campbell Station Shopping
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
126         Southwest Storage          N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
129         Greenbriar MHP             N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
130         Trafalgar Square
            Apartments                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
131         Queens Lane Apartments     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
133         327 East 52nd Street       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
134         Naples Place IV            N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------


                                               B-1-12

 #  Crossed Loan Name                                      Earnout                      Additional
                                                           Reserve                      Collateral
                                                         Description                      Amount
--------------------------------------------------------------------------------------------------
135         Park City Shopping Center  N/A                                             N/A
--------------------------------------------------------------------------------------------------
136         Kennesaw Promenade         N/A                                             N/A
--------------------------------------------------------------------------------------------------
137         Lakewood Village - FL      N/A                                             N/A
--------------------------------------------------------------------------------------------------
139         2317-2335 Market Street    Release upon: i) on or before 6/20/2003         $6,812.50
                                       borrower should lender a permit allowing Paolo
                                       Travel space to be used as an office; ii) on
                                       or before 8/4/2003 PauloTravel space shall be
                                       converted to residential from office.

--------------------------------------------------------------------------------------------------
140         Gloucester Apartments      N/A                                             N/A
--------------------------------------------------------------------------------------------------
141         Bayou Villa Apartments     N/A                                             N/A
--------------------------------------------------------------------------------------------------
142         South Michigan Avenue      N/A
            Office Building                                                            N/A
--------------------------------------------------------------------------------------------------
143         Gateway Retail Center      N/A                                             N/A
--------------------------------------------------------------------------------------------------
144         Murphy Retail Center       N/A                                             N/A
--------------------------------------------------------------------------------------------------
145         Anaheim Street Retail      N/A
            Center                                                                     N/A
--------------------------------------------------------------------------------------------------
146         Park Street Retail         N/A                                             N/A
--------------------------------------------------------------------------------------------------
147         Sprinkle Ridge Apartments  N/A                                             N/A
--------------------------------------------------------------------------------------------------
148         Melonie Square             N/A                                             N/A
--------------------------------------------------------------------------------------------------
149         7000 North Freeway         N/A                                             N/A
--------------------------------------------------------------------------------------------------
150         Sunny Isle Apartments      N/A                                             N/A
--------------------------------------------------------------------------------------------------
151         Nichols Station I          N/A
            Apartments                                                                 N/A
--------------------------------------------------------------------------------------------------
152         Biddeford Apartments       N/A                                             N/A
--------------------------------------------------------------------------------------------------
153         Mount Vernon Apartments    N/A                                             N/A
--------------------------------------------------------------------------------------------------
154         Cambridge Estates Apts     N/A
            (Phase III)                                                                N/A
--------------------------------------------------------------------------------------------------
155         South Ynez Apartments      N/A                                             N/A
--------------------------------------------------------------------------------------------------
156         Colorado Square / Medlin   N/A
            Place Apartments                                                           N/A
--------------------------------------------------------------------------------------------------
157         Country Oaks Mobile Home   N/A
            Park                                                                       N/A
--------------------------------------------------------------------------------------------------
158         Greenville Retail Center   N/A                                             N/A
--------------------------------------------------------------------------------------------------
159         Cliffview Crossing         N/A                                             N/A
--------------------------------------------------------------------------------------------------
160         Grove Apartments           N/A                                             N/A
--------------------------------------------------------------------------------------------------
161         Greentree Apartments       N/A                                             N/A
--------------------------------------------------------------------------------------------------
162         Coachlite Apartments       N/A                                             N/A
--------------------------------------------------------------------------------------------------
163         Northgate Terrace I        N/A
            Apartments                                                                 N/A
--------------------------------------------------------------------------------------------------
164         150 Broad Street           N/A                                             N/A
--------------------------------------------------------------------------------------------------
165         Sunset Avenue Apartments   N/A                                             N/A
--------------------------------------------------------------------------------------------------
166         Classic Village            N/A                                             N/A
--------------------------------------------------------------------------------------------------
167         Knox Landing Apartments    N/A                                             N/A
--------------------------------------------------------------------------------------------------
168         1013 West Linden Street    N/A                                             N/A
--------------------------------------------------------------------------------------------------
169         Ledgewood Mobile Home Park N/A                                             N/A
--------------------------------------------------------------------------------------------------
170         83 Elizabeth Street        N/A                                             N/A
--------------------------------------------------------------------------------------------------
171         1235 Elm Street            N/A                                             N/A
--------------------------------------------------------------------------------------------------
116A        El Valle del Sol           N/A                                             N/A
--------------------------------------------------------------------------------------------------
116B        El Valle de la Luna        N/A                                             N/A
--------------------------------------------------------------------------------------------------
132A        San Juan Gardens           N/A                                             N/A
--------------------------------------------------------------------------------------------------
132B        Friendly Village           N/A                                             N/A
--------------------------------------------------------------------------------------------------




 #  Crossed Loan Name                  Additional               Additional                Exisiting
                                       Collateral               Collateral                Secondary
                                       Event Date               Description               Financing
----------------------------------------------------------------------------------------------------
135         Park City Shopping Center  N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
136         Kennesaw Promenade         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
137         Lakewood Village - FL      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
139         2317-2335 Market Street    6/20/2003  Release upon: i) on or before              N/A
                                       or         6/20/2003 borrower should lender a
                                       8/4/2003   permit allowing Paolo Travel space to
                                                  be used as an office; ii) on or before
                                                  8/4/2003 PauloTravel space shall be
                                                  converted to residential from office.
----------------------------------------------------------------------------------------------------
140         Gloucester Apartments      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
141         Bayou Villa Apartments     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
142         South Michigan Avenue
            Office Building            N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
143         Gateway Retail Center      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
144         Murphy Retail Center       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
145         Anaheim Street Retail
            Center                     N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
146         Park Street Retail         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
147         Sprinkle Ridge Apartments  N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
148         Melonie Square             N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
149         7000 North Freeway         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
150         Sunny Isle Apartments      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
151         Nichols Station I
            Apartments                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
152         Biddeford Apartments       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
153         Mount Vernon Apartments    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
154         Cambridge Estates Apts
            (Phase III)                N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
155         South Ynez Apartments      N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
156         Colorado Square / Medlin
            Place Apartments           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
157         Country Oaks Mobile Home
            Park                       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
158         Greenville Retail Center   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
159         Cliffview Crossing         N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
160         Grove Apartments           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
161         Greentree Apartments       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
162         Coachlite Apartments       N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
163         Northgate Terrace I
            Apartments                 N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
164         150 Broad Street           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
165         Sunset Avenue Apartments   N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
166         Classic Village            N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
167         Knox Landing Apartments    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
168         1013 West Linden Street    N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
169         Ledgewood Mobile Home Park N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
170         83 Elizabeth Street        N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
171         1235 Elm Street            N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
116A        El Valle del Sol           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
116B        El Valle de la Luna        N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
132A        San Juan Gardens           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------
132B        Friendly Village           N/A        N/A                                        N/A
----------------------------------------------------------------------------------------------------

 #   Crossed Loan Name                             Description of Exisiting            Description of
                                                     Secondary Financing               Lock Box
-------------------------------------------------------------------------------------------------------
 1          Circle Centre Mall         N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 2          Wanamaker Building -       Secured ($15,000,000); Unsecured ($1,000,000)        Hard
            Office
-------------------------------------------------------------------------------------------------------
 4    (A)   Mira Mesa Market Center    N/A                                                Springing
            West
-------------------------------------------------------------------------------------------------------
 5    (A)   Mira Mesa Market Center    N/A                                                Springing
            East
-------------------------------------------------------------------------------------------------------
 6    (B)   PCCP - Commerce Centre     N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 7    (B)   PCCP - Paramount           N/A                                                  Hard
            Distribution Center
-------------------------------------------------------------------------------------------------------
 8    (B)   PCCP - 301 Walnut          N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 9A         Mayfair Mall - Retail      N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 9B         Mayfair Mall - Office      N/A                                                  Hard
            Complex
-------------------------------------------------------------------------------------------------------


                                                B-1-13

 #   Crossed Loan Name                             Description of Exisiting            Description of
                                                     Secondary Financing               Lock Box
-------------------------------------------------------------------------------------------------------
 10         540 Madison Avenue         N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 11         Town & Country Apartments  N/A                                                Springing
            - Urbana
-------------------------------------------------------------------------------------------------------
 16   (C)   Red Lion Hotel Port        N/A                                                  Hard
            Angeles
-------------------------------------------------------------------------------------------------------
 17   (C)   Red Lion Hotel Yakima      N/A                                                  Hard
            Center
-------------------------------------------------------------------------------------------------------
 18   (C)   Red Lion Hotel Eureka      N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 19   (C)   Red Lion Hotel Twin Falls  N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 20   (C)   Red Lion Hotel Kennewick   N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 21         Arlington & Bradley        Mezzanine Loan                                        N/A
            Office Center
-------------------------------------------------------------------------------------------------------
 23         780 James P. Casey Road    N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 24         800 Apollo                 N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 25         Regent Industrial Center   N/A                                                Modified
-------------------------------------------------------------------------------------------------------
 26         Sarasota Gateway           N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 27         Bristol Farms Apartments   N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 28         Country View Mobile Home   N/A                                                Springing
            Park
-------------------------------------------------------------------------------------------------------
 29         University Commons         N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 30         Princeton Square           Secured Note - CBA-Mezzanine Capital Finance,         N/A
            Apartments                 LLC
-------------------------------------------------------------------------------------------------------
 31         Burlington Center Mall     N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 32         Club at Tranquility Lake   N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 33         Warner Center Business     N/A                                                  Hard
            Park
-------------------------------------------------------------------------------------------------------
 34         Expressway Mall            N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 35         Airline Shopping Center    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 36         Windward Village Shopping  N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------
 37         Playa Blanca Apartments    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 38         Torrey View Corporate      N/A                                                Springing
            Center
-------------------------------------------------------------------------------------------------------
 41         The Moorings Apartments    N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 42         5th & Lamar Retail/Office  N/A                                                   N/A
            Development
-------------------------------------------------------------------------------------------------------
 43         American Village on the    N/A                                                   N/A
            Lake Apartments
-------------------------------------------------------------------------------------------------------
 44         Ryan's Pointe Apartments   Secured Note - CBA-Mezzanine Capital Finance,         N/A
                                       LLC
-------------------------------------------------------------------------------------------------------
 45         Cleveland Street Square    N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 47         Rivermont Apartments       N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 50         Westover Gallery Shopping  N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------
 53         Trestles of Houston        N/A                                                   N/A
            Apartments
-------------------------------------------------------------------------------------------------------
 54         Pemstar, Inc. Headquarters N/A                                                  Hard
-------------------------------------------------------------------------------------------------------
 56         Riverbend Apartments       N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 57         D'Adrian Meadows           N/A                                                   N/A
            Apartments
-------------------------------------------------------------------------------------------------------
 58         Park Place                 N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 59         Millstone Lakes Apartments N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 61         Aspen Woods                N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 62         Iliff Commons Shopping     N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------
 63         Atlantic Boulevard         N/A                                                   N/A
            Shopping Center
-------------------------------------------------------------------------------------------------------
 64         Shoppes at Brandon Farms   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 65         Court Street Plaza         N/A                                                Springing
            Shopping Center
-------------------------------------------------------------------------------------------------------
 67         300 Alexander Park         N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 68         4861 & 4891 Telsa Drive    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 69         Longview Meadow Apartments N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 70         8501 LaSalle Road          N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 71         Trestles of Baytown        N/A                                                   N/A
            Apartments
-------------------------------------------------------------------------------------------------------
 72         Santa Fe Place Apartments  N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 73         Plumtree Professional      N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------
 75         Canyon Woods Apartments    Secured Debt - CBA-Mezzanine Capital Finance,         N/A
                                       LLC
-------------------------------------------------------------------------------------------------------
 76         Grove Street               N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 78         Ashley Park Apartments     N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 79         Rosemont Retail Center     N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 81         Cardinal Shopping Center   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 82         Grogan's Mill Village      N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------


                                                B-1-14

 #   Crossed Loan Name                             Description of Exisiting            Description of
                                                     Secondary Financing               Lock Box
-------------------------------------------------------------------------------------------------------
 83         Atlas Valley Shopping      N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------
 84         Heights Garden Apartments  N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 85         Radnor Towers Apartments   N/A                                                Modified
-------------------------------------------------------------------------------------------------------
 87         10 Canebrake Boulevard     N/A                                                Springing
-------------------------------------------------------------------------------------------------------
 88         The Forest Apartments      N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 89         Gristedes - 3rd Ave. and   N/A                                                Springing
            36th Street
-------------------------------------------------------------------------------------------------------
 90         111 & 121 Roberts Street   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 91         Richland Village Shopping  Mezzanine - Secured by the rights of limited          N/A
            Center                     partners based on partnership interests
-------------------------------------------------------------------------------------------------------
 92         Pacific West Apartments    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 93         Atrium Medical Office      N/A                                                   N/A
            Building
-------------------------------------------------------------------------------------------------------
 94         Wingate Inn Fayetteville   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
 95         Millside Building          N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
100         Market at Southern Pines   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
101         Palm Shadows MH & RV Park  N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
103         Anderson Oaks Mobile Home  N/A                                                   N/A
            Park
-------------------------------------------------------------------------------------------------------
108         Magic Valley Park          Mezzanine Loan                                        N/A
-------------------------------------------------------------------------------------------------------
109         River Park Apartments      N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
110         Portway Plaza Office       N/A                                                   N/A
            Building
-------------------------------------------------------------------------------------------------------
111         Marigold Apartments        N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
112         Carlton Apartments         N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
113   (D)   Ramey's Mobile Home Park   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
114   (D)   Bexley Mobile Home Park    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
117         Lincoln Professional Plaza N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
118         Santa Grande Mobile Home   N/A                                                   N/A
            Park
-------------------------------------------------------------------------------------------------------
119         301 N. Brand Blvd.         N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
120         Tropicana Del Este         N/A                                                   N/A
            Apartments
-------------------------------------------------------------------------------------------------------
123         Sundance Village MHP       N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
124         University Plaza           N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
125         Campbell Station Shopping  N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------
126         Southwest Storage          N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
129         Greenbriar MHP             N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
130         Trafalgar Square           N/A                                                   N/A
            Apartments
-------------------------------------------------------------------------------------------------------
131         Queens Lane Apartments     N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
133         327 East 52nd Street       N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
134         Naples Place IV            N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
135         Park City Shopping Center  N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
136         Kennesaw Promenade         N/A                                                Springing
-------------------------------------------------------------------------------------------------------
137         Lakewood Village - FL      N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
139         2317-2335 Market Street    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
140         Gloucester Apartments      N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
141         Bayou Villa Apartments     N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
142         South Michigan Avenue      N/A                                                   N/A
            Office Building
-------------------------------------------------------------------------------------------------------
143         Gateway Retail Center      N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
144         Murphy Retail Center       N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
145         Anaheim Street Retail      N/A                                                   N/A
            Center
-------------------------------------------------------------------------------------------------------
146         Park Street Retail         N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
147         Sprinkle Ridge Apartments  N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
148         Melonie Square             N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
149         7000 North Freeway         N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
150         Sunny Isle Apartments      N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
151         Nichols Station I          N/A                                                   N/A
            Apartments
-------------------------------------------------------------------------------------------------------
152         Biddeford Apartments       N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
153         Mount Vernon Apartments    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
154         Cambridge Estates Apts     N/A                                                   N/A
            (Phase III)
-------------------------------------------------------------------------------------------------------
155         South Ynez Apartments      N/A                                                   N/A
-------------------------------------------------------------------------------------------------------


                                                B-1-15

 #   Crossed Loan Name                             Description of Exisiting            Description of
                                                     Secondary Financing               Lock Box
-------------------------------------------------------------------------------------------------------
156         Colorado Square / Medlin   N/A                                                   N/A
            Place Apartments
-------------------------------------------------------------------------------------------------------
157         Country Oaks Mobile Home   N/A                                                   N/A
            Park
-------------------------------------------------------------------------------------------------------
158         Greenville Retail Center   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
159         Cliffview Crossing         N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
160         Grove Apartments           N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
161         Greentree Apartments       N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
162         Coachlite Apartments       N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
163         Northgate Terrace I        N/A                                                   N/A
            Apartments
-------------------------------------------------------------------------------------------------------
164         150 Broad Street           N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
165         Sunset Avenue Apartments   N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
166         Classic Village            N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
167         Knox Landing Apartments    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
168         1013 West Linden Street    N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
169         Ledgewood Mobile Home Park N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
170         83 Elizabeth Street        N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
171         1235 Elm Street            N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
116A        El Valle del Sol           N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
116B        El Valle de la Luna        N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
132A        San Juan Gardens           N/A                                                   N/A
-------------------------------------------------------------------------------------------------------
132B        Friendly Village           N/A                                                   N/A
-------------------------------------------------------------------------------------------------------


                                                B-1-16

                                  EXHIBIT B-2

                   SCHEDULE OF KEYBANK TRUST MORTGAGE LOANS





                                    B-2-1





  #   Crossed Loan Name                                                   Address                                      City   State
------------------------------------------------------------------------------------------------------------------------------------
  3           Jefferson Pointe Shopping   4410 West Jefferson Boulevard                                            Fort Wayne    IN
              Center
------------------------------------------------------------------------------------------------------------------------------------
 12           Shadle Center               2401 Wellesley Avenue                                                    Spokane       WA
------------------------------------------------------------------------------------------------------------------------------------
 13           Blackbaud Plaza             2000 Daniel Island Drive                                                 Charleston    SC
------------------------------------------------------------------------------------------------------------------------------------
 15           Harbor Pointe Apartments    9200 North 75th Street                                                   Milwaukee     WI
------------------------------------------------------------------------------------------------------------------------------------
 22           Sugarloaf Shopping Center   3370 Sugarloaf Parkway                                                   Lawrenceville GA
------------------------------------------------------------------------------------------------------------------------------------
 39           Lantana Shopping Center     1589 West Lantana Road                                                   Lantana       FL
------------------------------------------------------------------------------------------------------------------------------------
 40           Crossroads Plaza Shopping   9050-9066, 9150-9176, 9200 Whittier Boulevard and 5060-5076 Rosemead     Pico Rivera   CA
              Center                      Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 46           306 Belmont Street          306 Belmont Street and 350 Plantation Street                             Worcester     MA
------------------------------------------------------------------------------------------------------------------------------------
 48           Canterbury Woods Apartments 6520 Macon Road                                                          Memphis       TN
------------------------------------------------------------------------------------------------------------------------------------
 49           Oakbrook Village            2225 Nursery Road                                                        Clearwater    FL
------------------------------------------------------------------------------------------------------------------------------------
 51           Concord Self Storage        1597 Market Street                                                       Concord       CA
------------------------------------------------------------------------------------------------------------------------------------
 52           Chatsworth Industrial       21026-40 Nordhoff Street, 9035 Independence Avenue, and 2109-51 Osborne  Chatsworth    CA
                                          Street
------------------------------------------------------------------------------------------------------------------------------------
 55           8520 Tyco Road              8520-8528 Tyco Road                                                      Vienna        VA
------------------------------------------------------------------------------------------------------------------------------------
 60           Corona del Sol Plaza        4939 - 4959 West Ray Road                                                Chandler      AZ
------------------------------------------------------------------------------------------------------------------------------------
 74           Park Square Center          4026 McDowell Road                                                       Grove City    OH
------------------------------------------------------------------------------------------------------------------------------------
 77           Harbor Park                 33920 U.S. Highway 19                                                    Palm Harbor   FL
------------------------------------------------------------------------------------------------------------------------------------
 80           San Carlos Marketplace      18011 South Tamiami Trail                                                Fort Myers    FL
------------------------------------------------------------------------------------------------------------------------------------
 86           Onyx Office Building        17225 El Camino Real                                                     Webster       TX
------------------------------------------------------------------------------------------------------------------------------------
 96           Walgreens - Reseda, CA      18430 Sherman Way                                                        Reseda        CA
------------------------------------------------------------------------------------------------------------------------------------
 97           Walgreens - State & Wells   2304 North Wells Street                                                  Fort Wayne    IN
------------------------------------------------------------------------------------------------------------------------------------
 98           Walgreens - Vista           1510 North Santa Fe Avenue                                               Vista         CA
------------------------------------------------------------------------------------------------------------------------------------
 99           Walgreens - Lebanon, OH     904 Columbus Avenue                                                      Lebanon       OH
------------------------------------------------------------------------------------------------------------------------------------
 102          Walgreens - Adams &         7864 Hamilton Avenue                                                     Mount Healthy OH
              Hamilton
------------------------------------------------------------------------------------------------------------------------------------
 104          Walgreens - Modesto         4201 Dale Road                                                           Modesto       CA
------------------------------------------------------------------------------------------------------------------------------------
 105          Carlton Club Apartments     23 Carlton Club Drive                                                    Piscataway    NJ
------------------------------------------------------------------------------------------------------------------------------------
 106          Walgreens - Omaha           15525 Spaulding Plaza                                                    Omaha         NE
------------------------------------------------------------------------------------------------------------------------------------
 107          Forest Heights Apartments   1515 South Yale Street                                                   Flagstaff     AZ
------------------------------------------------------------------------------------------------------------------------------------
 115          Town Creek                  9727 Whitehurst Drive                                                    Dallas        TX
------------------------------------------------------------------------------------------------------------------------------------
 121          Shoppes at Thoroughbred     443 Cool Springs Boulevard                                               Franklin      TN
              Village
------------------------------------------------------------------------------------------------------------------------------------
 122          Zachary Shopping Center     5647 Main Street                                                         Zachary       LA
------------------------------------------------------------------------------------------------------------------------------------
 127          Walgreens - Scott &         10211 Chestnut Plaza Drive                                               Fort Wayne    IN
              Illinois
------------------------------------------------------------------------------------------------------------------------------------
 128          West Sunset Blvd            15920 West Sunset Boulevard                                              Pacific       CA
                                                                                                                   Palisades
------------------------------------------------------------------------------------------------------------------------------------
 138          Shurgard of Hickory Hollow  5251 Mountain View Road                                                  Antioch       TN
------------------------------------------------------------------------------------------------------------------------------------
 14A          94-104 Glenn                94-104 Glenn Street                                                      Lawrence      MA
------------------------------------------------------------------------------------------------------------------------------------
 14B          8 A-E Industrial Way        8 A-E Industrial Way                                                     Salem         NH
------------------------------------------------------------------------------------------------------------------------------------
 14C          13 Branch                   13 Branch Street                                                         Methuen       MA
------------------------------------------------------------------------------------------------------------------------------------
 14D          90 Glenn                    90 Glenn Street                                                          Lawrence      MA
------------------------------------------------------------------------------------------------------------------------------------
 14E          1 Branch                    1 Branch Street                                                          Methuen       MA
------------------------------------------------------------------------------------------------------------------------------------
 66A          Shurgard of Franklin        1138 Murfreesboro Road                                                   Franklin      TN
------------------------------------------------------------------------------------------------------------------------------------
 66B          Shurgard of Rivergate       2360 Gallatin Pike                                                       Madison       TN
------------------------------------------------------------------------------------------------------------------------------------




                                                                          Cut-off
                                                                           Date
                                                  Mortgage     Original  Principal                Interest  Original     Remaining
                                         Zip        Loan      Principal   Balance    Maturity/ARD  Only   Amortization Amortization
 # Crossed Loan Name                    Code      Seller       Balance      (1)      Balance (2)   Period     Term          Term
-----------------------------------------------------------------------------------------------------------------------------------
 3         Jefferson Pointe Shopping   48604      KeyBank    $63,000,000 $63,000,000 $53,566,121.37     12     360         360
           Center
-----------------------------------------------------------------------------------------------------------------------------------
12         Shadle Center               99205      KeyBank    $24,500,000 $24,473,658 $20,112,835.67      0     360         359
-----------------------------------------------------------------------------------------------------------------------------------
13         Blackbaud Plaza             29492      KeyBank    $24,250,000 $24,226,534 $20,191,231.83      0     360         359
-----------------------------------------------------------------------------------------------------------------------------------
15         Harbor Pointe Apartments    53223      KeyBank    $23,800,000 $23,739,535 $21,682,983.18      0     360         358
-----------------------------------------------------------------------------------------------------------------------------------
22         Sugarloaf Shopping Center   30044      KeyBank    $20,080,000 $20,080,000 $16,423,237.75      0     360         360
-----------------------------------------------------------------------------------------------------------------------------------
39         Lantana Shopping Center     33462      KeyBank    $11,000,000 $10,987,640  $8,973,462.66      0     360         359
-----------------------------------------------------------------------------------------------------------------------------------
40         Crossroads Plaza Shopping   90660      KeyBank    $10,500,000 $10,500,000  $8,825,954.06      0     360         360
           Center
-----------------------------------------------------------------------------------------------------------------------------------
46         306 Belmont Street          01604      KeyBank     $9,600,000  $9,600,000  $8,562,478.14      0     360         360
-----------------------------------------------------------------------------------------------------------------------------------
48         Canterbury Woods Apartments 38134      KeyBank     $9,000,000  $9,000,000  $7,648,548.75     12     360         360
-----------------------------------------------------------------------------------------------------------------------------------
49         Oakbrook Village            33764      KeyBank     $8,400,000  $8,391,508  $6,954,253.23      0     360         359
-----------------------------------------------------------------------------------------------------------------------------------
51         Concord Self Storage        94520      KeyBank     $8,000,000  $7,983,653  $3,066,588.88      0     240         239
-----------------------------------------------------------------------------------------------------------------------------------
52         Chatsworth Industrial       91311      KeyBank     $7,650,000  $7,644,150  $6,545,819.97      0     360         359

-----------------------------------------------------------------------------------------------------------------------------------
55         8520 Tyco Road              22182      KeyBank     $7,000,000  $6,980,471  $5,339,224.51      0     300         298
-----------------------------------------------------------------------------------------------------------------------------------
60         Corona del Sol Plaza        85226      KeyBank     $6,150,000  $6,137,953  $5,114,666.17      0     360         358
-----------------------------------------------------------------------------------------------------------------------------------
74         Park Square Center          43123      KeyBank     $5,000,000  $5,000,000  $4,349,826.13     36     324         324
-----------------------------------------------------------------------------------------------------------------------------------
77         Harbor Park                 34684      KeyBank     $4,850,000  $4,845,852  $4,099,340.11      0     360         359
-----------------------------------------------------------------------------------------------------------------------------------
80         San Carlos Marketplace      33908      KeyBank     $4,700,000  $4,679,531  $3,011,019.38      0     240         238
-----------------------------------------------------------------------------------------------------------------------------------
86         Onyx Office Building        77058      KeyBank     $4,200,000  $4,193,448  $3,132,780.10      0     300         299
-----------------------------------------------------------------------------------------------------------------------------------
96         Walgreens - Reseda, CA      91335      KeyBank     $3,500,000  $3,500,000  $3,002,982.59      0     360         360
-----------------------------------------------------------------------------------------------------------------------------------
97         Walgreens - State & Wells   46808      KeyBank     $3,500,000  $3,493,715  $2,942,562.51      0     360         358
-----------------------------------------------------------------------------------------------------------------------------------
98         Walgreens - Vista           92084      KeyBank     $3,471,000  $3,464,624  $2,910,155.18      0     360         358
-----------------------------------------------------------------------------------------------------------------------------------
99         Walgreens - Lebanon, OH     45036      KeyBank     $3,400,000  $3,400,000  $2,901,410.04      0     360         360
-----------------------------------------------------------------------------------------------------------------------------------
102        Walgreens - Adams &         45231      KeyBank     $3,200,000  $3,194,239  $2,689,523.69      0     360         358
           Hamilton
-----------------------------------------------------------------------------------------------------------------------------------
104        Walgreens - Modesto         95356      KeyBank     $3,152,000  $3,146,210  $2,642,698.68      0     360         358
-----------------------------------------------------------------------------------------------------------------------------------
105        Carlton Club Apartments     08854      KeyBank     $3,100,000  $3,096,866  $2,566,451.09      0     360         359
-----------------------------------------------------------------------------------------------------------------------------------
106        Walgreens - Omaha           68116      KeyBank     $3,100,000  $3,089,874  $2,243,465.12      0     276         274
-----------------------------------------------------------------------------------------------------------------------------------
107        Forest Heights Apartments   86001      KeyBank     $3,045,000  $3,035,659  $2,535,397.79      0     360         357
-----------------------------------------------------------------------------------------------------------------------------------
115        Town Creek                  75243      KeyBank     $2,640,000  $2,634,028  $2,425,460.33      0     360         358
-----------------------------------------------------------------------------------------------------------------------------------
121        Shoppes at Thoroughbred     37067      KeyBank     $2,400,000  $2,395,536  $2,009,107.78      0     360         358
           Village
-----------------------------------------------------------------------------------------------------------------------------------
122        Zachary Shopping Center     70791      KeyBank     $2,375,000  $2,375,000  $2,028,484.03      0     300         300
-----------------------------------------------------------------------------------------------------------------------------------
127        Walgreens - Scott &         46804      KeyBank     $2,220,000  $2,213,445  $1,858,285.57      0     360         357
           Illinois
-----------------------------------------------------------------------------------------------------------------------------------
128        West Sunset Blvd            90272      KeyBank     $2,100,000  $2,093,966  $1,764,323.17      0     360         357

-----------------------------------------------------------------------------------------------------------------------------------
138        Shurgard of Hickory Hollow  37013      KeyBank     $1,773,000  $1,764,932  $1,339,857.42      0     300         297
-----------------------------------------------------------------------------------------------------------------------------------
14A        94-104 Glenn                01843      KeyBank     $9,825,000  $9,758,312  $8,323,921.17      0     360         353
-----------------------------------------------------------------------------------------------------------------------------------
14B        8 A-E Industrial Way        03079      KeyBank     $7,360,000  $7,310,044  $6,235,527.78      0     360         353
-----------------------------------------------------------------------------------------------------------------------------------
14C        13 Branch                   01844      KeyBank     $4,350,000  $4,320,474  $3,685,399.39      0     360         353
-----------------------------------------------------------------------------------------------------------------------------------
14D        90 Glenn                    01843      KeyBank     $1,425,000  $1,415,328  $1,207,286.15      0     360         353
-----------------------------------------------------------------------------------------------------------------------------------
14E        1 Branch                    01844      KeyBank     $1,040,000  $1,032,941    $881,107.22      0     360         353
-----------------------------------------------------------------------------------------------------------------------------------
66A        Shurgard of Franklin        37064      KeyBank     $2,900,000  $2,886,803  $2,191,530.79      0     300         297
-----------------------------------------------------------------------------------------------------------------------------------
66B        Shurgard of Rivergate       37115      KeyBank     $2,525,000  $2,513,509  $1,908,143.59      0     300         297
-----------------------------------------------------------------------------------------------------------------------------------


                                                               B-2-2

                                                         Remaining                   Interest
                                             Original     Term to    Mortgage       Calculation                    First
                                             Term to     Maturity    Interest        (30/360 /        Monthly     Payment  Maturity
  #    Crossed         Loan Name           Maturity (2)     (2)        Rate         Actual/360)       Payment      Date      Date
------------------------------------------------------------------------------------------------------------------------------------
  3           Jefferson Pointe Shopping
              Center                                120         119   5.250%    Actual/360          $347,888.33  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  12          Shadle Center                         120         119   4.950%    Actual/360          $130,773.65  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  13          Blackbaud Plaza                       120         119   5.390%    Actual/360          $136,019.88  9/1/2003  8/1/2033
------------------------------------------------------------------------------------------------------------------------------------
  15          Harbor Pointe Apartments               60          58   4.220%    Actual/360          $116,664.08  8/1/2003  7/1/2008
------------------------------------------------------------------------------------------------------------------------------------
  22          Sugarloaf Shopping Center             120         120   4.840%    Actual/360          $105,838.84  10/1/2003 9/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  39          Lantana Shopping Center               120         119   4.760%    Actual/360           $57,447.53  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  40          Crossroads Plaza Shopping
              Center                                120         120   5.700%    Actual/360           $60,942.04  10/1/2003 9/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  46          306 Belmont Street                     84          84   5.350%    Actual/360           $53,607.71  10/1/2003 9/1/2033
------------------------------------------------------------------------------------------------------------------------------------
  48          Canterbury Woods Apartments           120         118   5.230%    Actual/360           $49,586.90  8/1/2003  7/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  49          Oakbrook Village                      120         119   5.210%    Actual/360           $46,177.22  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  51          Concord Self Storage                  180         179   5.840%    Actual/360           $56,578.50  9/1/2003  8/1/2018
------------------------------------------------------------------------------------------------------------------------------------
  52          Chatsworth Industrial                 120         119   6.300%    Actual/360           $47,351.42  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  55          8520 Tyco Road                        120         118   5.550%    Actual/360           $43,195.39  8/1/2003  7/1/2028
------------------------------------------------------------------------------------------------------------------------------------
  60          Corona del Sol Plaza                  120         118   5.350%    Actual/360           $34,342.44  8/1/2003  7/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  74          Park Square Center                    120         118   5.560%    Actual/360           $29,839.98  8/1/2003  7/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  77          Harbor Park                           120         119   5.880%    Actual/360           $28,705.08  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  80          San Carlos Marketplace                120         118   5.400%    Actual/360           $32,065.82  8/1/2003  7/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  86          Onyx Office Building                  120         119   4.930%    Actual/360           $24,381.79  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
  96          Walgreens - Reseda, CA                120         120   6.400%    Actual/360           $21,892.71  10/1/2003 9/1/2033
------------------------------------------------------------------------------------------------------------------------------------
  97          Walgreens - State & Wells             120         118   5.700%    Actual/360           $20,314.02  8/1/2003  7/1/2033
------------------------------------------------------------------------------------------------------------------------------------
  98          Walgreens - Vista                     120         118   5.610%    Actual/360           $19,948.17  8/1/2003  7/1/2033
------------------------------------------------------------------------------------------------------------------------------------
  99          Walgreens - Lebanon, OH               120         120   6.210%    Actual/360           $20,846.01  10/1/2003 9/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 102          Walgreens - Adams & Hamilton          120         118   5.690%    Actual/360           $18,552.54  8/1/2003  7/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 104          Walgreens - Modesto                   120         118   5.610%    Actual/360           $18,114.85  8/1/2003  7/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 105          Carlton Club Apartments               120         119   5.210%    Actual/360           $17,041.59  9/1/2003  8/1/2013
------------------------------------------------------------------------------------------------------------------------------------
 106          Walgreens - Omaha                     120         118   5.600%    Actual/360           $19,999.52  8/1/2003  7/1/2026
------------------------------------------------------------------------------------------------------------------------------------
 107          Forest Heights Apartments             120         117   5.390%    Actual/360           $17,079.61  7/1/2003  6/1/2013
------------------------------------------------------------------------------------------------------------------------------------
 115          Town Creek                             60          58   4.740%    Actual/360           $13,755.58  8/1/2003  7/1/2008
------------------------------------------------------------------------------------------------------------------------------------
 121          Shoppes at Thoroughbred
              Village                               120         118   5.560%    Actual/360           $13,717.42  8/1/2003  7/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 122          Zachary Shopping Center                84          84   5.850%    Actual/360           $15,085.13  10/1/2003 9/1/2010
------------------------------------------------------------------------------------------------------------------------------------
 127          Walgreens - Scott & Illinois          120         117   5.560%    Actual/360           $12,688.61  7/1/2003  6/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 128          West Sunset Blvd                      120         117   5.680%    Actual/360           $12,161.81  7/1/2003  6/1/2013
------------------------------------------------------------------------------------------------------------------------------------
 138          Shurgard of Hickory Hollow            120         117   5.290%    Actual/360           $10,666.54  7/1/2003  6/1/2013
------------------------------------------------------------------------------------------------------------------------------------
 14A          94-104 Glenn                          120         113   5.970%    Actual/360           $58,716.47  3/1/2003  2/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 14B          8 A-E Industrial Way                  120         113   5.970%    Actual/360           $43,985.06  3/1/2003  2/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 14C          13 Branch                             120         113   5.970%    Actual/360           $25,996.61  3/1/2003  2/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 14D          90 Glenn                              120         113   5.970%    Actual/360            $8,516.13  3/1/2003  2/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 14E          1 Branch                              120         113   5.970%    Actual/360            $6,215.28  3/1/2003  2/1/2033
------------------------------------------------------------------------------------------------------------------------------------
 66A          Shurgard of Franklin                  120         117   5.290%    Actual/360           $17,446.69  7/1/2003  6/1/2013
------------------------------------------------------------------------------------------------------------------------------------
 66B          Shurgard of Rivergate                 120         117   5.290%    Actual/360           $15,190.65  7/1/2003  6/1/2013
------------------------------------------------------------------------------------------------------------------------------------




                                                                                              Servicing                Contractual
                                                        Prepayment                    Yield      and     Engineering    Recurring
                                                     Provision as of   Defeasance  Maintenance Trustee    Reserve at   Replacement
  #  Crossed           Loan Name            ARD (8)  Origination (9)  Option (10)     Spread    Fees     Origination  Reserve/FF&E
----------------------------------------------------------------------------------------------------------------------------------
  3         Jefferson Pointe Shopping
            Center                          N/A    Lock/116_0.0%/4  Yes          N/A           0.0518%    $57,300.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  12        Shadle Center                   N/A    YM1/116_0.0%/4   No           T-Flat        0.0518%         $0.00    $18,300.00
----------------------------------------------------------------------------------------------------------------------------------
  13        Blackbaud Plaza              8/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  15        Harbor Pointe Apartments        N/A    Lock/57_0.0%/3   Yes          N/A           0.0518% $1,750,000.00   $208,250.00
----------------------------------------------------------------------------------------------------------------------------------
  22        Sugarloaf Shopping Center       N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%   $105,000.00    $14,880.00
----------------------------------------------------------------------------------------------------------------------------------
  39        Lantana Shopping Center         N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%         $0.00    $18,377.00
----------------------------------------------------------------------------------------------------------------------------------
  40        Crossroads Plaza Shopping
            Center                          N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  46        306 Belmont Street           9/1/2010  YM1/80_0.0%/4    No           T-Flat        0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  48        Canterbury Woods Apartments     N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%         $0.00   $100,000.00
----------------------------------------------------------------------------------------------------------------------------------
  49        Oakbrook Village                N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%   $140,875.00    $96,600.00
----------------------------------------------------------------------------------------------------------------------------------
  51        Concord Self Storage            N/A    Lock/177_0.0%/3  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  52        Chatsworth Industrial           N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%   $201,105.00    $21,395.00
----------------------------------------------------------------------------------------------------------------------------------
  55        8520 Tyco Road               7/1/2013  Lock/115_0.0%/5  Yes          N/A           0.0518%   $255,750.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  60        Corona del Sol Plaza            N/A    Lock/117_0.0%/3  Yes          N/A           0.1018%         $0.00     $9,079.00
----------------------------------------------------------------------------------------------------------------------------------
  74        Park Square Center              N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%         $0.00     $8,282.00
----------------------------------------------------------------------------------------------------------------------------------
  77        Harbor Park                     N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%    $18,750.00    $22,716.00
----------------------------------------------------------------------------------------------------------------------------------
  80        San Carlos Marketplace          N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%         $0.00    $10,356.00
----------------------------------------------------------------------------------------------------------------------------------
  86        Onyx Office Building            N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  96        Walgreens - Reseda, CA       9/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00     $2,262.00
----------------------------------------------------------------------------------------------------------------------------------
  97        Walgreens - State & Wells    7/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
  98        Walgreens - Vista            7/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00     $2,268.00
----------------------------------------------------------------------------------------------------------------------------------
  99        Walgreens - Lebanon, OH      9/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00     $2,100.00
----------------------------------------------------------------------------------------------------------------------------------
 102        Walgreens - Adams & Hamilton 7/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 104        Walgreens - Modesto          7/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00     $2,268.00
----------------------------------------------------------------------------------------------------------------------------------
 105        Carlton Club Apartments         N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 106        Walgreens - Omaha            7/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 107        Forest Heights Apartments       N/A    YM1/116_0.0%/4   No           T-Flat        0.1018%         $0.00    $35,200.00
----------------------------------------------------------------------------------------------------------------------------------
 115        Town Creek                      N/A    Lock/57_0.0%/3   Yes          N/A           0.0518%         $0.00    $21,000.00
----------------------------------------------------------------------------------------------------------------------------------
 121        Shoppes at Thoroughbred
            Village                      7/1/2013  Lock/116_0.0%/4  Yes          N/A           0.1518%      $375.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 122        Zachary Shopping Center         N/A    YM1/79_0.0%/5    No           T-Flat        0.0518%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 127        Walgreens - Scott & Illinois 6/1/2013  Lock/116_0.0%/4  Yes          N/A           0.0518%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 128        West Sunset Blvd                N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%        $0.00     $1,404.00
----------------------------------------------------------------------------------------------------------------------------------
 138        Shurgard of Hickory Hollow      N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 14A        94-104 Glenn                 2/1/2013  Lock/116_0.0%/4  Yes          N/A           0.1018%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 14B        8 A-E Industrial Way         2/1/2013  Lock/116_0.0%/4  Yes          N/A           0.1018%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 14C        13 Branch                    2/1/2013  Lock/116_0.0%/4  Yes          N/A           0.1018%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 14D        90 Glenn                     2/1/2013  Lock/116_0.0%/4  Yes          N/A           0.1018%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 14E        1 Branch                     2/1/2013  Lock/116_0.0%/4  Yes          N/A           0.1018%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 66A        Shurgard of Franklin            N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------
 66B        Shurgard of Rivergate           N/A    Lock/117_0.0%/3  Yes          N/A           0.0518%        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------------


                                                              B-2-3

                                                    LC & TI       Contractual    Tax &      Initial
                                                   Reserve at      Recurring   Insurance     Other
 #  Crossed               Loan Name               Origination        LC&TI      Escrows     Reserve
------------------------------------------------------------------------------------------------------
 3         Jefferson Pointe Shopping Center               $0          $0.00    None        $276,043.33

------------------------------------------------------------------------------------------------------
12         Shadle Center                                  $0          $0.00    Both         $32,500.00
------------------------------------------------------------------------------------------------------
13         Blackbaud Plaza                                $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
15         Harbor Pointe Apartments                       $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
22         Sugarloaf Shopping Center                  $3,125     $37,500.00    Both              $0.00
------------------------------------------------------------------------------------------------------
39         Lantana Shopping Center                      $833      $9,996.00    Both          $8,140.00
------------------------------------------------------------------------------------------------------
40         Crossroads Plaza Shopping Center               $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
46         306 Belmont Street                         $1,870     $22,440.00    Both              $0.00
------------------------------------------------------------------------------------------------------
48         Canterbury Woods Apartments                    $0          $0.00    Tax               $0.00
------------------------------------------------------------------------------------------------------
49         Oakbrook Village                               $0          $0.00    Both          $2,187.50
------------------------------------------------------------------------------------------------------
51         Concord Self Storage                           $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
52         Chatsworth Industrial                    $150,000     $74,573.04    Both              $0.00
------------------------------------------------------------------------------------------------------
55         8520 Tyco Road                             $4,400     $52,800.00    Both              $0.00
------------------------------------------------------------------------------------------------------
60         Corona del Sol Plaza                       $2,500     $30,000.00    Both              $0.00
------------------------------------------------------------------------------------------------------
74         Park Square Center                       $100,000     $36,000.00    Both          $4,812.50
------------------------------------------------------------------------------------------------------
77         Harbor Park                                $5,122     $61,464.00    Both         $50,000.00
------------------------------------------------------------------------------------------------------
80         San Carlos Marketplace                         $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
86         Onyx Office Building                           $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
96         Walgreens - Reseda, CA                         $0          $0.00    None         $49,078.13
------------------------------------------------------------------------------------------------------
97         Walgreens - State & Wells                      $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
98         Walgreens - Vista                              $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
99         Walgreens - Lebanon, OH                        $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
102        Walgreens - Adams & Hamilton                   $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
104        Walgreens - Modesto                            $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
105        Carlton Club Apartments                        $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
106        Walgreens - Omaha                              $0          $0.00    None          $2,250.00
------------------------------------------------------------------------------------------------------
107        Forest Heights Apartments                      $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
115        Town Creek                                     $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
121        Shoppes at Thoroughbred Village           $25,000          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
122        Zachary Shopping Center                    $1,667     $20,004.00    Both              $0.00
------------------------------------------------------------------------------------------------------
127        Walgreens - Scott & Illinois                   $0          $0.00    None          $1,585.42
------------------------------------------------------------------------------------------------------
128        West Sunset Blvd                               $0          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
138        Shurgard of Hickory Hollow                     $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
14A        94-104 Glenn                             $165,723          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
14B        8 A-E Industrial Way                     $140,422          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
14C        13 Branch                                 $73,373          $0.00    Both              $0.00
------------------------------------------------------------------------------------------------------
14D        90 Glenn                                  $24,036          $0.00    Both          $8,000.00
------------------------------------------------------------------------------------------------------
14E        1 Branch                                  $16,446          $0.00    Both          $8,000.00
------------------------------------------------------------------------------------------------------
66A        Shurgard of Franklin                           $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------
66B        Shurgard of Rivergate                          $0          $0.00    None              $0.00
------------------------------------------------------------------------------------------------------




                                                                   Initial Other                     Initial       Initial
                                                                      Reserve                     Debt Service   Replacement
 #  Crossed               Loan Name                                 Description                      Reserve       Reserve
----------------------------------------------------------------------------------------------------------------------------
 3         Jefferson Pointe Shopping Center Holdback for acceptable tenant estoppels from Red Star      $0.00         $0.00
                                            and Bed Bath & Beyond
----------------------------------------------------------------------------------------------------------------------------
12         Shadle Center                    Released when Wal-Mart begins paying increased rent         $0.00     $1,525.00
----------------------------------------------------------------------------------------------------------------------------
13         Blackbaud Plaza                  N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
15         Harbor Pointe Apartments         N/A                                                         $0.00   $167,354.17
----------------------------------------------------------------------------------------------------------------------------
22         Sugarloaf Shopping Center        N/A                                                         $0.00     $1,240.00
----------------------------------------------------------------------------------------------------------------------------
39         Lantana Shopping Center          Holdback Reserve for Beall's                                $0.00     $1,531.42
----------------------------------------------------------------------------------------------------------------------------
40         Crossroads Plaza Shopping Center N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
46         306 Belmont Street               N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
48         Canterbury Woods Apartments      N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
49         Oakbrook Village                 Mold Remediation Reserve                                    $0.00     $8,050.00
----------------------------------------------------------------------------------------------------------------------------
51         Concord Self Storage             N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
52         Chatsworth Industrial            N/A                                                         $0.00     $1,782.92
----------------------------------------------------------------------------------------------------------------------------
55         8520 Tyco Road                   N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
60         Corona del Sol Plaza             N/A                                                         $0.00       $756.58
----------------------------------------------------------------------------------------------------------------------------
74         Park Square Center               Sears Estoppel Certificate Reserve                          $0.00       $690.17
----------------------------------------------------------------------------------------------------------------------------
77         Harbor Park                      Borrower has 6 months to transfer certain property          $0.00     $1,893.00
----------------------------------------------------------------------------------------------------------------------------
80         San Carlos Marketplace           N/A                                                         $0.00       $863.00
----------------------------------------------------------------------------------------------------------------------------
86         Onyx Office Building             N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
96         Walgreens - Reseda, CA           Escrow for Walgreens punchlist items                        $0.00       $188.50
----------------------------------------------------------------------------------------------------------------------------
97         Walgreens - State & Wells        N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
98         Walgreens - Vista                N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
99         Walgreens - Lebanon, OH          N/A                                                         $0.00       $175.00
----------------------------------------------------------------------------------------------------------------------------
102        Walgreens - Adams & Hamilton     N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
104        Walgreens - Modesto              N/A                                                         $0.00       $189.00
----------------------------------------------------------------------------------------------------------------------------
105        Carlton Club Apartments          N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
106        Walgreens - Omaha                Escrow for Walgreens punchlist items                        $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
107        Forest Heights Apartments        N/A                                                    $20,000.00     $2,933.33
----------------------------------------------------------------------------------------------------------------------------
115        Town Creek                       N/A                                                         $0.00     $1,750.00
----------------------------------------------------------------------------------------------------------------------------
121        Shoppes at Thoroughbred Village  N/A                                                         $0.00     $5,328.00
----------------------------------------------------------------------------------------------------------------------------
122        Zachary Shopping Center          N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
127        Walgreens - Scott & Illinois     Escrow Agreement for CAM charges.                           $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
128        West Sunset Blvd                 N/A                                                         $0.00       $117.00
----------------------------------------------------------------------------------------------------------------------------
138        Shurgard of Hickory Hollow       N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
14A        94-104 Glenn                     N/A                                                         $0.00    $71,943.47
----------------------------------------------------------------------------------------------------------------------------
14B        8 A-E Industrial Way             N/A                                                         $0.00    $60,959.73
----------------------------------------------------------------------------------------------------------------------------
14C        13 Branch                        N/A                                                         $0.00    $31,852.83
----------------------------------------------------------------------------------------------------------------------------
14D        90 Glenn                         Holdback Reserve                                            $0.00    $10,434.55
----------------------------------------------------------------------------------------------------------------------------
14E        1 Branch                         Holdback Reserve                                            $0.00     $7,139.43
----------------------------------------------------------------------------------------------------------------------------
66A        Shurgard of Franklin             N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------
66B        Shurgard of Rivergate            N/A                                                         $0.00         $0.00
----------------------------------------------------------------------------------------------------------------------------




                                            Letter of                                         Earnout
 #  Crossed               Loan Name           Credit         Letter of Credit Description     Reserve
--------------------------------------------------------------------------------------------------------
 3         Jefferson Pointe Shopping Center       $0.00 N/A                               $3,000,000.00
--------------------------------------------------------------------------------------------------------
12         Shadle Center                          $0.00 N/A                               $1,000,000.00
--------------------------------------------------------------------------------------------------------
13         Blackbaud Plaza              $2,000,000.00 In lieu of all escrows                      $0.00
--------------------------------------------------------------------------------------------------------
15         Harbor Pointe Apartments               $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
22         Sugarloaf Shopping Center              $0.00 N/A                               $2,580,000.00
--------------------------------------------------------------------------------------------------------
39         Lantana Shopping Center                $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
40         Crossroads Plaza Shopping Center       $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
46         306 Belmont Street                     $0.00 N/A                                 $634,875.00
--------------------------------------------------------------------------------------------------------
48         Canterbury Woods Apartments            $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
49         Oakbrook Village                       $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
51         Concord Self Storage                   $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
52         Chatsworth Industrial                  $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
55         8520 Tyco Road                         $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
60         Corona del Sol Plaza                   $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
74         Park Square Center                     $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
77         Harbor Park                            $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
80         San Carlos Marketplace                 $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
86         Onyx Office Building                   $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
96         Walgreens - Reseda, CA                 $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
97         Walgreens - State & Wells              $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
98         Walgreens - Vista                      $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
99         Walgreens - Lebanon, OH                $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
102        Walgreens - Adams & Hamilton           $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
104        Walgreens - Modesto                    $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
105        Carlton Club Apartments                $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
106        Walgreens - Omaha                      $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
107        Forest Heights Apartments              $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
115        Town Creek                             $0.00 N/A                                  $50,000.00
--------------------------------------------------------------------------------------------------------
121        Shoppes at Thoroughbred Village        $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
122        Zachary Shopping Center                $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
127        Walgreens - Scott & Illinois           $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
128        West Sunset Blvd                       $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
138        Shurgard of Hickory Hollow             $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
14A        94-104 Glenn                           $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
14B        8 A-E Industrial Way                   $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
14C        13 Branch                              $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
14D        90 Glenn                               $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
14E        1 Branch                               $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
66A        Shurgard of Franklin                   $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------
66B        Shurgard of Rivergate                  $0.00 N/A                                       $0.00
--------------------------------------------------------------------------------------------------------


 # Crossed               Loan Name                                             Earnout Reserve Description
-----------------------------------------------------------------------------------------------------------------------------------
 3        Jefferson Pointe Shopping Center Release in full upon: property must achieve annualized EGI of $7,353,612
-----------------------------------------------------------------------------------------------------------------------------------
12        Shadle Center                    Release in full upon: 1) Property achieves occupancy of 92% at average rental rate of
                                           $17.63 psf
-----------------------------------------------------------------------------------------------------------------------------------




                                                 Additional   Additional
                                                 Collateral   Collateral
 #  Crossed               Loan Name                Amount     Event Date               Additional Collateral Description
-----------------------------------------------------------------------------------------------------------------------------------
 3         Jefferson Pointe Shopping Center $3,000,000.00       1/18/05 Release in full upon: property achieves annualized EGI of $7,353,612
-----------------------------------------------------------------------------------------------------------------------------------
12         Shadle Center                    $1,000,000.00       7/17/05 Release in full upon: 1) Property achieves occupancy of 92%
                                                                        at average rental rate of $17.63 psf
-----------------------------------------------------------------------------------------------------------------------------------


                                                               B-2-4

 # Crossed               Loan Name                                             Earnout Reserve Description
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
13        Blackbaud Plaza                  N/A
-----------------------------------------------------------------------------------------------------------------------------------
15        Harbor Pointe Apartments         N/A
-----------------------------------------------------------------------------------------------------------------------------------
22        Sugarloaf Shopping Center        Release in full upon: i) Occupancy of 92.3% (excluding Publix) with avg. rental rate of
                                           $17.64 psf, ii) Tenant estoppel for each New Tenant
-----------------------------------------------------------------------------------------------------------------------------------
39        Lantana Shopping Center          N/A
-----------------------------------------------------------------------------------------------------------------------------------
40        Crossroads Plaza Shopping Center N/A
-----------------------------------------------------------------------------------------------------------------------------------
46        306 Belmont Street               Release in full upon: i) exterior completion of 350 Plantation, ii) endorsement to title insurance policy, iii) estoppel certificate for Brockton Area Multi-Services, iv)
                                           completion of remaining 5,826 sf of 350 Plantation
-----------------------------------------------------------------------------------------------------------------------------------
48        Canterbury Woods Apartments      N/A
-----------------------------------------------------------------------------------------------------------------------------------
49        Oakbrook Village                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
51        Concord Self Storage             N/A
-----------------------------------------------------------------------------------------------------------------------------------
52        Chatsworth Industrial            N/A
-----------------------------------------------------------------------------------------------------------------------------------
55        8520 Tyco Road                   N/A
-----------------------------------------------------------------------------------------------------------------------------------
60        Corona del Sol Plaza             N/A
-----------------------------------------------------------------------------------------------------------------------------------
74        Park Square Center               N/A
-----------------------------------------------------------------------------------------------------------------------------------
77        Harbor Park                      N/A
-----------------------------------------------------------------------------------------------------------------------------------
80        San Carlos Marketplace           N/A
-----------------------------------------------------------------------------------------------------------------------------------
86        Onyx Office Building             N/A
-----------------------------------------------------------------------------------------------------------------------------------
96        Walgreens - Reseda, CA           N/A
-----------------------------------------------------------------------------------------------------------------------------------
97        Walgreens - State & Wells        N/A
-----------------------------------------------------------------------------------------------------------------------------------
98        Walgreens - Vista                N/A
-----------------------------------------------------------------------------------------------------------------------------------
99        Walgreens - Lebanon, OH          N/A
-----------------------------------------------------------------------------------------------------------------------------------
102       Walgreens - Adams & Hamilton     N/A
-----------------------------------------------------------------------------------------------------------------------------------
104       Walgreens - Modesto              N/A
-----------------------------------------------------------------------------------------------------------------------------------
105       Carlton Club Apartments          N/A
-----------------------------------------------------------------------------------------------------------------------------------
106       Walgreens - Omaha                N/A
-----------------------------------------------------------------------------------------------------------------------------------
107       Forest Heights Apartments        N/A
-----------------------------------------------------------------------------------------------------------------------------------
115       Town Creek                       Release in full upon: i) completion of the access gate, ii) full payment of all material and labor attributable to the completion
-----------------------------------------------------------------------------------------------------------------------------------
121       Shoppes at Thoroughbred Village  N/A
-----------------------------------------------------------------------------------------------------------------------------------
122       Zachary Shopping Center          N/A
-----------------------------------------------------------------------------------------------------------------------------------
127       Walgreens - Scott & Illinois     N/A
-----------------------------------------------------------------------------------------------------------------------------------
128       West Sunset Blvd                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
138       Shurgard of Hickory Hollow       N/A
-----------------------------------------------------------------------------------------------------------------------------------
14A       94-104 Glenn                     N/A
-----------------------------------------------------------------------------------------------------------------------------------
14B       8 A-E Industrial Way             N/A
-----------------------------------------------------------------------------------------------------------------------------------
14C       13 Branch                        N/A
-----------------------------------------------------------------------------------------------------------------------------------
14D       90 Glenn                         N/A
-----------------------------------------------------------------------------------------------------------------------------------
14E       1 Branch                         N/A
-----------------------------------------------------------------------------------------------------------------------------------
66A       Shurgard of Franklin             N/A
-----------------------------------------------------------------------------------------------------------------------------------
66B       Shurgard of Rivergate            N/A
-----------------------------------------------------------------------------------------------------------------------------------




                                                 Additional   Additional
                                                 Collateral   Collateral
 #  Crossed               Loan Name                Amount     Event Date               Additional Collateral Description
-----------------------------------------------------------------------------------------------------------------------------------
13         Blackbaud Plaza                            N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
15         Harbor Pointe Apartments                   N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
22         Sugarloaf Shopping Center        $2,580,000.00        2/5/04 Release in full upon: i) Occupancy of 92.3% (excluding
                                                                        Publix) with avg. rental rate of $17.64 psf, ii) Tenant
                                                                        estoppel for each New Tenant
-----------------------------------------------------------------------------------------------------------------------------------
39         Lantana Shopping Center                    N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
40         Crossroads Plaza Shopping Center           N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
46         306 Belmont Street                 $634,875.00       2/18/04 Release in full upon: i) exterior completion of 350
                                                                        Plantation, ii) endorsement to title insurance policy, iii)
                                                                        estoppel certificate for Brockton Area Multi-Services, iv)
                                                                        completion of remaining 5,826 sf of 350 Plantation
-----------------------------------------------------------------------------------------------------------------------------------
48         Canterbury Woods Apartments                N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
49         Oakbrook Village                           N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
51         Concord Self Storage                       N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
52         Chatsworth Industrial                      N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
55         8520 Tyco Road                             N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
60         Corona del Sol Plaza                       N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
74         Park Square Center                         N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
77         Harbor Park                                N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
80         San Carlos Marketplace                     N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
86         Onyx Office Building                       N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
96         Walgreens - Reseda, CA                     N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
97         Walgreens - State & Wells                  N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
98         Walgreens - Vista                          N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
99         Walgreens - Lebanon, OH                    N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
102        Walgreens - Adams & Hamilton               N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
104        Walgreens - Modesto                        N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
105        Carlton Club Apartments                    N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
106        Walgreens - Omaha                          N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
107        Forest Heights Apartments                  N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
115        Town Creek                          $50,000.00        9/8/03 Release in full upon: i) completion of the access gate, ii)
                                                                        full payment of all materials and labor attributable to the completion
-----------------------------------------------------------------------------------------------------------------------------------
121        Shoppes at Thoroughbred Village            N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
122        Zachary Shopping Center                    N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
127        Walgreens - Scott & Illinois               N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
128        West Sunset Blvd                           N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
138        Shurgard of Hickory Hollow                 N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
14A        94-104 Glenn                               N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
14B        8 A-E Industrial Way                       N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
14C        13 Branch                                  N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
14D        90 Glenn                                   N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
14E        1 Branch                                   N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
66A        Shurgard of Franklin                       N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------
66B        Shurgard of Rivergate                      N/A           N/A N/A
-----------------------------------------------------------------------------------------------------------------------------------


                                                               B-2-5

                            Loan Name          Existing Secondary        Description of Exisiting                 Description of
 #  Crossed                                        Financing                Secondary Financing                      Lock Box
-----------------------------------------------------------------------------------------------------------------------------------
 3           Jefferson Pointe Shopping Center         N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
12           Shadle Center                            N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
13           Blackbaud Plaza                          N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
15           Harbor Pointe Apartments            $4,500,000.00     Mezzanine - Secured by ownership interest        Springing
-----------------------------------------------------------------------------------------------------------------------------------
22           Sugarloaf Shopping Center                N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
39           Lantana Shopping Center                  N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
40           Crossroads Plaza Shopping Center         N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
46           306 Belmont Street                       N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
48           Canterbury Woods Apartments              N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
49           Oakbrook Village                         N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
51           Concord Self Storage                     N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
52           Chatsworth Industrial                    N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
55           8520 Tyco Road                           N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
60           Corona del Sol Plaza                     N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
74           Park Square Center                       N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
77           Harbor Park                              N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
80           San Carlos Marketplace                   N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
86           Onyx Office Building                     N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
96           Walgreens - Reseda, CA                   N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
97           Walgreens - State & Wells                N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
98           Walgreens - Vista                        N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
99           Walgreens - Lebanon, OH                  N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
102          Walgreens - Adams & Hamilton             N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
104          Walgreens - Modesto                      N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
105          Carlton Club Apartments                  N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
106          Walgreens - Omaha                        N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
107          Forest Heights Apartments                N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
115          Town Creek                               N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
121          Shoppes at Thoroughbred Village          N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
122          Zachary Shopping Center                  N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
127          Walgreens - Scott & Illinois             N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
128          West Sunset Blvd                         N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
138          Shurgard of Hickory Hollow               N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
14A          94-104 Glenn                             N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
14B          8 A-E Industrial Way                     N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
14C          13 Branch                                N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
14D          90 Glenn                                 N/A          N/A                                                 Hard
-----------------------------------------------------------------------------------------------------------------------------------
14E          1 Branch                                 N/A          N/A                                              Springing
-----------------------------------------------------------------------------------------------------------------------------------
66A          Shurgard of Franklin                     N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
66B          Shurgard of Rivergate                    N/A          N/A                                                 N/A
-----------------------------------------------------------------------------------------------------------------------------------


                                                               B-2-6

                                 EXHIBIT C-1

              LIST OF ADDITIONAL COLLATERAL TRUST MORTGAGE LOANS





                                     C-1-1

                                                                                                                             Zip
 #    Crossed               Property Name                               Address                    City         State       Code
---  ---------  ----------------------------------    --------------------------------------  -------------    -------     -------
 3               Jefferson Pointe Shopping Center     4410 West Jefferson Boulevard           Fort Wayne       IN           48604
12               Shadle Center                        2401 Wellesley Avenue                   Spokane          WA           99205
22               Sugarloaf Shopping Center            3370 Sugarloaf Parkway                  Lawrenceville    GA           30044
34               Expressway Mall                      575-605 Rohnert Park Expressway         Rohnert Park     CA           94928
35               Airline Shopping Center              2701 Airline Drive                      Metairie         LA           70001
36               Windward Village Shopping Center     11877 Douglas Road                      Alpharetta       GA           30005
42               5th & Lamar Retail/Office            907 West 5th Street                     Austin           TX           78703
                 Development
46               306 Belmont Street                   306 Belmont Street and 350 Plantation   Worcester        MA           01604
                                                      Street
91               Richland Village Shopping Center     1310-1396 Belt Line Road East           Richardson       TX           75081
115              Town Creek                           9727 Whitehurst Drive                   Dallas           TX           75243
139              2317-2335 Market Street              2317-2335 Market Street                 San Francisco    CA           94114


                                                                C-1-2

                                                                    Original      Cut-off Date
                                                    Mortgage       Principal       Principal       Maturity/ARD    Interest Only
 #   Crossed             Property Name             Loan Seller      Balance       Balance (1)      Balance (2)         Period
--- ---------   --------------------------------  ------------    -----------    --------------   ---------------- --------------
 3              Jefferson Pointe Shopping Center  KeyBank          $63,000,000      $63,000,000    $53,566,121.37              12
 12             Shadle Center                     KeyBank          $24,500,000      $24,473,658    $20,112,835.67               0
 22             Sugarloaf Shopping Center         KeyBank          $20,080,000      $20,080,000    $16,423,237.75               0
 34             Expressway Mall                   Column           $12,500,000      $12,440,396    $10,530,791.00               0
 35             Airline Shopping Center           Column           $12,000,000      $11,963,270     $9,994,854.37               0
 36             Windward Village Shopping Center  Column           $11,500,000      $11,456,352     $9,659,763.15               0
 42             5th & Lamar Retail/Office         Column            $9,950,000       $9,927,668     $7,514,139.41               0
                Development
 46             306 Belmont Street                KeyBank           $9,600,000       $9,600,000     $8,562,478.14               0
 91             Richland Village Shopping Center  Column            $3,700,000       $3,680,937     $3,155,540.05               0
115             Town Creek                        KeyBank           $2,640,000       $2,634,028     $2,425,460.33               0
139             2317-2335 Market Street           Column            $1,750,000       $1,741,386     $1,500,648.64               0




                                                    Original         Remaining       Original       Remaining      Mortgage
                                                 Amortization     Amortization       Term to        Term to       Interest
 #   Crossed             Property Name               Term             Term        Maturity (2)    Maturity (2)      Rate
--- ---------   --------------------------------  ------------    -----------    --------------   ---------------- --------------
 3              Jefferson Pointe Shopping Center            360              360            120             119    5.250%
 12             Shadle Center                               360              359            120             119    4.950%
 22             Sugarloaf Shopping Center                   360              360            120             120    4.840%
 34             Expressway Mall                             360              355            120             115    5.770%
 35             Airline Shopping Center                     360              357            120             117    5.400%
 36             Windward Village Shopping Center            360              356            120             116    5.670%
 42             5th & Lamar Retail/Office                   360              357            180             177    6.710%
                Development
 46             306 Belmont Street                          360              360             84              84    5.350%
 91             Richland Village Shopping Center            360              354            120             114    6.180%
115             Town Creek                                  360              358             60              58    4.740%
139             2317-2335 Market Street                     360              354            120             114    6.370%




                                                    Interest Calculation                       First
                                                        (30/360 /                            Payment
 #   Crossed             Property Name                 Actual/360)        Monthly Payment     Date
--- ---------   --------------------------------  ----------------------- ---------------   ----------
 3              Jefferson Pointe Shopping Center  Actual/360                  $347,888.33   9/1/2003
 12             Shadle Center                     Actual/360                  $130,773.65   9/1/2003
 22             Sugarloaf Shopping Center         Actual/360                  $105,838.84   10/1/2003
 34             Expressway Mall                   Actual/360                   $73,106.00   9/11/2003
 35             Airline Shopping Center           Actual/360                   $67,383.70   7/11/2003
 36             Windward Village Shopping Center  Actual/360                   $66,527.58   6/11/2003
 42             5th & Lamar Retail/Office         Actual/360                   $64,271.17   7/11/2003
                Development
 46             306 Belmont Street                Actual/360                   $53,607.71   10/1/2003
 91             Richland Village Shopping Center  Actual/360                   $22,613.36   4/11/2003
115             Town Creek                        Actual/360                   $13,755.58   8/1/2003
139             2317-2335 Market Street           Actual/360                   $10,912.00   4/11/2003


                                                                       Prepayment                        Yield
                                               Maturity             Provision as of    Defeasance     Maintenance Servicing and
 #  Crossed            Property Name            Date    ARD (8)    Origination (9)    Option (10)      Spread     Trustee Fees
--- ------- --------------------------------  --------- -------  -----------------   ------------  ------------- -------------
 3          Jefferson Pointe Shopping Center  8/1/2013    N/A    Lock/116_0.0%/4     Yes           N/A                0.0518%
 12         Shadle Center                     8/1/2013    N/A    YM1/116_0.0%/4      No            T-Flat             0.0518%
 22         Sugarloaf Shopping Center         9/1/2013    N/A    Lock/117_0.0%/3     Yes           N/A                0.0518%
 34         Expressway Mall                   4/1/2013    N/A    Lock/116_0.0%/4     Yes           N/A                0.0318%
 35         Airline Shopping Center           6/11/2013   N/A    Lock/117_0.0%/3     Yes           N/A                0.0318%
 36         Windward Village Shopping Center  5/11/2013   N/A    Lock/117_0.0%/3     Yes           N/A                0.0318%
 42         5th & Lamar Retail/Office         6/11/2018   N/A    Lock/177_0.0%/3     Yes           N/A                0.0318%
            Development
 46         306 Belmont Street                9/1/2033  9/1/2010 YM1/80_0.0%/4       No            T-Flat             0.0518%
 91         Richland Village Shopping Center  3/11/2013   N/A    Lock/117_0.0%/3     Yes           N/A                0.0818%
115         Town Creek                        7/1/2008    N/A    Lock/57_0.0%/3      Yes           N/A                0.0518%
139         2317-2335 Market Street           3/11/2013   N/A    Lock/114_0.0%/6     Yes           N/A                0.0318%




                                                          Contractual
                                             Engineering   Recurring                                                      Initial
                                             Reserve at   Replacement  LC & TI Reserve   Contractual    Tax & Insurance     Other
 #  Crossed            Property Name         Origination Reserve/FF&E  at Origination  Recurring LC&TI      Escrows        Reserve
--- ------- -------------------------------- ----------- ------------- --------------- --------------- ---------------- -----------
 3          Jefferson Pointe Shopping Center  $57,300.00         $0.00            $0           $0.00   None             $276,043.33
 12         Shadle Center                          $0.00    $18,300.00            $0           $0.00   Both              $32,500.00
 22         Sugarloaf Shopping Center        $105,000.00    $14,880.00        $3,125      $37,500.00   Both                   $0.00
 34         Expressway Mall                   $17,000.00    $22,200.00      $200,000      $88,812.00   Both                   $0.00
 35         Airline Shopping Center                $0.00     $7,697.04            $0       $9,999.96   Both                   $0.00
 36         Windward Village Shopping Center       $0.00     $8,400.00            $0      $30,168.00   Both                   $0.00
 42         5th & Lamar Retail/Office              $0.00    $11,095.20      $100,000      $30,000.00   Insurance              $0.00
            Development
 46         306 Belmont Street                     $0.00         $0.00        $1,870      $22,440.00   Both                   $0.00
 91         Richland Village Shopping Center   $1,875.00         $0.00            $0      $48,000.00   Both                   $0.00
115         Town Creek                             $0.00    $21,000.00            $0           $0.00   Both                   $0.00
139         2317-2335 Market Street            $9,625.00     $1,250.04            $0           $0.00   Both                   $0.00


                                                                C-1-3

                                                                                                      Initial Debt       Initial
                                                                                                         Service       Replacement
 #  Crossed             Property Name                      Initial Other Reserve Description             Reserve         Reserve
--- ------- ------------------------------------- --------------------------------------------------- ------------ ----------------
 3          Jefferson Pointe Shopping Center      Holdback for acceptable tenant estoppels from Red          $0.00            $0.00
                                                  Star and Bed Bath & Beyond
 12         Shadle Center                         Released when Wal-Mart begins paying increased rent        $0.00 $1,525.00
 22         Sugarloaf Shopping Center             N/A                                                        $0.00 $1,240.00
 34         Expressway Mall                       N/A                                                        $0.00            $0.00
                                                  N/A                                                        $0.00            $0.00
 35         Airline Shopping Center

 36         Windward Village Shopping Center      N/A                                                        $0.00            $0.00
 42         5th & Lamar Retail/Office Development N/A                                                        $0.00            $0.00
 46         306 Belmont Street                    N/A                                                        $0.00            $0.00
 91         Richland Village Shopping Center      N/A                                                        $0.00            $0.00
115         Town Creek                            N/A                                                        $0.00 $1,750.00
139         2317-2335 Market Street               N/A                                                        $0.00            $0.00




 #  Crossed             Property Name            Letter of Credit          Letter of Credit Description             Earnout Reserve
--- ------- ------------------------------------- --------------------------------------------------- ------------ ----------------
 3          Jefferson Pointe Shopping Center              $0.00  N/A                                                 $3,000,000.00
 12         Shadle Center                                 $0.00  N/A                                                 $1,000,000.00
 22         Sugarloaf Shopping Center                     $0.00  N/A                                                 $2,580,000.00
 34         Expressway Mall                         $300,000.00  Release upon: i) DSCR of 1.35, ii) Gross Income             $0.00
                                                                 of $1,700,000
 35         Airline Shopping Center                 $200,000.00  Release upon: i) DSCR <= 1.20, ii) satisfactory             $0.00
                                                                 lease with Goodyear Tire and iii) receipt of
                                                                 tenant estoppel for Goodyear Tire.
 36         Windward Village Shopping Center              $0.00  N/A                                                 $1,000,000.00
 42         5th & Lamar Retail/Office Development         $0.00  N/A                                                   $550,000.00
 46         306 Belmont Street                            $0.00  N/A                                                   $634,875.00
 91         Richland Village Shopping Center              $0.00  N/A                                                   $150,000.00
115         Town Creek                                    $0.00  N/A                                                    $50,000.00
139         2317-2335 Market Street                       $0.00  N/A                                                     $6,812.50



 #    Crossed              Property Name                                    Earnout Reserve Description
---   -------  --------------------------------      ------------------------------------------------------------------------
 3             Jefferson Pointe Shopping Center      Release in full upon: property must achieve annualized EGI of $7,353,612
 12            Shadle Center                         Release in full upon: 1) Property achieves occupancy of 92% at average rental rate of $17.63 psf
 22            Sugarloaf Shopping Center             Release in full upon: i) Occupancy of 92.3% (excluding Publix) with avg.
                                                     rental rate of $17.64 psf, ii) Tenant estoppel for each New Tenant
 34            Expressway Mall                       N/A
 35            Airline Shopping Center               N/A

 36            Windward Village Shopping Center      Release upon: i) Occupancy of 96%; ii) Monthly rental income of at least
                                                     $105,000; iii) DSCR of 1.43; Executed leases totaling 5,868 sf w/ rental rate no less than $22 psf for min. term of 3 years.
 42            5th & Lamar Retail/Office Development Release upon: i) Garage/Retail improvements shall be fully completed; ii)
                                                     OfficeMax Confirmation verifying all OfficeMax Payments have been paid.
 46            306 Belmont Street                    Release in full upon: i) exterior completion of 350 Plantation, ii)
                                                     endorsement to title insurance policy, iii) estoppel certificate for
                                                     Brockton Area Multi-Services, iv) completion of remaining 5,826 sf of 350
                                                     Plantation
 91            Richland Village Shopping Center      Release upon: i) Completion of the Capital Improvements, ii) Evidence
                                                     that all parties have been paid for labor, iii) Invoices showing costs no less than %150,000, iv) Base rental income of $540,000, v) Vacancy no greater than 7%
115            Town Creek                            Release in full upon: i) completion of the access gate, ii) full payment of all materials and labor attributable to the completion
139            2317-2335 Market Street               Release upon: i) on or before 6/20/2003 borrower should lender a permit allowing Paolo Travel space to be used as an office; ii) on or before
                                                     8/4/2003 PauloTravel space shall be converted to residential from office.




                                                      Additional    Additional
                                                      Collateral    Collateral
 #    Crossed              Property Name                Amount      Event Date           Additional Collateral Description
---   -------  --------------------------------      ------------- -------------  -------------------------------------------------
 3             Jefferson Pointe Shopping Center      $3,000,000.00       1/18/05  Release in full upon: property achieves
                                                                                  annualized EGI of $7,353,612
 12            Shadle Center                         $1,000,000.00       7/17/05  Release in full upon: 1) Property achieves
                                                                                  occupancy of 92% at average rental rate of $17.63
                                                                                  psf
 22            Sugarloaf Shopping Center             $2,580,000.00        2/5/04  Release in full upon: i) Occupancy of 92.3%
                                                                                  (excluding Publix) with avg. rental rate of
                                                                                  $17.64 psf, ii) Tenant estoppel for each New
                                                                                  Tenant
 34            Expressway Mall                         $300,000.00     3/12/2004  Release upon: i) DSCR of 1.35, ii) Gross Income of $1,700,000
 35            Airline Shopping Center                 $200,000.00    12/31/2004  Release upon: i) DSCR <= 1.20, ii) satisfactory lease with Goodyear Tire and iii) receipt of
                                                                                  tenant estoppel for Goodyear Tire.
 36            Windward Village Shopping Center      $1,000,000.00    10/14/2004  Release upon: i) Occupancy of 96%; ii) Monthly rental income of at least $105,000; iii) DSCR of
                                                                                  1.43; Executed leases totaling 5,868 sf w/rental
                                                                                  rate no less than $22 psf for min. term of 3
                                                                                  years.
 42            5th & Lamar Retail/Office Development   $550,000.00      6/9/2004  Release upon: i) Garage/Retail improvements shall be fully completed; ii) OfficeMax Confirmation
                                                                                  verifying all OfficeMax Payments have been paid
 46            306 Belmont Street                      $634,875.00       2/18/04  Release in full upon: i) exterior completion of
                                                                                  350 Plantation, ii) endorsement to title
                                                                                  insurance policy, iii) estoppel certificate for
                                                                                  Brockton Area Multi-Services, iv) completion of
                                                                                  remaining 5,826 sf of 350 Plantation
 91            Richland Village Shopping Center        $150,000.00     2/11/2006  Release upon: i) Completion of the Capital
                                                                                  Improvements, ii) Evidence that all parties have
                                                                                  been paid for labor, iii) Invoices showing costs
                                                                                  no less than $150,000, iv) Base rental income of
                                                                                  $540,000, v) Vacancy no greater than 7%
115            Town Creek                               $50,000.00        9/8/03  Release in full upon: i) completion of the access
                                                                                  gate, ii) full payment of all
                                                                                  materials and labor attributable to the
                                                                                  completion
139            2317-2335 Market Street                   $6,812.50  6/20/2003 or  Release upon: i) on or before 6/20/2003 borrower
                                                                        8/4/2003  should lender a permit allowing Paolo Travel
                                                                                  space to be used as an office; ii) on or before
                                                                                  8/4/2003 PauloTravel space shall be converted to
                                                                                  residential from office.


                                                                C-1-4

                                                      Existing
                                                     Secondary                                                          Description
 #   Crossed              Property Name              Financing        Description of Existing Secondary Financing       of Lock Box
---  -------  -------------------------------------  ---------   -----------------------------------------------------  -----------
 3            Jefferson Pointe Shopping Center          N/A      N/A                                                     Springing
 12           Shadle Center                             N/A      N/A                                                        N/A
 22           Sugarloaf Shopping Center                 N/A      N/A                                                        N/A
 34           Expressway Mall                           N/A      N/A                                                     Springing
 35           Airline Shopping Center                   N/A      N/A                                                        N/A
 36           Windward Village Shopping Center          N/A      N/A                                                        N/A
 42           5th & Lamar Retail/Office Development     N/A      N/A                                                        N/A
 46           306 Belmont Street                        N/A      N/A                                                     Springing
 91           Richland Village Shopping Center        $600,000   Mezzanine - Secured by the rights of limited partners      N/A
                                                                 based on partnership interests
115           Town Creek                                N/A      N/A                                                        N/A
139           2317-2335 Market Street                   N/A      N/A                                                        N/A


                                                                C-1-5

                                  EXHIBIT C-2

                            LIST OF MEZZANINE LOANS


                                      None





                                    C-2-1

                                  EXHIBIT D-1

                  FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN 55414
Attention:  Mortgage Document Custody (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4
               ----------------------------------------------------------------

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under the Pooling and Servicing Agreement, dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or, if applicable, the Mayfair Mall Custodial Account or an A/B Loan Pair Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______   2.  Other.  (Describe)
                                -----------------------------------------------
         ----------------------------------------------------------------------

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.


                                    D-1-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                        --------------------------------------
                                        as Master Servicer



                                        By:
                                             ---------------------------------
                                        Name:
                                        Title:


                                    D-1-2

                                  EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN 55414
Attention:  Mortgage Document Custody (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4
               ----------------------------------------------------------------

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a Pooling and Servicing Agreement, dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.  The Mortgage Loan is being foreclosed.

______   2.  Other.  (Describe)
                                -----------------------------------------------
         ----------------------------------------------------------------------

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.


                                    D-2-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                   --------------------------------------------
                                   as Special Servicer



                                   By:
                                        ---------------------------------------
                                   Name:
                                   Title:


                                    D-2-2

                                   EXHIBIT E

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


- -----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
- -----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================


                                    DEPOSITOR
================================================================================

     Credit Suisse First Boston Mortgage
     Securities Corp.
     Eleven Madison Avenue
     New York, NY 10010

     Contact:       General Information Number
     Phone Number:  (212) 325-2000

================================================================================


                                 MASTER SERVICER
================================================================================

     KeyCorp Real Estate Capital Markets, Inc.
     911 Main Street, Suite 1500
     Kansas City, MO 64105

     Contact:       Marty O'Conner
     Phone Number:  (816) 221-8800

================================================================================


                                SPECIAL SERVICER
================================================================================

     Lennar Partners, Inc.
     1601 Washington Avenue
     Suite 800
     Miami Beach, FL 33139

     Contact:       Steve Bruha
     Phone Number:  (305) 229-6614

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                        Loss/
                  Pass-                                                               Additional                          Current
  Class/         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component  CUSIP   Rate    Balance   Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance     Level
----------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
  A-1-A          0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
   A-3           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
   A-4           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    B            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    C            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    D            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    E            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    F            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    G            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    H            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    J            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    K            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    L            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    M            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    N            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    O            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    P            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    Q            0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
    MM           0.000000%   0.00      0.00        0.00           0.00        0.00        0.00        0.00       0.00       0.00%
---------------------------------------------------------------------------------------------------------------------------------
 Totals
===================================================================================================================================

============================================================================================================
                                  Original   Beginning                                               Ending
                   Pass-Through   Notional    Notional     Interest     Prepayment      Total       Notional
  Class    CUSIP       Rate        Amount      Amount    Distribution     Premium    Distribution    Balance
----------------------------------------------------------------------------------------------------------
  A-X                0.000000%      0.00        0.00         0.00          0.00          0.00        0.00
  A-SP               0.000000%      0.00        0.00         0.00          0.00          0.00        0.00
============================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes article are not subordinate to the designated class as dividing the result by (A).


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                           CERTIFICATE FACTOR DETAIL

==============================================================================================================
                                                                               Realized Loss/
                         Beginning   Principal      Interest     Prepayment   Additional Trust   Ending
  Class     CUSIP        Balance    Distribution  Distribution     Premium     Fund Expenses     Balance
--------------------------------------------------------------------------------------------------------------
   A-1                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
  A-1-A                 0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-2                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-3                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
   A-4                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    B                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    C                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    D                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    E                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    F                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    G                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    H                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    J                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    K                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    L                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    M                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    N                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    O                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    P                   0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    GQ                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
    MM                  0.00000000   0.00000000     0.00000000    0.00000000     0.00000000       0.00000000
==============================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  A-X                 0.00000000   0.00000000    0.00000000   0.00000000
  A-SP                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

---------------------------------------------------------------------------------------------------------------------------------
                      Uncovered                   Certificate
            Accrued   Prepayment                   Deferred          Unpaid    Optimal Interest Interest                Appraisal
Class     Certificate  Interest  Indemnification    Interest        Interest      Distribution  Shortfall    Interest   Reduction
           Interest    Shortfall    Expenses         Amount     Shortfall Amount     Amount       Amount   Distribution  Amount
---------------------------------------------------------------------------------------------------------------------------------
 A-1
A-1-A
 A-2
 A-3
 A-4
 A-X
 A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
-----------------------------------------------------------------------------------------------------------------------------------
Total
==================================================================================================================================



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Amount of Primary Servicing Fee         0.00
Aggregate Trust Fund Expenses                     0.00



Specially Serviced Loans not Delinquent
        Number of Outstanding Loans                  0
        Aggregate Unpaid Principal Balance        0.00


Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------






















 -----------------------------------------------------
 Total
 =====================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 5 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
     INTEREST:
          Interest paid or advanced                                             0.00
          Interest reductions due to Non-Recoverability Determinations          0.00
          Interest Adjustments                                                  0.00
          Deferred Interest                                                     0.00
          Net Prepayment Interest Shortfall                                     0.00
          Net Prepayment Interest Excess                                        0.00
          Extension Interest                                                    0.00
          Interest Reserve Withdrawal                                           0.00
                                                                                     -------------
               TOTAL INTEREST COLLECTED                                                    0.00


     PRINCIPAL:
          Scheduled Principal                                                   0.00
          Unscheduled Principal                                                 0.00
               Principal Prepayments                                            0.00
               Collection of Principal after Maturity Date                      0.00
               Recoveries from Liquidation and Insurance Proceeds               0.00
               Excess of Prior Principal Amounts paid                           0.00
               Curtailments                                                     0.00
          Negative Amortization                                                 0.00
          Principal Adjustments                                                 0.00
                                                                                     -------------
               TOTAL PRINCIPAL COLLECTED                                                   0.00



     OTHER:
          Prepayment Penalties/Yield Maintenance                                0.00
          Repayment Fees                                                        0.00
          Borrower Option Extension Fees                                        0.00
          Equity Payments Received                                              0.00
          Net Swap Counterparty Payments Received                               0.00
                                                                                     -------------
               TOTAL OTHER COLLECTED                                                       0.00
                                                                                     -------------
TOTAL FUNDS COLLECTED                                                                      0.00
                                                                                     =============


TOTAL FUNDS DISTRIBUTED
     FEES:
          Master Servicing Fee                                                  0.00
          Trust Fee                                                             0.00
          Certificate Administration Fee                                        0.00
          Insurer Fee                                                           0.00
          Miscellaneous Fee                                                     0.00
                                                                                     -------------
               TOTAL FEES                                                                  0.00

     ADDITIONAL TRUST FUND EXPENSES:
          Reimbursement for Interest on Advances                                0.00
          ASER Amount                                                           0.00
          Special Servicing Fee                                                 0.00
          Reduction of funds due to Non-Recoverability Determinations           0.00
          Rating Agency Expenses                                                0.00
          Attorney Fees & Expenses                                              0.00
          Bankruptcy Expense                                                    0.00
          Taxes Imposed on Trust Fund                                           0.00
          Non-Recoverable Advances                                              0.00
          Other Expenses                                                        0.00
                                                                                     -------------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                        0.00

     INTEREST RESERVE DEPOSIT                                                              0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
          Interest Distribution                                                 0.00
          Principal Distribution                                                0.00
          Prepayment Penalties/Yield Maintenance                                0.00
          Borrower Option Extension Fees                                        0.00
          Equity Payments Paid                                                  0.00
          Net Swap Counterparty Payments Paid                                   0.00
                                                                                     -------------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                               0.00
                                                                                     -------------
TOTAL FUNDS DISTRIBUTED                                                                    0.00
                                                                                     =============


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
A-1-A
 A-2
 A-3
 A-4
 A-X
 A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

------------------------------------------------------------------------------
                                         % of
  Scheduled     # of      Scheduled      Agg.      WAM              Weighted
   Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
-------------------------------------------------------------------------------




















-------------------------------------------------------------------------------
   Totals
===============================================================================


                                   STATE (3)

-------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
-------------------------------------------------------------------------------




















-------------------------------------------------------------------------------
   Totals
===============================================================================


See footnotes on last page of this section.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4

-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

-------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
-------------------------------------------------------------------------------
                                        % of
 Debt Service      # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio     loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
-------------------------------------------------------------------------------










-------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------



                                    NOTE RATE
-------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










-------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
-------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

-------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








-------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
-------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
-------------------------------------------------------------------------------








-------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
-------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
-------------------------------------------------------------------------------








-------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------






                             AGE OF MOST RECENT NOI
-------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
-------------------------------------------------------------------------------








-------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of each property as disclosed in the offering document.




-------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

---------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                        Prepayment Premium
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 12 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

























-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #    Amount       #   Amount      Coupon      Remit          WAM
------------------------------------------------------------------------------------























-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 13 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------






















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                             Actual       Outstanding
             Foreclosure   Principal       Servicing    Bankruptcy    REO
Loan Number     Date        Balance        Advances        Date       Date
----------------------------------------------------------------------------------






















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------






                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Baloon)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD


** Outstanding P&I Advances include the current period advance.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 14 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

--------------------------------------------------------------------------------------------------------------
           Offering     Servicing  Resolution                                                        Net
 Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
--------------------------------------------------------------------------------------------------------------















--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
 Loan         DSCR                 Note     Maturity   Amortization
Number        Date       DSCR      Date       Date         Term
--------------------------------------------------------------------















--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park
--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 15 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


 -----------------------------------------
 For Additional Information please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 -----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

-------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

---------------------------------------------------------------------------------------------------------------------
            Offering        Resolution      Site
 Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
---------------------------------------------------------------------------------------------------------------------
















---------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 18

[WELLS FARGO LOGO OMITTED]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C4


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   10/17/2003
Record Date:    09/30/2003

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number     Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
---------------------------------------------------------------------------















----------------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 18 of 18

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
               ----------------------------------------------------------------

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to


                                    F-1A-1
any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

          3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

     ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

     ___    (e) Other. (Please specify brief description of method) __________
                ______________________________________________________________
                ______________________________________________________________


                                    F-1A-2

          4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

          (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

          (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

          (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

          5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

          6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.


                                   Very truly yours,


                                   --------------------------------------------
                                   (Transferor)


                                   By:
                                        ---------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                           ------------------------------------


                                    F-1A-3

                                  EXHIBIT F-1B

                       FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES



                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
               ----------------------------------------------------------------

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any


                                    F-1B-1
     manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                   Very truly yours,


                                   --------------------------------------------
                                   (Transferor)


                                   By:
                                        ---------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                           ------------------------------------


                                    F-1B-2

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR
                    CLASSES OF NON-REGISTERED CERTIFICATES


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 29, 2003 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred


                                    F-1C-1

Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                      Very truly yours,


                                      -----------------------------------------
                                      (Transferor)


                                      By:
                                           ------------------------------------
                                           Name:
                                                  -----------------------------


                                    F-1C-2

                                  EXHIBIT F-1D

                       FORM II OF TRANSFEROR CERTIFICATE
     FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF NON-
                           REGISTERED CERTIFICATES


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of September 29, 2003 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

          3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates,


                                    F-1D-1
or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

               (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

               (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

               (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

          4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;


                                    F-1D-2

               (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                   Very truly yours,


                                   --------------------------------------------
                                   (Transferor)


                                   By:
                                        ---------------------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                   ----------------------------


                                    F-1D-3

                                  EXHIBIT F-2A

               FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
               NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM



                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified


                                    F-2A-1

Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,


                                    -------------------------------------------
                                    (Transferee)

                                    By:
                                         --------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                            -----------------------------------



                             Nominee Acknowledgment
                             ----------------------

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                    -------------------------------------------
                                    (Nominee)

                                    By:
                                         --------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                            -----------------------------------


                                    F-2A-2

                                                       ANNEX 1 TO EXHIBIT F-2A
                                                       -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

------------------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2A-3

     ___    Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) ______________________________________________
            __________________________________________________________________
            __________________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under


                                    F-2A-4
such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                            --------------------------------------------
                            Print Name of Transferee

                            By:
                                 ---------------------------------------
                            Name:
                                   -------------------------------------
                            Title:
                                    ------------------------------------
                            Date:
                                   -------------------------------------


                                    F-2A-5

                                                       ANNEX 2 TO EXHIBIT F-2A
                                                       -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]



          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                    F-2A-6

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
(vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ___   ___  Will the Transferee be purchasing the Transferred
          Yes   No   Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                 Print Name of Transferee or Adviser


                                 By:
                                      -------------------------------------
                                 Name:
                                        -----------------------------------
                                 Title:
                                         ----------------------------------



                                 IF AN ADVISER:

                                 Print Name of Transferee



                                 Date:
                                        -----------------------------------


                                    F-2A-7

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
               NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM



                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or


                                    F-2B-1
in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or


                                    F-2B-2
accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                  Very truly yours,

                                  By:
                                       --------------------------------------
                                       (Transferee)

                                  Name:
                                  Title:


                                    F-2B-3

                             Nominee Acknowledgment
                             ----------------------

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                  ---------------------------------------------
                                  (Nominee)

                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:


                                    F-2B-4

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                            HELD IN BOOK-ENTRY FORM


                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities


                                    F-2C-1

Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                    F-2C-2

          4. The Transferee has been furnished with all information regarding
(a) The Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                 Very truly yours,

                                 (Transferee)

                                 By:
                                      ---------------------------------------
                                      Name:
                                      Title:


                                    F-2C-3

                                                       ANNEX 1 TO EXHIBIT F-2C
                                                       -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and

--------------------------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2C-4

            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___    Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed


                                    F-2C-5
under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ____ ____ Will the Transferee be acquiring interests in the
          Yes  No   Transferred Yes No Certificates only for the Transferee's
                    own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                   (Transferee)



                                   By:
                                        -------------------------------------
                                   Name:
                                   Title:
                                   Date:


                                    F-2C-6

                                                       ANNEX 2 TO EXHIBIT F-2C
                                                       -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]



          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                    F-2C-7

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
(vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          ____  ____  Will the Transferee be acquiring interests in the
          Yes   No    Transferred Certificates only for the Transferee's own
                      account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                              (Transferee or Adviser)



                              By:
                                   ----------------------------------------
                              Name:
                              Title:



                              IF AN ADVISER:


                              ---------------------------------------------
                              Print Name of Transferee

                              Date:


                                    F-2C-8

                                  EXHIBIT F-2D

                     FORM II OF TRANSFEREE CERTIFICATE FOR
             TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                            HELD IN BOOK ENTRY FORM


                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settler if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction


                                    F-2D-1
where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States,
(viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE
          BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE
          EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
          AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE


                               F-2D-2

          "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated:  __________, ____


                             By:
                                  -------------------------------------------
                             As, or agent for, the beneficial owner(s) of the Certificates to which this certificate relates


                                    F-2D-3

                                  EXHIBIT G-1

            FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
             (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
           CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or


                                    G-1-1

     ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
            (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                 Very truly yours,


                                 -------------------------------------------
                                 (Transferee)

                                 By:
                                      --------------------------------------
                                      Name:
                                             -------------------------------
                                      Title:
                                              ------------------------------


                                    G-1-2

                                  EXHIBIT G-2

            FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
             (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)


                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
              Mortgage Pass-Through Certificates, Series 2003-C4, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 29, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

     ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or


                                    G-2-1

     ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
            (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).



                                     -----------------------------------------
                                     (Transferee)

                                     By:
                                          ------------------------------------
                                          Name:
                                                 -----------------------------
                                          Title:
                                                  ----------------------------


                                    G-2-2

                                  EXHIBIT H-1

               FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
                     FOR TRANSFERS OF CLASS R CERTIFICATES



STATE OF                            )
                                    ) ss:
COUNTY OF                           )

          ____________________, being first duly sworn, deposes and says that:

          1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class R, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the


                                    H-1-1
income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificates.

          7. The Transferee's taxpayer identification number is
_________________.

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          10. In accordance with Treasury Regulation Section 1.860E-1 [check the statement that applies]:

               (a) The consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, the Transferee has regularly borrowed, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate and the transactions in question with unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or,


                                    H-1-2
     in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately reflected in Exhibit A to this letter; _______

          or

               (b) the Transferee (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of the Residual Interest Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(i) of the Treasury Regulations or any other assets if a principal purpose for holding or acquiring such other assets is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter. _______

          11. The Transferee will not cause the income from the Residual Interest certificate to be attributed to a foreign permanent establishment or fixed base.

          12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.


                                    H-1-3

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.


                                [TRANSFEREE]



                                By:
                                     ---------------------------------------
                                [Name of Officer]
                                [Title of Officer]


[Corporate Seal]

ATTEST:


---------------------------------
[Assistant] Secretary


          Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

          Subscribed and sworn before me this ______ day of __________________, ________.



______________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.


                                    H-1-4

                                  EXHIBIT H-2

                FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of September 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer"), Lennar Partners, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The


                                     H-2-1

Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,

                                   [TRANSFEROR]

                                   By:
                                        ------------------------------------
                                   (Transferor)
                                   Name:
                                   Title:


                                    H-2-1

                                   EXHIBIT I

             FORM OF ACKNOWLEDGMENT OF A PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4

Ladies and Gentlemen:

          Pursuant to Section [3.31(j)] [7.01(c)] of the Pooling and Servicing Agreement, dated as of September 11, 2003, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [[General][Mayfair Mall Mortgage Loan]] Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [[General][Mayfair Mall Mortgage Loan]] Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: __________________.



                                        ---------------------------------------


                                        By:
                                             ----------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT J

                         FORM OF AFFIDAVIT OF LOST NOTE



STATE OF                            )
                                    )  ss.:
COUNTY OF                           )

          _________________________________________, ______________________,
being duly sworn, deposes and says:

          1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

          2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as ________________________________________, located in ____________________;

          3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

          a note in the original sum of $___________ made by _____________________, to __________________________, under date of
___________ (the "Note");

          4. that the Note is now owned and held by the Noteholder;

          5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

          6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

                  7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to Wells Fargo Bank Minnesota, N.A., as trustee, (the "Trustee") for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C4 (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.


                                 NAME OF NOTEHOLDER



                                 By:
                                      ----------------------------------------
                                 Authorized Signatory


Sworn to before me this
_______  day of ____________, 20__

                                   EXHIBIT K

           FORM OF NOTICE REGARDING DEFEASANCE OF TRUST MORTGAGE LOAN


      [For loans having a principal balance of less than (a) $20,000,000, and (b) 5% of outstanding pool balance, and which loan is not one of the 10 largest loans in the respective pool]

To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York  10041
         Attn:  Commercial Mortgage Surveillance

From: _________, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of ________ (the "Pooling and Servicing Agreement"), among the Master Servicer, _________, as Trustee, and others.

Date:    ____________________, 20___

Pool:    ___________________________________________
         Commercial Mortgage Pass-Through Certificates
         Series 2003-C4 (the "Trust")

Loan: Trust Mortgage Loan (the "Trust Mortgage Loan") to __________________ (the "Borrower") identified by loan number ________________ and heretofore secured by the real property known as


          Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND (B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

          We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Trust Mortgage Loan or the defeasance transaction:

          1. The mortgagor (the "Mortgagor") has consummated a defeasance of the Trust Mortgage Loan of the type checked below:

     ____ a full defeasance of the entire outstanding principal balance ($___________) of the Trust Mortgage Loan; or

     ____ a partial defeasance of a portion ($__________) of the Trust Mortgage Loan that represents ___% of the entire principal balance of the Trust Mortgage Loan ($________);

          2. The defeasance was consummated on __________, 20__.

          3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan Documents and in accordance with the Servicing Standard.

          4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change,
(ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

          5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Trust Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from S&P's confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P's. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Trust Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

          6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20,000,000 or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by the Master Servicer (the "Current Report").

          7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

          8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's collection account, all scheduled payments on the Trust Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

          9. The Master Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled

Payments including the payment in full of the Trust Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Trust Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four
(4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Trust Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

          10. The Master Servicer received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

          11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Trust Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

          12. The outstanding principal balance of the Trust Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Trust Mortgage Loan is not one of the ten (10) largest loans in the pool.

          13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

          14. The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

          IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.


                                     [MASTER SERVICER]:


                                     By:
                                          ------------------------------------
                                     Name:
                                     Title:

                             Exhibit A to Exhibit K

                                   EXCEPTIONS

                             Exhibit B to Exhibit K

               REPRESENTATIONS AND/OR COVENANTS OF THE MORTGAGOR
                         AND/OR SECURITIES INTERMEDIARY


          General:

          1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [name specified accounts] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

          Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

          2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

          3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

          Creation:

          4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

          5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

          Perfection:

          6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

          7. [Debtor] has delivered to [Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

          8. [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

          9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

          Priority:

          10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

          11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                   EXHIBIT L

                          SCHEDULE OF REFERENCE RATES


Month in which Subject                   Month in which Subject
  Distribution Date                         Distribution Date
        Occurs          Reference Rate           Occurs          Reference Rate
----------------------  --------------   ----------------------  --------------
     October 2003          5.37974%            April 2007           5.55084%
    November 2003          5.56007%             May 2007            5.37068%
    December 2003          5.37976%             June 2007           5.55067%
     January 2004          5.56008%             July 2007           5.37063%
    February 2004          5.37977%            August 2007          5.55061%
      March 2004           5.37993%          September 2007         5.54818%
      April 2004           5.56009%           October 2007          5.36824%
       May 2004            5.37978%           November 2007         5.54816%
      June 2004            5.56011%           December 2007         5.36780%
      July 2004            5.37981%           January 2008          5.54594%
     August 2004           5.56014%           February 2008         5.36605%
    September 2004         5.56016%            March 2008           5.36704%
     October 2004          5.37987%            April 2008           5.54335%
    November 2004          5.56017%             May 2008            5.37580%
    December 2004          5.37975%             June 2008           5.55322%
     January 2005          5.37963%             July 2008           5.37311%
    February 2005          5.37953%            August 2008          5.66360%
      March 2005           5.38053%          September 2008         5.68554%
      April 2005           5.55960%           October 2008          5.50193%
       May 2005            5.37918%           November 2008         5.68710%
      June 2005            5.55936%           December 2008         5.50345%
      July 2005            5.37894%           January 2009          5.50421%
     August 2005           5.55910%           February 2009         5.50499%
    September 2005         5.55898%            March 2009           5.50856%
     October 2005          5.37857%            April 2009           5.69110%
    November 2005          5.55871%             May 2009            5.50734%
    December 2005          5.37831%             June 2009           5.69220%
     January 2006          5.37817%             July 2009           5.50758%
    February 2006          5.37805%            August 2009          5.69213%
      March 2006           5.38073%          September 2009         5.69209%
      April 2006           5.55800%           October 2009          5.50748%
       May 2006            5.37762%           November 2009         5.68692%
      June 2006            5.55772%           December 2009         5.50247%
      July 2006            5.37734%           January 2010          5.50243%
     August 2006           5.55743%           February 2010         5.50239%
    September 2006         5.55214%            March 2010           5.50351%
     October 2006          5.37191%            April 2010           5.68656%
    November 2006          5.55178%             May 2010            5.50208%

    December 2006          5.37156%             June 2010           5.68588%
     January 2007          5.37137%             July 2010           5.50213%
    February 2007          5.37121%            August 2010          5.68634%
      March 2007           5.37451%          September 2010         5.68630%

                                   EXHIBIT M

                      FORM OF SARBANES-OXLEY CERTIFICATION



          Re: Credit Suisse First Boston Commercial Mortgage Trust 2003-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-C4

          I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer], certify to [identify the individual signing the Sarbanes-Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of September 11, 2003 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

          1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

          2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (and not including any information provided to the [Trustee] by the Master Servicer or the Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

          3. [To be certified by the Trustee] [To the best of my knowledge, the servicing information provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

          4. [To be certified by the Master Servicer] [I am responsible for reviewing the activities performed by KeyCorp Real Estate Capital Markets, Inc. ("KRECM") as Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement with respect to the Master Servicer [and a certificate in the form attached as Exhibit A hereto from [_______________] as

               Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], and except as disclosed in the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), or in any reports on Form 8-K containing statements to certificateholders under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), KRECM has fulfilled its material obligations as Master Servicer under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KRECM as Master Servicer, based upon the review required under the Pooling and Servicing Agreement with respect to KRECM as Master Servicer [and a certificate in the form attached as Exhibit A hereto from [__________________] the Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], such reports do not contain any material misstatements or omissions; and]

          5. [To be certified by the Master Servicer] [I have disclosed to KRECM's certified public accountants all significant deficiencies relating to the compliance of KRECM as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the [Uniform Single Attestation Program for Mortgage Bankers] or similar standard as set forth in the Pooling and Servicing Agreement [and the compliance of [_____________________] as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity].]

          Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.


Date:    _________________________

[NAME OF COMPANY]



-------------------------------
[Signature]
[Title]

                                                        EXHIBIT A to EXHIBIT M
                                                        ----------------------

          FORM OF CERTIFICATION TO BE PROVIDED TO THE MASTER SERVICER


          Re: Credit Suisse First Boston Commercial Mortgage Trust 2003-C4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-C4

          I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of [identify name of company] as [Special Servicer] certify to [identify the individual signing Exhibit A], [___________________________________], as Master Servicer (the "Master
Servicer"), Credit Suisse First Boston Mortgage Securities Corp. ("Depositor") and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification:

          1. [To be certified by the Special Servicer] [I am responsible for reviewing the activities performed by Lennar Partners, Inc. ("Lennar") as special servicer (the "Special Servicer") under the Pooling and Servicing Agreement dated as of September 11, 2003 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and based upon my knowledge and the annual compliance review performed as required under the Pooling and Servicing Agreement, and except as disclosed on Schedule 1 hereto, Lennar, to my knowledge, has fulfilled its material obligations as Special Servicer under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by Lennar, as Special Servicer, to the Master Servicer and the Trustee thereunder, and that, to the knowledge of Lennar, as Special Servicer, such reports do not contain any material misstatements or omissions; and

          2. [To be certified by the Special Servicer] [I have disclosed to Lennar's certified public accountants and [________________]'s certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of Lennar as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement].



Date: _________________________

[NAME OF COMPANY]



-------------------------------
[Signature]
[Title]

                                   EXHIBIT N

                      SCHEDULE OF DESIGNATED SUB-SERVICERS


Capstone Realty Advisors, LLC

GMAC Commercial Mortgage Corporation

Midland Mortgage Investment Corporation

Northmarq Capital, Inc.

                                   EXHIBIT O

                        FORM OF CUSTODIAL CERTIFICATION


                                     [Date]


[DEPOSITOR]                 Mayfair Mall Non-Trust Companies Loan Holders

[MASTER SERVICER]           Mortgage Loan Sellers

[SPECIAL SERVICER]


          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4

Ladies and Gentlemen:

          Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of September 11, 2003 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), hereby certifies as to each Trust Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) all documents specified in clauses (i) through (v),
(ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

          Other than as stipulated in the Agreement, none of the Trustee, the Master Servicer, the Special Servicer, or any Custodian (a) is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face and (b) shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) and have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

          Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by Section 2.02(c) of the Agreement.

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                   Respectfully,

                                   WELLS FARGO BANK MINNESOTA, N.A.
                                   as Trustee



                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

                                                             EXHIBIT P

                                                  TRUST MORTGAGE LOANS COVERED BY
                                                   ENVIRONMENTAL INSURANCE POLICY


CSFB 2003-C4 Loans - Environmental Insurance Policy Loans:

                                                                     Environmental
         Loan #       Property Name                                 Insurance Carrier      Loan Seller       Cut-Off Balance
     ------------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------------
            12        Shadle Center                                        AIG               KeyBank           $24,473,658
     ------------------------------------------------------------------------------------------------------------------------------
            39        Lantana Shopping Center                              AIG               KeyBank           $10,987,640
     ------------------------------------------------------------------------------------------------------------------------------
            91        Richland Village Shopping Center                     AIG               Column             $3,680,937
     ------------------------------------------------------------------------------------------------------------------------------
           103        Anderson Oaks Mobile Home Park                       AIG               Column             $3,191,240
     ------------------------------------------------------------------------------------------------------------------------------
           113        Ramey's Mobile Home Park                             AIG               Column             $1,666,448
     ------------------------------------------------------------------------------------------------------------------------------
           114        Bexley Mobile Home Park                              AIG               Column             $1,095,094
     ------------------------------------------------------------------------------------------------------------------------------
           118        Santa Grande Mobile Home Park                        AIG               Column             $2,510,782
     ------------------------------------------------------------------------------------------------------------------------------
           119        301 N. Brand Blvd.                                   AIG               Column             $2,488,166
     ------------------------------------------------------------------------------------------------------------------------------
           123        Sundance Village MHP                                 AIG               Column             $2,337,238
     ------------------------------------------------------------------------------------------------------------------------------
           126        Southwest Storage                                    AIG               Column             $2,285,492
     ------------------------------------------------------------------------------------------------------------------------------
           129        Greenbriar MHP                                       AIG               Column             $2,088,596
     ------------------------------------------------------------------------------------------------------------------------------
           133        327 East 52nd Street                                 AIG               Column             $1,911,864
     ------------------------------------------------------------------------------------------------------------------------------
           134        Naples Place IV                                      AIG               Column             $1,909,093
     ------------------------------------------------------------------------------------------------------------------------------
           136        Kennesaw Promenade                                   AIG               Column             $1,790,714
     ------------------------------------------------------------------------------------------------------------------------------
           137        Lakewood Village - FL                                AIG               Column             $1,781,087
     ------------------------------------------------------------------------------------------------------------------------------
           139        2317-2335 Market Street                              AIG               Column             $1,741,386
     ------------------------------------------------------------------------------------------------------------------------------
           140        Gloucester Apartments                                AIG               Column             $1,740,146
     ------------------------------------------------------------------------------------------------------------------------------
           142        South Michigan Avenue Office Building                AIG               Column             $1,683,691
     ------------------------------------------------------------------------------------------------------------------------------
           145        Anaheim Street Retail Center                         AIG               Column             $1,591,927
     ------------------------------------------------------------------------------------------------------------------------------
           146        Park Street Retail                                   AIG               Column             $1,503,934
     ------------------------------------------------------------------------------------------------------------------------------
           147        Sprinkle Ridge Apartments                            AIG               Column             $1,495,661
     ------------------------------------------------------------------------------------------------------------------------------
           150        Sunny Isle Apartments                                AIG               Column             $1,428,238
     ------------------------------------------------------------------------------------------------------------------------------
           152        Biddeford Apartments                                 AIG               Column             $1,395,537
     ------------------------------------------------------------------------------------------------------------------------------
           153        Mount Vernon Apartments                              AIG               Column             $1,354,408
     ------------------------------------------------------------------------------------------------------------------------------
           154        Cambridge Estates Apts (Phase III)                   AIG               Column             $1,340,793
     ------------------------------------------------------------------------------------------------------------------------------
           155        South Ynez Apartments                                AIG               Column             $1,266,118
     ------------------------------------------------------------------------------------------------------------------------------
           156        Colorado Square / Medlin Place Apartments            AIG               Column             $1,251,298
     ------------------------------------------------------------------------------------------------------------------------------
           157        Country Oaks Mobile Home Park                        AIG               Column             $1,236,637
     ------------------------------------------------------------------------------------------------------------------------------
           160        Grove Apartments                                     AIG               Column             $1,192,279
     ------------------------------------------------------------------------------------------------------------------------------
           161        Greentree Apartments                                 AIG               Column             $1,184,121
     ------------------------------------------------------------------------------------------------------------------------------
           162        Coachlite Apartments                                 AIG               Column             $1,097,792
     ------------------------------------------------------------------------------------------------------------------------------
           164        150 Broad Street                                     AIG               Column               $995,990
     ------------------------------------------------------------------------------------------------------------------------------
           165        Sunset Avenue Apartments                             AIG               Column               $975,676
     ------------------------------------------------------------------------------------------------------------------------------
           166        Classic Village                                      AIG               Column               $970,217
     ------------------------------------------------------------------------------------------------------------------------------
           167        Knox Landing Apartments                              AIG               Column               $945,974
     ------------------------------------------------------------------------------------------------------------------------------
           168        1013 West Linden Street                              AIG               Column               $761,097
     ------------------------------------------------------------------------------------------------------------------------------
           169        Ledgewood Mobile Home Park                           AIG               Column               $756,094
     ------------------------------------------------------------------------------------------------------------------------------
           170        83 Elizabeth Street                                  AIG               Column               $647,579
     ------------------------------------------------------------------------------------------------------------------------------
           171        1235 Elm Street                                      AIG               Column               $520,890
     ------------------------------------------------------------------------------------------------------------------------------



                                                                P-1